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                         PG ENERGY, INC.

  Formerly, PENNSYLVANIA GAS AND WATER COMPANY, and Originally,
            SCRANTON-SPRING BROOK WATER SERVICE COMPANY





                              TO





               GUARANTY TRUST COMPANY OF NEW YORK
                                               Trustee





                        --------------




             Indenture of Mortgage and Deed of Trust

                   DATED AS OF MARCH 15, 1946





                         -------------




                      FIRST MORTGAGE BONDS





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                      TABLE OF CONTENTS*
                     --------------------

                                                             PAGE

PARTIES.....................................................

RECITALS:...................................................
  Authorization of bond issue and Indenture.................
  General form of coupon bond...............................
  General form of coupon....................................
  General form of fully registered bond without coupons.....
  Form of coupon bond, 2 7/8% Series due 1976...............
  Form of interest coupon for bonds of the 2 7/8% Series
    due 1976................................................
  Form of fully registered bond without coupons, 2 7/8%
    Series due 1976.........................................
  Form of Trustee's certificate of authentication...........
  Compliance with legal requirements........................

GRANTING CLAUSES............................................

EXCEPTED PROPERTY...........................................

HABENDUM....................................................

SUBJECT TO PERMITTED ENCUMBRANCES, LIENS ON AFTER-ACQUIRED
  PROPERTY AND CERTAIN VENDOR'S LIENS.......................

GRANT IN TRUST..............................................

DEFEASANCE..................................................

GENERAL COVENANT............................................


                          ARTICLE 1
                         DEFINITIONS

Sec. 1.01.  Definitions for purposes of Indenture...........

Sec. 1.02.  Following terms defined:
              "Company".....................................
              "Corporation".................................

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*This table of contents is not a part of the Indenture as
 executed.

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              "Obligor".....................................
              "Affiliate"...................................
              "Control".....................................
              "Person"......................................
              "Trustee".....................................
              "Original Trustee"............................
              "Bond", "bondholder" and "holder".............
              "Herein", "hereby", "hereunder", "hereof",
                "hereinbefore" and "hereinafter"............
              "This Indenture"..............................
              "Lien of this Indenture" and "lien hereof"....
              "Mortgaged property" or "trust estate"........
              "Water or gas utility system".................
              "Supplemental indenture" or "indenture
                supplemental hereto"........................

Sec. 1.03.  Following terms defined:
              "Additional bonds"............................
              "Authorized newspaper"........................
              "Board", "Board of Directors" and "Directors".
              "Certified resolution"........................
              "Application of the Company", "written order
                of the Company", "written request of the
                Company", "written consent of the Company",
                "certificate of the Company" and "statement
                of the Company".............................
              "Opinion of counsel"..........................
              "Engineer"....................................
              "Independent engineer"........................
              "Accountant" and "independent public
                accountant".................................
              Certificates, compliance with conditions and
                covenants...................................
              Certificates, compliance with conditions
                precedent...................................
              "Responsible officer" and "responsible
                officers"...................................
              "Outstanding under this Indenture", "out-
                standing hereunder" and "outstanding".......

Sec. 1.04.  Following terms defined:
              "Permitted encumbrances"......................
              "Prepaid lien"................................
              "Prior lien"..................................
              "Prior lien bonds"............................
              "Outstanding" with respect to prior lien
                bonds.......................................

Sec. 1.05.  Following terms defined:
              "Property additions"..........................
              "Net property additions"......................
              "Unapplied balance of property additions".....
              "Property retirements"........................
              "Cost"........................................

Sec. 1.06.  Following terms defined:
              "Net earnings certificate"....................
              "Repairs".....................................

Sec. 1.07.  "Funded property" defined.......................

Sec. 1.08.  "Funded prior lien bonds" defined...............


                          ARTICLE 2
                FORM AND EXECUTION OF BONDS

Sec. 2.01.  Amount of bonds issuable -- fixing of price.....

Sec. 2.02.  Bonds issuable in series........................
            General provisions as to all series--designa-
              tions, forms, variations, and special pro-
              visions.......................................
            Each series, other than 2 7/8% Series due 1976,
              to be created by supplemental indenture.......

Sec. 2.03.  Provisions with respect to First Mortgage Bonds
              2 7/8% Series due 1976:
                Title of First Mortgage Bonds 2 7/8% Series
                  due 1976..................................
                Initial principal amount $23,500,000........
                Date of coupon bonds; maturity date and
                  interest rate.............................
                Place and coin of payment of principal
                  and interest..............................
                2 7/8% Series due 1976 to be redeemable.....
                2 7/8% Series due 1976 to be entitled to
                  Sinking Fund..............................
                Denominations of coupon bonds and of
                  fully registered bonds without coupons....
                Coupon bonds and fully registered bonds
                  exchangeable..............................

Sec. 2.04.  Bonds, other than 2 7/8% Series due 1976,
              issuable either as coupon bonds or as fully
              registered bonds without coupons -- denomina-
              tions thereof.................................
            Date of fully registered bonds, without coupons.
            Date from which interest accrues thereon........
            Interest thereon payable only to registered
              holder........................................

Sec. 2.05.  Exchange of coupon bonds for coupon bonds of
              other denominations...........................
            Transfers, consolidations, and subdivisions of
              fully registered bonds without coupons and
              exchange for coupon bonds.....................
            Exchange of coupon bonds for fully registered
              bonds without coupons.........................
            Such exchanges to conform to rules of any stock
              exchange on which bonds are listed, and to
              usage.........................................
            In case of default, coupon bonds exchanged
              shall have attached all matured coupons in
              default.......................................

Sec. 2.06.  Registration of coupon bonds....................
            Coupons to bear same designation as bonds.......

Sec. 2.07.  General provision for identification, designa-
              tion, legends, etc., on bonds.................

Sec. 2.08.  Charges on exchanges of bonds and transfer of
              fully registered bonds without coupons........
            Transfers not required within 10 days prior to
              interest payment dates........................

Sec. 2.09.  Execution of bonds and coupons..................
            Matured coupons to be cancelled before
              authentication of bonds.......................

Sec. 2.10.  Temporary bonds.................................

Sec. 2.11.  Mutilated, lost, stolen or destroyed bonds......

Sec. 2.12.  Authentication of bonds by Trustee..............


                          ARTICLE 3
            AUTHENTICATION AND DELIVERY OF BONDS

Sec. 3.01.  $23,500,000 bonds of 2 7/8% Series due 1976,
              issuable, immediately.........................

Sec. 3.02.  Additional bonds issuable on basis of property
              additions.....................................

Sec. 3.03.  Bonds not issuable under Section 3.04, 3.05 or
              3.06 on basis of funded property..............

Sec. 3.04.  Bonds issuable upon basis of net property addi-
              tions not to exceed 60% of amount thereof.....
            How amount of net property additions evidenced..

Sec. 3.05.  Net earnings requirements for issuance of
              bonds on basis of property additions..........

Sec. 3.06.  Trustee to receive certain instruments:
              (1) Certified resolution of Board.............
              (2) Certificate of the Company showing no
                    default.................................
              (3) Engineer's certificate relating to
                    property additions, etc.................
              (4) Independent engineer's certificate in
                    case property additions include a water
                    or gas utility system of stated fair
                    value and recent use....................
              (5) Engineer's certificate as to fair value
                    of any securities or other property
                    included in cost of property additions..
              (6) Net earnings certificate..................
              (7) Opinion of counsel........................
              (8) Deeds, conveyances, etc...................
              (9) Engineers certificate dated within 10
                    days of application date, relative to
                    property retirements not theretofore
                    certified...............................
             (10) Certificate of the Company and opinion of
                    counsel as to compliance with condi-
                    tions precedent.........................

Sec. 3.07.  Additional bonds issuable upon basis of retire-
              ment of equal amount of Bonds previously
              issued........................................
            Surrender of retired bonds or deposit of cash
              for their retirement, together with irrevo-
              cable authorizations..........................
            Trustee to receive certain instruments:
              (1) Certified resolution of Board.............
              (2) Certificate of the Company showing no de-
                    fault and relating to the bonds retired.
              (3) Opinion of counsel........................
              (4) Evidence of compliance with tax require-
                    ments and governmental approval.........
              (5) Certificate of the Company and opinion of
                    counsel as to compliance with condi-
                    tions precedent.........................
            Interest rate of additional bonds not to exceed
              that of retired bonds except under specified
              conditions....................................

Sec. 3.08.  Additional bonds issuable upon basis of deposit
              of equal amount of cash with Trustee..........
            Trustee to receive certain instruments:
              (1) Certified resolution of Board.............
              (2) Certificate of the Company showing no
                    default.................................
              (3) Net earnings certificate..................
              (4) Opinion of counsel........................
              (5) Evidence of compliance with tax require-
                    ments and governmental approval.........
              (6) Certificate of the Company and opinion
                    of counsel as to compliance with condi-
                    tions precedent.........................

Sec. 3.09.  Deposited cash to be paid to Company in lieu of
              issuance of additional bonds..................

Sec. 3.10.  When no application made within three years by
              Company for payment of cash deposited under
              Section 3.09, such cash to be used for pur-
              chase or redemption of bonds..................

Sec. 3.11.  Issuance of bonds against prior lien bonds de-
              posited with Trustee, paid, redeemed, etc.,
              or for payment or redemption of which pro-
              vision has been made..........................
            Instruments to be delivered to Trustee:
              (a) Certified resolution of Board.............
              (b) Either prior lien bonds...................
                  Or certificate of the Company and opinion
                    of counsel as to provisions for payment,
                    redemption, etc., of prior lien bonds...
              (c) Certificate of the Company as to status
                    of prior lien bonds -- Company not in
                    default, etc............................
              (d) Opinion of counsel that prior lien bonds
                    deposited with Trustee have been validly
                    pledged and that issuance of bonds
                    applied for is duly authorized..........
              (e) Net earnings certificate, when required...
              (f) Certificates or other documents specified
                    in opinion of counsel...................
              (g) Certificate of the Company and opinion of
                    counsel as to compliance with condi-
                    tions precedent.........................
            Issuance of bonds upon discharge of mortgage
              securing prior lien bonds theretofore deducted
              upon applications for issuance of bonds.......
            Instruments to be delivered to Trustee:
              Certificate of the Company, etc...............
              Opinion of counsel............................


                             ARTICLE 4
                PARTICULAR COVENANTS OF COMPANY

Sec. 4.01.  Warranties as to property mortgaged; mainte-
              nance of lien of Indenture....................

Sec. 4.02.  Payment of principal and interest...............
            Extension and funding of coupons and claims for
              interest; determination of ownership with
              respect to taxes; subordination of such
              coupons and claims and those transferred
              separately....................................

Sec. 4.03.  Appointment of paying agent, and its duties.....

Sec. 4.04.  Office or agency and paying agencies............

Sec. 4.05.  Payment of taxes, etc...........................
            No prior liens or encumbrances to be permitted
              except as stated..............................
            Payment of mechanics' liens, etc................
            Performance of obligations under any lien that
              may hereafter be a prior lien.................

Sec. 4.06.  Property to be kept insured.....................
            Certificates as to insurance....................
            Proceeds of insurance to be paid to Company as
              reimbursement for rebuilding or renewal of
              damaged property..............................
            Proceeds not so paid over within specified time
              to be applied in same manner as release
              moneys........................................

Sec. 4.07.  Maintenance of corporate existence and fran-
              chise, etc....................................
            Mortgaged property to be kept in repair.........
            Proviso as to properties no longer profitable,
              etc...........................................

Sec. 4.08.  Appointment of successor to Trustee when
              necessary; qualifications of such successor...

Sec. 4.09.  Books of account to be kept by Company..........
            Examination of properties and books by Trustee;
              information to be furnished by Company........

Sec. 4.10.  Company to create Maintenance and Replacement
              Fund..........................................
            "Standard of Expenditure" defined...............
            Optional credits to Company:
              (1) Amounts expended for repairs and mainte-
                    nance...................................
              (2) Cost of certain property additions........
              (3) Certain redeemed, retired or cancelled
                    bonds...................................
              (4) Net property additions....................
            Annual certificate of the Company as to reve-
              nues, Standard of Expenditure, credits taken,
              etc...........................................
            Payment to be made of any balance shown due
              by certificate of the Company.................
            Use of moneys in Maintenance and Replacement
              Fund:
                For purchase or redemption of bonds.........
                Withdrawal upon deposit of bonds............
                Withdrawal in reimbursement for net
                  property additions........................
                How net property additions computed in such
                  case......................................
                Use of excess where total credits exceed
                  Standard of Expenditure...................
                "Gross water and gas operating revenues"
                  defined...................................
                Company to classify certain property as
                  retired...................................

Sec. 4.11.  Restrictions on payment of dividends by Company.
            Method of determining earned surplus for
              purposes of this Section......................

Sec. 4.12.  Instruments of further assurance................

Sec. 4.13.  Recordation, filing, etc........................
            Company to furnish opinions of counsel..........

Sec. 4.14.  Bonds to be issued only in accordance with
              Indenture.....................................
            No defaults under Indenture to be permitted.....

Sec. 4.15.  Trustee may make certain advances...............

Sec. 4.16.  Additional property subject to a prior lien to
              be acquired only under certain condition......
            Ratio of indebtedness to property...............
            Earnings requirement............................
            Instruments to be filed with Trustee............
            Exception as to equipment acquired subject to
              chattel mortgages, etc........................

Sec. 4.17.  Bonds not to be disposed of after default.......

Sec. 4.18.  "Restricted property" defined...................
            Covenant as to ratio between outstanding bonds
              and bonds issued in respect of restricted
              property, etc.................................

Sec. 4.19.  Covenant to pay principal of and interst on
              prior lien bonds..............................

Sec. 4.20.  Indebtedness secured by prior lien not to be in-
              creased unless evidences thereof be deposited
              with Trustee..................................

Sec. 4.21.  A.  Uncancelled prior lien bonds acquired by
                  Company to be deposited with Trustee......
            B.  Upon satisfaction of prior lien, bonds se-
                  cured by other prior liens to be delivered
                  to Trustee or trustee of prior lien.......
            C.  Upon satisfaction of prior lien, property in
                  hands of trustee thereof to be delivered
                  to Trustee hereunder or trustee of prior
                  lien......................................
            D.  Restriction upon Company's obtaining re-
                  lease of cash held by trustee of prior
                  lien......................................

Sec. 4.22.  Certificate of the Company as to compliance with certain covenants to be delivered annually to
              Trustee.......................................

Sec. 4.23.  Sinking Fund for bonds of 2 7/8% Series due
              1976..........................................
                (a)  Designation of Sinking Fund payment
                       dates................................
                     Sinking Fund provision for bonds of
                       2 7/8% Series due 1976...............
                     Dates and amounts of Sinking Fund pay-
                       ments................................
                (b)  Surrender of bonds of 2 7/8% Series
                       due 1976 in lieu of cash payments....
                (c)  All cash paid in applicable to retire-
                       ment of bonds of 2 7/8% Series due
                       1976.................................
                     Current redemption price, for purposes
                          of Sinking Fund...................
                (d)  Application of funds amounting to less
                       than $10,000.........................
                (e)  Cancellation of Bonds retired through
                       operation of Sinking Fund............


                             ARTICLE 5
                        REDEMPTION OF BONDS

Sec. 5.01.  Bonds of 2 7/8% Series due 1976 redeemable......
            Redemption prices for bonds of 2 7/8% Series
              due 1976......................................

Sec. 5.02.  Redemption of bonds of other series.............

Sec. 5.03.  Notice of redemption; how given.................
            Contents of such notice.........................
            Election to redeem Bonds may be rescinded.......
            Manner of selection of bonds to be redeemed, in
              case of partial redemption....................
            In case fully registered bonds without coupons
              are so selected, notice to specify numbers
              thereof.......................................
            Bonds redeemed payable on redemption date;
              interest thereon to cease to accrue...........
            Method and place of payment of principal and in-
              terest; Company to deposit redemption moneys
              in trust with Trustee.........................

Sec. 5.04.  Moneys deposited with Trustee for redemption of
              bonds reserved for the benefit of the bond-
              holders.......................................
            Bonds as to which redemption price so deposited
              will be excluded from participation in
              security......................................
            Sum so reserved constitutes trust fund..........

Sec. 5.05.  Redeemed bonds to be cancelled..................

Sec. 5.06.  Bondholder agrees to accept payment upon terms
              of this Article and of Section 4.23...........


                           ARTICLE 6
       BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY
                        AND THE TRUSTEE

Sec. 6.01.  Bondholders' lists to be filed with Trustee.....

Sec. 6.02.  (a)  Preservation by Trustee of bondholders'
                   lists....................................
            (b)  Application by bondholders for bondholders'
                   lists, refusal, procedure................
            (c)  Accountability of Trustee..................

Sec. 6.03.  (1)  Filing of Annual Report and other infor-
                   mation with Trustee and Securities and
                   Exchange Commission......................
            (2)  Filing of additional information with
                   respect to compliance with covenants in
                   Indenture with Trustee and Securtities
                   and Exchange Commission..................
            (3)  Transmittal to Bondholders of information
                   required by rules and regulations of
                   Securities and Exchange Commission.......

Sec. 6.04.  (a)  Transmittal by Trustee of report regarding
                   eligibility and qualifications, advances,
                   releases, issue of additional bonds, etc.
            (b)  Transmittal by Trustee to bondholders of
                   report (within 90 days) regarding
                   release of property, and amount of
                   advances made by any Trustee.............
            (c)  Transmittal of Trustee's reports by mail...
            (d)  Report to bondholders to be filed with
                   stock exchanges and Securities and
                   Exchange Commission......................
            (e)  What bonds shall be deemed outstanding
                   for purposes of this Section.............


                              ARTICLE 7
       CONCERNING PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE

Sec. 7.01.  Form in which such bonds shall be received and
              held by the Trustee............................

Sec. 7.02.  While Company not in default, no payment by
              ways of interest, or otherwise, required as
              to prior lien bonds held by Trustee............
            While Company not in default, moneys received by
              Trustee on account of prior lien bonds shall
              be paid over to the Company on conditions here
              stated.........................................

Sec. 7.03.  While Company not in default, Trustee may cause
              prior lien bonds held by it to be canceled and prior lien discharged of record -- instruments required in that connection....................
            While Company not in default, Trustee may sell or
              surrender prior lien bonds held by it to the
              holder of the prior liens for cancellation or otherwise -- instruments required in that con-
              nection........................................

Sec. 7.04.  While Company not in default, Trustee may exer-
              cise with consent of the Company all rights of bondholder with respect to prior lien bonds held...........................................
            Trustee to be reimbursed for expenses properly
              incurred in this connection....................


                             ARTICLE 8
       POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

Sec. 8.01.  Company to possess, use and enjoy property
              until event of default.........................

Sec. 8.02.  Release of property taken by eminent domain or
              exercise of right of municipal purchase or sold
              in anticipation of such taking.................
            Instruments required in that connection..........
            Release of property subject to prior lien........

Sec. 8.03.  Company entitled to sell or exchange, and
              Trustee required to release, any part of
              mortgaged property no longer needed............
            Permissible consideration therefore described....
            Release to be executed upon receipt by Trustee
              of:
                (A)  Written request of Company..............
                (B)  Certificate of the Company showing no
                       event of default......................
                (C)  Engineer's certificate relative to the
                       consideration for and the fair
                       value of property to be released......
                (D)  Independent engineer's certificate,
                       under stated conditions...............
                (E)  All cash and obligations included in
                       consideration.........................
                (F)  Mortgages, deeds, conveyances, etc., if
                       consideration includes additional
                       property..............................
                (G)  Opinion of counsel......................
                (H)  Certificate of the Company and opinion
                       of counsel as to compliance with con-
                       ditions precedent.....................

Sec. 8.04.  Company entitled, while not in default, to re-
              lease of real estate no longer useful, to an
              aggregate value not exceeding $50,000 in any
              twelve consecutive calendar months; considera-
              tion received to be deposited with trustee.....

Sec. 8.05.  Company entitled, without release or consent by
              Trustee:
                (1)  To dispose of certain properties no
                       longer fit for use....................
                (2)  To alter leases, etc....................
                (3)  To assent to modification of franchises,
                       etc...................................
                (4)  To change, relocate, etc., plants and
                       property..............................
                (5)  To enter into agreements for joint use
                       of equipment, etc.....................

Sec. 8.06.  Trustee to execute, upon request, disclaimer or
              quitclaim as to excepted property sold.........

Sec. 8.07.  Trustee may in its discretion execute release or consent although default exists................

Sec. 8.08.  Purchase money obligations deposited with
              Trustee to be released upon deposit of unpaid
              principal amount thereof.......................
            Trustee to collect principal and interest, but
              interest to be paid to Company.................
            Additional property acquired in place of
              released property to become subject to lien
              of Indenture...................................
            Covenant as to further assurance and recorda-
              tion and filing................................

Sec. 8.09.  If required, consideration received may be
              deposited under prior lien.....................
            Provisions with respect to moneys deposited
              with Trustee for payment of "prepaid liens"....

Sec. 8.10.  Purchaser of released property not bound to
              inquire into authority of Trustee or Company...

Sec. 8.11.  Definition of trust moneys.......................
            Trust moneys applicable to payment of Bonds
              upon default in payment of principal of bonds..
            While no default, trust moneys may be:
              (1)  Withdrawn by Company in lieu of issuance
                     of additional bonds.....................
              (2)  Applied by Trustee to purchase of bonds...
              (3) Applied by Trustee to redemption of bonds. Company to pay redemption premium and accrued interest.......................................
            Provisions to be complied with by Company to
              procure application of trust moneys............
            Where property additions made basis of with-
              drawal of trust moneys, how net property
              additions computed.............................
            If trust moneys amounting to $25,000 or more re-
              main with Trustee for three years, then same
              shall be applied only to purchase or redemp-
              tion of bonds..................................

Sec. 8.12.  Application of trust moneys to purchase of
              bonds -- limitation as to purchase price.......
            Provisions governing method of making purchases.. Company to pay accrued interest and any pre-
              mium and expenses of Trustee...................
            Definition of "current redemption price" for
              purposes of this Section.......................

Sec. 8.13.  Redemption of bonds on acquisition of water
              utility system by governmental body............

Sec. 8.14.  Exercise of certain powers under Article 8 when
              property in possession of receiver, trustee,
              etc............................................
            Exercise of such powers during default...........


                           ARTICLE 9
                           REMEDIES

Sec. 9.01.  Defaults defined.................................
            Acceleration of principal........................
            Rescission of such acceleration..................

Sec. 9.02.  Trustee to give bondholders notice, within 90
              days, of defaults known to them................
            May withhold such notice in certain case stated..

Sec. 9.03.  (1)  Right of Trustee to enter...................
                 Repairs to property, etc....................
                 Trustee to receive income, etc..............
                 Application of moneys collected.............
            (2)  Power of sale by Trustee....................
            (3)  Right to sue in equity or at law............

Sec. 9.04.  Judicial proceedings by Trustee..................
            Entitled to appointment of receiver..............

Sec. 9.05.  Trust estate, whether to be sold as an
              entirety or in parcels.........................
            Company waives right to have trust estate
              marshalled.....................................

Sec. 9.06.  Notice of sale, how given........................

Sec. 9.07.  Sale may be adjourned............................

Sec. 9.08.  Trustee to deliver deed to purchaser upon sale...
            Sale shall divest title of Company...............
            Receipt for purchase money to be discharge of
              purchaser......................................
            Purchaser not responsible for application of
              purchase money.................................

Sec. 9.09.  Application of proceeds of sale and other
              moneys held by Trustee.........................

Sec. 9.10.  Sale to mature all unmatured bonds...............
            Purchaser may apply bonds and coupons in pay-
              ment of purchase price.........................

Sec. 9.11.  Payment of amount due on bonds to Trustee on
              demand.........................................
            Trustee entitled to recover judgment therefor....
            Trustee is appointed attorney-in-fact for bond-
              holders, to file claims, receive payments, etc.
            Trustee not entitled to vote claims of bond-
              holders........................................
            Pendency of proceedings for enforcement of
              lien no bar to recovery of judgment............
            Application of moneys collected under this
              Section........................................

Sec. 9.12.  Trustee entitled to maintain suits to prevent
              impairment of security.........................

Sec. 9.13.  Trustee or bondholders may make certain pay-
              ments in case of default by Company............
            Company agrees to repay same, with interest......
            Such payment does not relieve Company of default.

Sec. 9.14.  Waiver by Company of benefit of laws for
              appraisement, redemption, etc..................
            Effect of repeal of any such law.................

Sec. 9.15.  Chattels mortgaged deemed real estate for pur-
              poses of Indenture.............................

Sec. 9.16.  Majority in amount of bondholders may direct
              proceedings to enforce security................

Sec. 9.17.  Bondholders may institute judicial proceedings
              after notice of default, request and offer
              of indemnity to Trustee........................
            Proviso as to rights of bondholders individually
              to enforce payment of principal and interest
              at maturity....................................

Sec. 9.18.  Company entitled to waive periods of grace.......

Sec. 9.19.  All remedies cumulative..........................

Sec. 9.20.  Rights and powers not impaired by delay, etc.....
            Trustee may enforce rights of action and prove
              claims without possession or production of
              bonds..........................................

Sec. 9.21.  75% in amount of bondholders may waive certain
              defaults.......................................

Sec. 9.22.  Rights, remedies and powers provided for in
              this Article may be exercised only when not
              in violation of law............................


                             ARTICLE 10
             EVIDENCE OF RIGHTS OF BONDHOLDERS AND
                       OWNERSHIP OF BONDS

Sec. 10.O1.  Execution of instruments........................
             Proof of execution..............................
             Proof of bearer bond holdings...................
             Proof of ownership of registered bonds..........
             Request or consent binds all future holders
               of same bond..................................

Sec. 10.02.  Bearer of unregistered coupon bond or of coupon deemed owner thereof..........................
             Person in whose name fully registered bonds
               without coupons are registered deemed owner
               thereof.......................................
             Submission of bond for inspection if required...


                          ARTICLE 11
            IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                    OFFICERS AND DIRECTORS

             Immunity of incorporators, stockholders,
               officers and directors........................


                          ARTICLE 12
            EFFECT OF MERGER, CONSOLIDATION, ETC.

Sec. 12.01.  Company may consolidate, merge, transfer or
               lease upon certain terms......................
             Lien of Indenture, etc., to remain unimpaired... Lease to be terminable upon happening of default hereunder.............................
             Successor corporation or lessee to assume
               payment of bonds..............................
             Existing franchises of Company to be preserved..

Sec. 12.02.  Successor corporation to be substituted for
               Company subject to certain restrictions.......
             Successor corporation may issue additional
               bonds only if supplemental indenture mortgages
               certain after-acquired property...............

Sec. 12.03.  Lien of this Indenture and lien of supplemental indenture attach only to certain properties
               thereafter acquired...........................

Sec. 12.04.  Term "Company" includes successor corporation...
             Net earnings certificate executed by successor
               corporation relates only to earnings of
               mortgaged property............................

Sec. 12.05.  Company may waive powers under Article 12.......


                            ARTICLE 13
                      CONCERNING THE TRUSTEE

Sec. 13.01.  Capital and surplus requirement.................

Sec. 13.02.  Acceptance of trust and duties and immunities
               of Trustee....................................
             Must examine evidence submitted to it to de-
               termine if it complies with requirements
               of Indenture..................................
             As to when a default is cured...................

Sec. 13.03.  Liability for negligence, willful misconduct,
               error in judgment, etc........................

Sec. 13.04.  Trustee not responsible for recitals, and
               makes no representation.......................

Sec. 13.05.  Trustee not personally liable in case of entry
               for debts contracted or liability incurred
               in operation..................................

Sec. 13.06.  Trustee may rely on certificates, opinions,
               etc., and consult with counsel................

Sec. 13.07.  Trustee not responsible for approval of experts other than independent experts................
             Not required to advance or expend own funds
               if repayment not reasonably assured...........

Sec. 13.08.  Trustee or paying agent may buy, hold and deal
               in bonds and coupons and engage in financial
               or other transactions with Company............

Sec. 13.09.  Moneys received by Trustee or paying agent shall be held in trust but need not be segregated...

Sec. 13.10.  Compensation, expenses, etc. of Trustee pay-
               able by Company; Trustee to have prior lien
               on mortgaged property.........................

Sec. 13.11.  Trustee may claim reimbursement for advances,
               expenses in bankruptcy, receivership and fore-closure proceedings, etc.; priority of unpaid advances and expenses.........................

Sec. 13.12.  Certificate of Company as evidence of facts.....

Sec. 13.13.  Trustee has power to give notices...............

Sec. 13.14.  (a)  Trustee acquiriug conflicting interest
                    must eliminate such interest or resign...
             (b)  Such Trustee must give notice of failure
                    to remove conflicting interest or
                    resignation to bondholders...............
             (c)  Situations constituting conflicting
                    interests................................

Sec. 13.15.  (a)  Apportionment of preferential collections
                    if Trustee becomes a creditor within four
                    months prior to default; transactions
                    excepted from apportionment; application
                    of apportionment to a resigned Trustee...
             (b)  Creditor relationships excluded from appor-
                    tionment, of preferential collections....

Sec. 13.16.  Resignation of Trustee..........................

Sec. 13.17.  Removal of Trustee by a majority in amount of
               Bondholders...................................

Sec. 13.18.  Appointment of successor Trustee................

Sec. 13.19.  Power to appoint separate Trustees..............

Sec. 13.20.  No trustee liable for acts of any other trustee.

Sec. 13.21.  Acceptance of trust by successor trustee; con-
               veyance by predecessor trustee to successor
               trustee.......................................

Sec. 13.22.  Effect of merger of Trustee.....................


                           ARTICLE 14
                    SUPPLEMENTAL INDENTURES

Sec. 14.01.  Company may enter into supplemental indentures
               under certain circumstances for certain pur-
               poses:
                 (a)  To correct description of property.....
                 (b)  To add to limitations, etc., of
                        issue of bonds.......................
                 (c)  To provide for creation of additional
                        series...............................
                 (d)  To provide sinking fund, etc...........
                 (e)  To provide redemption provisions for
                        additional series....................
                 (f)  In case Company is succeeded by
                        other corporation....................
                 (g)  To provide for issuance of convertible
                        bonds................................
                 (h)  To add to covenants of Company.........
                 (i)  To clarify this Indenture, etc.........
                 (j)  To make provision in regard to matters
                        or questions arising under the
                        Indenture............................
                 (k)  To give effect to action taken by
                        bondholders pursuant to Article 15...
                 (l)  To modify provisions of the Indenture,
                        subject to conditions stated.........

Sec. 14.02.  Trustee authorized to join in supplemental
               indenture.....................................

Sec. 14.03.  Trustee exercises discretion in determining
               propriety supplemental indenture..............


                           ARTICLE 15
             BONDHOLDERS' MEETINGS AND CONSENTS

Sec. 15.01.  Call and place of meeting.......................
             Determination of bonds entitled to vote.........

Sec. 15.02.  Notice of meeting...............................

Sec. 15.03.  Attendance at meeting; deposit or exhibition
               of bonds; proxies.............................

Sec. 15.04.  Quorum; adjournment failing quorum; notice
               thereof.......................................
             Officers of meeting; inspectors of votes........

Sec. 15.05.  Attendance by representatives of Trustee and
               Company.......................................

Sec. 15.06.  Certain types of modifications or alterations
               of Indenture, etc., permitted by 75% vote.....
             Proviso in case one series affected dif-
               ferently from others..........................
             Limitations on permitted modifications or
               alterations...................................

Sec. 15.07.  Binding effect of bondholders' action...........

Sec. 15.08.  Record of meeting...............................

Sec. 15.09.  Notation on bonds; supplemental indenture.......

Sec. 15.10.  Written consent of bondholders..................


                            ARTICLE 16
                            DEFEASANCE

             Discharge of Indenture..........................


                            ARTICLE 17
                          MISCELLANEOUS

Sec. 17.01.  Indenture for exclusive benefit of parties
               and bondholders...............................

Sec. 17.02.  Instrument binding on successors and assigns
               of respective parties.........................

Sec. 17.03.  Notices to Trustee and Company..................

Sec. 17.04.  Consent to undertaking for costs................

Sec. 17.05.  As to conflicts with any provisions required
               by the Trust Indenture Act of 1939 to be
               included in this Indenture....................

Sec. 17.06.  Indenture may be executed in counterparts.......

TESTIMONIUM..................................................

SIGNATURES AND SEALS.........................................

ACKNOWLEDGMENTS..............................................

   INDENTURE, dated as of March 15, 1946, between SCRANTON-SPRING BROOK WATER SERVICES COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), party of the first part and GUARANTY TRUST COMPANY OF NEW YORK, a corporation, orga-nized and existing under the laws of the State of New York, and having its principal place of business at No. 140 Broadway, in the City of New York, New York (hereinafter sometimes called the "Trustee"), as Trustee, party of the second part.

   WHEREAS the Company is authorized by law, and deems it neces-sary from time to time, to borrow money for its proper corporate purposes, to issue its bonds therefor, and to mortgage its properties to secure the payment thereof, and to that end, in the exercise of said authority, has duly authorized and directed the creation of an issue of its bonds of one or more series, to be designated generally as "First Mortgage Bonds" (hereinafter called the "bonds") of substantially the form and containing the terms hereinafter in this mortgage and deed of trust provided or permitted, and in order to secure the payment of the principal of and interst on said bonds, to provide for the authentication and delivery thereof by the Trustee and to establish and declare the terms and conditions upon which the bonds are to be issued and secured, the Company has duly authorized and directed the execu-tion of a mortgage and deed of trust substantially in the form hereof; and

   WHEREAS the texts of the coupon bonds, of the coupons to be annexed thereto, of the fully registered bonds without coupons, including 2 7/8% Series due 1976, and of the certificate of authentication of the Trustee to be executed thereon, are to be substantially in the following forms, respectively, with such appropriate omissions, insertions and variations as are in this mortgage and deed of trust, (hereinafter sometimes called this "Indenture") provided or permitted:


                   [GENERAL FORM OF COUPON BOND]

            SCRANTON-SPRING BROOK WATER SERVICE COMPANY

                        FIRST MORTAGE BANK

                         % SERIES DUE
                      ---             ------

                    Due
                        ---------------------

No.                                            $
    --------------------                        ----------------

   SCRANTON-SPRING BROOK WATER SERVICE COMPANY, a corporation or-ganized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the Company), for value received, promises to pay to bearer, or in case this bond
be registered, to the registered owner hereof, on               ,
                                                  --------------
                                    Dollars ($          ), at its
-----------------------------------           ----------
office or agency in                           , and semi-annually
                    --------------------------
on               and               in each year, to pay interest
   -------------     -------------
thereon at said office or agency, at the rate of      % per annum
                                                 -----
from the date hereof until the Company's obligation with respect to such principal sum shall be discharged, but, until maturity, only upon presentation and surrender of the annexed coupons as they become due. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter men-tioned, may afford additional security for the bonds of any par-ticular series) by a certain mortgage and deed of trust (hereinafter called the Indenture), dated as of March 15, 1946, made by the Company to GUARANTY TRUST COMPANY OF NEW YORK, as Trustee (hereinafter called the Trustee), to which Indenture (and to all indentures supplemental thereto) reference is hereby made for a description of the property mortgaged, the nature and ex-tent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds and the cou-pons appurtenant to coupon bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series in respect of property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding, such percentage being de-termined as provided in the Indenture; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the prin-cipal amount hereof or the rate of interest hereon or effect any other modification of the terms of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mort-gaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of his bonds, or will reduce the percentage of bonds required for the aforesaid action under the indenture. This bond is one of a series of
bonds designated as the First Mortgage Bonds      % Series due
                                             -----
                            of the Company.
---------------------------

   [Here insert reference to redemption of bonds of a particular series are so redeemable, and to sinking or other fund if such bonds are entitled thereto.]

   The principal of this bond may be declared or may become due prior to the maturity date hereinbefore named, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

   This bond shall pass by delivery unless the same shall have been registered as to principal in accordance with the provisions hereof. This bond may be registered as to principal in the owner's name on the books of the Company kept for such purpose by
the Company at its office or agency in                     , such
                                       --------------------
registry being noted hereon by the Company's registrar. After such registration no transfer hereof shall be valid unless made on such books by the registered owner or by his attorney there-unto duly authorized and similarly noted hereon, but this bond may be discharged from registry by being transferred to bearer, after which it shall be transferable by delivery, but it shall be subject to successive registrations and transfers to bearer as before. Such registration, however, shall not affect the nego-tiability of the coupons, which shall always be payable to bearer and transferable by delivery. The Company and the Trustee and any registrar and any paying agent may deem and treat the bearer of this bond, if it be not registered as to principal, and the bearer of any coupon hereunto appertaining, or if this bond be registered as herein authorized, the person in whose name the same is registered, as the absolute owner for the purpose of receiving payment and for all other purposes.

   [Here insert provisions for exchangeability, if any.]

   No recourse under or upon any covenant or obligation of the Indenture, or of any bonds or coupons thereby secured, or for any claim based thereon, or otherwise in any manner in respect there-of, shall be had against any incorporator, subscriber to the cap-ital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitu-tion, statue or otherwise (including, without limiting the gener-ality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumental-ity of the stockholders), any and all such liability of incorpo-rators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

   Neither this bond nor any of the annexed interest coupons shall be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by GUARANTY TRUST COMPANY OF NEW YORK, or its successor as Trustee under the Indenture.

   IN WITNESS WHEREOF, SCRANTON-SPRING BROOK WATER SERVICE COM-PANY has caused this bond to be signed in its name by its Presi-dent or a Vice-President, and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its
Treasurer to be annexed hereto, all as of                , 19   .
                                         ---------------    ----

         SCRANTON-SPRING BROOK WATER SERVICE COMPANY,

                              By
                                 -------------------------------
                                           Vice-President.

Attest:


        ------------------------
          Assistant Secretary.

                      [GENERAL FORM OF COUPON]

                                                    $
                                                     ------------

   On the        day of           , 19     (unless the bond here-
          ------        ----------    ----
inafter mentioned shall have been called for previous redemption and payment of the redemption price thereof duly provided for), Scranton-Spring Brook Water Service Company will pay to bearer, upon surrender hereof, at its office or agency in
                                                  ---------------
                               ,
-------------------------------  --------------------------------
Dollars ($         ) in any coin or currency of the United States
          ---------
of America which at the time of payment shall be legal tender for the payment of public and private debts, being six months'
interest then due on its First Mortgage Bonds    % Series due
                                              ---
                                 , No.                     .
---------------------------------      --------------------


                                     ---------------------------
                                                      Treasurer.

   (Reference to redemption shall be omitted from coupons annexed to bonds of any series that are not redeemable prior to the maturity of such coupons.)

    [GENERAL FORM OF FULLY REGISTERED BOND WITHOUT COUPONS]

          SCRANTON-SPRING BROOK WATER SERVICE COMPANY

                    FIRST MORTGAGE BOND

                  % SERIES DUE
               ---             -----------------------

                     Due
                         ----------------------
No.                                              $
   --------------------------                     ---------------

   SCRANTON-SPRING BROOK WATER SERVICE COMPANY, a corporation or-ganized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the Company), for
value received promises to pay to                          , or
                                  -------------------------
registered assigns, on                         ,
                       ------------------------  ----------------
                Dollars ($          ) at its office or agency in
---------------           ----------
                              and
-----------------------------     -------------------------------
in each year, to pay interest thereon at said office or agency,
at the rate of    % per annum from the semi-annual interest pay-
               ---
ment date next preceding the date of this bond (unless this bond be dated on an interest payment date, in which case from the date hereof; or unless this bond be dated prior to the first interest payment date in respect thereof, in which case from the beginning of the first interest period for bonds of this series, and except that if this bond is delivered on a transfer or exchange of or in substitution for another bond or bonds it shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which this bond is delivered), until the Company's obligation with respect to such principal sum shall be discharged. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter men-tioned, may afford additional security for the bonds of any par-ticular series) by a certain mortgage and deed of trust (hereinafter called the Indenture), dated as of March 15, 1946, made by the Company to Guaranty Trust Company of New York, as Trustee (hereinafter called the Trustee), to which Indenture (and to all indentures supplemental thereto), reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds and the coupons appurtenant to coupon bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and all such supplemental in-dentures in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series in respect of property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce this principal amount hereof or the rate of interest hereon or effect any other modification of the terms of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of his bond, or will reduce the percentage of bonds required for the aforesaid action under the Indenture. This bond is one of a
series of bonds designated as the First Mortgage Bonds     %
                                                       ----
Series due                                        of the Company.
           --------------------------------------

   [Here insert reference to redemption if bonds of a particular series are so redeemable, and to sinking or other fund if such bonds are entitled thereto.]

   The principal of this bond may be declared or may become due prior to the maturity date hereinbefore named, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

   This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency
of the Company in                                     , upon sur-
                  ------------------------------------
render and cancellation of this bond, and thereupon a new fully registered bond without coupons of the same series and maturity, for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company will pay the interest on any fully registered bond without cou-pons only to or upon the order of the owner registered on the Company's books at the date interest is payable on such bond, according to the terms thereof. The Company and the Trustee and any registrar and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner here-of for the purpose of receiving payment and for all other pur-poses.

   [Here insert provisions for exchangeability, if any.]

   No recourse under or upon any covenant or obligation of the Indenture, or of any bonds or coupons thereby secured, or for any claim based thereon, or otherwise in any manner in respect there-of, shall be had against any incorporator, subscriber to the cap-ital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitu-tion, statue or otherwise (including, without limiting the gener-ality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumental-ity of the stockholders), any and all such liability of incorpo-rators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

   This bond shall not be valid or become obligatory for any pur-pose until the certificate of authentication endorsed hereon shall have been signed by Guaranty Trust Company of New York, or its successor as Trustee under the Indenture.

   IN WITNESS WHEREOF, SCRANTON-SPRING BROOK WATER SERVICE COM-PANY has caused this bond to be signed in its name by its Presi-dent or Vice-President, and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary.

   Dated
         ------------------------------


         SCRANTON-SPRING BROOK WATER SERVICE COMPANY,


                              By
                                 -------------------------------
                                               Vice-President.

Attest:
        ----------------------------
            Assistant Secretary.

          [FORM OF COUPON BOND, 2 7/8% SERIES DUE 1976]

           SCRANTON-SPRING BROOK WATER SERVICE COMPANY

                      FIRST MORTGAGE BOND

                    2 7/8% SERIES DUE 1976

                      DUE March 15, 1976

NO.                                                    $1,000.00
    ------------------------

   SCRANTON-SPRING BROOK WATER SERVICE COMPANY, a corporation or-ganized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the Company), for value received, promises to pay to bearer, or in case this bond be registered, to the registered owner hereof, on March 15, 1976 (unless this bond shall have been called for previous redemption and provision made for the payment of the redemption price there-
of), One Thousand Dollars ($1,000), at its office or agency in the Borough of Manhattan, The City of New York, and semi-annually on the fifteenth day of March and the fifteenth day of September in each year, to pay interest thereon at said office or agency, at the rate of 2 7/8% per annum from March 15, 1946 until the Company's obligation with respect to such principal sum shall be discharged, but, until maturity, only upon presentation and sur-render of the annexed coupons as they become due. Both the prin-cipal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter men-tioned, may afford additional security for the bonds of any par-ticular series) by a certain mortgage and deed of trust (hereinafter called the Indenture), dated as of March 15, 1946, made by the Company to Guaranty Trust Company of New York, as Trustee (hereinafter called the Trustee), to which Indenture, (and to all indentures supplemental thereto) reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds and the coupons appurtenant to coupon bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series in respect of property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that without the consent of holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the prin-cipal amount hereof or the rate of interest hereon or effect any other modification of the terms of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mort-gaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of his bonds or will reduce the percentage of bonds required for the aforesaid action under the Indenture. This bond is one of a series of bonds designated as the First Mortgage Bonds 2 7/8% Series due 1976 of the Company.

   The bonds of this series are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company or pursuant to certain requirements of the Indenture, upon at least 30 days' prior notice, all on the conditions and in the manner provided in the Indenture. If redeemed pursuant to the operations of the Sinking Fund provided for the bonds of this series or the provisions of Section 8.13 in Article 8 of the In-denture, the bonds of this series are redeemable at the redemp-tion price at the time applicable as set forth in Column A of the following schedule, together with interest accrued to the date fixed for redemption. If redeemed otherwise than as pro-vided in the next preceding sentence, the bonds of this series are redeemable at the redemption price at the time applicable as set forth in Column B of such schedule, together with interest accrued to the date fixed for redemption.

                                              Redemption Price
                                               (Percentage of
                                              Principal Amount)
                Period                      Column A     Column B
Both dates inclusive, in each period           %            %

  March 15, 1946 to March 14, 1947           102.5        105.5
  March 15, 1947 to March 14, 1948           102.5        105.5
  March 15, 1948 to March 14, 1949           102.5        105.5
  March 15, 1949 to March 14, 1950           102.5        105.5
  March 15, 1950 to March 14, 1951           102.375      104.625
  March 15, 1951 to March 14, 1952           102.25       104.625
  March 15, 1952 to March 14, 1953           102.25       104.625
  March 15, 1953 to March 14, 1954           102.125      104.625
  March 15, 1954 to March 14, 1955           102.125      103.75
  March 15, 1955 to March 14, 1956           102          103.75
  March 15, 1956 to March 14, 1957           102          103.75
  March 15, 1957 to March 14, 1958           101.875      103.75
  March 15, 1958 to March 14, 1959           101.75       103.75
  March 15, 1959 to March 14, 1960           101.75       102.75
  March 15, 1960 to March 14, 1961           101.625      102.75
  March 15, 1961 to March 14, 1962           101.625      102.75
  March 15, 1962 to March 14, 1963           101.5        102.75
  March 15, 1963 to March 14, 1964           101.375      102.75
  March 15, 1964 to March 14, 1965           101.25       101.875
  March 15, 1965 to March 14, 1966           101.25       101.875
  March 15, 1966 to March 14, 1967           101.125      101.875
  March 15, 1967 to March 14, 1968           101          101.875
  March 15, 1968 to March 14, 1969           101          101.875
  March 15, 1969 to March 14, 1970           100.875      101
  March 15, 1970 to March 14, 1971           100.75       101
  March 15, 1971 to March 14, 1972           100.625      101
  March 15, 1972 to March 14, 1973           100.5        101
  March 15, 1973 to March 14, 1974           100.5        101
  March 15, 1974 to March 14, 1975           100          100
  March 15, 1975 to March 14, 1976           100          100

   The bonds of this series are entitled to the benefit of the Sinking Fund provided for in the Indenture and, in the manner and to the extent provided in the Indenture, any one or more of the bonds of this series are subject to redemption through the opera-tion of said Sinking Fund at the redemption price applicable as set forth in the above schedule.

   If this bond shall be called for redemption, and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereon from and after the date of redemption fixed in the notice there-of.

   The principal of this bond may be declared or may become due prior to the maturity date hereinbefore named, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

   This bond shall pass by delivery unless the same shall have been registered as to principal in accordance with the provisions hereof. This bond may be registered as to principal in the owner's name on the books of the Company kept for such purpose by the Company at its office or agency in the Borough of Manhattan, The City of New York, such registry being noted hereon by the Company's registrar. After such registration no transfer hereof shall be valid unless made on such books by the registered owner or by his attorney thereunto duly authorized and similarly noted hereon, but his bond may be discharged from registry by being transferred to bearer, after which it shall be transferable by delivery, but it shall be subject to successive registrations and transfers to bearer as before. Such registration, however, shall not affect the negotiability of the coupons, which shall always be payable to bearer and transferable by delivery. The Company and the Trustee and any registrar and any paying agent may deem and treat the bearer of this bond, if it be not registered as to principal, and the bearer of any coupon hereunto appertaining, or if this bond be registered as herein authorized, the person in whose name the same is registered, as the absolute owner for the purpose of receiving payment and for all other purposes.

   The holder of this bond, at his option, may surrender the same, alone or with other bonds of the same series and maturity, with all unmatured coupons attached thereto, at the above men-tioned office or agency of the Company, for cancellation and ex-change for one or more fully registered bonds without coupons, in denominations approved by the Company, of the same aggregate principal amount and of the same series and maturity, which fully registered bond or bonds without coupons may in turn be re-exchanged for a coupon bond or bonds of the same aggregate prin-cipal amount and of the same series and maturity, all as provided in the Indenture. Upon each such exchange and re-exchange the Company may require the payment of charges as in the Indenture prescribed.

   No recourse under or upon any covenant or obligation of the indenture, or of any bonds or coupons thereby secured, or for any claim based thereon, or otherwise in any manner in respect there-of, shall be had against any incorporator, subscriber to the cap-ital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitu-tion, statute or otherwise (including, without limiting the gen-erality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumental-ity of the stockholders), any and all such liability of incorpo-rators, stockholders, subscribers, officers and directors, as such, being released by the holder thereof, by the acceptance of this bond and likewise waived and released by the term of the Indenture under which this bond is issued.

   Neither this bond nor any of the annexed interest coupons shall be valid or become obligatory for any purpose until the certification of authentication endorsed hereon shall have been signed by Guaranty Trust Company of New York or its successor as Trustee under the Indenture.

   IN WITNESS WHEREOF, SCRANTON-SPRING BROOK WATER SERVICE COM-PANY has caused this bond to be signed in its name by its Presi-dent or a Vice-President, and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be annexed hereto, all as of March 15, 1946.


          SCRANTON-SPRING BROOK WATER SERVICE COMPANY,

                                  By
                                     ---------------------------
                                                  Vice President.

Attest:
        --------------------------------
             Assistant Secretary.

[FORM OF INTEREST COUPON FOR BONDS OF THE 2 7/8% SERIES DUE 1976]

                                                   $
                                                    -------------

   On the fifteenth day of          , 19   (unless the bond here-
                           ---------    --
inafter mentioned shall have been called for previous redemption and payment of the redemption price thereof duly provided for), Scranton-Spring Brook Water Service Company will pay to bearer, upon surrender hereof, at its office or agency in the Borough of
Manhattan, The City of New York,                 ($          ) in
                                 ----------------  ----------
any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, being six months' interest then due on its First Mortgage Bond, 2 7/8% Series due 1976, No.

                                ---------------------------------
                                                       Treasurer.

         [FORM OF FULLY REGISTERED BOND WITHOUT COUPONS,
                   2 7/8% SERIES DUE 1976]

           SCRANTON-SPRING BROOK WATER SERVICE COMPANY

                     FIRST MORTGAGE BOND

                   2 7/8% SERIES DUE 1976

                     DUE MARCH 15, 1976

No.                                                 $
    -------------------------                        ------------

   SCRANTON-SPRING BROOK WATER SERVICE COMPANY, a corporation or-ganized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the Company), for
value received, promises to pay to                              ,
                                   -----------------------------
or registered assigns, on March 15, 1976 (unless this bond shall have been called for previous redemption and provision made for the payment of the redemption price thereof),
                                              -------------------
               Dollars ($            ) at its office or agency in
--------------           ------------
the Borough of Manhattan, The City of New York, and semi-annually on the fifteenth day of March and the fifteenth day of September in each year, to pay interest thereon at said office or agency, at the rate of 2 7/8% per annum from the semi-annual interest payment date next preceding the date of this bond (unless this bond be dated on an interest payment date, in which case from the date hereof; or unless this bond be dated prior to the first in-terest payment date in respect thereof, in which case from the beginning of the first interest period for bonds of this series, and except that if this bond is delivered on a transfer or exchange of or in substitution for another bond or bonds it shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which this bond is delivered), until the Company's obligation with re-spect to such principal sum shall be discharged. Both the prin-cipal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter men-tioned, may afford additional security for the bonds of any particular series) by a certain mortgage and deed of trust (here-inafter called the Indenture), dated as of March 15, 1946, made by the Company to Guaranty Trust Company of New York, as Trustee (hereinafter called the Trustee), to which Indenture (and to all indentures supplemental thereto) reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Com-pany, the Trustee, and the holders of said bonds and the coupons appurtenant to coupon bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series in respect of property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the In-denture, the holder, by accepting this bond, assents. To the ex-tent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Com-pany, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the indenture; provided, however, that
                                         --------  -------
without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the prin-cipal amount hereof or the rate of interest hereon or effect any other modification of the terms of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mort-gaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of his bonds, or will reduce the percentage of bonds required for the afore-said action under the Indenture. This bond is one of a series of bonds designated as the First Mortgage Bonds, 2 7/8% Series due 1976, of the Company.

   The bonds of this series are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company or pursuant to certain requirements of the Indenture, upon at least 30 days' prior notice, all on the conditions and in the manner provided in the Indenture. If redeemed pursuant to the operation of the Sinking Fund provided for the bonds of this series or the provisions of Section 8.13 in Article 8 of the In-denture, the bonds of this series are redeemable at the redemp-tion price at the time applicable as set forth in Column A of the following schedule, together with interest accrued to the date fixed for redemption. If redeemed otherwise than as provided in the next preceding sentence, the bonds of this series are redeem-able at the redemption price at the time applicable as set forth in Column B of such schedule, together with interest accrued to the date fixed for redemption.

                                              Redemption Price
                                               (Percentage of
                                              Principal Amount)
                Period                      Column A     Column B
Both dates inclusive, in each period           %            %

  March 15, 1946 to March 14, 1947           102.5        105.5
  March 15, 1947 to March 14, 1948           102.5        105.5
  March 15, 1948 to March 14, 1949           102.5        105.5
  March 15, 1949 to March 14, 1950           102.5        105.5
  March 15, 1950 to March 14, 1951           102.375      104.625
  March 15, 1951 to March 14, 1952           102.25       104.625
  March 15, 1952 to March 14, 1953           102.25       104.625
  March 15, 1953 to March 14, 1954           102.125      104.625
  March 15, 1954 to March 14, 1955           102.125      103.75
  March 15, 1955 to March 14, 1956           102          103.75
  March 15, 1956 to March 14, 1957           102          103.75
  March 15, 1957 to March 14, 1958           101.875      103.75
  March 15, 1958 to March 14, 1959           101.75       103.75
  March 15, 1959 to March 14, 1960           101.75       102.75
  March 15, 1960 to March 14, 1961           101.625      102.75
  March 15, 1961 to March 14, 1962           101.625      102.75
  March 15, 1962 to March 14, 1963           101.5        102.75
  March 15, 1963 to March 14, 1964           101.375      102.75
  March 15, 1964 to March 14, 1965           101.25       101.875
  March 15, 1965 to March 14, 1966           101.25       101.875
  March 15, 1966 to March 14, 1967           101.125      101.875
  March 15, 1967 to March 14, 1968           101          101.875
  March 15, 1968 to March 14, 1969           101          101.875
  March 15, 1969 to March 14, 1970           100.875      101
  March 15, 1970 to March 14, 1971           100.75       101
  March 15, 1971 to March 14, 1972           100.625      101
  March 15, 1972 to March 14, 1973           100.5        101
  March 15, 1973 to March 14, 1974           100.5        101
  March 15, 1974 to March 14, 1975           100          100
  March 15, 1975 to March 14, 1976           100          100

   The bonds of this series are entitled to the benefit of the Sinking Fund provided for in the Indenture and, in the manner and to the extent provided in the Indenture, any one or more of the bonds of this series are subject to redemption through the opera-tion of said Sinking Fund at the redemption price applicable as set forth in the above schedule.

   If this bond shall be called for redemption, and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereon from and after the date of redemption fixed in the notice there-of.

   The principal of this bond may be declared or may become due prior to the maturity date hereinbefore named, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

   This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond without coupons of the same series and ma-turity, for a like principal amount, will be issued to the trans-feree in exchange therefor, as provided in the Indenture. The Company will pay the interest on any fully registered bond with-out coupons only to or upon the order of the owner registered on the Company's books at the date interest is payable on such bond, according to the terms thereof. The Company and the Trustee and any registrar and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner here-of for the purpose of receiving payment and for all other pur-poses. This bond, alone or with other bonds of the same series and maturity, may in like manner be exchanged at such office or agency for one or more new fully registered bonds without coupons of the same series and maturity, in denominations approved by the Company, of the same aggregate principal amount, or the regis-tered owner of this bond may at his option surrender the same for cancellation and exchange for a coupon bond or bonds of the same aggregate principal amount and of the same series and maturity with coupons attached maturing on and after the next ensuing interest date, which coupon bonds may in turn be re-exchanged for fully registered bonds without coupons of the aggregate principal amount and of the same series and maturity, all as provided in the Indenture. Upon each such transfer, exchange and re-exchange the Company may require the payment of charges as in the Inden-ture prescribed.

   No recourse under or upon any covenant or obligation of the Indenture, or of any bonds or coupons thereby secured, or for an claim based thereon, or otherwise in any manner in respect there-of, shall be had against any incorporator, subscriber to the cap-ital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirect1y through the Compamy or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitu-tion, statute or otherwise (including, without limiting the gen-erality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instumentality of the stockholdders), any and all such liability of incorpora-tors, stockholders, subscribers, officers and directors, as such being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

   This bond shall not be valid or become obligatory for any pur-pose until the certificate of authentication endorsed hereon shall have been assigned by Guaranty Trust Company of New York, or its successor as Trustee under the Indenture.

   IN WITNESS WHEREOF, SCRANTON-SPRING BROOK WATER SERVICE COM-PANY has caused this bond to be signed in its name by its Presi-dent or a Vice-President, and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary.

Dated

          SCRANTON-SPRING BROOK WATER SERVICE COMPANY,

                                    By
                                       --------------------------
                                                  Vice-President.

Attest:
        -----------------------------
            Assistant Secretary.

        [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This bond is one of the bonds, of the series designated there-in, described in the within-mentioned Indenture.

                  GUARANTY TRUST COMPANY OF NEW YORK,
                                         As Trustee,

                           By
                              -----------------------------------
                                              Authorized Officer.

   AND WHEREAS all the requirements of law and of the charter or letters patent and by-laws of the Company, including all requi-site action on the part of its stockholders, directors and officers, relating to the execution of the Indenture have been complied with and observed; and all things necessary to make said bonds, when duly executed by the Company and authenticated by the Trustee, and duly issued, the valid, binding and legal obliga-tions of the Company, and to make this Indenture a valid and binding mortgage and deed of trust or the security of all bonds from time to time issued hereunder, in accordance with its terms, have happened, been done, and been performed;

   NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Scranton-Spring Brook Water Service Company, the Company herein named, in consideration of the premises and of mutual covenants herein con-tained and of the purchase and acceptance by the holders thereof of the bonds at any time issued hereunder, and of One Dollar ($1) to it duly paid by the Trustee at or before the ensealing and de-livery of these presents, the receipt whereof is hereby acknowl-edged, and in order to secure the payment of the principal of and interest on all bonds from time to time outstanding hereunder, according to the terms of said bonds and of the coupons attached thereto, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and to declare the terms and conditions upon and subject to which said bonds are and are to be issued and secured, hath granted, bar-gained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and con-firmed, and by these presents doth grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto GUARANTY TRUST COMPANY OF NEW YORK, as Trustee, and its successor or successors in the trust and its or their assigns forever, the following property -- that is to say:

   All property, real, personal and mixed, tangible and intangi-ble, of the Company whether now owned or hereafter acquired by it
(except such property as is hereinafter expressly excepted from the lien and the operation of this Indenture).

   All real estate and interests in or relating to real estate, plants, properties and equipment, and all pumping and transmis-sion systems and facilities, together with all franchises, grants, easements, permits, privileges, appurtenances, tenements and other rights and property thereunto belonging or apper-taining, whether now owned by the Company or hereafter acquired by it and used in its business of impounding, storing, trans-porting and selling water, or in its business of manufacturing, storing transporting and selling gas, at wholesale or retail, for domestic, commercial, industrial and municipal use and consump-tion.

   Also all buildings, improvements, standpipes, towers, reser-voirs, wells, springs, flumes, sluices, canals, basins, cribs, mains, conduits, hydrants, valves, pipes, pipe lines, service pipes, tanks, shops, structures, purification systems, pumping stations, pumps, meters, fixtures, machinery and equipment, used or useful for the impounding, procuring, transmission or distri-bution of water; all generators, conveyors, purifiers, holders, power plants, fixtures, engines, boilers, pumps, meters, trans-mission and distribution mains, machinery and equipment used or useful for the manufacture, transmission, or distribution of gas; and all and every character of apparatus whatsoever used or use-ful for procuring, manufacturing, transmitting or distributing water or gas; whether the same or any thereof are now owned by the Company or hereafter acquired by it.

   Also all real estate and interests in real estate acquired by sale or by merger of subsidiary or constituent companies, now owned or as may be subsequently acquired by the Company.

   Also all right, title and interest conveyed by The Winton Water Company in two lease agreements executed by The Winton Water Company as lessor and Olyphant Water Company, a predecessor of the Company, as lessee, dated November 16, 1889 and March 16, 1893.

   The property covered by the lien of this Indenture shall in-clude particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter con-tained, the following described property (except such property as is hereinafter expressly excepted from the lien and operation of this Indenture):

                               I.

   The following pieces or parcels of land, situate in the Counties of Lackawanna, Susquehanna and Wayne, in the Common-wealth of Pennsylvania, to-wit:

   1. Sixty-six tracts of land, including rights of way, in various portions of Lackawanna County, purchased from Providence Gas and Water Company, by deed dated May 1,1900 and recorded in Lackawanna County in Deed Book 185, page 397. Containing eight hundred twenty-eight and two hundred seven thousandths acres (828-207/1000).

   2. Twenty tracts of land, including rights of way, in various portions of Lackawanna County purchased from Meadow Brook Water Company by deed dated May 2, 1900 and recorded in Lackawanna County in Deed Book 362, page 280, and from Lackawanna Iron and Coal Company by deed dated October 1, 1877, and recorded in Luzerne County in Deed Book 207, page 362. Containing four thousand seven hundred sixty-nine and seven hundred thirty four thousandths acres (4,769-734/1000).

   3. Tract of land in the City of Scranton, purchased from the Lackawanna Iron and Coal Company by deed dated June 27, 1863, and recorded in Luzerne County, in Deed Book 90, page 366. Con-taining six hundredths (6/100) acres.

   4. Tract of land in the Borough of Elmhurst, purchased from the Union Tanning Company by deed dated September 1, 1896, and recorded in Lackawanna County in Deed Book 140, page 226. Con-taining two and three hundred seventy eight thousandths
(2-378/1000) acres.

   5. Tract of land in Jefferson Township, purchased from the Pennsylvania Coal Company by deed dated February 21, 1887, and recorded in Lackawanna County in Deed Book 96, page 301. Con-taining seven and two hundred eighty-five thousandths
(7-285/1000) acres.

   6. Tract of land in Madison Township, purchased from the Erie and Wyoming Valley Railroad Company by deed dated December 24,
1887, and recorded in Lackawanna County, in Deed Book 96, page
304.  Containing one and seven hundredths (1-7/100) acres.

   7. Tract of land in the Borough of Dunmore, purchased from the Pennsylvania Coal Company by deed dated March 11, 1892, and recorded in Lackawanna County in Deed Book 88, page 8. Con-taining three (3) acres.

   8. Tract of land in Roaring Brook and Madison Townships and the Boroughs of Elmhurst and Moscow, purchased from William W. Scranton and wife, by deed dated Jan. 2, 1893, and recorded in Lackawanna County in Deed Book 104, page 65, as modified by deed between Scranton Gas and Water Company and Jerome Yeager and wife, dated May 31, 1901, and recorded in Lackawanna County in Deed Book 192, page 297. Containing seven hundred seventeen (717) acres.

   9. Tract of land in Madison Township, purchased from William W. Scranton and wife, by deed dated Jan. 2, 1893, and recorded in Lackawanna County in Deed Book 104, page 65. Con-taining thirty (30) acres.

   10. Tract of land in Madison and Jefferson Townships, pur-chased from William W. Scranton and wife, by deed dated Jan. 2, 1893, and recorded in Lackawanna County in Deed Book 104, page
65.  Containing forty and three tenths (40-3/10) acres.

   11. Tract of land in Madison Township, purchased from Augustus Van Cleef and wife, by deed dated Feb. 12, 1894, and recorded in Lackawanna County in Deed Book 110, page 278. Con-taining thirty one and sixty-four hundredths (31-64/100) acres.

   12. Tract of land in Roaring Brook Township, purchased from John M. Burke and wife, by deed dated Jan. 10, 1895, and recorded in Lackawanna County in Deed Book 135, page 234. Containing twenty-five and twenty-seven hundredths (25-27/100) acres.

   13. Tract of land in Borough of Moscow and Covington Town-ship, purchased from Thomas B. Howe and wife by deed dated
March 30, 1895, and recorded in Lackawanna County in Deed Book 135, page 227. Containing twenty and one tenth (20-1/10) acres.

   14. Tract of land in Covington and Madison Townships, pur-chased from Thomas B. Howe and wife, by deed dated March 30, 1895, and recorded in Lackawanna County in Deed Book 135, page
227. Containing sixty-one and eighty-two hundredths (61-82/100) acres.

   15. Tract of land in Madison Township, purchased from Thomas B. Howe and wife, by deed dated March 30, 1895, and recorded in Lackawanna County in Deed Book 135, page 227. Con-taining thirty-three and four-hundredths (33-4/100) acres.

   16. Tract of land in Madison Township, purchased from Thomas B. Howe and wife, by deed dated April 3, 1895, and recorded in Lackawanna County in Deed Book 135, page 230. Con-taining five (5) acres.

   17. Tract of land in Madison and Covington Townships, pur-chased from Thomas B. Howe and wife, by deed dated April 3, 1895, and recorded in Lackawanna County in Deed Book 135, page 230. Containing one hundred thirty seven and six tenths (137-6/10) acres.

   18. Tract of land in Borough of Moscow, purchased from Emily Ann Travis et al, by deed dated May 17, 1895, and recorded in Lackawanna County in Deed Book 125, page 448. Containing one
(1) acre.

   19. Tract of land in the Borough of Moscow and Madison Town-ship, purchased from Thomas B. Howe and wife, by deed dated
May 20, 1895, and recorded in Lackawanna County in Deed Book 135, page 232. Containing thirteen and thirty-three hundredths
(13-33/100) acres.

   20. Tract of land in the City of Scranton, purchased from Delaware, Lackawanna and Western Railroad Company by deed dated June 25, 1895, and recorded in Lackawanna County in Deed Book 129, page 55. Containing one hundred thirty-seven thousandths (137/1000) acres.

   21. Tract of land in the City of Scranton, purchased from Delaware, Lackawanna and Western Railroad Company by deed dated April 13, 1903, and recorded in Lackawanna County in Deed Book 201, page 126. Containing eighty-eight hundredths (88/100) acres.

   22. Tract of land in Township of Madison, purchased from Charles W. Curtis and wife, by deed dated July 17, 1895, and recorded in Lackawanna County in Deed Book 130, page 105. Con-taining twenty-seven hundredths (27/100) acres.

   23. Tract of land in Township of Covington, purchased from Dale Brothers and Company, Limited, by deed dated February 29,
1896, and recorded in Lackawanna County Deed Book 135, page 225.
Containing seven and five hundredths (7-5/100) acres.

   24. Tract of land in Township of Covington, purchased from Dale Brothers and Company, Limited, by deed dated May 2, 1907, and recorded in Lackawanna County in Deed Book 228, page 100. Containing ninety-three and eighty-five hundredths (93-85/100) acres.

   25. Three tracts of land in Borough of Elmhurst, purchased from Union Tanning Company, by deed dated September lst, 1896, and recorded in Lackawanna County in Deed Book 140, page 221. Containing twenty-one and forty-eight hundredths (21-48/100) acres.

   26. Five tracts of land in Borough of Dunmore, purchased from Pennsylvania Coal Company, by deed dated May 6, 1897, and recorded in Lackawanna County in Deed Book 142, page 404. Con-taining seventy-eight and eighty-three hundredths (78-83/100) acres.

   27. Tract of land in Borough of Dunmore and Roaring Brook Township, purchased from Pennsylvania Coal Company, by deed dated May 6, 1897, and recorded in Lackawanna County in Deed Book 142, page 404. Containing twenty-three hundredths (23/100) acres.

   28. Tract of land in Borough of Dunmore, purchased from Erie and Wyoming Valley Railroad Company, by deed dated May 6, 1897, and recorded in Lackawanna County Deed Book 142, page 416. Con-taining twenty-six and sixty-one hundredths (26-61/100) acres.

   29. Tract of land partly in Township of Covington, Lackawanna County, and partly in Township of Sterling, Wayne County, pur-chased from Tobyhanna and Lehigh Lumber Company, Limited, by deed dated September 1, 1897, and recorded in Lackawanna County in Deed Book 156, page 293. Containing one thousand seven hundred thirty-nine and twenty-five hundredths (1,739-25/100) acres.
(See No. W4 herein.)

   30. Tract of land partly in Township of Clifton, Lackawanna County, and partly in Township of Lehigh, Wayne County, purchased from Tobyhanna and Lehigh Lumber Company, Limited, by deed dated September 1, 1897, and recorded in Lackawanna County in Deed Book 156, page 293. Containing one hundred twenty eight and seventy eight hundredths (128-78/100) acres. (See No. W8 herein.)

   31. Two tracts of land partly in Township of Clifton, Lacka-wanna County and partly in Township of Lehigh, Wayne County, pur-chased from Tobyhanna and Lehigh Lumber Company, Limited, by deed dated September 1, 1897, and recorded in Lackawanna County in Deed Book 156, page 293. Containing thirty five and eighteen hundredths (35-18/100) acres. (See No. W5 herein.)

   32. Tract of land in Township of Roaring Brook, purchased from Lackawanna Iron and Coal Company, by deed dated November 15,
1897, and recorded in Lackawanna County in Deed Book 157, page
480.  Containing eleven and four tenths (11-4/10) acres.

   33. Tract of land in Township of Covington, purchased from Luther C. Bortree, by deed dated January 6, 1898, and recorded in Lackawanna County in Deed Book 159, page 33. Containing twenty-one and six hundred forty-five thousandths (21-645/1000) acres.

   34. Two tracks of land in Township of Roaring Brook, pur-chased from Frances F. Conn et al, by deed dated December 2, 1898, and recorded in Lackawanna County in Deed Book 169, page
68. Containing one hundred ninety and two tenths (190-2/10) acres.

   35. Three tracts of land in Borough of Elmhurst, purchased from T. E. Carr et al, by deed dated January 31, 1899, and recorded in Lackawanna County in Deed Book 169, page 391. Con-taining fifty-nine and sixty-eight hundredths (59-68/100) acres.

   36. Tract of land in Township of Covington, purchased from Philena Wall, by deed dated March 17, 1899, and recorded in Lackawanna County in Deed Book 170, page 371. Containing twenty
(20) acres.

   37. Tract of land in Borough of Dunmore, purchased from John Maloney and Sarah Maloney, by deed dated April 18, 1899, and recorded in Lackawanna County in Deed Book 172, page 139. Con-taining fifty-six and twelve hundredths (56-12/100) acres.

   38. Two tracts of land in Township of Roaring Brook, both purchased for Okell Rod and Gun Club and W. W. Scranton and wife, by deeds respectively dated July 31, 1900, and September 20, 1900, and respectively recorded in Lackawanna County in Deed Book 186, page 137, and Deed Book 185, page 480. Containing forty-five (45) acres.

   39. Tract of land in Township of Scott, purchased from Catherine Tripp et al, and Harry Grant Tripp, by deeds dated
January 12, 1901, and January 10, 1901 respectively, and respectively recorded in Lackawanna County in Deed Book 194, page
265, and in Deed Book 194, page 264. Containing thirty-three and forty-two hundredths (33-42/100) acres.

   40. Two tracts of land in Township of Roaring Brook, pur-chased from Rosetta Fraiser et al, and Tracy O. Frasier and wife, by deeds dated respectively July 18, 1902 and November 11, 1916, and respectively recorded in Lackawanna County in Deed Book 196, page 456, and Deed Book 279, page 369. Containing one hundred thirty-one and nine tenths (131-9/100) acres.

   41. Tract of land in Township of Madison, purchased from De Witt Bidwell and wife, by deed dated December 17, 1903, and recorded in Lackawanna County in Deed Book 203, page 468. Con-taining twenty (20) acres.

   42. Tract of land in Boroughs of Dunmore and Throop, pur-chased from John Stanton and wife, by deed dated January 11, 1904, and recorded in Lackawanna County in Deed Book 204, page
75.  Containing four hundred thirty-four (434) acres.

   43. Tract of land in Township of Jefferson, purchased from Rose Kelly, Guardian etc., by deed dated December 4, 1905, and recorded in Lackawanna County in Deed Book 213, page 463. Con-taining twenty-four and two tenths (24-2/10) acres.

   44. Tract of land in Township of Madison, purchased from Malachi D. Kelly and wife, by deed dated December 4, 1905, and recorded in Lackawanna County in Deed Book 213, page 464. Con-taining seventy-five and eight tenths (75-8/10) acres.

   45. Tract of land in Township of Covington, purchased from Henry H. Harris and wife, by deed dated April 21, 1906, and recorded in Lackawanna County in Deed Book 216, page 255. Con-taining fifty-seven and eighty-seven hundredths (57-87/100) acres.

   46. Tract of land in Borough of Moscow, purchased from Frank E. Ehrgood et al, by deed dated October 13, 1906, and recorded in Lackawanna County in Deed Book 220, page 592. Con-taining two and five tenths (2-5/10) acres.

   47. Two tracts of land in Township of Covington, purchased from Thomas B. Howe, and wife, by deed dated December 3, 1906, and recorded in Lackawanna County in Deed Book 222, page 206. Containing eighty-four and eight hundred thirty-five thousandths (84-835/1000) acres.

   48. Tract of land in Township of Covington, purchased from Thomas B. Howe, et al, and G. M. Hallstead and wife, by deed dated December 5, 1906, and recorded in Lackawanna County in Deed
Book 221, page 378. Containing fourteen and eighty-nine hundredths (14-89/100) acres.

   49. Tract of land in Township of Covington, purchased from Thomas B. Howe and wife, and P. F. Conner, Treasurer of Lacka-wanna County, by deeds respectively dated December 12, 1906 and December 21, 1909, and respectively recorded in Lackawanna County in Deed Book 222, page 207 and Deed Book 268, page 47. Con-taining twenty-five (25) acres.

   50. Two tracts of land in Township of Roaring Brook, pur-chased from Eliphalet Simonson and wife, by deed dated
December 18, 1906, and recorded in Lackawanna County in Deed Book
222, page 222. Containing one hundred seventy-seven and twenty-five hundredths (177-25/100) acres.

   51. Tract of land in Township of Covington, purchased from Thomas B. Howe and wife, by deed dated December 20, 1906, and recorded in Lackawanna County in Deed Book 231, page 319. Con-taining ten and twenty-two hundredths (10-22/100) acres.

   52. Tract of land in Township of Covington purchased from William Cummings, et al, by deed dated December 31, 1906, and recorded in Lackawanna County in Deed Book 221, page 425. Con-taining one hundred and eighty-one hundredths (100-81/100) acres.

   53. Two tracts of land in Township of Covington, purchased from Richard J. Tanfield and wife, by deed dated December 31, 1906, and recorded in Lackawanna County in Deed Book 221, page
426. Containing twelve and ninety-seven hundredths (12-97/100) acres.

   54. Tract of land in Township of Covington, purchased from Mary M. Dickerson et al, by deed dated January 5, 1907, and recorded in Lackawanna County in Deed Book 219, page 563. Con-taining six (6) acres.

   55. Tract of land in Township of Covington, purchased from Thomas B. Howe and wife, by deed dated January 8, 1907, and recorded in Lackawanna County in Deed Book 231, page 323. Con-taining thirty-seven (37) acres.

   56. Tract of land in Borough of Moscow, purchased from Alonzo E. Hinds and wife, by deed dated May 11, 1907, and recorded in Lackawanna County in Deed Book 228, page 101. Con-taining twenty-four hundredths (24/100) acres.

   57. Three tracts of land in Borough of Dunmore, purchased from William M. Nixon and wife, by deed dated June 28, 1907, and recorded in Lackawanna County in Deed Book 227, page 380. Con-taining sixty-six hundredths (66/100) acres.

   58. Tract of land in Borough of Dunmore, purchased from Margaret P. Lawrence et al and Theodore G. Wolf et al, by deeds respectively dated June 28, 1907 and September 17, 1907, and respectively recorded in Lackawanna County in Deed Book 227, page 379, and Deed Book 223, page 154. Containing nine (9) acres.

   59. Tract of land in Township of Lackawanna, purchased from Lackawanna Iron and Coal Company, by deed dated September 4, 1907 and recorded in Lackawanna County in Deed Book 230, page 85. Containing four hundred fourteen and seventy-five hundredths (414-75/100) acres.

   60. Tract of land in Borough of Moscow, purchased from John Milton Mott and wife, by deed dated October 14, 1907 and recorded in Lackawanna County in Deed Book 230, page 165. Con-taining fifteen hundredths (15/100) acres.

   61. Tract of land in Township of Covington, purchased from Lackawanna Iron and Coal Company, by deed dated October 24, 1907 and recorded in Lackawanna County in Deed Book 223, page 266.
Containing two (2) acres.

   62. Tract of land in Borough of Moscow, purchased from Augustus Henry George and wife, by deed dated February 11, 1908, and recorded in Lackawanna County in Deed Book 232, page 230.
Containing three tenths (3/10) acres.

   63. Tract of land in Borough of Dunmore, purchased from Pennsylvania Coal Company, by deed dated November 9, 1908, and recorded in Lackawanna County in Deed Book 229, page 231. Con-taining eighty-nine and sixty-five hundredths (89-65/100) acres.

   64. Six tracts of land in Township of Covington, purchased from Ebenezer Williams et al, Trustees, by deed dated
December 12, 1908, and recorded in Lackawanna County in Deed Book
234, page 500.  Containing one hundred three and nine-tenths
(103-9/10) acres.

   65. Two tracts of land in Township of Madison, purchased from Asher Dennis et al, by deed dated March 11, 1909 and recorded in Lackawanna County in Deed Book 234, page 591. Containing two and five tenths (2-5/10) acres.

   66. Tract of land in Township of Covington, purchased from Morris Harney and wife, by deed dated March 18, 1909, and recorded in Lackawanna County in Deed Book 235, page 365. Con-taining forty-six (46) acres.

   67. Three tracts of land in Township of Covington, purchased from Wm. R. Sayer and wife, by deed dated March 20, 1909, and recorded in Lackawanna County in Deed Book 229, page 518. Con-taining fifty-three and seventy-three hundredths (53-73/100) acres.

   68. Tract of land in Township of Covington, purchased from Albert N. Sayer and wife, by deed dated March 20, 1909, and recorded in Lackawanna County in Deed Book 234, page 600. Con-taining twenty-six (26) acres.

   69. Two tracts of land in Township of Covington, purchased from Walter A. Frey and wife, by deed dated March 23, 1909, and recorded in Lackawanna County in Deed Book 234, page 597. Con-taining ninety-four and sixty-two thousands (94-62/1000) acres.

   70. Tract of land in Township of Covington, purchased from James M. Biesecker and wife, by deed dated March 23, 1909, and recorded in Lackawanna County in Deed Book 234, page 597. Con-taining thirty and six-tenths (30-6/10) acres.

   71. Tract of land in Township of Covington, purchased from Norman R. English and wife, and Albert N. Sawyer and wife, by deeds respectively dated March 23, 1909 and March 20, 1909 and respectively recorded in Lackawanna County in Deed Book 234, page 599, and in Deed Book 234, page 600. Containing fifty (50) acres.

   72. Two tracts of land in Township of Covington, purchased from William Basley and wife, by deed dated March 23, 1909, and recorded in Lackawanna County in Deed Book 234, page 601. Con-taining twenty-eight (28) acres.

   73. Tract of land in Township of Covington, purchased from Nathan Hineline and wife, by deed dated March 25, 1909, and recorded in Lackawanna County in Deed Book 235, page 458. Con-taining one (1) acre.

   74.  Tract of land in Township of Covington, purchased from
H. C. Leader and wife, by deed dated March 29, 1909, and recorded in Lackawanna County in Deed Book 237, page 18. Containing fifty-one (51) acres.

   75. Tract of land in Township of Covington, purchased from Samuel F. Schreck and wife, by deed dated March 31, 1909, and recorded in Lackawanna County in Deed Book 237, page 24. Con-taining fifty (50) acres.

   76. Tract of land in Township of Covington, purchased from Frank Parry and wife, by deed dated December 11, 1906, and recorded in Lackawanna County in Deed Book 221, page 377. Con-taining twenty (20) acres.

   77. Tract of land in Township of Covington, purchased from Frank Parry and wife, by deed dated April 3, 1909, and recorded in Lackawanna County in Deed Book 229, page 575. Containing twenty-nine and sixty-two hundredths (29-62/100) acres.

   78. Tract of land in Township of Covington, purchased from James Morris et al, by deed dated April 5, 1909, and recorded in Lackawanna County in Deed Book 237, page 51. Containing forty-four and six tenths (44-6/10) acres.

   79. Tract of land in Township of Covington, purchased from Wilson H. Frey et al, and George W. Bissecker and wife, by deed dated April 5, 1909, and recorded in Lackawanna County in Deed Book 235, page 426. Containing forty-eight and ninety-one hundredths (48-91/100) acres.

   80. Two tracts of land in Township of Covington purchased from Lambert W. Frey and wife, by deed dated April 5, 1909, and recorded in Lackawanna County in Deed Book 235, page 427. Con-taining ninety-nine and forty-four hundredths (99-44/100) acres.

   81. Tract of land in Township of Madison, purchased from Lambert W. Frey and wife, by deed dated April 5, 1909 and recorded in Lackawanna County in Deed Book 235, page 427. Con-taining sixty-eight (68) acres.

   82. Four tracts of land in Township of Madison, purchased from William K. Beck and wife, by deed dated May 13, 1909, and recorded in Lackawanna County in Deed Book 235, page 572. Con-taining three hundred thirteen and five tenths (313-5/10) acres.

   83. Tract of land in Township of Covington, purchased from William K. Beck and wife, by deed dated May 13, 1909, and recorded in Lackawanna County in Deed Book 235, page 572. Con-taining ninety-three (93) acres.

   84. Tract of land in City of Scranton, purchased from Lacka-wanna Iron and Steel Company, by deed dated August 5, 1909, and recorded in Lackawanna County in Deed Book 238, page 311. Con-taining three (3) acres.

   85. Tract of land in Township of Roaring Brook, purchased from Nash E. Gardner and wife, and Levi Snyder and wife, by deeds both dated November 30, 1909, and respectively recorded in Lackawanna County in Deed Book 250, page 3 and Deed Book 250, page 2. Containing seventy-one (71) acres.

   86. Tract of land in Townships of Roaring Brook and Lacka-wanna, purchased from Thomas G. Moore et al, by deeds dated February 16, 1909 and recorded in Lackawanna County in Deed Book 248, page 244. Containing three hundred eighty-three and eighty-three hundredths (383-83/100) acres.

   87. Tract of land in Borough of Dunmore purchased from Mary B. Healy, by deed dated February 14,1910, and recorded in Lackawanna County in Deed Book 249, page 215. Containing two and one tenth (2-1/10) acres.

   88. Two tracts of land in Borough of Dunmore, purchased from Frank Turner and wife, by deed dated May 6, 1910, and recorded in Lackawanna County in Deed Book 253, page 77. Containing one hundred ninety-eight thousandths (198/1000) acres.

   89. Tract of land in Borough of Dunmore, purchased from George Watts and wife, by deed dated May 13, 1910, and recorded in Lackawanna County in Deed Book 253, page 91. Containing five hundred twelve thousandths (512/1000) acres.

   90. Tract of land in Township of Roaring Brook, purchased from Geo. W. Miller et al, by deed dated June 28, 1910 and recorded in Lackawanna County in Deed Book 251, page 111. Con-taining one hundred fifty and seven tenths (150-7/10) acres.

   91. Two tracts of land in Borough of Elmhurst, purchased from Hugo Burmeister et al, by deed dated August 2, 1910, and recorded in Lackawanna County in Deed Book 244, page 347. Containing seven (7) acres.

   92. Tract of land in City of Scranton, purchased from John Dietrich and wife, by deed dated August 8, 1910, and recorded in Lackawanna County in Deed Book 245, page 212. Con-taining twenty-four thousandths (24/1000) acres.

   93. Tract of land in City of Scranton, purchased from Dela-ware, Lackawanna and Western Railroad Company, by deed dated August 26, 1910, and recorded in Lackawanna County in Deed Book 245, page 346. Containing one hundred eighty-six thousandths (186/1000) acres.

   94. Tract of land in City of Scranton, purchased from Alfred Hand, Surviving Executor, etc., by deed dated March 2, 1911, and recorded in Lackawanna County in Deed Book 243, page
274. Containing twenty-five and five tenths (25-5/10) acres.

   95. Tract of land in Township of South Abington, purchased from Jesse P. Brown and wife, by deed dated December 30, 1902, and recorded in Lackawanna County in Deed Book 199, page 421. Containing two hundred fifty-seven thousandths (257/1000) acres.

   96. Tract of land in Borough of Dunmore purchased from Dela-ware and Hudson Company, by deed dated May 18, 1914, and recorded in Lackawanna County in Deed Book 263, page 540. Containing thirty-nine thousandths (29/1000) acres.

   97. Tract of land in Township of Madison, purchased from Sarah Ann Reynolds and husband, by deed dated November 9, 1914, and recorded in Lackawanna County in Deed Book 271, page 284.
Containing two tenths (2/10) acres.

   98. Tract of land in Township of Madison, purchased from Wm. H. Reynolds et al, by deed dated November 5, 1914, and recorded in Lackawanna County in Deed Book 271, page 283. Con-taining eighty-six hundredths (86/100) acres.

   99. Tract of land in Boroughs of Dunmore and Throop, pur-chased from F. G. Smith and wife, by deed dated June 12, 1917, and recorded in Lackawanna County in Deed Book 295, page 232.
Containing three hundred seventy-nine (379) acres.

   100. Tract of land in Township of Roaring Brook, purchased from Ida Elizabeth Simonson, by deed dated October 25, 1917, and recorded in Lackawanna County in Deed Book 282, page 161. Con-taining twenty-five and four thousandths (25-4/1000) acres.

   101. Tract of land in Township of Roaring Brook, purchased from Ida Elizabeth Simonson and Harrison Finch, by deeds both dated October 25, 1917, and respectively recorded in Lackawanna County in Deed Book 282, page 161, and in Deed Book 280, page
345.  Containing one and sixty-eight hundredths (1-68/100) acres.

   102. Tract of land partly in Township of Madison, Lackawanna County and partly in Township of Sterling, Wayne County, pur-chased from L. W. Frey and wife, by deed dated November 5, 1918, and recorded in Lackawanna County in Deed Book 282, page 519. Containing ninety-seven and ninety-six hundredths (97-96/100) acres. (See No. W6 herein.)

   103. Tract of land in Township of Covington, purchased from Samuel Utt and wife, by deed dated January 28, 1920, and recorded in Lackawanna County in Deed Book 299, page 249. Containing one hundred sixteen and fourteen thousandths (116-14/1000) acres.

   104. Two tracts of land, both situated partly in Township of Covington, Lackawanna County, and partly in Township of Sterling, Wayne County, purchased from Benjamin V. Shafer and wife by duplicate deeds both dated June 7, 1920, and recorded in Lacka-wanna County in Deed Book 300, page 287, and in Wayne County in Deed Book 114, page 131. Containing eighty-two and seven tenths (82-7/10) acres. (See No. W7 herein.)

   105. Tract of land in Township of Roaring Brook, purchased from Clarence B. Hoagland and wife, by deed dated March 5th, 1920, and recorded in Lackawanna County in Deed Book 301, page
319.  Containing twelve (12) acres.

   106. Tract of land in Township of Covington, purchased from Edwin W. Baker and wife and from Henry C. Leader, by deeds both dated November 30, 1920 and both recorded in Lackawanna County in Deed Book 300, page 597. Containing three and nine tenths
(3-9/10) acres.

   107. Tract of land in Township of Madison, purchased from Axel Oellgaard and wife, by deed dated April 25, 1921, and recorded in Lackawanna County in Deed Book 306, page 170. Con-taining eighty-five (85) acres.

   108. Tract of land in Township of Roaring Brook, purchased from Phebe Delilah Simonson Brown and husband, by deed dated
May 3, 1922, and recorded in Lackawanna County in Deed Book 318, page 336. Containing eight and six tenths (8-6/10) acres.

   109. Tract of land in Borough of Moscow, purchased from Charles H. Miller, by deed dated April 24, 1922, and recorded in Lackawanna County in Deed Book 318, page 361. Containing one and one hundred twenty-five thousandths (1-125/100) acres.

   110. Two tracts of land in Township of Roaring Brook, pur-chased from George W. Miller et al, by deed dated May 19, 1922, and recorded in Lackawanna County in Deed Book 323, page 104.
Containing three hundred forty-four (344) acres.

   111. Three tracts of land in City of Scranton, purchased from Max F. Henkelman and wife, by deed dated January 25, 1921, and recorded in Lackawanna County in Deed Book 323, page 471. Con-taining ninety-four hundredths (94/100) acres.

   112. Tract of land in Township of Scott, purchased from William E. Covey and wife, by deed dated July 24, 1923, and recorded in Lackawanna County in Deed Book 334, page 479. Con-taining five (5) acres.

   113. Three tracts of land in Township of Jefferson, purchased from Eugene Schimpff and wife, by deed dated July 30, 1923, and recorded in Lackawanna County in Deed Book 335, page 322. Con-taining ninety-three and nine tenths (93-9/10) acres.

   114. Two tracts of land in Township of Roaring Brook, pur-chased from William J. Cobb and wife, by deed dated April 15, 1924, and recorded in Lackawanna County in Deed Book 341, page
375.  Containing one hundred eighty (180) acres.

   115. Tract of land in Township of South Abington, purchased from Clarance E. Thomas and wife, by deed dated August 26, 1924, and recorded in Lackawanna County in Deed Book 347, page 119.
Containing thirty-one (31) acres.

   116. Tract of land in Township of South Abington, purchased from Fred W. Hignett and wife, by deed dated August 27, 1924, and recorded in Lackawanna County in Deed Book 346, page 387. Con-taining six and seventy-four hundredths (6-74/100) acres.

   117. Tract of land in Township of Roaring Brook, purchased from Martin T. Devaney et al and Northern Central Trust Company, guardian etc., by deeds dated respectively June 10, 1924 and August 8, 1924, and respectively recorded in Lackawanna County in Deed Book 348, page 218, and in Deed Book 348, page 221. Con-taining eleven and five tenths (11-5/10) acres.

   118. Four tracts of land in Boroughs of Dunmore and Elmhurst and Township of Roaring Brook, purchased from Delaware, Lacka-wanna and Western Railroad Company, by deed dated April 1, 1925, and recorded in Lackawanna County in Deed Book 352, page 111. Containing five hundred ninety-three thousandths (593/1000) acres.

   119. Six tracts of land in Township of Covington, purchased from Delaware, Lackawanna and Western Railroad Company, by deed dated April 1, 1925, and recorded in Lackawanna County in Deed Book 352, page 111. Containing one hundred thirty and eight hundred thirty thousandths (130-830/1000) acres.

   120. Tract of land in City of Scranton, purchased from Henry M. Williams and wife, by deed dated June 4, 1924, and recorded in Lackawanna County in Deed Book 339, page 552. Con-taining fifty six hundredths (56/100) acres.

   121. Tract of land in Borough of Dunmore, purchased from Warren La France et al, by deed dated August 10, 1925, and recorded in Lackawanna County in Deed Book 355, page 82. Con-taining thirty (30) acres.

   122. Tract of land in Borough of Dunmore, purchased from William Callahan and wife, by deed dated September 22, 1925, and recorded in Lackawanna County in Deed Book, 354, page 131. Con-taining twenty-two and five tenths (22-5/10) acres.

   123. Two tracts of land in Borough of Dunmore, purchased from William Callahan and wife, by deed dated October 2, 1925, and recorded in Lackawanna County in Deed Book 354, page 132. Con-taining thirty (30) acres.

   124. Tract of land in Borough of Dunmore, purchased from Henry G. Smith and wife, by deed dated October 12, 1925, and recorded in Lackawanna County in Deed Book 357, page 57. Con-taining two and fourteen hundredths (2-14/100) acres.

   125. Two tracts of land in Borough of Dunmore, purchased from John S. Probst and wife, by deed dated October 15, 1925, and recorded in Lackawanna County in Deed Book 358, page 24. Con-taining twenty-five and twenty-four hundredths (25-24/100) acres.

   126. Two tracts of land in Township of Roaring Brook, pur-chased from Milton P. Rhodes et al, executors, by deed dated October 22, 1925, and recorded in Lackawanna County in Deed Book 354, page 195. Containing sixty and eight tenths (60-8/10) acres.

   127. Two tracts of land in Township of Roaring Brook, pur-chased from Franz Eugene Weiskopf, by deed dated November 12, 1925, and recorded in Lackawanna County in Deed Book 354, page 193, subject to right therein reserved to grantor to occupy the premises during his natural life. Containing forty-five and nine-tenths (45-9/10) acres.

   128. Tract of land in Township of Roaring Brook, purchased from Axel Oellgaard and wife, by deed dated November 25, 1925, and recorded in Lackawanna County in Deed Book 355, page 255.
Containing thirteen and six tenths (13-6/10) acres.

   129. Tract of land in Township of South Abington, purchased from Lydia L. Streator et al, by deed dated November 27, 1925, and recorded in Lackawanna County in Deed Book 357, page 143.
Containing sixty-eight (68) acres.

   130. Tract of land in Township of South Abington and Scott, purchased from Mary A. Ackerly, by deed dated January 12, 1926, and recorded in Lackawanna County in Deed Book 357, page 224.
Containing forty-one and four tenths (41-4/10) acres.

   131. Tract of land in Borough of Dunmore, purchased from Arthur A. Probst and wife, by deed dated January 15, 1926, and recorded in Lackawanna County in Deed Book 354, page 342. Con-taining one and sixty-eight hundredths (1-68/100) acres.

   132. Tract of land in Township of Covington, purchased from George Frazee et al, by deed dated April 16, 1926 and recorded in Lackawanna County in Deed Book 354, page 523. Containing eighty-nine (89) acres.

   133. Tract of land in Borough of Dunmore, purchased from Patrick McHugh, by deed dated June 26, 1926 and recorded in Lackawanna County in Deed Book 333, page 253. Containing thirty-three (33) acres.

   134. Tract of land in Township of Roaring Brook, purchased from Benjamin Simonson, by deed dated September 28, 1926, and recorded in Lackawanna County in Deed Book 333, page 446. Con-taining fifty (50) acres.

   135. Tract of land in Township of Roaring Brook, purchased from Josephine Gallone and wife, by deed dated April 30, 1927, and recorded in Lackawanna County in Deed Book 365, page 251.
Containing thirty and two tenths (30-2/10) acres.

   136. Tract of land in Borough of Olyphant, purchased from Public Service Coal Company, by deed dated November 18, 1926 and recorded in Lackawanna County in Deed Book 365, page 343. Con-taining seventy (70) acres.

   137. Tract of land in Borough of Throop, purchased from James Smith and wife, by deed dated August 3, 1927, and recorded in Lackawanna County in Deed Book 363, page 410. Containing fifty (50) acres.

   138. Tract of land in Borough of Elmhurst, purchased from The School District of the Borough of Elmhurst and Sydney G. Riel et al, Trustees, by deeds dated respectively October 18, 1927 and October 31, 1927, and respectively recorded in Lackawanna County in Deed Book 369, page 203, and in Deed Book 365, page 554. Con-taining one third (1/3) acres.

   139. Tract of land in Borough of Moscow, purchased from Julia A. Ehrgood by deed dated December, 15 1927, and recorded in Lackawanna County in Deed Book 367, page 375. Containing two and four tenths (2-4/10) acres.

   140. Tract of land in Township of Covington, purchased from School Directors, Covington School District of Township of Covington by deed dated June 6, 1925, and recorded in Lackawanna County February 18, 1928, in Deed Book No. 326, page 283. Con-taining one (1) acre.

   141. Tract of land in Township of South Abington, purchased from Clem B. Marsh and wife, by deed dated September 27, 1924, and filed for record in the office of the Recorder of Deeds, Lackawanna County, on February 17, 1946. Containing eighty-four thousandths (84/1000) acres.

   142. Riparian rights in Borough of Dunmore acquired from Pennsylvania Coal Company by virtue of proceedings in condemna-tion in Lackawanna County Court of Common Pleas, case No. 542,
March Term, 1923.

   143. Riparian rights in City of Scranton purchased from Hudson Coal Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 318, page 418.

   144. Riparian rights in Township of South Abington purchased from Judson N. Bailey and wife, by deed dated March 1, 1923 and recorded in Lackawanna County in Deed Book 328, page 338.

   145. Riparian rights in Township of South Abington purchased from Joseph C. Bailey and wife, by deed dated February 5, 1927, and recorded in Lackawanna County in Deed Book 362, page 396.

   146. Two tracts of land in the Township of Covington, pur-chased from Frederick A. Andrews and wife, by deed dated
October 11, 1911, and recorded in Lackawanna County in Deed Book 246, page 330, also conveyed by deed from Charles J. Wardell and wife, dated October 12, 1911, recorded in Deed Book 268, page 48, and by deed from Anthracite Trust Company, dated October 17, 1911, recorded in Deed Book 268, page 48, both in Lackawanna County. Containing twenty-five (25) acres.

   147. Tract of land in City of Scranton, purchased from the Roaring Brook Land Improvement and Sand Company by deed dated January 16, 1911 and June 16, 1920 respectively, and respectively recorded in Lackawanna County in Deed Book 243, page 118, and in Deed Book 309, page 424. Containing five and seven hundred fifty three thousandths (5-753/1000) acres.

   148. Tract of land in Roaring Brook Township, purchased from Lucy P. Boland and William P. Boland by deed dated April 10, 1930 and recorded in Lackawanna County in Deed Book 382, page 93. Containing one thousand three hundred twenty-three and sixteen hundredths (1323-16/100) acres.

   149. Tract of land in the City of Scranton, purchased from Ellen Barrett Bryden and James W. Bryden by deed dated April 23,
1942 and recorded in Lackawanna County in Deed Book 430, page
429.  Containing eighteen thousandths (18/1000) acres.

   150. Tract of land in S. Abington Township purchased from the Dalton Street Railway Company by deed dated January 31, 1940 and recorded in Lackawanna County in Deed Book 426, page 337. Con-taining seventy-five thousandths (75/1000) acres.

   151. Tract of land in the Borough of Dunmore purchased from Rena Lessing Graw, Widow, by deed dated July 29, 1931 and recorded in Lackawanna County in Deed Book, 380, page 597. Con-taining one (1) acres.

   152. Tract of land in Covington Township purchased from Louis J. Newman, et ux, by deed dated June 12, 1930 and recorded in Lackawanna County in Deed Book 380, page 182. Containing six and nine tenths (6-9/10) acres.

   153. Tract of land in Moscow Borough purchased from Edward W. Parry, et al, by deed dated June 23, 1931 and recorded in Lackawanna County in Deed Book 379, page 247. Containing eleven hundredths (11/100) acres.

   154. Tract of land in Jefferson Township purchased from Pennsylvania Coal Company by deed dated May 23, 1941 and recorded in Lackawanna County in Deed Book 435, page 398. Containing ten and twenty-eight hundredths (10-28/100) acres.

   155. Tract of land in Dunmore Borough purchased from Pennsylvania Coal Company and the Pittston Company by deed dated
February 27, 1932 and recorded in Lackawanna County in Deed Book
391, page 96.  Containing twenty-two hundredths (22/100) acres.

   156. Tract of land in S. Abington Township purchased from Clarence E. Thomas, et ux by deed dated November 10, 1932 and recorded in Lackawanna County in Deed Book 390, page 466. Con-taining ninety-four hundredths (94/100) acres.

   157.  Right-of-Way for No. 2 Tunnel with 48" pipe line
(226-1/10 ft. long) in the 19th Ward, City of Scranton purchased from Harry, Clara and Carl Muenzenberg by deed dated November 26,
1932 and recorded in Lackawanna County in Deed Book 391, page
425.

   158. Right-of-Way for 2" water pipe along Tighe Street from Drinker Street to Dunmore No. 1 Dam, also 3" water pipe along the former plane of the Gravity Railroad to Gypsy Grove Colliery from the Tighe Street for a distance of six hundred (600') feet pur-chased from The Pennsylvania Coal Company by deed dated
January 17, 1944 and recorded in Lackawanna County in Deed Book
447, page 63.

   159. Right-of-Way for suspension bridge tower, etc. on lands of F. Wesel Mfg. Co., leased to The Jaunty Silk Company, Inc. and for 8" water main on Private Poplar Street Extension of F. Wesel
Mfg. Co., by deed dated September 17, 1934 and recorded in Lackawanna County in Deed Book 400, page 499.

   H1. Tract of land in the City of Scranton purchased from Hyde Park Gas Company, being the same premises which Hyde Park Gas Company purchased from Scranton Gas and Water Company and from The Scranton Trust Company, by deed dated respectively May 6, 1913 and April 19, 1917, and respectively recorded in Lackawanna County in Deed Book 265, page 288, and in Deed Book 278, page
509.  Containing five and seven hundred eighteen thousands
(5-718/1000) acres.

   H2. Tract of land in the City of Scranton purchased from Hyde Park Gas Company, being the same premises which Hyde Park Gas Company purchased from Scranton Gas and Water Company by deed dated May 6, 1913 and recorded in Lackawanna County in Deed Book 265, page 288, containing eight hundred sixteen thousandths (816/l000) acres.

   H3. Tract of land in the City of Scranton purchased from Hyde Park Gas Company, being the same premises which Hyde Park Gas Company purchased from Scranton Gas and Water Company and from Roaring Brook Land Improvement and Sand Company and from the Scranton Coal Company by deeds dated June 16, 1920, and
August 26, 1920, and recorded in Lackawanna County in Deed Book 302, page 422, and in Deed Book 310, page 58, respectively. Con-taining eight and eighty-six hundredths (8-86/100) acres.

   H4. Coal in place under and in vicinity of Green Ridge Gas Holder Plot in 13th Ward, City of Scranton, purchased from The Hudson Coal Company by deed dated June 9, 1931 and recorded in Lackawanna County in Deed Book, 391, page 25. Containing 5,015 tons; one and one-tenth (1-1/10) acres.

   H5.  Coal in place under and in vicinity of Green Ridge Gas
Holder Plat in 13th Ward, City of Scranton, purchased from
Sanderson Heirs to Robb Heirs by deed dated December 31, 1931 and recorded in Lackawanna County in Deed Book 393, page 137. Con-taining 11,395.57 tons; three and seventy-two hundredths
(3-72/100) acres area.

   H6.  Right-of-Way for 4" C. I. gas main to the West Mountain
Sanitarium from the Scranton Electric Company by deed
November 24, 1936 and filed for record in the office of the Recorder of Deeds, Lackawanna County, on February 27, 1946.

   W1. Tract of land in Township of Lehigh, purchased from Albert N. Sayer and wife, by deed dated November 25, 1910, and recorded in Wayne County in Deed Book 115, page 171. Containing thirty-one and five tenths (31-5/10) acres.

   W2. Tract of land in Township of Sterling, purchased from Edward W. Baker, by deed dated November 30, 1920, and recorded in Wayne County in Deed Book 115 page 171. Containing thirty-one and five tenths (31-5/10) acres.

   W3.  Tract of land in Township of Sterling, purchased from
A. B. Wardell, by deed dated June 6, 1923, and recorded in Wayne
County in Deed Book 119, page 651. Containing one hundred (100) acres.

   W4. Tract of land partly in Township of Sterling, Wayne County, and partly in Township of Covington, Lackawanna County, purchased from Tobyhanna and Lehigh Lumber Company, Limited, by deed dated September 1, 1897, and recorded in Wayne County in Deed Book 87, page 340. Containing one thousand seven hundred thirty-nine and twenty-five hundredths (1,739-25/100) acres.

   W5. Two tracts of land partly in Township of Lehigh, Wayne County and partly in Township of Clifton, Lackawanna County, pur-chased from Tobyhanna and Lehigh Lumber Company, Limited, by deed dated September 1, 1897, and recorded in Wayne County Deed Book 87, page 340. Containing thirty-five and eighteen hundredths (35-18/100) acres.

   W6. Tract of land partly in Township of Sterling, Wayne County, and partly in Township of Madison, Lackawanna County, purchased from L. W. Frey and wife, by deed dated November 5, 1918, and recorded in Wayne County in Deed Book 111, page 375. Containing ninety-seven and ninety-six hundredths (97-96/1000 acres.

   W7. Two tracts of land, both situated partly in Township of Sterling, Wayne County, purchased from Benjamin V. Shafer and wife by duplicate original deeds both dated June 7, 1920, and respectively recorded in Wayne County in Deed Book 114, page 131, and in Lackawanna County Deed Book 300, page 287. Containing eighty two and seven tenths (82-7/10) acres.

   W8. Tract of land, partly in Township of Lehigh, Wayne County, and partly in Township of Clifton, Lackawanna County, purchased from Tobyhanna and Lehigh Lumber Company, Limited, by deed dated September 1, 1897, and recorded in Wayne County in Deed Book 87, page 340. Containing one hundred twenty eight and seventy eight hundredths (128-78/100) acres. (See No. 30 of this Part I.)

   W9. Tract of land in Sterling Township, Wayne County, pur-chased from J. G. Horan and J. O'D. Mangan Exec. etc., by deed dated February 24, 1928 recorded in Wayne County in Deed Book
129, page 16.  Containing fifty (50) acres.

   OF1. The piece or parcel of land, and the building thereon erected, situate in the City of Scranton, County of Lackawanna, to-wit:

   Being Lots Numbers Eleven (11), Twelve (12), Thirteen (13), and the Northeasterly half of Lot Fourteen (14), in Square or Block Number Thirty-three (33), according to the Lackawanna Iron and Coal Company's plot of a side of Jefferson Avenue, and being together one hundred forty (140) feet, more or less, wide in front on said Jefferson Avenue and one hundred fifty (150) feet in depth to an alley in the rear sixteen (16) feet wide for public use, with the privilege of using ten (10) feet in front of the front line of said lots for yard, vault, porch, piazza, cellarway and bay windows, and for no other purpose.

   .01. Two tracts of land in Township of Jefferson, purchased from L. A. Watres et al., by deed dated April 28, 1892, and recorded in Lackawanna County in Deed Book 88, page 310. Con-taining Five hundred twenty-nine (529) acres.

   .02. Tract of land in Township of Jefferson, purchased from John Ward and wife, by deed dated November 9, 1892, and recorded in Lackawanna County in Deed Book 139, page 219. Containing seventy-five (75) acres.

   .03.   Tract of land in Township of Jefferson, purchased from
Michael Gallagher and wife, by deed dated November 23, 1891, and
recorded in Lackawanna County in Deed Book 84, page 215.   Con-
taining seventy-five (75) acres.

   .04. Tract of land in Borough of Dickson City, purchased from Dickson Borough Home Improvement Company, by deed dated Dec. 22, 1915, and recorded in Lackawanna County in Deed Book 227, page
129. Containing four hundred thirty-nine thousandths (439/1000) acres.

   .05. Tract of land in Borough of Dickson City, purchased from Dickson Borough Home Improvement Company, by deed dated March 16, 1921, and recorded in Lackawanna County in Deed Book 314, page
381.  Containing one hundred three thousandths (103/1000) acres.

   .06. Two tracts of land in Borough of Archbald, purchased from Delaware and Hudson Company, by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 318, page
412.  Containing two and three tenths (2-3/10) acres.

   .07. Tract of land in Township of Jefferson, purchased from Martin Bohinski and wife, by deed dated July 27, 1925, and recorded in Lackawanna County in Deed Book 353, page 550. Con-taining four hundred forty (440) acres.

   .08. Tract of land partly in Borough of Archbald and partly in Borough of Jermyn, purchased from Katherine Farnham, Adminis-tratrix, etc., by deed dated May 10, 1922, and recorded in Lackawanna County in Deed Book 319, page 455. Containing one hundred seventy-two thousandths (172/1000) acres.

   .09. Right-of-way for water main in the Borough of Blakely purchased from William J. Broad, Winfield T. Broad and
Sadie K. Broad by deed dated February 9, 1945 and recorded in Lackawanna County in Deed Book 454, page 15.

   A.1. Tract of land in Borough of Archbald, leased by Archbald Water Company from Delaware & Hudson Canal Company by lease dated August 29, 1895, and recorded in Lackawanna County in Deed Book 135, page 544; and purchased by Olyphant Water Company from Delaware & Hudson Company by deed dated February 27, 1922 and recorded in Lackawanna County in Deed Book 318, page 412. Containing two and seven-tenths (2-7/10) acres.

   A.2. Riparian and other rights in Borough of Archbald, leased by Delaware and Hudson Coal Company to Archbald Water Company by lease dated July 22, 1878, and recorded in Lackawanna County Recorder's Office in Deed Book 1, page 83, and in Deed Book 1, page 507, and purchased by Olyphant Water Company from Delaware & Hudson Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 318, page 412.

   A.3. Tract of land in Borough of Archbald, leased by Archbald Water Company from Delaware & Hudson Canal Company by lease dated November 4, 1892; purchased by Olyphant Water Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 318, page 412. Containing two and five-tenths (2-5/10) acres.

   A.4. Riparian and other rights in. Borough of Archbald, leased by Archbald Water Company from Delaware & Hudson Canal Company by lease dated Nov. 4, 1892; and purchased by Olyphant Water Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 318, page 412.

   C.1. Four tracts of land in Township of Greenfield purchased from Joseph J. Jermyn by deed dated December 8, 1903, and recorded in Lackawanna County in Deed Book, 203, page 491. Con-taining three hundred twenty-one and nine tenths (321-9/10) acres.

   C.2. Tract of land in Township of Fell, purchased from Margaret Hudson by deed dated August 28, 1908, and recorded in Lackawanna County in Deed Book 231, page 540. Containing five thousandths (5/1000) acres.

   C.3. Tract of land in Township of Fell, purchased from Angus C. Russel and wife, by deed dated March 12, 1907, and recorded in Lackawanna County in Deed Book 227, page 24. Con-taining five (5) acres.

   C.4. Tract of land in Township of Fell, purchased from Emma Williams, by deed dated May 17, 1919, and recorded in Lackawanna County in Deed Book 283, page 588. Containing fifty-eight (58) acres.

   C.5. Tract of land in Township of Carbondale, purchased from Merle L. Ransom and wife, by deed dated May 24, 1919, and recorded in Lackawanna County in Dead Book 285, page 117. Con-taining thirteen and twenty-five hundredths (13-25/100) acres.

   C.6.  Tract of land in Township of Carbondale, purchased from
W. W. Hedden and wife by deed dated June 30, 1924, and recorded in Lackawanna County in Deed Book 345, page 311. Containing nine
(9) acres.

   C.7. Tract of land in Township of Carbondale purchased from Augusta V. Grosvenor and husband by deed dated March 31, 1927, and recorded in Lackawanna County in Deed Book 365, page 179.
Containing one (1) acre.

   C.8. Riparian rights in Township of Fell and Borough of Jermyn, purchased from Delaware & Hudson Company and Northern Coal & Iron Company, by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 322, page 185.

   C.9.  Tract of land partly in Township of Carbondale
Lackawanna County, and partly in Township of Canaan, Wayne
County, purchased from Delaware & Hudson Company and Northern
Coal & Iron Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 322, page 185. Containing fifty (50) acres. (See No. C. W. 7 herein.)

   C.10. Riparian rights in Borough of Archbald, purchased from Hudson Coal Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 322, page 180.

   C.11. Riparian rights in Boroughs of Archbald and Mayfield, purchased from Delaware & Hudson Company and Northern Coal & Iron Company, and from C. B. Little, Administrator, etc., et al, by deeds dated respectively February 27, 1922, and June 21, 1927, and respectively recorded in Lackawanna County in Deed Book 322, page 185, and filed for record in the office of the Recorder of Deeds, Lackawanna County, on February 27, 1946.

   C.12. Tract of land in Township of Clinton, purchased from Hudson Coal Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 322, page 180. Containing four
(4) acres.

   C.13. Tract of land in City of Carbondale, purchased from Delaware & Hudson Company, by deed dated January 21, 1910, and recorded in Lackawanna County in Deed Book 250, page 218. Con-taining four and four-tenths (4-4/10) acres. Excepting, however, the coal thereunder, which was conveyed by Consolidated Water Supply Company to John Henry Jones, by deed dated May 23, 1919, and recorded in Lackawanna County, in Deed Book 285, page 122.

   C.14. Tract of land in Carbondale Township purchased from Eugene Avery, et ux, by deed dated January 6, 1931, and recorded in Lackawanna County in Deed Book 383, page 304. Containing fifty-one (51) acres.

   C.15. Rights to abandoned road in Carbondale Township, pur-chased from Carbondale Township by deed dated October 1945 and recorded in Lackawanna County in Deed Book 457, page 227.

   C.16. Tract of land, including right-of-way, in Fell Township purchased from Williams Collins, et ux, by deed dated October 30, 1929 and recorded in Lackawanna County in Deed Book 378, page
140.  Containing twelve hundredths (12/100) acres.

   C.17. Tract of land in Scott Township, purchased from Thomas Griggs by deed dated August 30, 1935 and recorded in Lackawanna County in Deed Book 406, page 119. Containing fifty-seven thousandths (57/1000) acres.

   C.18.  Right-of-Way for 16" water main from Fallbrook
Reservoir in Fell Township, purchased from Michael Kosko by deed dated August 5, 1927 and recorded in Lackawanna County in Deed
Book 369, page 91.

   C.19. Right-of-Way for existing pipeline in Scott Township, purchased from William Morgan by deed dated May 26, 1939 and recorded in Lackawanna County in Deed Book 419, page 598.

   C.20. Right-of-Way for 16" water main in Fell Township, pur-chased from Almond R. Sampson, et ux, by deed dated November 17, 1930 and recorded in Lackawanna County in Deed Book 384, page
194.

   C.21. Right-of-Way for pipeline in Scott Township purchased from Wm. Morgan by deed dated May 26, 1939 and recorded in Lackawanna County in Deed Book 419, page 598.

   C.22. Tract of land in Township of Carbondale, purchased by Crysal Lake Water Company from L. H. Alden and wife by deed dated
May 15, 1895, and recorded in Lackawanna County in Deed Book 128, page 64.

   C.S.1. Tract of land in Borough of Forest City, purchased from Hillside Coal and Iron Company, by deeds dated April 13, 1908, and June 12, 1919, and respectively recorded in Susquehanna County in Deed Book 116, page 47, and Deed Book 130, page 673. Containing twenty-four thousandths (24/1000) acres.

   C.S.2. Tract of land partly in Township of Ararat, Susquehanna County, and partly in Township of Preston, Wayne
County, purchased from Levi A. Patterson, by deed dated
January 25, 1907, and recorded in Susquehanna County in Deed Book
112, page 336. Containing three hundred fifty-four and five-tenths (354-5/10) acres. (See No. C.W.2. herein.)

   C.S.3. Tract of land in Township of C1ifford, purchased from Freeman F. Carpenter by deed dated August 3, 1907, and recorded in Susquehanna County in Deed Book 113, page 238. Containing sixty-five and three-tenths (65-3/10) acres.

   C.S.4. Tract of land in Borough of Forest City, purchased from Hudson Coal Company by deed dated June 29, 1914, and recorded in Susquehanna County in Deed Book 127. page 288. Con-taining one and fifty-four hundredths (1-54/100) acres.

   C.S.5. Tract of land partly in Borough of Forest City, Susquehanna County, and partly in Township of Clinton, Wayne County, purchased from Elk Hill Coal & Iron Company by deed dated August 18, 1914, and recorded in Susquehanna County in Deed Book 127, page 347. Containing sixty-eight hundredths (68/100) acres. (See No. C.W.3. herein.)

   C.S.6. Tract of land in Borough of Forest City, purchased from Hillside Coal & Iron Company by deeds dated September 23, 1914, and June 12, 1919, and respectively recorded in Susquehanna County in Deed Book 127, page 382, and Deed Book 130, page 673. Containing two hundredths (2/100) acres.

   C.S.7. Tract of land in Borough of Forest City, purcased from Thomas R. Jones and wife by deed dated January 9, 1917, and recorded in Susquehanna County in Deed Book 130, page 380, and from Hudson Coal Company by deeds dated July 30, 1920, and October 25, 1920, and respectively recorded in Susquehanna County in Deed Book 134, page 261, and Deed Book 134, page 433. Con-taining one hundred seventy-two thousandths (172/1000) acres.

   C.S.8. Tract of land in Township of Clifford, purchased from John B. Williams and wife, by deed dated June 12, 1920, and recorded in Susquehanna County in Deed Book 133, page 322. Con-taining twenty-eight (28) acres.

   C.S.9. Tract of land in Township of Clifford, purchased from Delaware Hudson Company and Northern Coal & Iron Company by deed dated February 27, 1922, and recorded in Susquehanna County in Deed Book 143, page 54. Containing one hundred (100) acres.

   C.S.10. Tract of land in Forest City Borough, purchased from Hillside Coal and Iron Company, Pennsylvania Coal Company and The Pittston Company by deed dated February 27, 1932 and recorded in Susquehanna County in Deed Book 169, page 242. Containing one and sixty-seven hundredths (1-67/100) acres.

   C.S.11. Tract of land in Forest City Borough, purchased from John Lukieweicz by deed dated August 7, 1935 and recorded in Susquehanna County in Deed Book 171, page 431. Containing thirteen thousandths (13/1000) acres.

   C.S.12. Tract of land in Clifford Township purchased from Chester Paddock Mills by deed dated September 4, 1930 and recorded in Susquehanna County in Deed Book 146, page 239. Con-taining sixteen and seventy-five hundredths (16-75/100) acres.

   C.W.1. Tract of land in Township of Canaan, purchased from Samuel S. Olmstead, and wife by deed dated April 8, 1911, and recorded in Wayne County in Deed Book 102, page 190. Containing forty-seven (47) acres.

   C.W.2. Tract of land partly in Township of Preston, Wayne County, and partly in Township of Ararat, Susquehanna County, purchased from Levi A. Patterson by deed dated January 25, 1907, and recorded in Wayne County in Deed Book 97, page 32. Con-taining five hundred forty-one (541) acres. (See. No. C.S.2. herein.)

   C.W.3. Tract of land partly in Township of Clinton, Wayne County, and partly in Borough of Forest City, Susquehanna County, purchased from Elk Hill Coal & Iron Company, by deed dated
August 18, 1914, and recorded in Wayne County in Deed Book 106, page 404. Containing sixty-eight hundredths (68/100) acres.
(See No. C.S.5. herein.)

   C.W.4. Tract of land in Township of Canaan, purchased from Addie Baker, et al., by deed dated January 18, 1922, and recorded in Wayne County in Deed Book 117, page 265. Containing seventy-four (74) acres.

   C.W.5. Tract of land in Township of Clinton, purchased from John Coruskek and wife, by deed dated March 13, 1924, and recorded in Wayne County in Deed Book 121, page 399. Containing four and four-tenths (4-4/10) acres.

   C.W.6. Tract of land in Township of Clinton, purchased from Hudson Coal Company, by deed dated May 20, 1924, and recorded in Wayne County in Deed Book 122, page 3. Containing three and seven-tenths (3-7/10) acres.

   C.W.7. Tract of land partly in Township of Caanan, Wayne County, and partly in Township of Carbondale, Lackawanna County, purchased from Delaware & Hudson Company and Northern Coal & Iron Company by deed dated February 27, 1922, and recorded in Wayne County in Deed Book 118, page 216. Containing fifty (50) acres. (See No. C.9. herein.)

   C.W.8. Two tracts of land in Canaan Township, Wayne County and Carbondale Township, Lackawanna County, purchased from Rice Coal Company by deed dated December 21, 1938 and recorded in Wayne County in Deed Book 144, page 531 and recorded in Lackawanna County in Deed Book 422, page 275. Containing fourteen and nine-tenths (14-9/10) acres.

   AA.1. Tract of land, water and rights, partly in Townships of Greenfield and Fell, Lackawanna County, and partly in Township of Clifford, Susquehanna County, leased by Fall Brook and Newton Water Company by lease dated June 1, 1892, and recorded in Lackawanna County in Deed Book 90, page 511; purchased by Fall Brook and Newton Water Company, from Delaware & Hudson Company by deed dated November 8, 1899 and recorded in Lackawanna County in Deed Book 185, page 80; and purchased by Consolidated Water Sup-ply Company from Delaware & Hudson Company and Northern Coal & Iron Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 322, page 185. Containing by the deeds one hundred eighty three acres, ninety two and seven tenths perches, but by measurement one hundred ninety eight and six-tenths (198-6/10) acres. (See No. AA.(S) 1 herein.)

   AA.2. Waters and rights in City of Carbondale, and Township of Fell, leased by Fall Brook & Newton Water Company by lease dated June 1, 1892, and recorded in Lackawanna County in Deed Book 90, page 511, and purchased by Consolidated Water Supply Company from Delaware & Hudson Company and from Northern Coal & Iron Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 322, page 185.

   AA.3. Riparian rights in City of Carbondale and Township of Carbondale, leased by Crystal Lake Water Company, from Delaware & Hudson Canal Company by lease dated November 1, 1867, and recorded in Lackawanna County in Deed Book 250, page 219, and purchased by Consolidated Water Supply Company from Delaware & Hudson Company and Northern Coal & Iron Company by deed dated February 27, 1922, and recorded in Lackawanna County in Deed Book 322, page 185.

   AA.4. Tract of land located partly in Canaan Township, Wayne County, and partly in Carbondale Township, Lackawanna County, purchased by Crystal Lake Water Company from L. H. Alden and wife by deed dated October 19, 1893, and recorded in Lackawanna County in Deed Book 108, page 315, and in Wayne County in Deed Book 75, page 339, and tract of land in Township of Carbondale, Lackawanna County, purchased by Consolidated Water Supply Company from William M. Cox and wife by deed dated July 2, 1923,and recorded in Lackawanna County in Deed Book 330, page 526.

   AA.(S)1. Tract of land, waters, and rights, partly in Town-ship of Clifford, Susquehanna County, and partly in Townships of Greenfield and Fell, Lackawanna County leased by Fall Brook and Newton Water Company from Delaware & Hudson Canal Company by lease dated June 1, 1892; purchased by Fall Brook and Newton Water Company from Delaware & Hudson Company by deed dated November 8, 1899; and purchased by Consolidated Water Supply Com-pany from Delaware & Hudson Company and Northern Coal & Iron Com-pany by deed dated February 27, 1922, and recorded in Susquehanna County, in Deed Book 143, page 54. Containing by the deeds one hundred eighty three acres, ninety two and seven tenths perches, but by measurement one hundred ninety eight and six tenths (198-6/10) acres. (See No. AA.1. herein.)

   AA.(S)2. Two tracts of land in Borough of Forest City, pur-chased by Rock Cliff Water Company from Hillside Coal & Iron Com-pany, by deed dated March 20, 1889, and recorded in Susquehanna County in Deed Book 75, page 542; and a portion of the coal thereunder purchased by Consolidated Water Supply Company from Hi11side Coal & Iron Company by deed dated June 12, 1919, and recorded in Susquehanna County in Deed Book 130, page 673.

   AA.(S)3. Tract of land in Township of Clifford, purchased by Consolidated Water Supply Company from Hudson Coal Company, and from Delaware and Hudson Company and Northern Coal & Iron Com-pany, by deeds both dated February 27, 1922, and recorded in Deed Book 143, page 58, and in Deed Book 143, page 54. Containing five and five-tenths (5-5/10) acres.

   AA.(S)4. Tract of land in Township of Clifford, purchased by Consolidated Water Supply Company from Delaware & Hudson Company and Northern Coal & Iron Company, by deed dated February 27, 1922, and recorded in Deed Book 143, page 54. Containing ninety nine and seven-tenths (99-7/10) acres.

   AA.(S)5. Riparian and water rights in Borough of Forest City, and in Township of Clifford, purchased by Consolidated Water Sup-ply Company from Hudson Coal Company, by deed dated February 27, 1922, and recorded in Susquehanna County in Deed Book 143, page 58.

   AA.(W)1. Riparian and water rights in Township of Clinton, Wayne County, purchased by Consolidated Water Supply Company from
Hudson Coal Company by deed dated February 27, 1922, and recorded in Wayne County in Deed Book 118, page 211.

   AA.(W)2. Tract of land in Township of Clinton, purchased by Consolidated Water Supply Company from Hudson Coal Company by deed dated February 27, 1922, and recorded in Wayne County in Deed Book 118, page 211.

   AA.(W)3. Riparian and water rights in Township of Clinton, purchased by Consolidated Water Supply Company from Hudson Coal
Company by deed dated February 27, 1922, and recorded in Wayne
County in Deed Book 118, page 211.

   AA.(W)4. Tract of land in Township of Clinton, leased by Rock Cliff Water Company from Delaware & Hudson Canal Company, and Vandling Water Company by lease dated June 27, 1894, and recorded in Wayne County in Deed Book 76, page 72, and purchased by Con-solidated Water Supply Company from Hudson Coal Company by deed dated February 27, 1922, and recorded in Wayne County in Deed Book 118, page 211. Containing four (4) acres.

   D.1. Tract of land in Township of Roaring Brook, purchased from Mary P. Davis, by deed dated June 1, 1887, and recorded in Lackawanna County in Deed Book 44, page 209. Containing four hundred thirty-nine (439) acres.

   D.2. Tract of land in Boroughs of Dunmore and Throop, pur-chased from W. W. Winton and wife, by deed dated November 4, 1887, and recorded in Lackawanna County in Deed Book 49, page
520.  Containing one and one hundred ninety-one thousandths
(1-191/1000) acres.

   D.3. Six tracts of land in Borough of Dunmore, purchased from Pennsylvania Coal Company, by deed dated October 1, 1900, and recorded in Lackawanna County in Deed Book 185, page 561. Con-taining ninety and nine hundred and eighty-eight thousandths (90-988/1000) acres.

   D.4. Tract of land in Township of Roaring Brook, purchased from Pennsylvania Coal Company, by deed dated October 1, 1900, and recorded in Lackawanna County in Deed Book 185, page 561.
Containing eighty-seven hundredths (87/100) acres.

   Excepting, however, from the lien of this Indenture all those certain tracts of land hereinafter described in this Part 1, which have heretofore been sold by the Company or one of its predecessors, and which constituted part of the foregoing tracts:

   El.  Two tracts of land in City of Scranton, sold to Northern
Electric Street Railway Company, by deed dated December 28, 1906 and recorded in Lackawanna County in Deed Book 227, page 271.
Containing fifty-four hundredths (54/100) acres.

   E2. Tract of land in City of Scranton, sold to City of Scranton by deed dated August 3, 1918, and recorded in Lackawanna
County in Deed Book 281, page 552. Containing one hundred fifteen thousandths (115/1000) acres.

   E3. Seven tracts of land in City of Scranton, and Townships of Abington and South Abington, sold to Delaware, Lackawanna and Western Railroad Company, by deed dated March 29, 1905, and recorded in Lackawanna County in Deed Book 211, page 42. Con-taining six and seven hundred seventy-five thousandths (6-775/1000) acres.

   E4. Tract of land in Township of South Abington, sold to Clem B. Marsh, by deed dated September 27, 1924, and intended to be recorded in Lackawanna County. Containing ninety-six thousandths (96/1000) acres.

   E5. Two tracts of land in Township of South Abington, sold to Raphael G. Pembridge and wife, by deed dated September 29, 1922, and recorded in Lackawanna County in Deed Book 328, page 356. Containing seven hundred seven thousandths (707/1000) acres.

   E6.  Tract of land in Township of South Abington, sold to
L. L. Bright, by deed dated June 9, 1924, and recorded in Lackawanna County in Deed Book 346, page 171. Containing seventeen hundredths (17/100) acres.

   E7. Tract of land in Township of South Abington, sold to Dalton Street Railway Company, by deed dated December 24, 1907, and recorded in Lackawanna County in Deed Book 223, page 441.
Containing fourteen hundredths (14/100) acres.

   E8. Two tracts of land in Township of South Abington, sold to Dalton Street Railway Company, by deed dated December 28, 1906, and recorded in Lackawanna County in Deed Book 227, page 274.
Containing twenty two hundredths (22/100) acres.

   E9. Tract of land in Township of South Abington, sold to Harry Grant Tripp, by deed dated January 12, 1901, and recorded in Lackawanna County in Deed Book 195, page 246. Containing fifty (50) acres.

   E10. Tract of land in Township of South Abington, sold to Delaware, Lackawanna and Western Railroad Company by deed dated October 5, 1910, and recorded in Lackawanna County in Deed Book 245, page 349. Containing seventy-two hundredths (72/100) acres.

   E11. Tract of land in Township of South Abington, sold to Delaware, Lackawanna and Western Railroad Company by deed dated September 26, 1912, and recorded in Lackawanna County in Deed Book 259, page 444. Containing twenty-eight hundredths (28/100) acres.

   E12. Tract of land in Township of South Abington, sold to Shady Lane Cemetery Association, by deed dated July 29, 1922, and recorded in Lackawanna County in Deed Book 322, page 388. Con-taining twenty three and five tenths (23-5/10) acres.

   E13. Tract of land in Township of South Abington, sold to Clarence E. Thomas, by deed dated August 26, 1924, and recorded in Lackawanna County in Deed Book 348, page 6. Containing sixty eight and five tenths (68-5/10) acres.

   E14. Tract of land in City of Scranton, sold to William P. Huester, by deed dated August 5, 1920, and recorded in Lackawanna County in Deed Book 302, page 520. Containing forty eight thousandths (48/1000) acres.

   E15. Tract of land in Township of South Abington, sold to Providence and Abington Turnpike and Plank Road Company, by deed dated March 9, 1907, and recorded in Lackawanna County in Deed Book 227, page 268. Containing eight thousandths (8/1000) acres.

   E16. Tract of land in Township of South Abington, sold to Henry R. Richardson, by deed dated April 20, 1917, and recorded in Lackawanna, County in Deed Book 303, page 291. Containing seventy-six thousandths (76/1000) acres.

   E17. Tract of land in Township of South Abington, sold to Methodist Episcopal Church of Chinchilla, Pennsylvania, by deed dated Apr. 10, 1924 and February 13, 1925, respectively, and respectively recorded in Lackawanna County Deed Book 299, page 589 and in Deed Book 349, page 109 (the latter deed correcting the earlier deed wherein the grantee had been erroneously described as First Methodist Episcopal Church of Pershing). Con-taining three hundred eighty-seven thousandths (387/1000) acres.

   E18.  Tract of land in Township of South Abington, sold to The
Methodist Episcopal Church of Chinchilla, by deed dated June 3,
1924, and recorded in Lackawanna County in Deed Book 347, page
593.  Containing eighty-three thousandths (83/1000) acres.

   E19. Tract of land in Township of South Abington, sold to Joseph Ottinger, by deed dated August 3, 1917, and recorded in Lackawanna County in Deed Book 282, page 141. Containing thirty-six thousandths (36/1000) acres.

   E20. Tract of land in Township of South Abington, sold to Emory White, by deed dated July 10, 1926, and recorded in Lackawanna County in Deed Book 360, page 345. Containing seven and forty-eight hundredths (7-48/100) acres.

   E21.  Tract of land in Township of South Abington, sold to
H. M. Moore, by deed dated July 10, 1926, and recorded in Lackawanna County in Deed Book 359, page 236. Containing two (2) acres.

   E22. Tract of land in Jefferson Township sold to Erie and Wyoming Valley Railroad Company, by deed dated July 19, 1898, and recorded in Lackawanna County in Deed Book 162, page 535. Con-taining seventy three thousandths (73/1000) acres.

   E23. Tract of land in Township of Roaring Brook, sold to Erie and Wyoming Railroad Company, by deed dated July 19, 1898, and recorded in Lackawanna County in Deed Book 162, page 535. Con-taining one and forty one hundredths (1-41/100) acres.

   E24. Tract of land in Borough of Moscow, sold to Delaware, Lackawanna and Western Railroad Company by deed dated October 13, 1905, and recorded in Lackawanna County in Deed Book 213, page
314.  Containing five hundred three thousandths (503/1000) acres.

   E25. Seven tracts of land in Boroughs of Moscow and Dunmore, Townships of Covington and Roaring Brook, sold to Delaware, Lackawanna and Western Railroad Company, by deed dated April 1, 1925, and recorded in Lackawanna County in Deed Book 352, page
111.  Containing two and nine hundred sixty-four thousandths
(2-964/1000) acres.

   E26. Fourteen tracts of land in Township of Covington, sold to Delaware, Lackawanna and Western Railroad Company, by deed dated September 26, 1913, and recorded in Lackawanna County in Deed Book 271, page 126. Containing ninety-three and two hundred eight thousandths (93-208/1000) acres.

   E27. Tract of land in Borough of Elmhurst, sold to the Borough of Elmhurst, by deed dated May 25, 1915, and, recorded in Lackawanna County in Deed Book 271, page 492. Containing seven-teen thousandths (17/1000) acres.

   E28. Tract of land in Borough of Elmhurst, sold to Delaware, Lackawanna and Western Railroad Company, by deed dated March 29, 1920, and recorded in Lackawanna County in Dead Book 302, page
309. Containing one and thirty-two thousandths (1-32/1000) acres.

   E29.  Tract of land in Borough of Elmhurst, and sold to The
Right Reverend  M. J. Hoban, Trustee, etc., by deed dated
October 6, 1920, and recorded in Lackawanna County in Deed Book
310, page 89.  Containing forty-seven hundredths (47/100) acres.

   E30. Two tracts of land in Borough of Dunmore, sold to Dela-ware, Lackawanna and Western Railroad Company, by deed dated October 13, 1905, and recorded in Lackawanna County in Deed Book 213, page 315. Containing six hundred two thousandths (602/1000) acres.

   E31. Tract of land in Township of Covington, sold to The Covington School District of the Township of Covington, by deed dated February 18, 1928, and recorded or to be recorded in Lackawanna County. Containing one and two tenths ( 1-2/10) acres.

   E32. Tract of land in Township of Roaring Brook, sold to Erie and Wyoming Valley Railroad Company, by deed dated May 19, 1899, and recorded in Lackawanna County in Deed Book 173, page 15.
Containing nine hundredths (9/100) acres.

   E33. Tract of land in Borough of Dunmore, sold to Trustees of Lawrence Memorial Methodist Episcopal Church, by deed dated
May 6, 1924, and recorded or to be recorded in Lackawanna County.
Containing seventy-five thousandths (75/1000) acres.

   E34. Tract of land in City of Scranton, sold to City of Scranton, by deed dated June 16, 1925, and recorded in Lackawanna
County in Deed Book 360, page 10.  Containing eleven hundredths
(11/100) acres.

   E35.  Tract of land in City of Scranton, sold to Scranton
Electric Company, by deed dated July 16, 1926 and recorded in Lackawanna County in Deed Book 359, page 237. Containing forty seven hundredths (47/100) acres.

   E36. Tract of land in Township of South Abington, sold by Providence Gas and Water Company to Egbert M. Leach, by deed dated December 28, 1899 and recorded in Lackawanna County in Deed Book 177, page 361. Containing five hundredths (5/100) acres.

   E37.  Tract of land in Township of Roaring Brook, Lackawanna
County occupied by Scranton, Dunmore and Moosic Lake Railroad without formal conveyance. Containing three and twenty-five hundredths (3-25/100) acres.

   E38. Tract of land in City of Scranton sold to William W. Scranton by deed dated October 14, 1899, and recorded in Lackawanna County in Deed Book 180, page 410. Containing fourteen hundredths (14/1000) acres.

   E39. Tract of land in Township of Covington sold to William Latham et al, Trustees, by deed dated May 19, 1899, and recorded in Lackawanna County in Deed Book 172, page 434. Con-taining one (1) acre.

   E40.  Tract of land in City of Scranton sold by Hyde Park Gas
Company to Scranton Lace Company by deed dated April 13, 1918, and recorded in Lackawanna County in Deed Book 281, page 346.
Containing eighty-six thousandths (86/1000) acres.

   E41.  Tract of land in City of Scranton sold by Hyde Park Gas
Company to Scranton Lace Company by deed dated May 7, 1919, and recorded in Lackawanna County in Deed Book 283, page 584. Con-taining thirty-eight thousandths (38/1000) acres.

   E42. Tract of land in S. Abington Township (Chinchilla), being a portion of the Catherine O'Donnell lands sold to The Con-gregation Benai Israel and The Holy Congregation of Truth and Charity Association in April 1928. Containing six and five tenths (6-5/10) acres.

   E43. Two tracts of land in S. Abington Township sold to Rt. Rev. Thos. C. O'Reilly, Bishop of Scranton by deed dated
November 28, 1930.  Containing one and thirty-six hundredths
(1-36/100) acres.

   E44. Tract of land in S. Abington Township sold to Mrs. Thurston S. Parker by deed dated February 15, 1940. Con-taining eighteen hundredths (18/100) acres.

   E45. Tract of land in S. Abington Township sold to Paul Smith by deed dated July 26, 1944. Containing six hundred fifty nine thousandths (659/1000) acres.

   E46.  Tract of land in S. Abington Township sold to School
District, S. Abington Township by deed dated November 3, 1939.
Containing twelve and six tenths (12-6/10) acres.

   E47. Tract of land in South Abington Township sold to Clarence E. Thomas, et ux, by deed dated November 10, 1932. Con-taining two and one tenth (2-1/10) acres.

   E48.  Tract of land in South Abington Township sold to The
Delaware Lackawanna and Western Railroad Company by deed dated
July 27, 1945.  Containing five tenths (5/10) acres.

   C.E.1. Tract of land in Township of Greenfield, sold to Elkview Country Club, by deed dated Aug. 23, 1920, and recorded in Lackawanna County in Deed Book 310, page 6. Containing seventy and five tenths (70-5/10) acres.

   C.E.2. Tract of land in Township of Greenfield, sold to Raymond C. Schroeder and wife, by deed Jan. 12, 1922, and recorded in Lackawanna County in Deed Book 315, page 307. Con-taining two and one hundred eight thousandths (2-108/1000) acres.

   C.E.3. Two tracts of land in Township of Greenfield, sold to John B. Shannon, et al, by dead dated June 22, 1922, and recorded in Lackawanna County in Deed Book 323, page 164. Containing one hundred twenty six (126) acres.

   C.E.4. Tract of land in Carbondale Township, sold to Carbon-dale Township by deed dated October 16, 1945, and described as follows: A 50-foot right-of-way beginning at a point on the Northerly right-of-way line of Pennsylvania Highway Route #6 approximately opposite Station 975 plus 42, distant 830 feet more or less, Westerly from the point where the line common to Lackawanna and Wayne Counties crossed the highway; thence along the center line of said 50 foot right-of-way North fifty-seven degrees West (N. 57 deg. W.) one hundred thirty-two (132) feet to the point of curvature of an 18 degree curve to the right; thence along said 18 degree curve to the right one hundred (100) feet to the point of tangency; thence North thirty-nine degrees West
(N. 39 deg. W.) two hundred and five (205) feet to the point of curvature of a 7 degree curve to the right; thence along the said 7 degree curve to the right one hundred and forty (140) feet more or less to southern edge of the Carbondale Township Road; formerly called the Milford and Owego Turnpike. Containing fifty-six hundredths (56/100) acres.

   C.S.E.1. Two tracts of land in Township of Clifford, sold to Stephen Bronson, by deed dated April 26, 1916, and recorded in Susquehanna County in Deed Book 130, page 349. Containing twenty-seven and eight tenths (27-8/10) acres.

   C.S.E.2. Two tracts of land in Clifford Township, sold to the Erie Railroad Company by deed dated October 26, 1944 and recorded in Susquahanna County in Deed Book 191, page 203. Containing one and one hundred sixty-three thousandths (1-163/1000) acres.

                               II.

The following pieces or parcles of land situate in the Counties of Luzerne, Lackawanna and Wyoming, in the Commonwealth of Pennsylvania, to-wit:

   1. Tract of land in Bear Creek Township, purchased from Paul A. Oliver, by deed dated the 21st day of September, 1909, and recorded in Luzerne County in Deed Book 458, page 375. Con-taining one and sixty-five hundredth (1 65/1000) acres.

   2. Tract of land in Certified Bedford Township now Lehman Township, purchased from Highley M. wilcox, by deed dated the 9th day of May, 1890, and recorded in Luzerne County in Deed Book 296, page 94. Containing forty-two and six-tenth (42 6/10) acres.

   3. Tract of land in Dallas Borough, purchased from Benjamin F. Bulford and wife, by deed dated the 30th day of March, 1900, and recorded in Luzerne County in Deed Book 396, page 205. Containing one and ninety-five hundredth (1-95/100) acres.

   4. Tract of land in Dallas Borough, purchased from Charles D. Henderson, by deed dated September 26, 1890, and recorded in Luzerne County in Deed Book 296, page 350. Con-taining sixty-six (66) acres more or less.

   5. Two tracts of land in Lehman Township and Dallas Township, purchased from Asa R. Holcomb and wife, by deed dated the 16th day of April, 1906, and recorded in Luzerne County in Deed Book 436, page 238. The first containing six and sixty-five hundredths (6 65/100) acres; and the second containing five and fifty-seven hundredth (5 57/100) acres.

   6. Tract of land in Dallas Borough, purchased from Asa R. Holcomb and wife, by deed dated the 21st day of January, 1907, and recorded in Luzerne County in Deed Book 435, page 408. Containing one (1) acre and ninety-seven (97) perches.

   7. Tract of land situated partly in Dallas Borough and partly in Lehman Township, purchased from Andrew T. McClintoc, by deed dated August 25, 1890, and recorded in Luzerne County in Deed Book 296, page 74. Containing two hundred and fifty-eight (258) acres and five (5) perches.

   8.  Tract of land in Dallas Borough, purchased from
T. F. Ryman and wife, by deed dated April 13, 1896, and recorded in Luzerne County in Deed Book 349, page 298. Containing thirty-seven (37) acres and sixty (60) perches.

   9. Tract of land in Dallas Township, purchased from John J. Bulford by deed dated July 30, 1890, and recorded in Luzerne County in Deed Book 296, page 90. Containing eighteen
(18) acres.

   10. Tract of land in Duryea Borough, purchased from James Holgate and wife, by deed dated the 16th day of April, 1906, and recorded in Luzerne County in Deed Book 436, page 235.
Containing thirty-six and thirty-one hundredth (36 31/100) acres.

   11. Tract of land in Duryea Borough, purchased from the Lehigh Valley Coal Company by two separate deeds, each conveying a one-half interest, dated October 18, 1909 and recorded in Luzerne County in Deed Book 458, page 543; and by deed dated February 19, 1921 and recorded in Luzerne County in Deed Book 543, page 565. Said tract containing thirty-eight and six-tenth (38 6/10) acres. Coal and minerals reserved.

   12. Two tracts of land in Exeter Borough, purchased from Draper Smith, Trustee, by deed dated the 21st day of July, 1890 and recorded in Luzerne County in Deed Book 295, page 48. The first thereof containing seventy-eight (78) acres; and the second thereof containing twenty-one (21) acres and thirty-eight (38) perches.

   13. Tract of land in Fairview Township, purchased from James Butler and wife, by deed dated December 29, 1904, and recorded in Luzerne County in Deed Book 436, page 233. Con-taining twenty-four (24) acres and one hundred and thirteen (113) perches.

   14. Tract of land in Fairview Township, purchased from James Butler and wife, by deed dated the 29th day of December, 1904, and recorded in Luzerne County in Deed Book 430, page 204. Containing fifty-nine (59) acres and fifty-nine (59) perches. Coal and minerals reserved.

   15. Three tracts of land in Fairview Township, purchased from James Butler and wife, by deed dated the 29th day of December, 1904, and recorded in Luzerne County in Deed Book 436, page 232. The first thereof containing twenty-six (26) acres; the second thereof containing thirty-five (35) acres, coal and minerals reserved; and the third thereof containing twenty-five (25) perches. Being a strip of land connecting the first and second tracts above.

   16. Tract of land in Fairview Township, purchased from James Butler and wife, by deed dated the 29th day of December, 1904, and recorded in Luzerne County in Deed Book 430, page 205.
Containing one hundred and nine (109) acres.

   17. Tract of land in Fairview Township, purchased from James Butler and wife by deed dated the 29th day of December, 1904, and recorded in Luzerne County in Deed Book 430, page 206. Containing twenty-four (24) acres. Coal and minerals reserved.

   18. Tract of land in Fairview Township, purchased from James Butler and wife, by deed dated December 29, 1904, and recorded in Luzerne County in Deed Book 430, page 207. Con-taining thirty-eight and four-tenth (38 4/10) acres.

   19. Two tracts of land in Fairview Township, purchased from Henry Glass and Fannie L. Glass, by deed dated the 1st day of October, 1907, and recorded in Luzerne County in Deed Book 443, page 304. The first thereof containing thirty-nine (39) acres and one hundred and forty-three (143) perches; and the second thereof containing twenty-four (24) acres and thirty-two (32) perches.

   20.  Tract of land in Hanover Township, purchased from
B. R. Jones, by deed dated the 10th day of July, 1901, and recorded in Luzerne County in Deed Book 396, page 529. Con-taining fifty-eight (58) acres and seventy-eight (78) perches.

   21. Tract of land in Hollenback Township, purchased from Francis K. Shobert, by deed dated the 11th day of July, 1905, and recorded in Luzerne County in Deed Book 432, page 148. Con-taining twenty-three (23) acres and one hundred and twenty (120) perches.

   22.  Two tracts of land in Hunlock Township, purchased from
L. A. Watres and wife by deed dated the 24th day of September, 1897, and recorded in Luzerne County in Deed Book 366, page 438. The first thereof containing twenty (20) acres and one hundred and thirty (130) perches; and the second thereof containing fifty
(50) acres.

   23.  Huntsville Mill Property, purchased from
Highley M. Wilcox and others, by deed dated the 23rd day of May, 1891, and recorded in Luzerne County in Deed Book 310, page 2;
Deed Book 313, page 59; and Deed Book 313, page 54; containing about two (2) acres of land.

   24. Tract of land in Jackson Township, purchased from Thomas Cease and wife, by deed dated the 27th day of October, 1914, and recorded in Luzerne County in Deed Book 504, page 105.
Containing seventy-seven and fourteen hundredths (77 14/100) acres.

   25. Tract of land in Jackson Township, purchased from Thomas Cease and wife, by deed dated the 22nd day of June, 1911, and recorded in Luzerne County in Deed Book 475, page 493. Con-taining thirty-seven and one-fourth (37 1/4) acres.

   26. Tract of land in Jackson and Plymouth Townships, pur-chased from Morgan A. Cease and wife, by deed dated November 12, 1908, and recorded in Luzerne County in Deed Book 452, page 441. Containing twenty-two and four hundredths (22 4/100) acres. Also all right, title, and interest in and to a piece of four and sixty-five hundredths (4 65/100) acres.

   27. Tract of land in Jackson Township, purchased from Irwin Coolbaugh and wife by deed dated April 16, 1909, and recorded in Luzerne County in Deed Book 463, page 34. Containing two (2) acres. Also included in same deed a piece of land con-taining one (1) acre in Jackson Township.

   28. Three tracts of land in Jackson Township, purchased from Calvin Dymond and wife, by deed dated the 19th day of June, 1918, and recorded in Luzerne County in Deed Book 523, page 64. The first thereof containing two (2) acres; the second thereof con-taining one (1) acre; and the third thereof containing forty-five
(45) acres.

   29. Tract of land in Jackson Township, purchased from Charles D. Foster and wife, by deed dated the 20th day of June, 1892, and recorded in Luzerne County in Deed Book 308, page 522.
Containing twenty-three and six tenth (23 6/10) acres, excepting therefrom four and forty-six hundredths (4 46/100) acres.

   30. Tract of land in Jackson Township, purchased from Fred J. Harlos and wife by deed dated the 28th day of July, 1905, and recorded In Luzerne County in Deed Book 423, page 541. Con-taining one and two-tenth (1 2/10) acres.

   31. Tract of land in Jackson Township, purchased from Milton Neyhart and wife, by deed dated the 31st day of July, 1893, and recorded in Luzerne County in Deed Book 321, page 234.
Containing seven and one-half (7 1/2) acres.

   32.  Tract of land in Jackson Township, purchased from
R. E. Patterson, by deed dated the 29th day of July, 1897, and recorded in Luzerne County in Deed Book 375, page 187. Con-taining six (6) acres and one hundred and fifty (150) perches.

   33.  Tract of land in Jackson Township, purchased from
W. F. Prutzman by deed dated the 2nd day of February, 1918, and recorded in Luzerne County in Deed Book 521, page 516. Con-taining one and eighty-three hundredths (1 83/100) acres.

   34. Tract of land in Jackson Township, purchased from Joseph F. Randall, by deed dated the 13th day of October, 1908, and recorded in Luzerne County in Deed Book 446, page 474. Con-taining ten (10) acres.

   35. Tract of land in Jackson Township, purchased from Ziba B. Smith, widower, by deed dated the 29th day of January, 1915, and recorded in Luzerne County in Deed Book 504, page 274.
Containing thirty-four (34) acres.

   36. Two tracts of land in Jackson Township, purchased from Christian Walter and wife, et al, by deed dated April 14, 1909, and recorded in Luzerne County in Deed Book 457, page 279. The first thereof containing twenty-five (25) acers; and the second thereof containing forty (40) acres.

   37. Tract of land in Jackson Township, purchased from Highley M. Wilcox, Executrix, by deed dated the 8th day of August, 1894, and recorded in Deed Book 334, page 416, in Luzerne
County.  Containing two (2) acres.

   38. Tract of land in Jenkins Township, purchased from Cormac Bohan, Sr., by deed dated the 25th day of September, 1897, and recorded in Luzerne County in Deed Book 373, page 587. Con-taining two hundred and forty-two (242) acres and thirty (30) perches.

   39. Tract of land in Jenkins Township, purchased from Elmer C. Kellam and wife, by deed dated the 11th day of February, 1907, and recorded in Luzerne County in Deed Book 435, page 503.
Containing two hundred and twelve (212) acres. Coal and mineral rights reserved.

   40. Tract of land in Jenkins and Plains Townships, purchased from Amandes Kresge, by deed dated the 7th day of May, 1897, and recorded in Luzerne County in Deed Book 364, page 118, containing four hundred and thirty-seven (437) acres.

   41. Two tracts of land in Jenkins Township, purchased from George C. Lewis and Mary C. Gross, Executors of Josiah Lewis, by deed dated the 8th day of May, 1917, and recorded in Luzerne County in Deed Book 515, page 579. The first tract containing one hundred and sixty-three (163) acres, twenty-two (22) perches; and the second containing thirty (30) acres and twenty-five (25) perches. Coal and mineral rights reserved.

   42. Tract of land in Jenkins Township, purchased from George C. Lewis, Arabella D. Lewis and Mary C. Gross, Executors of Josiah Lewis, deceased, by deed dated the 6th day of November, 1897, and recorded in Luzerne County in Deed Book 365, page 424. Containing three hundred and fifteen (315) acres and thirty-three
(33) perches.

   43. Tract of land in Jenkins Township, purchased from George C. Lewis, Executor, by deed dated the 6th day of November, 1897, and recorded in Luzerne County in Deed Book 365, page 421.
Containing one hundred and fifty (150) acres and forty-five (45) perches.

   44. Tract of land in Jenkins Township, purchased from Lafayette H. Totten, by deed dated the 31st day of May, 1918, and recorded in Luzerne County in Deed Book 375, page 285. Con-taining sixty-three and two-tenths (63 2/10) acres.

   45. Tract of land in Jenkins Township, purchased from Lafayette H. Totten, by deed dated the 12th day of November, 1897, and recorded in Luzerne County in Deed Book 374, page 166.
Containing eighteen and seventy-two hundredth (18 72/100) acres.

   46. An undivided one-half interest in a tract of land in Jenkins Township, purchased from Annie A. Wright et al, by deed dated the 25th day of April, 1905, and recorded in Luzerne County in Deed Book 426, page 353. Containing fifty-six and sixty-five hundredth (56 65/100) acres. Coal and minerals reserved.

   47.  Property in Kinston Borough, purchased from
James H. Franck and wife, by deed dated the 18th day of Septem-ber, 1916, and recorded in Luzerne County in Deed Book 513, page
428. Containing three thousand eight hundred and eight-two and eight-tenth (3,882 8/10) square feet, together with the office building.

   48. Two tracts of land in Kingston Township, purchased from William L. Conyngham and wife, by deed dated the 13th day of March, 1891, and recorded in Luzerne County in Deed Book 297, page 587. Containing four and ninety-two hundredth (4 92/100) acres.

   49. Tract of land in Kingston Township, purchased from William L. Conyhngham and wife, by deed dated the 25th day of October, 1892, and recorded in Luzerne County in Deed Book 312, page 42. Containing four and one-tenth (4 1/10) acres.

   50. Tract of land in Kingston Township, purchased from Isaac C. Edwards and wife, by deed dated the 24th day of Decem-ber, 1896, and recorded in Luzerne County in Deed Book 360, page
123.  Containing five (5) acres.

   51. Piece of land in Kingston Township, purchased from Joseph Harter and wife, by deed dated the 28th day of May, 1890, and recorded in Luzerne County in Deed Book 296, page 75. Con-taining about one (1) acre.

   52. Piece of land in Kingston Township, purchased from George R. Wright, by deed dated the 19th day of June, 1890, and recorded in Luzerne County in Deed Book 296, page 78. Containing one (1) acre.

   53. Tract of land in Laurel Run Borough, purchased from Moses D. Adelson and others, by deed dated February 6, 1908, and recorded in Luzerne County in Deed Book 447, page 278. Con-taining seventy-six hundredths (76/100) of an acre.

   54. Tract of land in Lehman Township, acquired by right of eminent domain in Court of Common Pleas of Luzerne County No.
418, December Term, 1890. Containing forty-three and three-fourth (43 3/4) acres.

   55. Tract of land in Lehman Township, purchased from Peter Bertram and others, by deed dated the 21st day of March, 1905, and recorded in Luzerne County in Deed Book 426, page 351. Containing 72.24 acres, but excepting therefrom 25.30 acres con-veyed to Samuel C. Chase by deed dated June 21, 1920, and recorded in Luzerne County in Deed Book 540, page 372, thus now containing 46.94 acres. One-half coal and mineral reserved.

   56. Two tracts of land in Lehman Township, purchased from Peter Bertram, et al, by deed dated the 14th day of July, 1890, and recorded in Luzerne County in Deed Book 296, page 96. The first thereof containing twenty-nine and seven-tenth (29 7/10) acres; and the second thereof containing twelve and four-tenth (12 4/10) acres. Coal and minerals reserved.

   57. Two tracts of land in Lehman Township, purchased from Nelson J. Booth, by deed dated the 23rd day of April, 1918, and recorded in Luzerne County in Deed Book 521, page 515. The first thereof containing forty-five (45) acres and one hundred and three (103) perches; and the second thereof containing fifty-five hundredths (55/100) of an acre.

   58. Tract of land in Lehman Township, purchased from William J. Brennan and wife, by deed dated the 26th day of Octo-ber, 1923, and recorded in Luzerne County in Deed Book 590, page
230.  Containing four and fourteen hundredth (4 14/100) acres.

   59. Tract of land in Lehman Township, purchased from James Butler and wife by deed dated the 30th day of November, 1904, and recorded in Luzerne County in Deed Book 434, page 141.
Containing seventy-eight and thirty-one hundredth (78 31/100) acres.

   60. Three tracts of land in Lehman Township, purchased from Charles Wesley Cease and wife, by deed dated the 30th day of September, 1915, and recorded in Luzerne County in Deed Book 509, page 176. The first thereof containing twenty-seven (27) acres; the second thereof containing thirty-two hundredth (32/100) of an acre.

   61. Tract of land in Lehman Township, purchased from Phebe Craft, by deed dated the 8th day of June, 1915, and recorded in Luzerne County in Deed Book 506, page 154. Con-taining fifty (50) acres.

   62. Tract of land in Lehman Township, purchased from Allen H. Dickson, by deed dated the 6th day of December, 1890, and recorded in Luzerne County in Deed Book 296, page 484. Con-taining twenty-one (21) acres.

   63. Tract of land in Lehman Township, purchased from Lewis C. Garey, by deed dated July 31, 1890, and recorded in Luzerne County in Deed Book 296, page 82. Containing thirty-six
(36) acres.

   64. Tract of land in Lehman Township, purchased from Naomi Green by deed dated the 7th day of September, 1916, and recorded in Luzerne County in Deed Book 476, page 175. Con-taining one and three hundredth (1 3/100) acres.

   65. Tract of land in Lehman Township, purchased from Charles D. Hazletine and wife by deed dated the 10th day of June, 1890, and recorded in Luzerne County in Deed Book 296, page 91.
Containing twenty-eight (28) acres.

   66. Tract of land in Dallas and Lehman Townships, purchased from Asa R. Holcomb and wife, by deed dated the 10th day of June, 1924, and recorded in Luzerne County in Deed Book 600, page 409.
Containing fifty (50) acres of land.

   67.  Tract of land in Lehman Township, purchased from
A. D. Hufford and wife, by deed dated the 22nd day of June, 1916, and recorded in Luzerne County in Deed Book 510, page 555. Con-taining one (1) acre and forty-six (46) perches.

   68. Tract of land in Lehman Township, purchased from Lovelia Hummel and husband, by deed dated the 25th day of Octo-ber, 1910, and recorded in Luzerne County in Deed Book 466, page
557.  Containing fifty (50) acres.

   69. Tract of land in Lehman Township, purchased from James W. Ide, by deed dated the 4th day of August, 1890, and recorded in Luzerne County in Deed Book 296, page 72. Containing eighty-five hundredths (85/100) acres.

   70. Piece of land in Lehman Township, purchased from David E. Ide, by deed dated the 4th day of August, 1890, and recorded in Luzerne County in Deed Book 296, page 93. Containing fifteen hundredths (15/100) of an acre.

   71. Tract of land in Lehman, Plymouth and Jackson Townships, purchased from John Jones and wife and Michael Bergin and wife, by deed dated the 25th day of June, 1896, and recorded in Luzerne County in Deed Book 352, page 477. Containing six hundred and thirty-two (632) acres.

   72.  Tract of land in Lehman Township, purchased from
E. B. Lamoreux, by deed dated the 14th day of July, 1890, and recorded in Luzerne County in Deed Book 296, page 88. Containing twenty-eight and fifty-one hundredth (28 51/100) acres. Coal and minerals reserved.

   73. Tract of land in Lehman Township, purchased from George Lamoreaux and wife, by deed dated the 31st day of May, 1924, and recorded in Luzerne County in Deed Book 602, page 371.
Containing eight and ninety-three hundredth (8 93/100) acres.

   74. Tract of land in Lehman Township, purchased from William A. Loughrey and wife and Charles F. McHugh, by deed dated the 22nd day of January, 1917, and recorded in Luzerne County in Deed Book 515, page 207. Containing Fifty (50) acres.

   75. Tract of land in Lehman Township, purchased from William A. Loughrey and wife, by deed dated March 1st, 1909, and recorded in Luzerne County in Deed Book 456, page 556. Con-taining one hundred (100) acres.

   76. Tract of land in Lehman Township, purchased from Ollie E. Masters and wife, by deed dated the 12th day of April, 1917, and recorded in Luzerne County in Deed Book 516, page 180.
Containing one and fifty-six hundredths (1 56/100) acres.

   77. Tract of land in Lehman Township, purchased from William J. Meeker and wife, by deed dated the 9th day of May, 1916, and recorded in Luzerne County in Deed Book 510, page 358.
Containing one hundred and fourteen (114) acres.

   78. Tract of land in Lehman Township, purchased from Harry S. Major and others, by deed dated the 8th day of May, 1917, and recorded in Luzerne County in Deed Book 515, page 578.
Containing fifty-six (56) acres.

   79. Tract of land in Lehman Township, purchased from Bert Miller, by deed dated the 8th day of September, 1915, and recorded in Luzerne County in Deed Book 508, page 125. Con-taining twenty-three and seventy-four hundredth (23 74/100) acres.

   80.  Tract of land in Lehman Township, purchased from
M. J. Mulhall and wife by deed dated the 15th day of March, 1912, and recorded in Luzerne County in Deed Book 482, page 562. Con-taining four (4) acres.

   81. Tract of land in Dallas Borough and Lehman Township, pur-chased from Abram Nesbit, by deed dated the 18th day of August, 1904, and recorded in Luzerne County in Deed Book 432, page 453.
Containing forty-five (45) acres.

   82. Tract of land in Lehman Township, purchased from William Pollock and wife by deed dated the 23rd day of September, 1914, and recorded in Luzerne County in Deed Book 497, page 432.
Containing eighteen and fifty-one hundredth (18 51/100) acres.

   83.  Tract of land in Lehman Township, purchased from
J. J. Rogers and wife, by deed dated the 20th day of August, 1890, and recorded in Luzerne County in Deed Book 296, page 77.
Containing one-half (1/2) of an acre.

   84. Tract of land in Lehman Township, purchased from Frank L. Ruggles and wife, by deed dated the 18th day of January, 1912, and recorded in Luzerne County in Deed Book 477, page 477.
Containing fifty-nine (59) acres and one hundred and twenty-five
(125) perches.

   85. Tract of land in Dallas Borough and Lehman Township, pur-chased from Zebulon Rumage, by deed dated the 14th day of July, 1890, and recorded in Luzerne County in Deed Book 296, page 98. Containing thirty-four and eighty-three hundredth (34 83/100) acres. Also one other piece of land containing one hundred and twelve (112) perches.

   86. Tract of land in Lehman Township, purchased from Jane A. Shoemaker and others, by deed dated the 9th day of Decem-ber, 1921, and recorded in Luzerne County in Deed Book 572, page
90.  Containing eighty (80) acres.

   87. Tract of land in Lehman Township, purchased from Aaron W. Sutton and wife, by deed dated the 9th day of August, 1915, and recorded in Luzerne County in Deed Book 508, page 125.
Containing twenty-one and twenty-nine hundredth (21 29/100) acres.

   88. Tract of land in Lehman Township, purchased from Charles A. Van Buskirk and wife, by deed dated the 12th day of January, 1918, and recorded in Luzerne County in Deed Book 518, page 510. Containing eighty-one (81) acres and sixty-five (65) perches.

   89. Tract of land in Lehman Township, purchased from William Walter, Sheriff, by deed dated the 14th day of May, 1894, and recorded in Luzerne County in Deed Book 330, page 52. Con-taining fifty (50) acres.

   90. Tract of land in Lehman Township, purchased from George Warmouth and wife, by deed dated the 4th day of January, 1917, and recorded in Luzerne County in Deed Book 515, page 207.
Containing thirteen (13) acres and forty-eight (48) perches.

   91. Tract of land in Lehman Township, purchased from Highley M. Wilcox, by deed dated the 8th day of September, 1890, and recorded in Luzerne County in Deed Book 296, page 87. Con-taining fifty-three hundredths (53/100) acres.

   92. A one-fourth interest in two tracts of land in Lehman Township, purchased from J. M. Wilcox, Guardian, by deed dated the 10th day of December, 1892, and recorded in Luzerne County in Deed Book 313, page 54. The first thereof containing forty-two and six-tenth (42 6/10) acres; and the second thereof containing fifty-three hundredths (53/100) of an acre.

   93. Two tracts of land in Lehman Township, purchased from Benjamin F. Winters and wife, et al, by deed dated the 14th day of December, 1908, and recorded in Luzerne County in Deed Book 452, page 440. The first thereof containing twenty-five (25) acres, forty-two and one-half (42 1/2) perches; and the second thereof containing twenty-one and seven-eighth (27 7/8) acres. The interest of Annie H. Winters in said two tracts, also having been conveyed to The Spring Brook Water Supply Company, by deed dated the 15th day of December, 1908, and recorded in Luzerne County in Deed Book 456, page 558.

   94. Two tracts of land situated in Lehman Township, purchased from George Lamoreaux and wife by deed dated the 19th day of July, 1925, and recorded in Luzerne County in Deed Book 622, page
561. The first containing one and twenty-eight hundredths (1.28) acres, the second containing five and seven-hundredths (5.07) acres.

   95. Tract of land in Lehman Township, purchased from Joseph A. Rogers and wife, by deed dated the 22nd day of October, 1926, and recorded in Luzerne County in Deed Book 654, page 65.
Containing one and one-tenth (1 1/10) acres.

   96. Tract of land situated in Lehman Township, purchased from Jacob Winters and wife, by deed dated the 17th day of July, 1925, and recorded in Luzerne County in Deed Book 622, page 563. Con-taining twenty (20) acres.

   97. Two tracts of land in Lehman Township, purchased from Peter Rajoefski and wife, by deed dated the 25th day of June, 1927, and recorded in Luzerne County in Deed Book 662, page 101.
Each containing fifty (50) acres.

   98. Tract of land in Lehman Township, purchased from Mary Ide and Russel Ide and wife, by deed dated the 20th day of June, 1927, and recorded in Luzerne County in Deed Book 662, page 118, containing fifty-two (52) acres. Mineral rights reserved.

   99. Tract of land in Lehman Township, purchased from William J. Meekers by deed dated the 29th day of April, 1927, and recorded in Luzerne County in Deed Book 662, page 92, containing eight and ninety-five hundredths (8 95/100) acres.

   100. Tract of land in Newport Township, purchased from the Lehigh & Wilkes-Barre Coal Company, by deed dated the 16th day of June, 1893, and recorded in Luzerne County in Deed Book 318, page
433. Containing fourteen and seventy-five hundredths (14 75/100) acres. Coal and minerals reserved.

   101.  Tract of land in Pittston Township, purchased from
A. B. Brown and wife, by deed dated the 22nd day of June, 1918, and recorded in Luzerne County in Deed Book 523, page 63. Con-taining one hundred and twenty-one (121) acres.

   102. Tract of land situated in Plains Township, purchased from Hillside Coal and Iron Company by deed dated the 5th day of November, 1926, and recorded in Luzerne County in Deed Book 655, page 7, containing twenty-three and three-tenths (23.3) acres.

   103. Tract of land situated in Pittston Township, purchased from Ernest Renfer and wife, by deed dated the 28th day of April, 1925, and recorded in Luzerne County in Deed Book 626, page 9, containing thirteen thousand and fifty (13,050) square feet.

   104. Five parcels of land in the City of Pittston lying be-tween the Lehigh Valley Railroad and the Susquehanna River, all of which lie between the Fort Jenkins Bridge and the Water Street
Bridge: the first purchased from Pennsylvania Coal Company, by deed dated the 1st day of January, 1902, and recorded in Luzerne County in Deed Book 403, page 274, containing forty seven one hundredths (0.47) acres; the second purchased from Pennsylvania Coal Company by deed dated the 20th day of March, 1858, and recorded in Luzerne County in Deed Book 76, page 498, containing thirteen one-hundredths (0.13) acres; the third purchased from William S. Reddin Estate by deed dated the 27th day of March, 1874, and recorded in Luzerne County Deed Book 176, page 340, containing two parcels of land, the first thereof containing three thousand one hundred and eighty five (3,185) square feet and subsequently conveyed in its entirety to John F. Flannery and
P. F. Joyce by deed dated the 16th day of November, 1905 and recorded in Luzerne County Deed Book 426, page 506, the second thereof containing thirty one thousand three hundred and nine (31,309) square feet of land a part sixteen thousand nine hundred and fifty nine (16,959) square feet of which was subsequently conveyed to Pittston Gas and Light Company, by deed dated the 29th day of October, 1874, and recorded in Luzerne County Deed Book 186, page 524, leaving a residue of thirty three one hundredths (0.33) acres; the fourth and fifth purchased from Pennsylvania Coal Company by deed dated the 10th day of February, 1880, and the 28th day of May, 1888, respectively, neither of which is recorded and by a confirming deed dated the 24th day of November, 1915, and recorded in Luzerne County Deed Book 507, page 393, which last mentioned deed states that it is a con-firming deed issued at the request of the Grantee therein to complete their record title as the original deeds have become lost or mislaid, the first mentioned deed conveying two parcels of land containing thirteen thousand two hundred (13,200) square feet and three thousand nine hundred and ten (3,910) square feet of land, respectively, the latter of which was subsequently con-veyed to M. N. Donnelly by deed dated November 12, 1909, and recorded in Luzerne County Deed Book 459, page 515, the second mentioned deed conveying twenty three thousand (23,000) square feet of land of which 10,800 square feet were conveyed to the Treasurer of St. John's Lodge No. 233, F.&A.M., et al, by deed dated the 14th day of July, 1916, recorded in Luzerne County Deed Book 514, page 119, leaving a residue in said parcels purchased from said Pennsylvania Coal Company of twenty-five thousand four hundred (25,400) square feet of land.

   105. Tract of land in the City of Pittston, purchased from Max Galland and wife and Seligman J. Strauss and wife, by deed dated the 14th day of March, 1916, and recorded in Luzerne County in Deed Book 510 at Page 291. Containing one (1) acre. Coal and other minerals reserved.

   106.  A lot of land in the City of Pittston, purchased from
E. R. Troxell and wife, by deed dated the 24th day of January, 1908, and recorded in Luzerne County in Deed Book 447, page 279, on which the Pittston office is erected. Coal and mineral reserved.

   107. Tract of land in Plains Township, purchased from Julia A. Beaumont by deed dated the 26th day of July, 1871, and recorded in Luzerne County in Deed Book 150, page 563. Con-taining four (4) acres.

   108. An interest in five tracts of land in Plains Township, purchased from the Girard Trust Company, by deed dated the 17th day of January, 1913, and recorded in Luzerne County in Deed Book 493, page 280, for various interests as specified in the deed. The first tract containing two hundred and six (206) acres; the second containing thirty-eight and two-tenths (38 2/10) acres; the third containing eighty and five-tenth (80 5/10) acres; the fourth containing eighty-six and fourteen hundredth (86 14/100) acres; and the fifth containing eighty-six and sixty-eight hundredth (86 68/100) acres; excepting and reserving a right of way thereto given to the Lehigh Valley Railroad Company. All coal and minerals reserved.

   109. Tract of land in Plains Township, purchased from the Hillside Coal and Iron Company, by deed dated the 21st day of July, 1897, and recorded in Luzerne County in Deed Book 364, page
552. Containing eight and twenty-six hundredths (8 26/100) acres. Minerals reserved.

   110. Tract of land in Plains Township, purchased from John Welles Hollenback and wife, by deed dated November 14, 1892, and recorded in Luzerne County in Deed Book 312, page 174. Con-taining ten (10) acres and forty-one (41) perches. All coal and minerals reserved.

   111. Tract of land in Plains Township, purchased from John Welles Hollenback and wife, by deed dated the 30th day of May, 1901, and recorded in Luzerne County in Deed Book 401, page
184. Containing ninety-eight (98) acres and sixty-four (64) perches. Coal and other minerals reserved.

   112. Three tracts of land in Plains Township, purchased from the Hudson Coal Company, by deed dated the 25th day of January, 1909, and recorded in Luzerne County in Deed Book 452, page 438. The first thereof containing two and twenty-three hundredths (2 23/10) acres; the second containing eight-tenths (8/10) of an acre; and the third containing seventy-seven hundredths (77/100) of an acre. Coal and minerals reserved.

   113. Tract of land in Plains Township, purchased from John J. Inman and wife, by deed dated the first day of May, 1914, and recorded in Luzerne County in Deed Book 494, page 526. Con-taining twenty-three and forty-nine hundredth (23 49/100) acres.

   114. Four tracts of land in Plains Township, purchased from the Northern Coal and Iron Company, by deed dated the 25th day of January, 1909, and recorded in Luzerne County in Deed Book 452, page 434. The first thereof containing thirty-one and nine-tenth (31 9/10) acres; the second containing twenty-one and two-tenth (21 2/10) acres; the third containing nineteen and four-tenth
(19 4/10) acres; and the fourth containing five and sixteen hundredth (5 16/100) acres; being the interest of the Northern Coal and Iron Company in above tracts.

   115. Two tracts of land in Plains Township, purchased from the Northern Coal and Iron Company, by deed dated the 29th day of May, 1909, and recorded in Luzerne County in Deed Book 458, page
263.  The first tract containing two and eighty-five hundredth
(2 85/100) acres; and the second containing two and forty-eight hundredth (2 48/100) acres. Coal and other minerals reserved.

   116. Two tracts of land in Plains Township, purchased from Anna M. Oliver and others, by deed dated the 6th of June, 1911, and recorded in Luzerne County in Deed Book 475, page 489. Con-taining, first, one hundred seventy-five (175) acres; and second, eighty-three (83) acres. The right of way for a railroad excepted; also all coal and minerals reserved.

   117. Tract of land in Plains Township, purchased from David L. Patrick, by deed dated the 25th day of April, 1885, and recorded in Luzerne County in Deed Book 248, page 153; and of William M. Marcy and wife, by deed dated the 15th day of May, 1885, and recorded in Luzerne County in Deed Book 195, page 251. Containing five (5) acres and seventy-five (75) perches.

   118. Two tracts of land in Plains Township, purchased from Calvin Parsons and wife, and R. J. Flick and wife, by deed dated the 25th day of January, 1887, and recorded in Luzerne County in Deed Book 260, page 365. Containing in all about twenty-one (21) acres.

   119. Tract of land in Plains Township, purchased from Martha B. Phelps and others, by deed dated the 21st day of February, 1913, and recorded in Luzerne County in Deed Book 490, page 222. Containing one hundred and forty-five (145) acres.
Coal and minerals reserved.

   120. Tract of land in Plains Township, purchased from the Provident Live and Trust Company, Executors and Trustees under the will of Isaiah F. Everhart, by deed dated the 20th day of December, 1915, and recorded in Luzerne County in Deed Book 511, page 91. Containing forty and forty-two hundredths (40 42/100) acres.

   121. Tract of land in Plains and Jenkins Townships, purchased from Henry H. Welles, Jr. and wife, by deed dated the 22nd day of August, 1899, and recorded in Luzerne County in Deed Book 378, page 25. Containing sixty-seven and five-tenth (67 5/10) acres. Also a strip of land twenty (20) feet in width between the tract last above referred to and the "Laflin Intake Dam".

   122. Two tracts of land situated in Plains Township, pur-chased from Trustees under the will of Lawrence Myers by deed dated the 14th day of July, 1925, and recorded in Luzerne County in Deed Book 643, page 30. The first containing 6.93 acres, the second containing 0.65 acres. Coal and minerals reserved.

   123. Tract of land in Plymouth Township, purchased from Margaret E. Blankeslee by deed dated the 24th day of April, 1879, and recorded in Luzerne County in Deed Book 215, page 241. Con-taining forty-eight (48) acres, excepting and reserving 7.3 acres conveyed to Ann J. Kocker by deed dated August 8, 1903 recorded in Luzerne County Deed Book 470, page 325, and 5.6 acres con-veyed to W. H. Moyer by deed dated January 25, 1888, recorded in Luzerne County Deed Book 274, page 230.

   124. Lot of land in West Nanticoke, Plymouth Township, pur-chased from James Butler and wife, by deed dated the 4th day of August, 1897, and recorded in Luzerne County in Deed Book 373, page 487. Containing about one-half (1/2) of an acre.

   125. Lot of land in West Nanticoke, Plymouth Township, pur-chased from James Butler and wife, by deed dated the 25th day of September, 1897, and recorded in Luzerne County in Deed Book 396, page 299. Containing one-half (1/2) acre.

   126. Tract of land in Plymouth and Jackson Townships, pur-chased from Hendrick B. Cease and wife by deed dated October 24, 1910, and recorded in Luzerne County in Deed Book 470, page 72. Containing Eighty-three and One-half (83 1/2) acres more or less.

   127. Four tracts of land purchased from Morgan A. Cease and wife, by deed dated November 4, 1911, and recorded in Luzerne County in Deed Book 480, page 315. The first thereof situated in Plymouth and Jackson Townships, containing two hundred and twenty-four acres (224) and one hundred and twenty (120) perches; the second thereof situated in Lehman Township, containing two hundred and seven (207) acres and eighty (80) perches; the third thereof situated in Lehman Township, containing one hundred and three (103) acres and one hundred and thirty-five (135) perches; and the fourth thereof containing sixty-seven (67) acres and forty-five (45) perches, situated in Plymouth Township.

   128. Tract of land in Plymouth Township, purchased from John Cich and wife, by deed dated the 8th day of September, 1913, and recorded in Luzerne County in Deed Book 493, page 291. Con-taining three thousand (3,000) square feet of land.

   129. Tract of land in Plymouth Township, purchased from Edna Cannon Clements, et al, by deed dated the 1st day of June, 1914, and recorded in Luzerne County in Deed Book 497, page 424. Containing seventy-one (71) acres. Coal and minerals reserved.

   130. Tract of land in Plymouth Township, purchased from John J. Davis and wife, by deed dated November 16, 1899, and recorded in Luzerne County in Deed Book 389, page 500. Con-taining 47.5 acres, excepting and reserving 6.5 acres conveyed to
D. W. Culp, by deed dated November 16, 1899, recorded in Luzerne County Deed Book 389, page 500, and 12.44 acres conveyed to
Ann J. Kocker by deed dated August 8, 1903, recorded in Luzerne County Deed Book 470, page 325. Coal and minerals reserved.

   131. Two tracts of land in Plymouth Township, purchased from Caroline Eddy and husband, by deed dated the 8th day of February, 1897, and recorded in Luzerne County in Deed Book 361, page 120. The first thereof containing 48.15 acres, excepting and reserving
10.56 acres conveyed to Ann J. Kocker by deed dated August 8, 1903 and recorded in Luzerne County in Deed Book 470, page 325, and 8.18 acres conveyed to M. H. Moyer by deed dated May 8, 1901 and recorded in Luzerne County in Deed Book 402, page 84; the second thereof containing 82.11 acres, excepting and reserving
16.74 acres conveyed to Ann J. Kocker by deed dated August 8, 1903 and recorded in Luzerne County Deed Book 470, page 325.
Coal and minerals under both of said tracts reserved.

   132. Tract of land in Plymouth Township, condemned as the property of S. L. French and others, in the Court of Common Pleas in Luzerne County No. 746, December Term, 1912. Containing
Thirteen (13) acres.

   133. Tract of land in Plymouth Township, purchased from Thomas A. Gummey and wife, by deed dated the 18th day of Novem-ber, 1891, and recorded in Luzerne County in Deed Book 309, page
54. Containing 140.08 acres, excepting and reserving 50.45 acres conveyed to Ann J. Kocker by deed dated August 8, 1903 and recorded in Luzerne County Deed Book 470, page 325. Coal and minerals reserved.

   134. Tract of land in Plymouth Township, purchased from William J. Jones and wife, by deed dated the 22nd day of March, 1913, and recorded in Luzerne County in Deed Book 487, page 375.
Containing fifty (50) acres.  Coal and minerals reserved.

   135.  Tract of land in Plymouth Township, purchased from
A. W. Kline, by deed dated the 13th day of January, 1912, and recorded in Luzerne County in Deed Book 477, page 491. Con-taining forty-nine (49) acres and one hundred and two (102) perches. Coal and minerals reserved. Also a right of way to the land referred to over lands now or formerly of Peter Santee.

   136. Tract of land in Plymouth Township, purchased from Maxwell D. Lathrope, et al, by deed dated the 2nd day of Decem-ber, 1895, and recorded in Luzerne County in Deed Book 344, page
550. Containing forty-three thousand two hundred twenty-seven (43,227) square feet of land, together with a right of way to and from said land across the "Maxwell Farm". All coal and minerals reserved.

   137. Tract of land in Plymouth and Jackson Townships, pur-chased from Anning C. Leuder and wife by deed dated the 26th day of June, 1905, and recorded in Luzerne County in Deed Book 426, page 131. Containing twenty-five (25) acres.

   138. Tract of land in Plymouth Township, purchased from John Mazur and wife, by deed dated the 29th day of June, 1921, and recorded in Luzerne County in Deed Book 555, page 261. Con-taining one and nine-tenths (1 9/10) acres. Coal and minerals reserved.

   139. Tract of land in Larksville Borough and Plymouth Borough, being a part of "Richard's Island", one-third of which was purchased from Grizzie Y. Norris and husband, by deed dated the 22nd day of July, 1908, and recorded in Luzerne County in Deed Book 461, page 34. Containing thirty-three (33) acres and eighty-seven (87) perches; two-thirds of which was purchased from
O. M. Lance and wife, by deed dated the 20th day of May, 1901, and recorded in Luzerne County in Deed Book 397, page 545. Mineral rights reserved.

   140.  Tract of land in Larksville Borough and Plymouth
Borough, purchased from Abram Nesbitt, by deed dated the 28th day of March, 1901, and recorded in Luzerne County in Deed Book 397, page 508, also part of "Richard's Island". Containing thirty
(30) acres and nine (9) perches.

   141. Tract of land in Lehman Township, purchased from Abram Nesbitt, by deed dated the 12th day of December, 1908, and recorded in Luzerne County in Deed Book 456, page 557. Con-taining four hundred and twenty (420) acres. Together with the rights to a certain spring.

   142. The surface or right of soil of a tract of land in Plymouth Township, purchased from the Nottingham Coal Company, by deed dated the 8th day of November, 1881, and recorded in Luzerne County in Deed Book 227, page 82. Containing two (2) acres.

   143. Tract of land in Plymouth Township, purchased from Anthony Rinkiwisa and wife, by deed dated the 31st day of Octo-ber, 1912, and recorded in Luzerne County in Deed Book 490, page
23.  Containing thirty-two (32) acres.

   144. An undivided five-twelfths interest in a tract of land in Plymouth Township, purchased from Draper Smith, et al, by deed dated the 7th day of November, 1877, and recorded in Luzerne County in Deed Book 208, page 322. Containing four (4) acres more or less. The interest herein conveyed pertaining to the same land as in item 145 next following.

   145. An undivided one-half interest in a tract of land in Plymouth Township, purchased form the heirs of John Smith, by deed dated the 27th day of December, 1877, and recorded in Luzerne County in Deed Book 208, page 324. Containing three (3) acres. Coal and minerals reserved.

   146. Tract of land in Plymouth Township, purchased from John B. Smith, by deed dated the 16th day of December, 1914, and recorded in Luzerne County in Deed Book 501, page 439. Con-taining two and four hundredths (2 4/100) acres. Coal and other minerals reserved.

   147. Tract of land in Plymouth Township, purchased from Jane Van Loom, et al, by deed dated the 4th day of October, 1899, and recorded in Luzerne County in Deed Book 397, page 229. Also by deed of James G. Harvey, Sheriff, dated October 11th, 1900, and recorded in Luzerne County in Deed Book 397, page 225. Said tract containing forty-nine (49) acres and seventeen (17) perches. Coal and minerals reserved.

   148. Tract of land in Plymouth Township, purchased from Anthony L. Williams, by deed dated the 21st day of March 1903, and recorded in Luzerne County in Deed Book 405, page 560. Con-taining six hundred (600) acres.

   149. One-eighth interest in a tract of land in Plymouth Town-ship, purchased from Harvey Yeager and others, by deed dated the third day of November, 1920, and recorded in Luzerne County in Deed Book 548, page 287. Containing six (6) acres and one hun-dred and thirty-three (133) perches. Coal and minerals reserved.

   150. Property in the Borough of Plymouth, purchased from the First National Bank of Plymouth, by deed dated the 25th day of August, 1916, and recorded in Luzerne County in Deed Book 510, page 556. Containing lot and office building.

   151. Tract of land in the Borough of Plymouth, purchased from the Lehigh and Wilkes-Barre Coal Company, by deed dated the 2nd day of March, 1894, and recorded in Luzerne County in Deed Book 349, page 130. Containing four thousand four hundred (4,400) square feet. All coal and minerals reserved.

   152. Tract of land in the Borough of West Pittston, purchased from Abel Beynon and wife, by deed dated the 9th day of May, 1896, and recorded in Luzerne County in Deed Book 350, page 572.
Containing sixty-nine hundredth (69/100) acres.

   153. Tract of land in the Borough of West Pittston, purchased from B. C. Sayre and others, by deed dated the 7th day of May, 1896, and recorded in Luzerne County in Deed Book 350, page 477.
Containing one and forty-five hundredth (1 45/100) acres.

   154. Tract of land in the Borough of West Pittston, purchased from John A. Stone and wife, by deed dated the 29th day of June, 1896, and recorded in Luzerne County in Deed Book 352, page 372.
Containing one one hundredth (1/100) of an acre.

   155. Lot of land in the Borough of West Wyoming, purchased from Reuben Frantz and wife, by deed dated the 15th day of April, 1904, and recorded in Luzerne County in Deed Book 426, page 352, said lot containing about two (2) acres.

   156. Lot of land in the City of Wilkes-Barre, Penna., on North Franklin Street, purchased from Dr. Josephine H. Finney and husband, by deed dated the 13th day of May, 1909, and recorded in Luzerne County in Deed Book 461, page 484.

   157. Tract of land in the City of Wilkes-Barre, Penna., pur-chased from John H. Lance, by deed dated the 5th day of December, 1912, and recorded in Luzerne County in Deed Book 488, page 304. Containing one and four-tenth (1 4/10) acres of land. Coal and other minerals reserved.

   158. Lot of land in the City of Wilkes-Barre, Penna., on North Franklin Street, purchased from Dr. Louise M. Stoeckel, by deed dated the 12th day of May, 1909, and recorded in Luzerne County in Deed Book 461, page 484, on which the general office building of the Company is erected.

   159. Tract of land in Wilkes-Barre Township, purchased from the Lehigh and Wilkes-Barre Coal Company, by deed dated the 21st day of November, 1894, and recorded in Luzerne County in Deed Book 332 at Page 589. Containing one and thirty-seven hundredth (1 37/100) acres. Coal and minerals reserved.

   160. Twenty-six tracts of land situated in Townships of Bear Creek, Fairview and Right, purchased from Charles Parrish, by deed dated the first day of November, 1871, and recorded in Luzerne County in Deed Book 164, page 169. The first containing three hundred and ninety-nine (399) acres and thirteen (13) perches, the Matthias Hollenback Warranty; the second containing four hundred (400) acres, the Catherine Obershimer Warranty; the third containing three hundred and eighty-nine (389) acres and eighty-four (84) perches, the Elizabeth Obershimer Warranty; the fourth containing two hundred and forty-five (245) acres, the Catherine Bower Warranty; the fifth containing four hundred (400) acres, the Robert Young Warranty; the sixth containing four hundred (400) acres, the Lazarus Young Warranty; the seventh con-taining four hundred (400) acres, the Phoebe Young Warranty; the eighth containing four hundred (400) acres, the Eunice Sprague Warranty; the ninth containing three hundred and ninety-five
(395) acres and forty (40) perches, the Thomas Wooley Warranty; the tenth containing three hundred and ninety-nine (399) acres and one hundred and twenty-two (122) perches, the William Foster Warranty; the eleventh containing four hundred (400) acres, the John Williams Warranty; the twelfth containing four hundred (400) acres, excepting twenty-nine and ninety-three hundredth
(29 93/100) acres conveyed to Esther S. Norris, the Isaac Slocum Warranty; the thirteenth containing one hundred and eighty-four
(184) acres, the Ebenezer Slocum Warranty; the fourteenth con-taning three hundred and eighteen (318) acres and sixteen (16) perches, the Benjamin Slocum Warranty; the fifteenth containing three hundred and eighty-nine (389) acres and twenty-eight (28) perches, the Rosanna Van Campen Warranty; the sixteenth con-taining two hundred and seventy-eight (278) acres, the John Van Campen Warranty; the seventeenth containing two hundred and seventy-five (275) acres and one hundred and fourteen (114) perches, the Robert Lenox Warranty; the eighteenth containing two hundred and ninety-five (295) acres and one hundred and fifteen
(115) perches, the Joseph Slocum Warranty; the nineteenth con-taining two hundred and eighty-one (281) acres and fifty-one (51) perches, the Caspar Ingaller Warranty; the twentieth containing eighty-seven (87) acres, the Elizabeth Heller Warranty; the twenty-first containing two hundred and one (201) acres and one hundred and twenty-three (123) perches, the John Foster Warranty; the twenty-second containing two hundred and thirty-four (234) acres and twenty-seven (27) perches, the James Foster Warranty; the twenty-third containing four hundred (400) acres, the William Williams Warranty; the twenty-fourth containing three hundred and ninety-eight (398) acres and one hundred and forty (140) perches, the Ezekiel Williams Warranty; the twenty-fifth containing two hundred and four (204) acres and eighty-two (82) perches, the Daniel Van Campen Warranty; the twenty-sixth containing sixty-six
(66) acres and one hundred and twenty-four (124) perches, the John Inglar Warranty. All coal and minerals reserved in the above twenty-six tracts of land.

   161. Tract of land in Wright Township, purchased from James Butler and wife, by deed dated the 29th day of December, 1904, and recorded in Luzerne County in Deed Book 434, page 140. Containing fifty (50) acres. Coal and minerals reserved. Also excepting a right of way sixteen and one-half (16 1/2) feet wide for road across said tract.

   162. Tract of land in Wright Township, purchased from James Butler and wife, by deed dated the 25th day of February, 1905, and recorded in Luzerne County in Deed Book 430, page 202.
Containing two hundred and ninety-one and seventy-five hundredths
(291.75) acres.  One-half coal and minerals reserved.

   163. Tract of land in Wright Township, purchased from James Butler and wife, by deed dated the 25th day of February, 1905, and recorded in Luzerne County in Deed Book 430, page 201.
Containing fifty (50) acres.  Coal and minerals reserved.

   164. Tract of land in Wright Township, purchased from Henry Glass and Fannie L. Glass, by deed dated the 1st day of October, 1907, and recorded in Luzerne County in Deed Book 443, page 304. Containing four hundred and three (403) acres and fifty-two (52) perches.

   165. Two tracts of land in Lackawanna Township, Moosie Borough and Pittston Township, purchased from James Butler and wife, by deed dated the 8th day of December, 1897, and recorded in Lackawanna County in Deed Book 173, page 128. The first tract containing three hundred and sixty-four (364) acres; and the second tract containing four hundred and five (405) acres. Coal and minerals reserved.

   166. Tract of land in Lackawanna Township, purchased from James Butler and wife, by deed dated the 8th day of December, 1897, and recorded in Lackawanna County in Deed Book 271, page
529. Excepting and reserving 4.63 acres conveyed to Rollin P. Crellin on August 31, 1901 by deed recorded in Lackawanna County Deed Book 192, page 542. Containing five and one-half (5 1/2) acres. Coal and minerals reserved.

   167. Tract of land in Lackawanna Township, purchased from Albert Lewis, by deed dated the 12th day of January, 1894, and recorded in Lackawanna County in Deed Book 111, page 224. Con-taining one hundred and fifty (150) acres.

   168. Tract of land in Moosic Borough, purchased from the Pennsylvania Coal Company, by deed dated the 14th day of Septem-ber, 1888, and recorded in Lackawanna County in Deed Book 59, page 188. Containing twenty-five (25) acres.

   169. Tract of land in Moosic Borough, purchased from James Butler and wife, by deed dated the 27th day of February, 1899, and recorded in Lackawanna County in Deed Book 175, page
176.  Containing five and six-tenth (5 6/10) acres.

   170. Tract of land in Moosic Borough, purchased from James Butler and wife, by deed dated the 13th day of August, 1921, and recorded in Lackawanna County in Deed Book 192, page
441. Excepting and reserving 4.63 acres conveyed to Rollin P. Crellin on August 31, 1901 by deed recorded in
Lackawanna County Deed Book 192, page 542. Containing five and six-tenth (5 6/10) acres.

   171. Tract of land in the Borough of Moosic, purchased from the Lehigh Valley Coal Company, by deed dated the 22nd day of September, 1911, and recorded in Lackawanna County in Deed Book 258, page 209. Containing sixteen and ninety-two hundredth
(16 92/100) acres.  Mineral rights reserved.

   172. Tract of land situated in the Borough of Moosic, pur-chased from James Butler and wife, by deed dated the 25th day of September, 1897, and recorded in Lackawanna County in Deed Book 173, page 125. Containing seven and seventy-six hundredth
(7 76/100) acres, excepting and reserving 1.76 acres as set forth in such deed, and excepting and reserving 2.47 acres conveyed to Annette Reynolds by deed dated June 21, 1899 and recorded in Lackawanna Deed Book 173, page 171.

   173. Tract of land in Ransom Township, purchased from Rev. M. J. Hoban, by deed dated the 18th day of October, 1918, and recorded in Lackawanna County in Deed Book 301, page 9. Con-taining one and forty-six hundredth (1 46/100) acres.

   174. Tract of land in Ransom Township, purchased from James Holgate and wife, by deed dated the 16th day of April, 1906, and recorded in Lackawanna County in Deed Book 348, page
413. Containing thirty-two and five-tenth (32 5/10) acres. Coal and minerals reserved.

   175. Tract of land in Ransom Township, a half interest con-veyed by the Lehigh Valley Coal Company by deed dated the 18th day of October, 1909, and recorded in Lackawanna County in Deed Book 349, page 143; and a half interest acquired by condemnation proceedings under the right of eminent domain of record in the Court of Common Pleas of Lackawanna County to Number 216, March Term, 1905. Containing three hundred and forty-two (342) acres, more or less. Coal and minerals reserved.

   176. Tract of land in Ransom Township, purchased from the Lehigh Valley Coal Company, by deed dated the 4th day of October, 1922, and recorded in Lackawanna County in Deed Book 327, page
423. Containing twenty-seven and four-tenth (27 4/10) acres. Coal and minerals reserved.

   177. Tract of land in Spring Brook Township, purchased from Thomas F. Barrett and wife, by deed dated the 17th day of July, 1899, and recorded in Lackawanna County in Deed Book 175, page
105.  Containing four hundred and forty-four (444) acres.

   178. Two tracts of land in Spring Brook Township, purchased from Earl Benjamin and wife, by deed dated the 3rd day of Octo-ber, 1922, and recorded in Lackawanna County in Deed Book 327, page 272; the first thereof containing thirty-five (35) acres; and the second thereof containing one (1) acre.

   179. Tract of land in Spring Brook Township, purchased from George E. Benjamin and wife, by deed dated the 3rd day of Octo-ber, 1922, and recorded in Lackawanna County in Deed Book 327, page 272. Containing one hundred and fifty-nine and one half (159 1/2) acres.

   180. Tract of land in Spring Brook Township, purchased from Dale Brothers and Company, Ltd., by deed dated the first day of March, 1905, and recorded in Lackawanna County in Deed Book 212, page 396. Containing fifty-four (54) acres and seventy-two (72) perches; excepting and reserving right of way thereto granted to the Wilkes-Barre and Eastern Railroad Company.

   181. Three tracts of land in Spring Brook Township, purchased from Dale Brothers and Company, Ltd., by deed dated the first day of March, 1905, and recorded in Lackawanna County in Deed Book 212, page 399. The first tract containing one hundred and two
(102) acres; the second containing one hundred and two (102) acres and one hundred and seven (107) perches; and the third, twenty-six (26) acres and eleven and one-half (11 1/2) rods.

   182. Two tracts of land in Spring Brook Township, purchased from Morgan Davis and wife, by deed dated the 1st day of Decem-ber, 1920, and recorded in Lackawanna County in Deed Book 309, page 77; the first thereof containing eighty-one (81) acres; and the second thereof containing fifty (50) acres.

   183. Tract of land in Spring Brook Township, purchased from Elizabeth B. Davis, by deed dated the 26th day of March, 1895, and recorded in Lackawanna County in Deed Book 124, page 358.
Containing one hundred and thirteen (113) acres.

   184. Eleven tracts of land in Spring Brook Township; a one-half interest purchased from Isaac P. Hand and Edward S. Dolph, Executors, by deed dated March 6, 1893, and recorded in Lackawanna County in Deed Book 104, page 313; one half interest purchased from the Spring Brook lumber Company, by deed dated August 15, 1893, and recorded in Lackawanna County in Deed Book 104, page 259; the first containing four hundred (400) acres the Timothy Brownson Warranty; the second containing four hundred
(400) acres, the Thomas Starr Warranty; the third containing three hundred and seventy-one (371) acres, the Nathaniel Starr Warranty and one hundred and twelve (112) acres less three (3) acres belonging to George Randall, being part of Richard Gardner Warranty; the fourth containing fifty-five and two-thirds
(55 2/3) acres, the Benjamin Heacock Warranty; the fifth con-taining three hundred and eighteen (318) acres, the Charles Bennett Warranty; the sixth being two parts of a larger tract, consisting of two wedge shaped pieces, the Northern most containing one hundred and two (102) acres, the Southern piece containing one hundred and nine (109) acres and one hundred and fourteen (114) perches, the Ishmael Bennett Warranty; the seventh being the Southeasterly quarter of a tract containing one hundred and seven (107) acres and seventy-nine (79) perches, the Andrew Bennett Warranty; the eighth containing four hundred and twenty-four (424) acres, more or less, the Sarah Richards War-ranty; the ninth being part of a larger tract, containing three hundred and eighteen (318) acres more or less, the David Richards Warranty; the tenth being part of a larger tract, containing three hundred and eighteen (318) acres, more or less, the John Millett Warranty; the eleventh being three-fourths part of a larger tract, containing three hundred and eighteen (318) acres, more or less, the Andrew Millett Warranty.

   Also six tracts of land in Spring Brook Township, purchased from Isaac P. Hand and Edward S. Dolph, Executors, by deed dated the 6th day of March, 1893, the record of which is referred to above in this No. 184; the first containing one hundred and six
(106) acres, the Ishmael Bennett Warranty; the second containing three hundred and forty (340) acres, the Jasper Ewing Warranty; the third containing three hundred and seventy (370) acres, being part of a larger tract in the Paul Baldy Warranty; the fourth containing four hundred and forty and one-half (440 1/2) acres, the Charles Hall Warranty; the fifth containing four hundred
(400) acres, more or less, the Samuel Young Warranty; the sixth containing four hundred (400) acres, the John Kidd Warranty.

   185. Tract of land in Spring Brook Township, purchased from George Y. Haynes and wife, by deed dated the 21st day of Septem-ber, 1923, and recorded in Lackawanna County in Deed Book 339, page 7. Containing two (2) acres.

   186. Tract of land in Spring Brook Township, purchased from Alvin B. Kilmer and wife, by deed dated the 20th day of July, 1909, and recorded in Lackawanna County in Deed Book 182, page
89.  Containing nine (9) acres.

   187. Tract of land in Spring Brook Township, purchased from Anna E. and Edward Lewis, by deed dated the 21st day of February, 1901, and recorded in Lackawanna County in Deed Book 194, page
251.  Containing one hundred and ten (110) acres.

   188. Tract of land in Spring Brook Township, purchased from David D. Lewis, by deed dated the 30th day of April, 1896, and recorded in Lackawanna County in Deed Book 139, page 18. Con-taining forty-one (41) acres and one hundred and thirty-six (136) perches.

   189. Two tracts of land in Spring Brook Township, purchased from Griffith Lougher, by deed dated the 24th day of August, 1911, and recorded in Lackawanna County, in Deed Book 255, page
333. The first tract containing one hundred and two (102) acres and one hundred and fourteen (114) perches; and the second tract containing fifty-one (51) acres and eighty (80) perches.

   190. Tract of land in Spring Brook Township, purchased from David II. Moses and wife by deed dated the 9th day of October, 1922, and recorded in Lackawanna County in Deed Book 324, page
269. Containing one hundred and seventy-five (175) acres and one hundred and thirty-two (132) perches.

   191. Tract of land in Spring Brook Township, purchased from Cole B. Price and wife, by deed dated the 10th day of March, 1923, and recorded in Lackawanna County in Deed Book 317, page
241. Containing seventy-three (73) acres. Coal and other minerals reserved.

   192. Tract of land in Spring Brook Township, purchased from David Richards and wife, by deed dated the 25th day of May, 1896, and recorded in Lackawanna County in Deed Book 138, page 195. Containing one hundred and two and one-half (102 1/2) acres.

   193. Tract of land in Spring Brook Township, purchased from Scranton Building and Loan Association, by deed dated the 22nd day of October, 1909, and recorded in Lackawanna County in Deed Book 237, page 605. Containing twenty-five (25) acres and sixty
(60) rods.

   194. Tract of land in Spring Brook Township, purchased from the Spring Brook Lumber Company, by deed dated the 15th day of August, 1893, and recorded in Lackawanna County in Deed Book 104, page 256. Containing one hundred and six (106) acres and one hundred (100) perches. Coal and minerals reserved.

   195. Tract of land in Spring Brook Township, purchased from William H. Sturtevant and wife, by deed dated the 25th day of August, 1897, and recorded in Lackawanna County in Deed Book 154, page 325. Containing fifty-two (52) acres and forty-seven (47) perches.

   196. Tract of land in Spring Brook Township, purchased from Albert Sutter and wife, by deed dated the 8th day of June, 1898, and recorded in Lackawanna County in Deed Book 162, page 401.
Containing three (3) acres.

   197. Tract of land in Spring Brook Township, purchased from Richard D. Thomas and wife, by deed dated the 22nd day of Novem-ber, 1910, and recorded in Deed Book 251, page 398, in Lackawanna County. Containing Fifty-four (54) acres and Five (5) perches.

   198. Tract of land in Spring Brook Township, purchased from Daniel R. Thomas and wife, by deed dated the 22nd day of May, 1911, and recorded in Lackawanna County in Deed Book 247, page
491. Containing Fifty-seven (57) acres and One Hundred and Thirty-six (136) perches.

   199. Tract of land in Spring Brook Township, purchased from Ira S. Turner and wife, by deed dated the 18th day of January, 1897, and recorded in Lackawanna County in Deed Book 147, page
419. Containing Thirty-eight (38) acres. Coal and other minerals reserved.

   200.  Tract of land in Spring Brook Township, purchased from
L. A. Watres and wife, by deed dated the 18th day of December, 1890, and recorded in Lackawanna County in Deed Book 76, page
491.  Containing One Hundred (100) acres.

   201. Tract of land in Spring Brook Township, purchased from Sarah A. Wagner, by deed dated the 1st day of March, 1919, and recorded in Lackawanna County in Deed Book 290, page 578. Con-taining Fifty (50) acres.

   202.  Seven-eighth interest in tract of land in Spring Brook
Township, purchased from E. J. Wildrick and others, by deed dated the 7th day of December, 1900, and recorded in Lackawanna County in Deed Book 187, page 251. Containing Fifty (50) acres.

   203. Tract of land in Spring Brook Township, purchased from Mary F. and David S. Williams, by deed dated the 22nd day of June, 1922, and recorded in Lackawanna County in Deed Book 324, page 73. Containing Fifty-nine (59) acres and Eighty-six (86) perches.

   204. Three tracts of land situated in Spring Brook Township, purchased from John B. Aston by deed dated the 25th day of March, 1925, and recorded in Lackawanna County in Deed Book 351, page
295. The first containing Thirty-Three (33) acres, the second containing Four (4) acres and the third containing Three and One-tenth (3.1) acres.

   205. Tract of land situated in Spring Brook Township, acquired by right of eminent domain from Edward Flyte, in Court of Common Pleas of Lackawanna County, No. 350, November Term, 1923, containing Thirty-Nine and Nine-tenths (39.9) acres.

   206. Tract of land situated in Spring Brook Township, pur-chased from John Haines and wife, by deed dated the 21st day of September, 1923, and recorded in Lackawanna County in Deed Book
339, page 7, containing Fifty-seven (57) acres.

   207. Tract of land situated in Spring Brook Township, acquired by right of eminent domain from George Hughes, in Court of Common Pleas of Lackawanna County, No. 23, June Term, 1921, containing Fifty and Six-tenths (50.6) acres.

   208. Tract of land situated in Spring Brook Township, pur-chased from Eliza E. Taylor by deed dated the 13th day of Octo-ber, 1926, and recorded in Lackawanna County in Deed Book 359, page 434, containing Four Hundred and Thirty-five (435) acres.

   209. Tract of land situated in Spring Brook and Pittston Townships, purchased from Herbert L. Taylor, Jr., by deed dated the 4th day of August, 1925, and recorded in Lackawanna County in Deed Book 321, page 340, containing Twenty-three (23) acres and Eighty (80) perches. (See 252 on p. 106)

   210. Tract of land in Avoca Borough, deeded by New York and Pittston Coal Company to Spring Brook Water Supply Company on
December, 9, 1886, and recorded in Lackawanna County in Deed Book
262, page 419.  Containing 1.19 acres.

   211.  Tract of land in Dallas Township, deeded by Dime Bank
Title and Trust Company to Scranton-Spring Brook Water Service
Company on December 20, 1930, and recorded in Luzerne County Deed
Book 705, page 208.  Containing 2.05 acres.

   212.  Tract of land in Hanover Township, deeded by
G. J. Llewellyn to Spring Brook Water Supply Company on Novem-ber 11, 1899, and recorded in Luzerne County Deed Book 391, page
74.  Containing 116 acres.

   213.  Tract of land in Hanover Township, deeded by
G. J. Llewellyn to Spring Brook Water Supply Company on Novem-ber 11, 1899, and recorded in Luzerne County Deed Book 391, page
79.  Containing 110 acres.

   214.  Tract of land in Hanover Township, deeded by
W. H. Marcy, et ux, to Spring Brook Water Supply Company on Octo-ber 31, 1910, and recorded in Luzerne County Deed Book 466, page
558.  Containing 110 acres.

   215. Tract of land in Hanover Township, deeded by Lehigh Coal and Navigation Company to Scranton-Spring Brook Water Service
Company on March 5, 1934, and recorded in Luzerne County Deed
Book 737, page 15.  Containing 113.63 acres.

   216.  Tract of land in Hanover Township, deeded by Wilkes-
Barre and Hazleton Railroad Company to Scranton-Spring Brook
Water Service Company on March 24, 1942, and recorded in Luzerne
County Deed Book 818, page 317.  Containing 6.8 acres.

   217. Three tracts of land in Jackson and Lehman Townships, deeded by Harry A. Scott, et ux, to Scranton-Spring Brook Water Service Company on May 10, 1929, and recorded in Luzerne County Deed Book 686, page 86. Containing .05 acres, .135 acres and
 .175 acres, respectively.

   218. Tract of land in Jackson and Lehman Townships, deeded by Harry A. Scott, et ux, to Scranton-Spring Brook Water Service
Company on May 16, 1929, and recorded in Luzerne County Deed Book
686, page 85.  Containing 0.53 acres.

   219. Tract of land in Jackson Township, deeded by Carrie R. Sturdevant to Scranton-Spring Brook Water Service Com-pany on April 25, 1941, and recorded in Luzerne County Deed Book
809, page 103.  Containing 10.32 acres.

   220. Tract of land in Jenkins Township, deeded by Hillside Coal and Iron Company, Pennsylvania Coal Company and Pittston Company to Scranton-Spring Brook Water Service Company on Decem-ber 19, 1932, and recorded in Luzerne County Deed Book 720, page
84.  Containing 0.47 acres.

   221. Tract of land in Jenkins Township, deeded by Plymouth Excavating Company adn George and Catherine Hudak to Scranton-Spring Brook Water Service Company on June 11, 1934, and recorded in Luzerne County Deed Book 738, page 15. Containing 82.3 acres.

   222. Tract of land in Jenkins Township, deeded by Joseph Popple, et ux, to Scranton-Spring Brook Water Service Com-pany on September 25, 1940, and recorded in Luzerne County Deed
Book 801, page 275.  Containing 0.07 acres.

   223.  Tract of land in Jenkins and Plains Townships, deeded by
C. A. Smith, et ux, to Scranton-Spring Brook Water Service Com-pany on March 31, 1943, and recorded in Luzerne County Deed Book
829, page 203.  Containing 250 acres.

   224. Tract of land in Kingston Township, deeded by Kingston and Dallas Turnpike Company to Spring Brook Water Supply Company on June 5, 1899, and recorded in Luzerne County Deed Book 386, page 269. Containing 0.8 acres.

   225. Tract of land in Laurel Run Borough, deeded by Mary G. Lewis, et al, to Scranton-Spring Brook Water Service Com-pany on September 26, 1929, and recorded in Luzerne County Deed
Book 699, page 21.  Containing 11.68 acres.

   226.  Tract of land in Laurel Run Borough, deeded by Red Ash
Coal Company to Scranton-Spring Brook Water Service Company on
August 1, 1929, and recorded in Luzerne County Deed Book 686, page 373. Containing 4.87 acres.

   227. Tract of land in Lehman Township, deeded by Elmer Lamoreaux to Spring Brook Water Supply Company on
October 27, 1914, and recorded in Luzerne County Deed Book 507, page 70. Containing 0.1 acres.

   228. Tract of land in Lehman Township, deeded by Geo. J. Llewellyn to Spring Brook Water Supply Company on Decem-ber 8, 1903, and recorded in Luzerne County Deed Book 415, page
285.  Containing 28.3 acres.

   229. Tract of land in Lehman Township, deeded by James M. Wilcox, et al, to Wilkes-Barre Water Company on Decem-ber 10, 1892, and recorded in Luzerne County Deed Book 313, page
54.  Containing 42.6 acres.

   230. Tract of land in Lehman Township, deeded by Rachel and Clinton Brown to Spring Brook Water Supply Company on August 29,
1927, and recorded in Luzerne County Deed Book 659, page 511.
Containing 41.36 acres.

   231. Tract of land in Lehman Township, deeded by Luther M. Kniffen, Sheriff, to Scranton-Spring Brook Water Ser-vice Company on October 13, 1933, and recorded in Luzerne County
Deed Book 730, page 285.  Containing 71.57 acres.

   232.  Tract of land in Lehman Township, deeded by First
National Bank of Plymouth to Scranton-Spring Brook Water Service
Company on December 27, 1935, and recorded in Luzerne County Deed
Book 749, page 575. Containing 50 acres.

   233. Tract of land in Lehman Township, deeded by Della Pollock to Scranton-Spring Brook Water Service Company on
February 6, 1940, and recorded in Luzerne County Deed Book 790, page 385. Containing 124.5 acres.

   234. Tract of land in Lehman Township, deeded by Hanover National Bank of Wilkes-Barre to Scranton-Spring Brook Water Ser-vice Company on April 11, 1942, and recorded in Luzerne County Deed Book 815, page 437. Containing 1/2 of Lot #18, Meeker Manor Acres Allotment.

   235. Tract of land in Lehman Township, deeded by Hendrick B. Cease to Scranton-Spring Brook Water Service Company on February 27, 1942, and recorded in Luzerne County Deed Book
8112, page 492.  Containing 25.27 acres.

   236. Tract of land in Lehman Township, deeded by Frances B. Chase to Scranton-Spring Brook Water Service Company on September 27, 1943, and recorded in Luzerne County Deed Book
833, page 353.  Containing 2.6 acres.

   237. Tract of land in Newport Township, deeded by Lehigh and Wilkes-Barre Coal Company to Nanticoke Water Company on June 16,
1893, and recorded in Luzerne County Deed Book 318, page 432.
Containing 14.75 acres.

   238. Tract of land in Pittston Township, deeded by Isaac P. Hand, et al, to Spring Brook Water Supply Company on March 6, 1893, and recorded in Luzerne County Deed Book 443, page 308, and Lackawanna County Deed Book 103, page 313. Containing 112 acres. Excepting and reserving therefrom 3 acres belonging to Geo. Randall, his heirs or assigns.

   239. Tract of land in Pittston Township, deeded by Silas Randall, et ux, to Spring Brook Water Supply Company on
October 5, 1907, and recorded in Luzerne County Deed Book 443, page 307. Containing 3 acres.

   240. Tract of land in Pittston Township, deeded by Emmett Broadhead to Spring Brook Water Supply Company on Septem-ber 16, 1889, and recorded in Luzerne County Deed Book 286, page
413. Containing 30 acres. Excepting and reserving therefrom a parcel containing 1 3/4 acres conveyed to Elias Thompson.

   241. Two tracts of land Pittston Township, deeded by Joseph P. Jennings, Trustee, to Scranton-Spring Brook Water Ser-vice Company on February 12, 1941, and recorded in Luzerne County
Deed Book 806, page 155. Containing 3.181 acres and 2.42 acres, respectively.

   242.  Tract of land in Plains Township, deeded by Northern
Coal and Iron Company to Spring Brook Water Supply Company on
January 25, 1909, and recorded in Luzerne County Deed Book 462, page 434. Containing 13/16 interest in 5.16 acres.

   243. Tract of land in Plymouth Borough, deeded by Wm. B. Schaeffer, et ux, to Scranton-Spring Brook Water Service
Company on April 16, 1930, and recorded in Luzerne County Deed
Book 699, page 13.  Containing 4287 square feet.

   244. Tract of land in Plymouth Township, deeded by Daniel W. Culp, et ux, to Spring Brook Water Supply Company on
Septenber 10, 1920, and recorded in Luzerne County Deed Book 548, page 271. Containing 2.82 acres.

   245. Tract of land in Plymouth Township, deeded by Warranty Deed from Capt. Edward Jack Wilbraham to Scranton-Spring Brook Water Service Company on October 3, 1930, and recorded in Luzerne County Deed Book 700, page 489, and by Quit Claim from
John C. S. Rashleigh, et al, Executors, to Scranton-Spring Brook Water Service Company on November 13, 1931, and recorded in Luzerne County Deed Book 724, page 425. Containing 141 acres.

   246.  Tract of land in Plymouth Township, deeded by Glen Alden
Coal Company to Scranton-Spring Brook Water Service Company on
October 28, 1932, and recorded in Luzerne County Deed Book 724, page 21. Containing 5.88 acres.

   247. Tract of land in Plymouth Township, deeded by Chas. A. Sickler, Trustee, to Scranton-Spring Book Water Service
Company on September 24, 1930, and recorded in Luzerne County
Deed Book 724, page 294.  Containing 1600 square feet.

   248.  Tract of land in Wilkes-Barre Township, deeded by
B. W. Lewis, et al, to Crystal Spring Water Conpany on May 28,
1888, and recorded in Luzerne County Deed Book 339,page 424.
Containing 3 acres.

   249. Tract of land in West Wyoming Borough, deeded by Margaret E. Felts to Scranton-Spring Brook Water Service Company on July 14, 1930, and recorded in Luzerne County Deed Book 698, page 283. Containing 1788 square feet.

   250. Tract of land in West Wyoming Borough, deeded by Max Freedman, et ux, to Scranton-Spring Brook Water Service Com-pany on August 30, 1930, and recorded in Luzerne County Deed Book
700, page 457.  Containing 23,264 square feet.

   251. Tract of land in Fairview Township, deeded by Lehigh Coal and Navigation Company to Scranton-Spring Brook Water Ser-vice Company on September 10, 1945, and recorded in Luzerne County Deed Book 868, page 172. Containing 13,600 square feet.

   252.  One-half interest in three tracts of land in Clifton
Township, deeded by Spring Brook Lumber Company to Spring Brook
Water Supply Company on August 15, 1893, and recorded in
Lackawanna County Deed Book 104, page 259. Tracts contain 424 acres, 106 acres and 424 acres.

   253. Seven tracts of land in Clifton and Spring Brook Town-ships, deeded by Joseph P. Jennings, Trustee, to Scranton-Spring Brook Water Service Company on July 15, 1940 and recorded in Lackawanna County Deed Book 435, page 37. Containing 19.50, 9.77, 29.96, 4.33, 16.29, 1.26 and 5.10 acres, respectively.

   254.  Tract of land in Lackawanna Township, deeded by
J. J. Somers, et al, to Spring Brook Water Supply Company on
September 30, 1899, and recorded in Lackawanna County Deed Book
177, page 88.  Containing 400 acres.

   255. Tract of land in Moosic Borough, deeded by James Butler, et ux, to Spring Brook Water Supply Company on June 20, 1901, and recorded in Lackawanna County Deed Book 187, page 451. Con-taining 0.17 acres. Excepting and reserving thereform a parcel conveyed to Hudson Coal Company by deed dated February 9, 1918, and recorded in Lackawanna County Deed Book 28, page 536.

   256. Tract of land in Moosic Borough, deeded by James F. Butler to Spring Brook Water Supply Company on Septem-ber 1, 1898, and recorded in the Lackawanna County Court of Common Pleas #264, Sept. Term 1898. Containing 5 3\4 acres. Excepting and reserving a parcel conveyed to First Methodist Episcopal Church on February 27, 1904, and recorded in Lackawanna County Deed Book 216, page 134.

   257. Tract of land in Moosic Borough, deeded by Thomas Hailstone, et ux, to Spring Brook Water Supply Company, on
April 30, 1896, and recorded in Lackawanna County Deed Book 137, page 78. Containing .032 acres.

   258. Tract of land in Moosic Borough, deeded by Stark Land Company of Spring Brook Water Supply Company on September 9, 1896, and recorded in Lackawanna County Deed Book 144, page 34. Containing 1.55 acres. Excepting and reserving therefrom two parcels, the first conveyed to Homer L. Warner on March 13, 1898, and recorded in Lackawanna County Deed Book 159, page 475, and the second conveyed to the Borough of Moosic on March 1, 1901, and recorded in Lachawanna County Book 194, page 138.

   259. Tract of land in Moosic Borough, deeded by Thomas Ford, et al, to Spring Brook Water Supply Company on April 20, 1886, and recorded in Lackawanna County Deed Book 37, page 528. Con-taining 1.28 acres. Excepting and reserving therefrom parcel conveyed to Wm. C. Monie on June 29, 1895.

   260. Tract of land in Moosic Borough, deeded by James Butler, et ux, to Spring Brook Water Supply Company on January 19, 1898, and recorded in Lackawanna County Deed Book 173, page 131. Con-taining 5.76 acres.

   261.  Tract of land in Moosic Borough, deeded by H. C. Hubler,
Trustee, to Spring Brook Water Supply Company on June 28, 1913, and recorded in Lackawanna County Deed Book 268, page 259. Con-taining 1.20 acres.

   262. Tract of land in Moosic Borough, deeded by H. C. Hubler, Trustee, to Spring Brook Water Supply Company on September 8, 1910, and recorded in Lackawanna County Deed Book 251, page 260. Excepting and reserving therefrom parcel conveyed to Geo. Griffiths on July 10, 1912, and recorded in Lackawanna County Deed Book 262, page 21, and by Quit Claim Deed to
Vivian Whitehead on January 17, 1927, and recorded in Lackawanna County Deed Book 362, page 357.

   263. Tract of land in Moosic Borough, deeded by Annette Reynolds to Spring Brook Water Supply Company on June 21, 1899, and recorded in Lackawanna County Deed Book 173, page 66, and Lackawanna County Deed Book 171, page 573; and deeded by Arthur Frothingham et ux, to Spring Brook Water Supply Company on June 21, 1899, and recorded in Lackawanna County Deed Book 173, page 449; and deeded by Arthur Frothingham, et ux to Scranton & Spring Brook Railroad Company on June 21, 1899, and recorded in Lackawanna County Deed Book 173, page 451; and deeded by
Annette Reynolds to Scranton and Spring Brook Railroad Company on June 21, 1899, and recorded in Lackawanna County Deed Book 173, page 68. Containing about 3-49/100 acres.

   264. Tract of land in Moosic Borough, deeded by James Butler to Spring Brook Water Supply Company on October 18, 1924, and recorded in Lackawanna County Deed Book 350, page 16. Containing 15,000 square feet. Excepting and reserving therefrom 1,404 square feet conveyed to James Ward on March 5, 1925.

   265.  Tract of land in Moosic Borough, deeded by
E. I. Dupont De Nemours and Company to Scranton-Spring Brook
Water Supply Company on December 20, 1944, and recorded in
Lackawanna County Deed Book 452, page 194. Containing 14.3 acres.

   266. Tract of land in Spring Brook Township, deeded by Scranton Lackawanna Trust Company, et al, to Spring Brook Water
Supply Company on August 31, 1927, and recorded in Lackawanna
County Deed Book 369, page 134.

   267.  Tract of land in Spring Brook Township, deeded by
L. A. Watres to Spring Brook Water Supply Company on September 1,
1927, and recorded in Lackawanna County Deed Book 365, page 494.

   268. Tract of land in Spring Brook Township, deeded by Conrad J. Rechsteiner to Spring Brook Water Supply Company on
September 14, 1922, and recorded in Lackawanna County Deed Book
356, page 544.  Containing 40 acres.

   269. Tract of land in Spring Brook Township, deeded by Chas. Robinson, Sheriff, to Spring Brook Water Company on Novem-ber 17, 1890, and recorded in Lackawanna County Sheriff's Deed
Book 2, page 4.  Containing 113 acres, 33 perches.

   270. Tract of land in Spring Brook Township, deeded by John Harris Chapman to Spring Brook Water Supply Company on
May 21, 1927, and recorded in Lackawanna County Deed Book 356, page 565. Containing 100 1/2 acres.

   271. Tract of land in Spring Brook Township, deeded by John C. Hughes to Spring Brook Water Supply Company on April 18,
1928, and recorded in Lackawanna County Deed Book 367, page 576.
Containing 100-33/100 acres.

   272.  Tract of land in Spring Brook Township, deeded by
L. A. Watres to Spring Brook Water Company on December 18, 1890, and recorded in Lackawanna County Deed Book 76, page 491. Con-taining 20 acres.

   273. Tract of land in Spring Brook Township, deeded by Grace E. Cobb to Spring Brook Water Supply Company on October 1,
1927, and recorded in Lackawanna County Deed Book 356, page 558.
Containing 39-2/10 acres.

   274.  Tract of land in Spring Brook Township, deeded by
J. M. Rhodes to Spring Brook Water Supply Company on December 30,
1889, and recorded in Lackawanna County Deed Book 69, page 11.
Containing 105 acres, 44 perches.

   275.  Tract of land in Spring Brook Township, deeded by South
Scranton Building & Loan Association to Spring Brook Water Supply
Company on October 22, 1909, and recorded in Lackawanna County
Deed Book 237, page 605.  Containing 25 acres, 60 perches.

   276.  Tract of land in Spring Brook Township, deeded by
B. F. White, et al, to Spring Brook Water Company on June 26,
1889, and recorded in Lackawanna County Deed Book 69, page 89.
Containing 444 1/2 acres.

   277. Tract of land in Spring Brook Township, deeded by Sarah T. Zacharias to Spring Brook Water Supply Company on
March 23, 1905, and recorded in Lackawanna County Deed Book 210, page 348. Containing 104 acrs.

   278. Tract of land in Spring Brook Township, deeded by Albert Zacarias to Spring Brook Water Supply Company on April 11,
1905, and recorded in Lackawanna County Deed Book 210, page 347.
Containing 104 acres.

   279. Tract of land in Spring Brook Township, deeded by Lewis E. Flyte, et ux, to Scranton-Spring Brook Water Service
Company on August 8, 1942, and recorded in Lackawanna County Deed
Book 439, page 484.  Containing 18-7/10 acres.

   280. Tract of land in Eaton Township, deeded by James Butler to Spring Brook Water Supply Company on September 30, 1897, and recorded in Wyoming County Deed Book 46, page 473. Containing 9 acres.

   Excepting, however, from the lien of this Indenture all those certain tracts of land hereinafter described, which have heretofore been sold by the Company or one of its predecessors, and which constituted part of the foregoing tracts:

   E-1. Tract of land in Luzerne County purchased from Charles Parrish, by deed dated November 1, 1871, and recorded in Luzerne County in Deed Book 164 at page 169, described as the Matthias Hollenback Warranty, containing Three Hundred Ninety-nine (399) acres and Thirteen (13) perches. (Being the first of 26 tracts described in No. 160 of Part II).

   E-2. Tract of land in the Catherine Obershimer Warrant, con-veyed to Lehigh Valley Railroad Company on May 9, 1905, and recorded in Luzerne County Deed Book 422, page 590. Containing
2.75 acres. (Being part of the second of 26 tracts in No. 160 of Part II).

   E-3. Tract of land in the Isaac Slocum Warrant, deeded to Mary E. Sharpe on March 17, 1896, and recorded in Luzerne County
Deed Book 355, page 45. Containing 96.25 acres. (Being part of the 12th tract in No. 160 of Part II).

   E-4. Tract of land in the Isaac Slocum Warrant in the Town-ship of Fairview, County of Luzerne deeded to Rt. Rev. William O'Hara on March 23, 1896, described as follows:
Beginning at a point where the "New Bear Creek Road" crosses the south line of the Isaac Slocum Warrant; thence Northerly along the west line of said road, about two hundred feet to a corner; thence north eighty-four degrees fifteen minutes west, five hundred and forty feet to a corner; thence south three degrees thirty-one minutes west, two hundred feet to a corner on the south line of the Isaac Slocum Warrant; thence along said line south eighty-four degrees fifteen minutes east, about four hundred and ninety feet to the place of beginning. Containing
2.36 acres.  (Being part of the 12th tract in No. 160 of Part
II).

   E-5. Tract of land in the Isaac Slocum Warrant, deeded to Esther S. Norris, et al, on July 14, 1914, and recorded in Luzerne County Deed Book 500, page 577. Containing 29.93 acres.
(Being part of the 12th tract in No. 160 of Part II).

   E-6. Tract of land in the Isaac Slocum Warrant, deeded to the Central Railroad of New Jersey on April 13, 1929, and recorded in
Luzerne County Deed Book 683, page 329. Containing 1.07 acres.
(Being part of the 12th tract in No. 160 of Part II).

   E-7.  Tract of land in the Isaac Slocum Warrant, deeded to
J. E. Patterson on October 23, 1882, and recorded in Luzerne
County Deed Book 232, page 458. Containing 32.25 acres. (Being part of the 12th tract in No. 160 of this Part II).

   E-8. Tract of land in the John Van Campen Warrent, deeded to Michael Cross, et al, on November 12, 1943, and recorded in Luzerne County Deed Book 833, page 521. Containing 1.08 acres. (Being part of the 16th tract in No. 160 of this Part II).

   E-9. Tract of land in the John Foster Warrant, deeded to Mary E. Sharpe on March 17, 1896, and recorded in Luzerne County
Deed Book 355, page 45. Containing 13.75 acres. (Being part of the 21st tract in No. 160 of this Part II).

   E-10. Tract of land in the John Foster Warrant, deeded to Central Railroad of New Jersey on April 13, 1929, and recorded in
Luzerne County Deed Book 683, page 329.  Containing 1.77 acres.
(Being part of the 21st tract in No. 160 of this Part II).

   E-11. Tract of land in the Ezekiel Williams Warrant, deeded to George J. Llewellyn on January 17, 1896, and recorded in Luzerne County Deed Book 349, page 10. Containing 9.5 acres. (Being part of the 24th tract in No. 160 of this Part II).

   E-12.  The Daniel Van Campen Warrant, containing 204 acres and
82 perches, deeded to J. E. Patterson on October 23, 1882, and recorded in Luzerne County Deed Book 232, page 458. (Being the
25th tract in No. 160 of this Part II).

                      ----------------------

   Excepting and reserving from the lien of this Indenture all those certain tracts of land hereinafter described, which are not used or useful in the business of the Company and are proposed to be sold, and which constituted part of the tracts hereinbefore described:

   E-13. Tract of land in Avoca Borough, deeded by New York and Pittston Coal Company to Spring Brook Water Supply Company on
December 9, 1886.  Containing 1.19 acres.  (Being No. 210 of Part
II).

   E-14. Tract of land in Fairview Township, containing 24 acres and 113 perches, purchased from James Butler and wife on Decem-ber 29, 1904. (Being No. 13 of Part II).

   E-15. Tract of land in Fairview Township, containing 59 acres and 59 perches, purchased from James Butler and wife on Decem-ber 29, 1904. (Being No. 14 of Part II).

   E-16. Three tracts of land in Fairview Township purchased from James Butler and wife on December 29, 1904. Containing in all 61 acres and 25 perches. (Being No. 15 of Part II).

   E-17. Tract of land in Fairview Township, containing 109 acres, deeded by James Butler and wife on December 29, 1904.
(Being No. 16 of Part II).

   E-18. Tract of land in Fairview Township purchased from James Butler and wife on December 29, 1904. Containing 24 acres.
(Being No. 17 of Part II).

   E-19. Two tracts of land in Fairview Township purchased from Henry Glass and Fannie L. Glass on October 1, 1907. (Being No.
19 of Part II).  Containing in all 64 acres and 15 perches.

   E-20. Tract of land in Kingston Township purchased from Isaac C. Edwards and wife on December 24, 1896. Containing 5 acres. (Being No. 50 of Part II).

   E-21. Five acres from the tract of land in Lehman Township purchased from James Butler and wife on November 30, 1904, here-tofore leased to Rulison Evans. (Being part of No. 59 of Part
II).

   E-22. Tract of land in Larksville Borough and Plymouth Town-ship, being part of "Richard's Island", purchased from Grizzie Y. Norris and husband on July 22, 1908, and from
O. M. Lance and wife on May 20, 1901. Containing 33 acres and 87 perches. (Being No. 139 of Part II).

   E-23. Tract of land in Larksville Borough and Plymouth Town-ship purchased from Abram Nesbitt on March 28, 1901, containing
30 acres and 9 perches.  (Being No. 140 of Part II).

   E-24. Tract of land containing about two acres in the Borough of West Wyoming purchased from Reuben Frantz and wife on April 15, 1904. (Being No. 155 of Part II).

   E-25.  Tract of land in Moosic Borough deeded by
E. I. Dupont de Nemours & Company on December 20, 1944. Con-taining 14.3 acres. (Being No. 265 of Part II).

   E-26. Tract of land in the City of Scranton purchased from Hyde Park Gas Company, being the same premises which Hyde Park Gas Company purchased from Scranton Gas and Water Company and from Roaring Brook Land Improvement and Sand Company and from the Scranton Coal Company by deeds dated June 16, 1920 and
August 26, 1920, and recorded in Lackawanna County Deed Book
302, page 422, and in Deed Book 310, page 58, respectively. Con-taining 8.86 acres. (Being No. 43 of Part I).

   E-27. Tract of land situate in the village of Chinchilla, Township of South Abington, County of Lackawanna and State of Pennsylvania, bounded and described as follows, to wit:
Beginning at a point on the Westerly side of the State Highway (U. S. Route No. 611), said point being distant thirty-three (33) feet at right angles from the center line of said highway and being a corner common to the land herein described and land of Clarence E. Thomas and Anna M. Thomas; thence along the line of land of said Clarence E. Thomas and Anna M. Thomas in a Westerly direction about two hundred ninety-eight (298) feet to an iron pin in the Easterly right-of-way line of the D.L. & W.R.R.; thence along said right-of-way line in a southerly direction, by a curve to the right, said curve having a radius of one thousand seven hundred and nine (1,709) feet, a distance of three hundred eighty-one and six-tenths (381.6) feet to concrete monument; thence South six degrees fifty-two minutes East one hundred ninety-two (192) feet to a concrete monument in line of aforesaid Easterly right-of-way line and being a common corner to the land herein described and land now or late of Catherine Bailey; thence along land now or late of Catherine Bailey in an Easterly direc-tion about four hundred six and five-tenths (406.5) feet to a point on the westerly side of the aforesaid State Highway; and thence along the Westerly side of the State Highway, parallel to and thirty-three (33) feet distant from, the center line of said highway, in a Northwesterly direction about four hundred seventy
(470) feet to the place of beginning. Containing four and nineteen hundredths (4.19) acres more or less. (Being part of one of the 66 tracts described in No. 1 of Part I).

   E-28. All that certain piece or parcel of land situated in the village of Chinchilla, Township of South Abington, County in Lackawanna and State of Pennsylvania, bounded and described as follows, to wit: Beginning at an iron pin on the Westerly side of the Philadelphia and Great Bend Turnpike and in line of land of Thomas H. Gowing; thence from said point South forty-three de-grees nine minutes West about seven hundred fifty-two and six-tenths (752.6) feet to an iron rail on the Easterly right-of-way line of the D.L. & W.R.R., said rail being eighty (80) feet radial to the curve of the center line of the East Bound track; thence along the right-of-way line, parallel to and eighty (80) feet distant from the center line of the East Bound track by a curve to the right, having a radius of one thousand five hundred thirty-two and seven-tenths (1,532.7) feet, in a northwesterly direction about four hundred sixty-eight (468) feet to a monument on the intersection of said Easterly right-of-way line of said railroad and the southerly side line of a public road leading from Chinchilla to Summit Lake; thence along the Southerly side of last mentioned public road North sixty-eight degree thirty minutes East two hundred forty-two (242) feet to an iron pin; thence continuing along the Southerly line of aforementioned Summit Lake Road and the Philadelphia and Great Bend Turnpike in Northeasterly and Southeasterly directions, respectively, as the said road is now defined on the ground, a distance of about two hundred ninety (290) feet to an iron pin on the Westerly side of said Turnpike; and thence along the Westerly side of said Turn-pike the following two courses and distances, South thirty-nine degrees four minutes East sixty (60) feet to an iron pin and South forty-six degrees twenty seven minutes East sixty (60) feet to the place of beginning. Containing three and eighty-five hundredths (3.85) acres more or less. (Being part of one of the 66 tracts described in No. 1 of Part I).

   E-29. Tract of land in Luzerne County, containing Two Hundred and Forty-five (245) acres, described as the Catherine Bower War-ranty. (Being the fourth tract described in No. 160 of Part II).

Provided, however, that in addition to the reservations and ex-ceptions herein elsewhere contained, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Indenture, viz.: all bills, notes and accounts receivable, cash on hand or in bank, judgments, con-tracts, choses in action, operating agreements, existing leases in which the Company is lessor and renewals thereof: all auto-mobiles and other motor vehicles; all shares of stock and other certificates or evidences in interest therein, and all bonds, notes and other evidences of indebtedness or certificates of interest therein and other securities now owned or hereafter acquired or possessed by the Company (except securities or obligations specifically subjected to the lien hereof or re-quired to be pledged by the terms of this Indenture); all goods, wares, merchandise, equipment, materials or supplies held or acquired by the Company for the purpose of sale or resale or leasing to its customers in the ordinary course and conduct of its business or for the purpose of use or consumption in the operation of any of its properties and all conditional sales contracts, chattel mortgages or other contracts resulting from the disposition thereof; and all lands now or hereafter used as roads, streets, lanes or alleys; provided further, however, that such property and rights shall (to the extent permitted by law) cease to be so excepted in the event as of the date that the Trustee or a receiver or trustee shall enter upon and take pos-session of the mortgaged property in the manner provided in
Article 9 hereof.

   To have and to Hold the same, unto the Trustee and its suc-cessors and assigns forever;

   Subject, however, to permitted encumbrances as hereinafter defined, and, as to any property hereafter acquired by the Com-pany, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition, and also subject to the provisions of Article 12;

   In Trust Nevertheless, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons, issued and to be issued under this Indenture, without preference, priority, or distinction as to lien (except as any sinking, amor-tization, improvement or other fund established in accordance with the provisions of this Indenture or any indenture supplemen-tal thereto may afford additional security for the bonds of any particular series) of any of said bonds over any others thereof by reason of series, priority in the time of the issue or nego-tiation thereof, or otherwise howsoever, except as provided in
Section 4.02, it being intended that the lien and security hereby created, of all of the bonds and coupons, shall take effect from the date of the execution and delivery hereof, whether all of the bonds shall actually be sold and disposed of and issued at such date or at some later date, and that the lien and security of this Indenture shall take effect from the date of the execution and delivery hereof, as if all of said bonds were actually sold and delivered, to, and in the hands of, innocent holders for value, upon such date, and shall, in no manner, be altered, impaired, or prejudiced by the creation of subsequent deeds or mortgages by the Company, its successors or assigns, or by judg-ments or liens of any form, in favor of creditors of the Company, whether all of said bonds shall have been issued or not.

   Provided, However, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of said bonds the principal and interest, and premium, if any, due or to become due in respect thereof at the times and in the manner stipulated therein and herein and shall keep, perform and observe all and singular the covenants and promises in said bonds and in this Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

   It Is Hereby Covenanted, Declared And Agreed by and between the parties hereto that all bonds and the coupons (if any) appertaining thereto are to be issued, authenticated, delivered and held, and that all property subject or to become subject hereto is to be held, subject to the further covenants, condi-tions, used and trusts hereinafter set forth, and the Company, for itself and its successors, doth hereby covenant and agree to and with the Trustee, for the benefit of those who shall hold said bonds and the coupons appertaining thereto, or any of them, as follows:


                            ARTICLE 1
                           DEFINITIONS

   Sec. 1.01. The terms hereinbelow in this Article 1 mentioned shall, for all purposes of this Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document filed with the Trustee, have the meanings herein speci-fied, unless the context otherwise requires. Unless otherwise defined in this Indenture, all terms used herein shall, for all such purposed, have the meanings assigned to such terms in the Trust Indenture Act of 1939. Wherever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as in force on March 15, 1946, unless the context otherwise requires.

   Sec. 1.02. (a) The term "Company" shall mean and include not only Scranton-Spring Brook Water Service Company, the party of the first part hereto, but also any successor corporation which shall become such in the manner hereinafter in Article 12 pre-scribed.

   The term "corporation" shall also include voluntary associa-tions, joint stock companies, and business trusts of the form commonly known at the date hereof as Massachusetts trusts.

   (b) The term "obligor", when used with respect to bonds issued or issuable under this Indenture, shall mean every person is who is liable thereon.

   (c) The term "affiliate" shall mean any person directly or indirectly controlling or controlled by or under direct or indi-rect common control with any such obligor. The terms "affili-ated" and "affiliation" shall have meanings correlative to the foregoing.

   (d) The term "control" shall mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise.

   (e) The term "person" shall mean an individual, a corpora-tion, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

   (f)  The term "Trustee" shall mean Guaranty Trust Company of
New York, and shall include its successor or successors in trust hereunder as provided in Article 13.

   (g)  The term "Original Trustee" shall mean Guaranty Trust
Company of New York.

   (h) The words "bond", "bondholder" and "holder" shall include the plural as well as the singular number, and the words "bond-holder" and "holder" shall include both the bearer of a coupon bond not registered as to principal and the registered owner of fully registered bond without coupons or of a coupon bond regis-tered as to principal. The term "bonds" or "bond" shall mean the bonds or one of the bonds issued and to be issued under this Indenture.

   (i) The terms "herein", "hereby", "hereunder", "hereof", "hereinbefore" and "hereinafter" and other equivalent words shall be held and construed to refer to this Indenture and not solely to the particular Article, section, or subdivision hereof in which any such word is used.

   (j) The term "this Indenture" or its equivalent shall be deemed to include and mean, in addition to this instrument dated as of March 15, 1946, each and every instrument which the Company shall enter into with the Trustee pursuant to any requirement or permission herein contained, and which shall be stated to be sup-plemental to this Indenture.

   (k) The terms "lien of this Indenture" and "lien hereof" shall mean the lien created by these presents (including the after-acquired property claused hereof) and the lien created by any subsequent conveyance or delivery to or pledge with the Trustee hereunder (whether made by the Company or any other cor-poration or any individual or co-partnership) or otherwise created, effectively constituting any property a part of the security held by the Trustee for the benefit of the bonds out-standing hereunder.

   (l) The terms "mortgaged property" or "trust estate" shall mean as of any particular time the property which at said time is subject or intended to be subject to the lien of this Indenture.

   (m) The term "water or gas utility system" shall mean a plant or system, including any property used in connection therewith, not constructed or erected by or for the Company, but which prior to the purchase or acquisition thereof by the Company has been used or operated by others than the Company in the business of producing, manufacturing, transporting, transmitting, dis-tributing or supplying water or gas.

   (n) The term "supplemental indenture" or "indenture supple-mental hereto" shall mean any indenture which may at any time be entered into between the Company and the Trustee in accordance with or pursuant to the provisions of this Indenture.

   Sec. 1.03. (a) The term "additional bonds" shall mean bonds, of any series, authorized hereunder other than those which shall be duly authenticated and delivered pursuant to the provisions of
Section 3.01 (and other than bonds issued upon transfers or exchanges or in lieu of mutilated, lost, stolen, or destroyed bonds).

   (b) The term "authorized newspaper", when used in connection with the name of a particular city, shall mean a newspaper custo-marily published on each business day, printed in the English language and of general circulation in the city in connection with which the term is used.

   Whenever successive publications in an authorized newspaper are required by any provision of this Indenture, such successive publications may be made in the same or in different authorized newspapers.

   In case by reason of the temporary or permanent suspension of publication of any newspaper, or by reason of any other cause, it shall be impossible for the Company or the Trustee, as the case may be, to make publication of any notice required hereby in a newspaper or newspapers as herein provided, then such publication in lieu thereof as the Trustee, or the Company with the approval of the Trustee, shall make, shall constitute a sufficient publi-cation of such notice. Such publication shall, so far as may be, approximate the terms and conditions of the publication in lieu of which it is given.

   (c) The terms "Board", "Board of Directors" and "Directors" shall each mean either the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company. Reference, without more, to action by the Directors shall mean action either by the Directors of the Company as a Board or by the Executive Committee of the Directors.

   (d) The term "certified resolution" shall mean a copy of a resolution or resolutions certified by the Secretary or an Assis-tant Secretary of the Company, under its corporate seal, to have been duly adopted at a meeting duly convened and held and at which a quorum was present and acted thereon, and to be in full force and effect on the date of such certification.

   (e) The terms "application of the Company", "written order of the Company", "written request of the Company", "written consent of the Company", "certificate of the Company" and "statement of the Company," shall mean, respectively, an application, order request, consent, certificate or statement signed by the Presi-dent or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Com-pany. Any such application, order, request or consent may be combined in a single instrument with any such certificate or statement and, in so far as any such certificate (or application or request, in case no separate certificate is herein provided for) relates to conditions precedent provided for in this Inden-ture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of bonds hereunder, to the release or release and sub-stitution of property subject to the lien of this Indenture, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee at the request or on the appli-cation of the Company, as the case may be, shall include, in addition to the statements, if any, required by any other appli-cable provision of this Indenture, the statements required by paragraph (i) of this Section 1.03 to be included in a certifi-cate or opinion furnished to the Trustee.

   Any certificate or statement of the Company may be based, in so far as it relates to legal matters, upon an opinion of, or representations by, counsel, unless the officer or officers signing such certificate or statement knows that the opinion or representations with respect to the matters upon which said cer-tificate or statement may be based as aforesaid are erroneous, or, in the exercise of reasonable care, should have known that the same were erroneous.

   The same officer or officers of the Company, or the same engi-neer or counsel or other person, as the case may be, need not certify to all the matters required to be certified under the provisions of any Article, section, subdivision or other portion hereof, but different officers, engineers, counsel or other per-sons may certify to different facts, respectively.

   Where any person or persons are required to make, give or exe-cute two or more applications, orders, requests, consents, cer-tificates, statements or other instruments under this Indenture, any such applications, orders, requests, consents, certificates, statements or other instruments may, but need not, be consoli-dated and form one instrument.

   (f) The term "opinion of counsel" shall mean an opinion given by counsel selected by the Company, who may be counsel for the Company and which shall, in so far as relates to conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of bonds hereunder, to the release or release or substitution of property subject to the lien of this Indenture, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee at the request or on the application of the Company, as the case may be, include in addition to the statements, if any, required by any other applicable provision of this Indenture, the statements required by paragraph (i) of this Section 1.03 to be included in a certificate or opinion furnished to the Trustee. Any opinion of counsel may be based, in so far as it relates to factual mat-ters with respect to which information is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or, in the exercise of reasonable care, should have known that the same were erroneous.

   (g) The term "engineer" shall mean any engineer, appraiser or other expert, who may be an individual, co-partnership or corpo-ration, appointed and paid by the Company and who may (except as otherwise herein provided) be an officer or employee of the Com-pany and the term "independent engineer" shall mean an engineer appointed and paid by the Company and selected or approved by the Trustee in the exercise of reasonable care and who (1) is in fact independent; (2) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of any such other obligor; and (3) is not connected with the Company or any such other obligor or any affiliate of the Company or of any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar func-tions.

   (h) The term "accountant" shall mean any accountant or accounting firm, who need not be certified or licensed or public, appointed and paid by the Company and who may (except as other-wise herein provided) be an officer or employee of the Company and the term "independent public accountant" shall mean any cer-tified or licensed public accountant or any firm of such accountants appointed and paid by the Company and selected or approved by the Trustee in the exercise of reasonable care and who, or each of whom, (1) is in fact independent; (2) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of any such other obligor; and (3) is not connected with the Company or any such other obligor or any affiliate of the Company or of any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person per-forming similar functions, but who may be regularly retained to make annual and other similar audits of the books of the Company, any other obligor upon the bonds or any affiliate of either thereof.

   (i) Each certificate or opinion furnished to the Trustee with respect to compliance with any condition or covenant provided for in this Indenture, shall include (1) a statement that the person making such certificate or giving such opinion has read such covenant or condition and the definitions, if any, herein con-tained relative thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been compiled with. Any certifi-cate of the Company or opinion of counsel which is herein expressly required to contain a statement as to compliance with conditions precedent shall also state that all conditions precedent, if any, provided for in this Indenture relating to the action to be taken by the Trustee upon the request or direction in connection with which such certificate or opinion is fur-nished have been complied with.

   The acceptance by the Trustee of a certificate or opinion of an engineer or accountant shall be sufficient evidence that the signer or signers have been selected or approved by, or are satisfactory to, the Trustee, as the case may be.

   Each certificate by an independent engineer or accountant shall state that the signer has read the definition herein con-tained of an independent engineer or accountant, as the case may be, and that the signer is independent within the meaning of such definition.

   (j) Except as herein elsewhere specifically required, no cer-tificate or opinion as to compliance with conditions precedent need be made by any person other than an officer or employee of the Company as to (i) dates or periods not covered by annual reports required to be filed by the Company, in the case of con-ditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (ii) as to the amount and value of property additions, or (iii) as to the adequacy of depreciation, maintenance or repairs.

   (k) The terms "responsible officer" and "responsible offi-cers" of the Trustee as used in Section 9.02, Section 9.16 and
Section 13.03 shall mean and include the Chairman of the Board of Directors, the Chairman and Vice-Chairman of the Executive Com-mittee of the Board, the President, every Vice President, every Assistant or Second Vice-President, the Secretary, every Assis-tant Secretary, the Cashier, every Assistant Cashier, the Treasurer, every Assistant Treasurer, every Trust Officer and Assistant Trust Officer, and every officer and assistant officer of the Trustee, other than those above specifically mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

   (1) The terms "outstanding under this Indenture", "out-standing hereunder", and "outstanding", when used with reference to bonds, shall mean as of any particular time all bonds then and theretofore authenticated and delivered under this Indenture except (a) bonds canceled by or surrendered to the Trustee for cancellation, at or prior to the particular time, (b) bonds for the payment, retirement or redemption of which cash in the neces-sary amount shall have thereto fore been deposited with the Trustee in accordance with the provisions hereof (whether prior to, upon or after the maturity or the redemption date of such bonds) provided that if such bonds are to be redeemed prior to the maturity thereof notice of such redempiton shall have been given as in Article 5 hereof provided or waived, or provision satisfactory to the Trustee made for giving such notice or obtaining such waiver, (c) bonds in lieu of and in substitution for which other bonds shall have been authenticated and delivered pursuant to the terms of Section 2.11, and (d) bonds deposited with or held by the Trustee under any of the provisions of this Indenture, including any so held under any sinking, amortization, improvement or other fund; provided that in determining the per-centage of the principal amount of bonds outstanding or of bonds of a particular series outstanding entitling the holders thereof to take any action pursuant to any provision of this Indenture, or in determining whether the holders of the required percentage of the aggregate principal amount of bonds outstanding or of bonds of a particular series outstanding have concurred in any direction to the Trustee or in any consent pursuant to any provi-sion of this Indenture, bonds owned legally or equitably by the Company or by any other obligor upon the bonds or by any affili-ate of the Company or of any such other obligor shall be dis-regarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, only bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for any such purpose if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such bonds and that the pledgee is not an affiliate of the Company or of any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

   Sec. 1.04. The term "permitted encumbrances" shall mean as of any particular time any of the following:

      (a) Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmen-tal charges and liens for workmen's compensation awards and similar obligations not then due and delinquent, and liens for judgments in an amount not exceeding at any one time the sum of $50,000 in the aggregate;

      (b) Liens for taxes, governmental charges or assessments already due by the validity of which is being contested as the time by the Company in good faith pursuant to the provisions of Section 4.05;

      (c) Any liens, neither assumed by the Company nor on account of which it customarily pays interest, existing either, at the date hereof, or, as to property hereafter acquired, at the time of acquisition by the Company, upon real estate or rights in or relating to real estate acquired by the Company for transmission, distribution or right of way purposes;

      (d) Easements or reservations in any property of the Com-pany created for the purpose of roads, railroads, railroad side tracks, water and gas transmission and distribution mains, conduits, water power rights of the Commonwealth of Pennsylvania or others, building and use restrictions and defects of title to, or leases of, any parts of the mortgaged property, which do not in the opinion of counsel materially impair the use of the mortgaged property as an entirety in the operation of the business of the Company;

      (e) Undetermined liens and charges incidental to current construction, including mechanics', laborers', materialmen's and similar liens not delinquent;

      (f) Any obligations or duties, affecting the property of the Company, to any municipality or public authority with respect to any franchise, grant, license or permit;

      (g) Defects in titles to rights-of-way for transmission and distribution mains in public or private property, provided that the aggregate length of such rights-of-way in private property as to which defects exist shall not exceed fifty (50) linear miles;

      (h) Rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provisions of law, to terminate such right, power, franchise, grant, license or per-mit or to purchase or recapture or to designate a purchaser of any of the property of the Company;

      (i) Rights granted or created or burdens assumed by the Company under the provisions of paragraph (5) of Section 8.05;
   and

      (j) Rights of tenants in possession in office buildings, warehouses, garages and similar structures.

   The term "prepaid lien" shall mean any prior lien securing indebtedness for the purchase, payment, satisfaction or redemp-tion of which moneys in the necessary amount shall have been irrevocably deposited in trust with the Trustee or with the trustee or other holder of the prior lien securing such indebted-ness (whether prior to, upon or after the maturity or the redemp-tion date of such indebtedness), provided that, if any such indebtedness is to be redeemed prior to the maturity thereof, notice of such redemption shall have been published or otherwise given as required by the mortgage or other instrument securing the same, or arrangements satisfactory to the Trustee shall have been made for the giving of such notice.

   The term "prior lien" shall mean a mortgage or other lien (except permitted encumbrances) prior to the lien of this Inden-ture, upon property hereafter acquired by the Company, existing on said property and/or placed thereon to secure unpaid portions of the purchase price, at the time of such acquisition.

   The term "prior lien bonds" shall mean bonds or other obliga-tions secured by a prior lien. "Outstanding" with respect to prior lien bonds shall mean as of any particular time all prior lien bonds theretofore authenticated and delivered by the trustee or other holder of the prior lien securing the same, or, if there be no such trustee or other holder, all prior lien bonds thereto-fore issued under any such lien, except (a) prior lien bond theretofore paid, retired, redeemed, discharged or canceled, (b) prior lien bonds held in pledge hereunder, (c) prior lien bonds held uncanceled by the trustee or other holder of a prior lien (on the same property as that securing the prior lien bonds so held) under conditions such that no transfer of ownership or possession of such prior lien bonds by the trustee or other holder of such prior lien is permissible thereunder except to the Trustee hereunder to be held subject to the provisions of Article 7, or to the trustee or other holder of a prior lien for cancel-lation or to be held uncanceled under the terms of a prior lien under like conditions, (d) prior lien bonds for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held, with irrevocable direction so to apply, by the Trustee hereunder or by the trustee or other holder of a prior lien; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee, and
(e) prior lien bonds upon transfer of which or in exchange or substitution for and/or in lieu of which other prior lien bonds have been authenticated and delivered or made and delivered under any of the provisions of the prior lien securing such prior lien bonds.

   Sec. 1.05. The term "property additions" shall mean any new or additional property (including separate and distinct units, plants, systems and properties), located within the Commonwealth of Pennsylvania, and improvements, extensions, additions or betterments to or about the plants or properties of the Company in said Commonwealth -- in every case properly chargeable to the water or gas utility plant account of the Company, purchased, constructed or otherwise acquired by the Company subsequent to March 15, 1946, and in every case used or useful or to be used in the business of impounding, storing, transmitting, producing, manufacturing, transporting, distributing or supplying water or gas for any and all purposes; provided however, that

      (a) Property additions, as so defined, without limitation of the general import of such term, shall include

         (1) Improvements, extensions, additions or betterments to or about the properties of the Company in the process of construction or erection, in so far as actually constructed or erected by the Company subsequent to March 15, 1946;

         (2) Property purchased, constructed or otherwise acquired by the Company, to renew, replace or in substitu-tion of old, worn out, retired, discontinued or abandoned property, the retirement of which has been credited to water or gas utility plant account of the Company;

         (3) Property acquired by the Company subject to prior liens.

      (b)  Property additions, as so defined, shall not include:

         (1) Any shares of stock, bonds, evidences in indebted-ness, other securities, contracts, leases or chooses in action;

         (2) Going concern value or good will acquired by the Company;

         (3) Any plant or system in which the Company shall acquire only a leasehold interest, or any improvements, extensions or additions upon or to any plant or system in which the Company shall own only a leasehold interest;

         (4) Any property acquired, made or constructed by the Company in keeping or maintaining the mortgaged property in good repair, working order and condition, whose cost is not properly chargeable to water or gas utility plant account;

         (5) Any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale or lease in the usual course of business or for the purposes of consumption in the operation of any of the properties of the Company;

         (6) Any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation up to the point of connection with any distribution system.

   The term "net property additions" shall at any particular time mean the aggregate of all property additions up to that time at the cost or fair value thereof to the Company (whichever is less) after

      (A) deducting (1) the aggregate amount of all property retirements, as hereinafter defined, prior to the date of the particular computation, and (2) a sum equal to one hundred sixty-six and two-thirds per centum (166 2/3 %) of the princi-pal amount of any outstanding prior lien bonds secured by a lien on such property additions, which prior lien bonds have not theretofore been deducted in computing the amount of other net property additions which have been funded; and

      (B) adding to the balance so arrived at an amount equal to the aggregate of

         (a) the cash and the principal amount of any purchase money obligations then held by the Trustee hereunder, or by the trustee or other holder of a prior lien, and repre-senting the proceeds of insurance on or the release or sale of or the taking by eminent domain of any property classi-fied as retired prior to the date of the particular compu-tation, and

         (b) the amount of any cash which shall have been so received by the Trustee, to the extent that such cash shall theretofore have been used by the Trustee for the purpose of purchasing and/or redeeming bonds in accordance with the provisions of subdivisions (2) and (3) of Section 8.11 or of paying any bonds at maturity, and the amount of any cash so received by the trustee or other holder of a prior lien and applied by it for the purpose of paying, purchasing and/or redeeming indebtedness secured by such prior lien;

provided, however, that the aggregate of the amounts added under Clause (B) above shall in no event exceed the amounts deducted under Clause (A) above.

   Anything herein contained to the contrary notwithstanding, any property additions which shall have been certified to the Trustee at any time as a basis for the authentication and delivery of bonds or for the withdrawal of cash under any of the provisions of this Indenture, or the basis of a credit taken under Section 4.10, or have been the subject of a waiver of the right to the authentication and delivery of bonds under and to the extent pro-vided in Section 4.16, and having a cost or fair value, whichever shall be applicable under the respective provisions of this In-denture, in excess of (1) the amount thereof required by the pro-visions of this Indenture as a basis for the authentication and delivery of the bonds applied for, or for the withdrawal of the cash applied for, under any of the provisions of the Indenture except Section 4.10 or Section 8.11, or as the basis of a credit taken under Section 4.10, or (2) one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of bonds the authentication and delivery of which have been waived pursuant to said Section 4.16, or (3) the amount which would be required by the provisions of this Indenture as the basis for the withdrawal of cash under Section 4.10 or Section 8.11 if net property addi-tions where required to be shown under said Sections as the basis for such withdrawal of cash, shall to the extent of such excess be available upon any subsequent application as a basis for the authentication and delivery of bonds or the withdrawal of cash under any of the provisions if this Indenture, or the basis of a credit taken under Section 4.10, or for an application for a waiver under said Section 4.16. The amount of any such excess is hereinafter sometimes referred to as the "unapplied balance of property additions". Whenever any unapplied balance of property additions is included in any engineer's certificate or certifi-cate of the Company executed and delivered to the Trustee in con-nection with the authentication and delivery of bonds hereunder or the withdrawal of cash under any provision of this Indenture, or the taking of a credit under Section 4.10, or a waiver under
Section 4.16, and if there are also included in such certificate other property additions not embraced within the unapplied balance of property additions, the amount of such unapplied balance of property additions shall be deemed to be the amount first utilized for the purpose for which such certificate shall be executed and delivered, before the amount of the other property additions included in such certificate shall be deemed to be utilized for such purpose.

   The term "property retirements" shall mean the cost of all mortgaged property owned by the Company on March 15, 1946, the cost of all funded property additions (except property additions the fair value of which at the time the same became funded property was less than the cost, in which latter case such fair value shall be used in lieu of cost) which, in either case, shall prior to the date of the particular computation and subsequent to March 15, 1946 have been either retired or abandoned; but shall not include the cost of property sold or taken by eminent domain which had not, prior to such sale or taking, been classi-fied as retirement pursuant to the covenant contained in the last paragraph of Section 4.10, except to the extent that the cost of such property sold or taken exceeds the proceeds of such sale or taking.

   The term "cost" as used herein shall mean:

      (a) As to any property owned by the Company on March 15, 1946, the book value thereof as of that date (or the estimated book value as of that date in the case of property the book value of which is not specifically shown by the books of the Company), without deducting therefrom applicable reserves for depreciation and/or retirements as of that date; provided, however, that in the event any regulatory body having juris-diction shall require or approve a change in the book value of any such property as shall not have, at or prior to the time of such change, permanently ceased to be used or useful in the business of the Company, the value as so changed shall be treated as the book value as of March 15, 1946, not less, how-ever, than the cash cost of such property to the person or corporation (or their affiliates) first devoting such property to public use;

      (b) As to any property acquired after March 15, 1946, the cost (estimated if not separately ascertainable) to the Com-pany which shall be deemed to be the sum of (1) any cash forming a part of such cost, (2) an amount equivalent to the fair value (being the fair market value, if any, as of the date of delivery) of any securities or the fair value of any other property delivered in payment or exchange therefor or for the acquisition thereof, (3) whichever shall be the lesser of either (a) an amount equivalent to the principal amount of any indebtedness (whether or not assumed by the Company) secured by prior lien upon such property additions outstanding at the time of, or reserved by the vendor or created by the Company at the time of, the acquisition of such property or
   (b) the aggregate of the amounts, if any, expended by the Com-pany (exclusive of premium and accrued interest) to procure the satisfaction or discharge of any such indebtedness or to cause the lien securing the same to become a prepaid lien, and
   (4) the principal amount of any unsecured indebtedness assumed by the Company as part of the consideration for the acqiuisi-tion thereof, or, if the amount be less, the amount actually expended by the Company to secure the discharge thereof.

   Sec. 1.06. The term "net earnings certificate" shall mean a certificate signed and verified by an accountant or an indepen-dent public accountant as provided in subdivision (6) of Section 3.06, stating (subject to the provisions of Section 12.04):

      (A) The net earnings of the Company for any period of twelve (12) consecutive calendar months within the fifteen
   (15) calendar months immediately preceding the first day of the month in which the application in connection with which a net earnings certificate is required under this Indenture is made, showing how the same have been calculated, and to that end specifying

         (1) The aggregate of the gross operating revenues derived from the water and gas businesses of the Company;

         (2) The aggregate of the operating expenses of such businesses, including therein (a) administration expenses other than those charged to capital account of surplus, (b) taxes, other than income, profits and other taxes measured by or dependent on net income for the determination of liability in respect of which the amount payable by way of interest is a deductible item, (c) assessments, rentals, license charges and insurance, and (d) in lieu of the amount actually expended for current repairs and mainte-nance, and provision for reserved for renewals, replace-ments, depreciation, depletion or retirement of property, or provision for amortization of property, there shall be included in such operating expenses an amount equal to the sum of twelve and one-half per centum (12 1/2%) of the gross water operating revenues and fifteen per centum (15%) of the gross gas operating revenues, being the Standard of Expenditure, as said term is defined in Section 4.10; but excluding from such operating expenses any expenses or pro-visions for interest on any indebtedness of the Company or for any sinking or improvement or similar fund for the re-tirement of any indebtedness or the amortization of debt discount and expense;

         (3)  The net non-operating income of the Company; and

         (4) The net operating revenue derived by the Company from all sources other than the water and gas business of the Company.

      The net earnings of the Company shall be the sum obtained by deducting the amount required to be stated in Clause (2) above from the amount stated in Clause (1) and adding to the balance so obtained the sum of the amounts stated in Clauses
   (3) and (4); provided, however, that profits or losses resulting from the sale or disposal of capital assets or securities shall not be taken into account in the calculation of net earnings; and provided further, that of the net earnings of the Company not more than fifteen per centum (15%) in the aggregate may consist of (a) net non-operating income, and (b) net operating revenue from all sources other than the water and gas businesses of Company; and in the event that such income and revenue referred to in (a) and (b) shall in the aggregate exceed fifteen per centum (15%) of such net earnings then the amount of any such excess shall be sepa-rately stated and shall, for the purposes of any net earnings certificate under this Indenture, be excluded from the compu-tation of net earnings; and

      (B) The annual interest requirements upon (1) all bonds outstanding hereunder at the date of such certificate, except any bonds for the payment, retirement or redemption of which the bonds then applied for are to be issued, (2) bonds then applied for in the application in connection with which such certificate is made and those applied for in any other pending application, and (3) the principal amount of all other indebtedness (except indebtedness secured by prepaid liens) outstanding on the date of such certificate and secured by a prior lien, except any indebtedness for the payment, retire-ment or redemption of which the bonds then applied for are to be issued.

      If any of the property of the Company owned by it at the time of the making of any net earnings certificate shall con-sist of a plant or system (including any property used in con-nection therewith) which shall have been acquired during or after any period for which net earnings are to be computed, the actual net earnings or net losses of such property (com-puted in the manner specified in this Section for the computa-tion of the net earnings of the Company, but eliminating all intercompany items, if any) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included, and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, shall be treated as net earnings or net losses of the Company for all purposes of this Indenture.

      The term "repairs" as used in this Section shall include all renewals which, in the ordinary practice of the companies carrying on a business similar to that of the Company, are charged to current maintenance, repairs, or other operating expense account.

   Sec. 1.07.  The term "funded property" shall mean:

      (1) All property owned by the Company on March 15, 1946, and subjected or intended to be subjected to the lien of this Indenture; and

      (2) All property additions which shall have theretofore been certified to the Trustee as a basis for the authentica-tion and delivery of bonds or the withdrawal of cash or the release of funded property under any of the provisions of this Indenture, or the basis of a credit taken under Section 4.10 or used as the basis of a waiver under Section 4.16, except to the extent, if any, of the unapplied balance of property addi-tions.

   Sec. 1.08. The term "funded prior lien bonds" shall mean any prior lien bonds made the basis for the authentication and de-livery of bonds or for the withdrawal of cash held by the Trustee or for the release of funded property from the lien hereof under any provision of this Indenture, or for which credit has been taken under subdivision (3) of Section 4.10.


                          ARTICLE 2
                  FORM AND EXECUTION OF BONDS

   Sec. 2.01. The aggregate principal amount of bonds which may be secured by this Indenture shall be such aggregate principal amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof.

   Nothing in this Indenture contained shall limit the power of the Board of Directors (in conformity with applicable law) to fix the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold, or disposed of, but any or all of said bonds may be issued, exchanged, sold or disposed of upon such terms and for such con-siderations as the Board of Directors may deem fit.

   Sec. 2.02. At the option of the Company, the bonds issued hereunder may be issued in one or more series. All bonds of any one series shall contain in all respects the same provisions, except for necessary or proper variations between temporary bonds, coupon bonds and fully registered bonds without coupons or bonds of different denominations and, in the case of bonds of any series of serial maturity, as to date of maturity, rate of interest, and the price, terms and conditions of redemption thereof. The form of each series shall be distinguished by such designation or descriptive title as the Board of Directors may select for such series (which shall contain the words "First Mortgage Bond"), and each bond issued hereunder shall bear upon the face thereof the designation or descriptive title so selected for the series to which it belongs. All bonds issued under this Indenture shall be expressed to be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment shall be legal tender for the pay-ment of public and private debts.

   The texts of the coupon bonds and of the fully registered bonds without coupons appertaining to the coupon bonds, and of the certificate of authentication of the Trustee upon all bonds, shall be respectively substantially of the tenor and purport hereinbefore recited, with such omissions, variations and inser-tions as may be necessary or appropriate to make them conform to provisions authorized in respect of the bonds of any series by the Board of Directors and permitted by this Indenture; provided, however, that (subject to the provisions of Section 2.03 with respect to the bonds of the 2 7/8% Series due 1976) at the option of the Company, from time to time expressed by resolution of its Board of Directors:

      (1) provision may be made in the bonds of any series per-mitting exchange thereof for another bond or other bonds of a different series, upon such terms and subject to such adjust-ments as may be set forth in said resolution;

      (2) provision may be made in any series of bonds for the payment of the principal thereof or interest thereon, or both, without deduction for any taxes whatsoever, or without deduc-tion for certain specified taxes differing from those con-tained in the bonds of any other series, and for the reimbursement to the holders of bonds of specified taxes assessed upon them by reason of their ownership of such bonds or the receipt of income therefrom;

      (3) the date or dates of issue, date or dates of maturity, place or place of payment, rate of interest and interest pay-ment dates of the bonds of each series issued hereunder from time to time, other than the 2 7/8% Series due 1976 and the terms and conditions, if any, of the purchase and/or redemp-tion and/or convertibility thereof and/or of provisions in regard to the establishment and application of any sinking, amortization, improvement or other fund for the benefit of the holders of the bonds of such series or of one or more other series and/or such other terms and provisions as shall be not inconsistent with the forms hereinabove set forth, shall be fixed and determined in said resolution and provided in the bonds when issued.

   Before any bonds of any series, other than the 2 7/8% Series due 1976 shall be authenticated and delivered hereunder, the Com-pany shall execute and deliver to the Trustee a supplemental indenture, in recordable form, containing the particulars of the new series of bonds as above set forth and containing appropriate provisions giving to such bonds the protection and security of this Indenture.

   Sec. 2.03. The bonds to be initially issued hereunder in an aggregate principal amount of $23,500,000, referred to in Section 3.01, shall be of a series designated First Mortgage Bonds 2 7/8% Series due 1976. All coupon bonds of the 2 7/8% Series due 1976 shall be dated as of March 15, 1946, and all bonds of the 2 7/8% Series due 1976 shall mature March 15, 1976, and shall bear interest at the rate of 2 7/8% per annum, payable semi-annually on March 15 and September 15 in each year; the principal of and interest on each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   The bonds of said 2 7/8% Series due 1976 shall be redeemable at any time, upon not less than thirty (30) nor more than sixty
(60) days' prior notice, in whole, or in part by lot, either at the option of the Company, or pursuant to the requirements of this Indenture, upon the terms and conditions hereinafter speci-fied in Article 5 of this Indenture.

   Bonds of the 2 7/8 % Series due 1976 are entitled to the bene-fit of a Sinking Fund as provided in Section 4.23.

   Said bonds shall be issued as coupon bonds in the denomination of $1,000; and as fully registered bonds without coupons, in denominations of $1,000 and multiples thereof from time to time authorized by the Board of Directors.

   Coupon bonds and fully registered bonds without coupons of the 2 7/8% Series due 1976 shall be registerable and interchangeable at the office or agency of the Company in the Borough of Man-hattan, The City of New York, in the manner and upon the terms set forth in Section 2.05, upon payment of charges as required or permitted by the provisions of Section 2.08.

   Sec. 2.04. Bonds of any series other than the 2 7.8% Series due 1976 issued pursuant to the provisions hereof may at the election of the Board of Directors, expressed from time to time by resolution, be executed, authenticated and delivered either as coupon bonds and/or as fully registered bonds without coupons, and in such denominations (not less than $100) as the Board of Directors shall determine.

   Every fully registered bond without coupons shall be dated as of the date of its authentication and shall bear interest from the interest payment date next preceding such date (except that if any such bond shall be authenticated on any interest payment date for bonds of such series it shall bear interest from its date, and except that if any such bond shall be authenticated prior to the first interest payment date for bonds of such series it shall bear interest from the beginning of the first interest period for bonds of such series, and except that any fully regis-tered bond without coupons delivered on a transfer or exchange of or in substitution for another bond or bonds shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such fully regis-tered bond without coupons is delivered). The Company will pay the interest on any fully registered bond without coupons only to or upon the order of the owner registered on the Company's books at the date interest is payable on such bonds, according to the terms thereof.

   Sec. 2.05. Whenever any coupon bond or bonds of any series and of the same maturity, by the terms thereof exchangeable for coupon bonds of the same series and maturity of other authorized denominations, together with all unmatured coupons thereto appertaining, shall be surrendered to the Company for exchange for a like aggregate principal amount of coupon bonds of such other authorized denominations of the same series and maturity, the Company shall execute, and the Trustee shall authenticate, and the Company shall deliver in exchange therefor a like aggre-gate principal amount of coupon bonds of the same series and maturity as the surrendered bond or bonds, of such other autho-rized denominations, bearing all unmatured coupons.

   Whenever the registered owner of any fully registered bond without coupons, of any series, shall surrender the same to the Company for transfer, consolidation or subdivision, together, in case of a transfer, with a written instrument of transfer in form approved by the Company or by the Trustee duly executed by such registered owner or by his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate, and the Company shall deliver in exchange therefor a new fully registered bond without coupons, or new fully registered bonds without coupons, of the same series and maturity as the surren-dered bond, of authorized denominations, for the same aggregate principal amount.

   Whenever any fully registered bond without coupons, by the terms thereof exchangeable for a coupon bond or coupon bonds of the same series and maturity, together with a written instrument of transfer in form approved by the Company or by the Trustee duly executed by the registered owner or by his attorney duly authorized in writting, shall be surrendered to the Company for exchange for one or more coupon bonds of the same series and maturity, the Company shall execute, and the Trustee shall authenticate, and the Company shall deliver in exchange therefor a like aggregate principal amount of coupon bonds of the same series and maturity as the surrendered bond, bearing all unmatured coupons.

   Whenever any coupon bond or bonds of any series and of the same maturity, by the terms thereof exchangeable for a fully registered bond or registered bonds without coupons, shall, together with all unmatured coupons thereto appertaining, be surrendered for exchange for a fully registered bond or fully registered bonds without coupons, of authorized denominations, the Company shall execute and the Trustee shall authenticate, and the Company shall deliver in exchange therefore a fully regis-tered bond without coupons, or fully registered bonds without coupons, of the same series and maturity as the surrendered bond or bonds, of such authorized denominations, for the same aggre-gate principal amount.

   Every such exchange of bonds of one denomination for bonds of a different denomination or denominations or of coupon bonds for fully registered bonds without coupons or of fully registered bonds without coupons for coupon bonds, as provided in this Section, shall be effected as aforesaid, and as may be necessary to comply with the rules of any stock exchange on which such bonds are listed, or to conform to usage with respect thereto.

   In case at the time of any such exchange interest on the bonds is in default, all coupon bonds surrendered for exchange and all coupon bonds delivered in exchange shall have attached thereto all matured coupons in default.

   All bonds so surrendered for exchange and any coupons appertaining thereto shall be cancelled by the Trustee.

   Sec. 2.06. The holder of any coupon bond issued hereunder may have the ownership thereof registered as to principal at the office or agency of the Company in the Borough of Manhattan, The City of New York (or in such other place as may be provided in respect of a particular series), and such registration noted on the bond. After such registration no transfer of said bond shall be valid unless made of said office or agency by the registered owner in person or by his attorney duly authorized in writing, and similarly noted on the bond; but the same may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered, or trans-ferred to bearer as before. Such registration, however, shall not affect the negotiability of the coupons, but every such coupon shall continue to be transferable by delivery merely, and shall remain payable to bearer.

   All coupons attached to any bonds issued hereunder shall bear the same designation as the bond to which they are attached, and all bonds delivered as authorized in this Article in exchange for outstanding bonds shall evidence the same debt as the bond or bonds so surrendered.

   Sec. 2.07. Any bond issued hereunder whether in fully regis-tered or in coupon form and whether in temporary or definitive form shall bear such numbers, letters or other marks of identifi-cation or designation not inconsistent herewith, and may have endorsed or printed thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage, and may be endorsed with such legends or recitals in respect of the bond or bonds for which it is exchangeable, as may be determined by the Board of Directors and approved by the Trustee.

   Sec. 2.08. Upon every exchange of coupon bonds for fully registered bonds without coupons or for other coupon bonds, or of fully registered bonds without coupons for coupon bonds or for other fully registered bonds without coupons, and upon any trans-fer of fully registered bonds without coupons, the Company may make a charge therefor sufficient to reimburse it for, or pay, any stamp or other tax or governmental charge required to be paid, and in addition may charge a sum not exceeding $2 for each bond of the denomination of $1,000 or more and $1 for each bond of the denomination of less than $1,000, issued upon such exchange or transfer, which sums shall be paid by the party requesting such exchange or transfer as a condition precedent to the exercise of such exchange or transfer privileges. No charge except for taxes or governmental charges shall be made for the registration or transfer of coupon bonds.

   The Company shall not be required to make any exchange or transfer of bonds for a period of ten (10) days next preceding any interest payment date.

   The Company shall not be required to make any exchange or transfer of any bonds designated to whole or in part for redemp-tion.

   Sec. 2.09. All the bonds issued hereunder shall, from time to time, be signed on behalf of the Company by its President or Vice-President and its corporate seal shall be thereunto affixed and attested by its Secretary or an Assistant Secretary. The corporate seal of the Company may be affixed to any bond by printing, engraving, lithographing, stamping or otherwise making, placing or affixing upon such bond by any process whatever, an impression, facsimile or other reproduction of said corporate seal.

   The coupons to be attached to coupon bonds shall bear the facsimile signature of the present or any future Treasurer of the Company, and the Company may adopt and use for that purpose the facsimile signature of any person who shall have been such Treasurer, notwithstanding the fact that he may not have been such Treasurer at the date of any bond or that he may have ceased to be such Treasurer at the time when any such bond shall be actually authenticated and delivered.

   In case any of the officers who shall have signed and sealed any bonds or attested the seal thereon shall cease to be such officer of officers of the Company before the bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such bonds nevertheless may be exe-cuted, authenticated and delivered with the same force and effect as though the person or persons who signed or sealed such bonds had not ceased to be such officer or officers of the Company; and also any bond may be signed or sealed on behalf of the Company by such person as at the actual date of the execution of such bond shall be the proper officer of the Company although at the date of such bond such person shall not have been such officer of the Company.

  Before authenticating any coupon bonds the Trustee shall cut off and cancel and cremate all matured coupons thereon (except as otherwise provided in Section 2.05 and Section 2.11).

   Sec. 2.10. Until definitive bonds are ready for delivery, the Company may execute, and the Trustee shall authenticate and deliver in lieu of any thereof, temporary bonds of any denomina-tion substantially in the form of the bonds hereinbefore described, with or without coupons, and with appropriate omis-sions, insertions and variations as may be appropriate for tem-porary bonds, or as may be determined by the Company. Temporary bonds may be issued without the provision entitling the holders to register the bonds or a recital of specific redemption prices, and may contain such reference to any provision of this Indenture as may be appropriate. Such temporary bonds shall be exchangeable for definitive bonds when ready for delivery. Until exchanged for definitive bonds, such tempoary bonds shall be entitled to the lien and benefit of this Indenture. Upon such exchange, which the Company shall make without any charge therefor, such temporary bonds shall be cancelled and may be destroyed by the Trustee, and a certificate of such destruction shall be delivered to the Company. Temporary bonds without coupons of any series shall bear interest from the beginning of the current interest period for bonds of that series in which such temporary bonds without coupons shall be authenticated. When and as interest is paid upon temporary bonds without coupons, the fact of such pay-ment shall be noted thereon. Until such definitive bonds are ready for delivery the holder of one or more temporary bonds may surrender the same to the Trustee for cancellation, and shall be entitled to receive temporary bonds of like aggregate principal amount in such denominations indicated by him as may have been authorized by the Board of Directors.

   Sec. 2.11. In case any bond outstanding under this Indenture and the coupons thereto appertaining (if any), shall become mutilated or be lost, stolen or destroyed, then, on the terms herein set forth, and not otherwise, the Company may issue, and thereupon the Trustee shall authenticate and deliver, a new bond of like tenor and date, and having attached corresponding coupons (if any), in exchange and substitution for, and upon cancellation of, the mutilated bond and coupons or in lieu of and substitution for the same if lost, stolen or destroyed; or if any such lost, stolen or destroyed bond or coupon shall have matured, or be about to mature, instead of issuing a substituted bond or coupon the Company may pay the same without surrender thereof. The applicant for such payment or for a substituted bond and coupons (if any) shall furnish to the Company and the Trustee evidence satisfactory to each of them in their discretion of the loss, theft or destruction of such bond and coupons alleged to have been lost, stolen or destroyed, and of the ownership and authen-ticity of such mutilated, lost, stolen or destroyed bond and coupons (if any), and also indemnity in a sum deemed satisfactory by the Company and the Trustee, having as surety thereon a surety company satisfactory to the Company and the Trustee in their discretion; and shall pay all expenses and charges of such substitution, payment or exchange. Any indemnity bond shall name as obligees the Company, the Trustee, and any registrar and any paying agent. The Trustee may authenticate any such substituted bonds and deliver the same with appurtenant coupons, or the Trustee or any paying agent of the Company may make such payment, upon the written request or authorization of any officer of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith and without negligence under the provisions of this Section. All bonds issued under this Indenture as held and owned upon the express condition that the provisions of this Section are exhaustive and shall exclude all other rights and remedies, any law or statute now existing or hereafter enacted to the contrary notwithstanding.

   Any such duplicate bonds and coupons issued pursuant to this
Section in substitution for bonds or coupons alleged to be lost, stolen or destroyed shall constitute original additional con-tractual obligations on the part of the Company, whether or not the bonds and coupons so alleged to be lost, stolen or destroyed be at any time enforceable by anyone, and shall be equally secured hereby and entitled to equal and proportionate benefits with all other bonds and coupons issued hereunder in any moneys or property at any time held by the Trustee for the benefit of the bondholders.

   Sec. 2.12. Only such bonds as shall bear thereon a certifi-cate of authentication substantially in the form hereinabove recited, executed by the Trustee, shall be secured by this Indenture or be entitled to any lien, right or benefit hereunder. No bond and no coupon thereunto appertaining shall be or become valid or obligatory for any purpose until such certificate shall be duly executed on such bond, and such authentication by the Trustee upon any bond shall be conclusive evidence and the only competent evidence that the bond so authenticated has been duly authenticated and delivered hereunder and that such bond is en itled to the benefits hereof.


                            ARTICLE 3
             AUTHENTICATION AND DELIVERY OF BONDS

   Sec. 3.01.  Bonds of the 2 7/8% Series due 1976 described in
Section 2.03, in the aggregate principal amount of $23,500,000, shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (without awaiting the filing or recording hereof) in accordance with the written order or orders of the Company.

   Sec. 3.02. Bonds, in addition to those provided for in Sec-tion 3.01, of said 2 7/8% Series due 1976 or of any one or more other series, may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered from time to time in accordance with the written order or orders of the Company upon the basis of property additions, but only in accordance with and subject to the condi-tions, provisions and limitations set forth in the next suc-ceeding four Sections of this Article, numbered Section 3.03 to
Section 3.06, both inclusive.

   Sec. 3.03. No bonds shall be authenticated and delivered at any time under the provisions of Section 3.04, Section 3.05 or
Section 3.06 upon the basis of funded property.

   Sec. 3.04. Bonds of any one or more series shall be authen ticated and delivered from time to time under the provisions of this Article upon the basis of property additions included in a computation of net property additions, to an aggregate principal amount not exceeding sixty per centum (60%) of the amount of net property additions as evidenced for the purposes of this Article by the appropriate certificates provided for in Section 3.06.

   Sec. 3.05. No bonds shall be authenticated and delivered upon the basis of property additions unless as shown by a net earnings certificate the net earnings of the Company for the period there-in referred to shall have been in the aggregate at least equiva-lent to two (2) times the annual Interest requirements as shown by such net earnings certificate.

   Sec. 3.06. No application by the Company to the Trustee for the authentication and delivery of bonds hereunder upon the basis of property additions shall be granted by the Trustee until the Trustee shall have received:

      (1) A certified resolution of the Board of Directors requesting the Trustee to authenticate and deliver bonds, (a) specifying the aggregate principal amount of bonds applied for, the series and denominations thereof, and any other matters with respect thereto required by this Indenture, and
   (b) specifying the officer or officers of the Company to whom, or upon whose written order, such bonds shall be delivered;

      (2) A certificate of the Company stating that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture;

      (3) An engineer's certificate made and dated not more than sixty (60) days prior to the date of such application,

         (A) showing the amount, if any, of the unapplied balance of property additions included in the most recent engineer's certificate, if any, theretofore filed with the Trustee pursuant to this subdivision (3), Section 4.10,
      Section 4.16, or Section 8.11; and stating the current fair value to the Company, in the opinion of the signer, of such unapplied balance of property additions, based upon a cur-rent redetermination by the signer of the fair value to the Company, in his opinion, of all the property additions involved in the determination of such unapplied balance of property additions; and in the case of property additions of the nature described in subdivision (4) of this Section 3.06, there shall also be furnished to the Trustee a cer-tificate of an independent engineer stating the fair value to the Company of such property additions;

         (B) specifying the property additions purchased, con-structed or otherwise acquired by the Company since the close of the period covered by the most recent certificate, if any, referred to in the preceding Clause (A) (or, if no such prior certificate has been filed, then since March 15,
      1946); and stating whether, and if so to what extent, such property additions consist of funded property; and as to such property additions:

            (a) describing such property additions in reasonable detail and by classified fixed capital accounts then in use by the Company; stating the cost thereof; stating whether such property additions include any additional tract or parcel of real estate; and stating that all such property additions are property additions as defined in Section 1.05;

            (b) stating, except as to property additions ac-quired, made or constructed wbolly through the delivery of securities, or the transfer of other property, that the amount of cash forming all or part of the cost thereof was equal to or more than an amount to be stated therein;

            (c) briefly describing with respect to any such property additions acquired, made or constructed in whole or in part through the delivery of securities or the transfer of other property, the securities or other property so delivered or transferred and stating the date of such delivery or transfer;

            (d) stating the principal amount of any unsecured indebtedness assumed by the Company as part of the con-sideration for the acquisition of any of such property additions, or, if the amount be less, the amount actually expended by the Company to secure the discharge thereof;

            (e) specifying the nature and extent of all prior liens, and the principal amount of all indebtedness secured thereby, existing upon any of such property additions at the time of the acquisition thereof, and stating (1) which, if any, of such prior liens have, at or prior to the date of the certificate, become prepaid liens, or (2) whether any or all of the indebtedness secured thereby has been satisfied or discharged, and stating the aggregate of the amounts, if any, expended (excluding any sums expended in respect of premium or accrued interest) by the Company to procure the satis-faction or discharge of any such indebtedness, or to cause the liens securing the same to become prepaid liens; and (3) if and to the extent that bonds applied for are to be issued against property additions subject to prior liens which have not become prepaid liens or which have not been satisfied or discharged, then stating that the engineer's certificate called for by
         Section 4.16 has been filed with the Trustee with respect thereto, and showing that the acquisition of such property subject to a prior lien was permitted by the provisions of said Section 4.16 and of Section 4.18;

            (f) stating that there is no outstanding indebted-ness of the Company or of others known, after due inquiry, to the Company, for the purchase price or con-struction of, or for labor, wages or materials in con-nection with the construction of, such property additions, which could become the basis of a lien upon said property additions, prior to the lien of this Indenture, which in the opinion of the signers of said certificate might materially impair the security hereof;

            (g) stating, except as to such property additions in respect of the fair value to the Company of which a statement is to be made in an independent engineer's certificate as provided for in subdivision (4) of this Section, the then fair value to the Company of such property additions;

            (h) stating what part if any of such property addi-additions includes a water or gas utility system or systems, and showing the cost and the then fair value to the Company of such a water or gas utility system or systems and whether such fair value is in excess of one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding hereunder, and if any of such property additions includes a water or gas utility system, the cost thereof may include all or part of the cost of any rights and intangible property simul-taneously acquired with such utility system for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property addi-tions, as defined herein, may Include such rights and intangible property (except going concern value or good will); and in determining the fair value of such utility system it shall be proper to include as an element of value thereof an amount deemed proper by the signers of said certificate for such rights and intangible property as aforesaid;

         (C) stating the aggregate amount of all property retirements made up to the close of the period covered by the engineer's certificate then being made and since the close of the period covered by the most recent certificate, if any, referred to in the preceding Clause (A) (or, if no such prior certificate has been filed, then since March 15,
      1946);

         (D) stating the aggregate amount of (i) the cash plus the principal amount of any purchase money obligations then held by the Trustee hereunder, or by the trustee or other holder of a prior lieu, and representing the proceeds of insurance on or the release or sale of or the taking by eminent domain of any property referred to in the preceding Clause (C), and (ii) the amount of any such cash which shall have been received by the Trustee and shall thereto-fore have been used by it for the purpose of purchasing and/or redeeming bonds in accordance with the provisions of subdivisions (2) and (3) of Section 8.11 or of paying any bonds at maturity, plus the amount of any such cash received by the trustee or other holder of a prior lien and applied by it for the purpose of paying, purchasing and/or redeeming indebtedness secured by such prior lien;

         (E) showing the amount of the net property additions available as a basis for the authentication and delivery of bonds pursuant to Section 3.04, by adding to the amount of the unapplied balance of property additions shown by Clause
      (A) above the amount of the net property additions, deter-mined on the basis of the amounts shown by Clauses (B), (C) and (D) above; and

         (F) showing the unapplied balance, if any, of property additions (remaining after giving effect to the particular application) and the manner of computing the same;

      (4) In case any property additions certified pursuant to Clause (B) of subdivision (3) above are shown by such engi-neer's certificate to include a water or gas utility system and such certificate shows that the then fair value to the Company of such system is not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding hereunder, and that such system has within six months prior to the date of acquisition thereof by the Company been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Com-pany, an independent engineer's certificate stating, as to such system, the then fair value thereof to the Company in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the condi-tions governing the signer's determination of such fair value and a brief statement of the condition, serviceability and location of such system, and such certificate shall cover the fair value to the Company of any system (if there be any) so used or operated, which has been subjected to the lien hereof as a basis for the authentication and delivery of bonds, the withdrawal of cash, or the release of property subject to the lien hereof, since the commencement of the then current calen-dar year, and as to which a certificate of an independent engineer has not previously been furnished; and, in deter-mining any such fair value, it shall be proper in the case of any such water or gas utility system to include as an element of the value thereof an amount deemed proper by said engineer for any rights and intangible property (except going concern value or good will) simultaneously acquired with such system for which no separate or distinct consideration shall have been paid or apportioned;

      (5) In case any property additions are shown by the engi-neer's certificate provided for in subdivision (3) to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an engineer's certificate stating in the opinion of the signer the fair value of such securities (being the fair market value, if any) and other property at the time of delivery thereof in payment for or for the acquisition of such property additions;

      (6) A net earnings certificate by an accountant (who may be the chief accounting officer of the Company), dated not more than ten (10) days prior to the filing with the Trustee of such application, certifying the amount of the net earnings of the Company to be as required by Section 3.05 and showing the calculation of such net earnings in the manner set forth in Section 1.06. Said certificate shall, subject to the pro-visions of subdivision (j) of Section 1.03, be made by an in-dependent public accountant (who may be the accountant or accountants otherwise employed by the Company to audit its accounts), selected or approved by the Trustee in the exercise of reasonable care, if the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which a certificate of an accountant is not required or with respect to which a certificate of an independent public accountant has previously been furnished) is ten per centum (10%) or more of the aggregate principal amount of bonds at the time out-standing.

      (7)  An opinion of counsel stating

         (a) that he has examined the application and other documents being furnished in connection with the authenti-cation and delivery of the bonds applied for; that the in-struments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to authenticate and deliver the bonds applied for; and that, on the basis thereof, the bonds applied for may be lawfully authenticated and delivered under this Article;

         (b) that this Indenture has been duly recorded or filed, which together with certain instruments of con-veyance, assignment or transfer, specified in such opinion, will be sufficient to subject to the lien of this Indenture the property additions certified pursuant to Clause (B) of subdivision (3) above, subject to no lien thereon prior to the lien of this Indenture, except liens of prior liens or prepaid liens (if any) described in the accompanying engi-neer's certificate, and permitted encumbrances, or stating that no such instruments are necessary for such purpose; and that, upon the recordation in the manner stated in such opinion of the instruments so specified, if any, or without such recordation, if none is so specified, and upon such further recording or filing of this Indenture or any sup-plemental indenture in the manner stated in such opinion, or without any such further recordation or filing if such opinion shall so state, no further recording or rerecording or filing or refiling of this Indenture or any other in-strument is required to maintain the lien of this Indenture with respect to such property additions as against any creditors or subsequent purchasers;

         (c) that (except as to paving, grading and other im-provements in or upon any public street, road or highway, which are required to be made by the Company in connection with the conduct of its business) the Company has acquired good and valid legal title to such property additions which are still owned and have not been retired by the Company, and that the same and every part thereof are free and clear of all liens, charges and encumbrances prior to the lien of this Indenture, except the prior liens or prepaid liens (if any) described in the accompanying engineer's certificate, and permitted encumbrances;

         (d) that (except as to paving, grading and other im-provements in or upon any public street, road or highway, which are required to be made by the Company in connection with the conduct of its business), this Indenture is, or upon the delivery of the instruments of conveyance, assign-ment or transfer, if any, specified in said opinion will be, a lien on all the property additions certified pursuant to Clause (B) of subdivision (3) above which are still owned and have not been retired by the Company, subject to no lien thereon prior to the lien of this Indenture, except the prior liens or prepaid liens (if any) described in the accompanying engineer's certificate, and permitted encum-brances;

         (e) that the Company has corporate authority and all necessary permission from governmental authorities to acquire, own, use and operate such property additions;

         (f) that the issue of the bonds, the authentication and delivery of which are being applied for, has been duly authorized by any and all governmental authorities the con-sent of which is requisite to the legal issue of such bonds, specifying any duly certified documents by which such consent is or may be evidenced, or that no such con-sent is requisite, that the Company is duly authorized and entitled to issue such bonds in accordance with the provi-sions of this Indenture and the laws of the Commonwealth of Pennsylvania, and the applicable laws of any other juris-diction, that the issue of such bonds has been duly autho-rized by the Company, that upon the issue of such bonds, such bonds will be the valid and binding obligations of the Company and that the aggregate principal amount of bonds then outstanding under this Indenture will not exceed the amount at the time permitted by law, and specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mort-gage recording tax law or other tax law applicable to the issuance of such bonds, or stating that there are no such legal requirements; and

         (g) that the general nature and extent of prior liens and prepaid liens and the principal amount of the then out-standing indebtedness secured thereby, if any, mentioned in the accompanying engineer's certificate, are correctly stated; and

      (8) The instruments of conveyance, assignment and trans-fer, if any, and the duly certified documents, if any, speci-fied in the opinion of counsel provided for in subdivision (7) above;

      (9) An engineer's certificate, made and dated not more than ten (10) days prior to the date of such application, stating that the signer has no knowledge of and does not believe that there have been, since the close of the period covered by the engineer's certificate specified in subdivision
   (3) above, property retirements in an amount exceeding property additions since the close of said period by more than the amount of the unapplied balance of property additions cal-culated to be remaining upon the granting of the application; and

      (10) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

   Sec. 3.07. The Trustee shall from time to time upon request of the Company authenticate and deliver bonds hereunder of an aggregate principal amount equal to the aggregate principal amount of any bonds (except as otherwise provided in this Sec-tion) theretofore authenticated and delivered under this Inden-ture that shall have been paid, retired, redeemed or cancelled or surrendered to the Trustee for cancellation, or for the payment, retirement or redemption of which moneys in the necessary amount shall have been deposited with, or shall then be held by, the Trustee (with irrevocable direction and authorization satisfac-tory to the Trustee so to apply the same, and, as regards bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has been duly given or with irrevocable authorization to the Trustee to give such notice of redemption), but only after the Trustee shall have received:

      (1) A certified resolution such as is described in sub-division (1) of Section 3.06;

      (2) A certificate of the Company stating (a) that the Com-pany is not to the best of the knowledge and belief of the signers in default under any of the provisions of this Inden-ture; and (b) that bonds theretofore authenticated and delivered under this Indenture of a specified aggregate prin-cipal amount (not less than the aggregate principal amount of bonds for which such request for authentication and delivery is made under this Section) have been paid, retired, redeemed or canceled or concurrently with the authentication and de-livery of the bonds requested will be surrendered to the Trustee for cancellation (otherwise than upon exchanges or transfers of bonds) and/or that moneys in the necessary amount for the payment, retirement or redemption thereof are then held by or will be deposited with the Trustee prior to or con-currently with the authentication and delivery of the bonds so requested (with irrevocable direction and authorization satis-factory to the Trustee so to apply the same, and, as regards bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has been duly given or with irrevocable authorization to the Trustee to give such notice of redemption), and further stating that no part of such aggregate principal amount of bonds has been theretofore made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the taking of a credit under subdivision (3) of Sec-tion 4.10, and that none of such bonds has been retired by the use of the proceeds of any insurance on any funded property or the proceeds of the release or other disposition of any part of the funded property, or through the operation of any sinking, improvement or other fund applicable to such retire-ment, except, as regards any such fund, to the extent, if any, that the provisions establishing such fund may expressly per-mit the issuance of bonds under this Section in respect of bonds retired through the operation of such fund; and further stating the interest rate or rates and the maturity date or dates borne by all such bonds so cancelled or so to be surren-dered for cancellation or which are to be so paid, retired or redeemed or money for the retirement or redemption of which is to be so deposited; and

      (3)  An opinion of counsel stating

         (a) that he has examined the application and other documents being furnished in connection with the authenti-cation and delivery of the bonds applied for; that the in-struments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to authenticate and deliver the bonds applied for; and that, on the basis of the payment, retirement, redemption, cancellation or surrender for cancellation of bonds or the deposit of moneys in accordance with the cer-tificate of the Company delivered to the Trustee pursuant to subdivision (2) of this Section, the bonds applied for may he lawfully authenticated and delivered under this Article; and

         (b) that the issue of the bonds, the authentication and delivery of which are being applied for, has been duly authorized by any and all governmental authorities the con-sent of which is requisite to the legal issue of such bonds, specifying any duly certified documents by which such consent is or may be evidenced, or that no consent is requisite, that the Company is duly authorized and entitled to issue such bonds in accordance with the provisions of this Indenture and the laws of the Commonwealth of Pennsyl-vania, and the applicable laws of any other jurisdiction, that the issue of such bonds has been duly authorized by the Company, that upon the issue of such bonds, such bonds will be the valid and binding obligations of the Company and that the aggregate principal amount of bonds then out-standing under this Indenture will not exceed the amount at the time permitted by law, and specifying the certificate or other evidence which will be sufficient to show compli-ance with the requirements, if any, of any mortgage re-cording tax law or other tax law applicable to the issuance of the bonds applied for, or stating that there are no such legal requirements;

         (4) The duly certified documents, if any, specified in the opinion of counsel provided for in subdivision (3) of this Section; and

         (5) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent;

provided, however, that no additional bond shall be authenticated and delivered pursuant to this Section more than two years prior to the stated maturity of the bond (hereinafter called the retired bond) in respect of the payment, retirement, redemption, cancellation or surrender for cancellation of which the authenti-cation and delivery of such additional bond is applied for, un-less such additional bond bears no greater rate of interest than such retired bond, or, if such additional bond bears a greater rate of interest than such retired bond, unless the Trustee shall have received a net earnings certificate and unless such net earnings certificate shall show the net earnings of the Company to be as required by Section 3.05; and provided further, that no additional bond shall be authenticated and delivered pursuant to this Section in respect of the payment, retirement, redemption, cancellation or surrender for cancellation of any bond the in-terest charges on which have been excluded from any net earnings certificate filed with the Trustee since the payment, retirement, redemption, cancellation or surrender for cancellation of such bond, unless the Trustee shall have received, in connection with the authentication and delivery of such additional bond, a net earnings certificate and unless such net earnings certificate shall show the net earnings of the Company to be as required by
Section 3.05.

   Any and all coupon bonds delivered to the Trustee pursuant to this Section shall have attached thereto all unmatured coupons appertaining thereto.

   Sec. 3.08. The Trustee shall from time to time upon the re-quest of the Company authenticate and deliver bonds upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered, but only after the Trustee shall have received:

      (1) A certified resolution such as is described in subdi-vision (1) of Section 3.06;

      (2) A certificate of the Company stating that the Company is not to the best of the knowledge and belief of the signers in default under any of the provisions of this Indenture;

      (3) A net earnings certificate showing the net earning of the Company to be as required by Section 3.05;

      (4)  An opinion of counsel stating

         (a) that he has examined the application and other documents being furnished in connection with the authenti-cation and delivery of the bonds applied for; that the in-struments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to authenticate and deliver such bonds, and that upon the deposit of an amount of cash equal to the aggregate principal amount of such bonds, such bonds may be lawfully authenticated and delivered under this Article; and

         (b) that the issue of such bonds has been duly autho-rized by any and all governmental authorities, the consent of which is requisite to the legal issue of such bonds, specifying any duly certified documents by which such con-sent is or may be evidenced, or that no consent is requi-site, that the Company is duly authorized and entitled to issue such bonds in accordance with the provisions of this Indenture and the laws of the Commonwealth of Pennsylvania, and the applicable laws of any other jurisdiction, that the issue of such bonds has been duly authorized by the Com-pany, that upon the issue of such bonds, such bonds will be the valid and binding obligations of the Company and that the aggregate principal amount of bonds then outstanding under this Indenture will not exceed the amount at the time permitted by law, and specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of such bonds, or stating that there are no such legal requirements;

         (5) The duly certified documents, if any, specified in the opinion of counsel provided for in subdivision (4) of this Section; and

         (6) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

   Sec. 3.09. All cash deposited with the Trustee under the pro-visions of Sec. 3.08 (in this Section referred to as deposited cash) shall be held by the Trustee as a part of the mortgaged property, but whenever (subject to the provisions of Sec. 4.18) the Company shall become entitled to the authentication and de-livery of bonds under any of the provisions of this Indenture (other than those contained in Section 3.08), the Trustee, upon the application of the Company evidenced by a certified resolu-tion, and upon compliance by the Company with all the provisions of this Indenture (except as hereinafter in this Section pro-vided, and with such omissions and variations as may be appropri-ate by reason of the fact that the withdrawal of deposited cash rather than the authentication and delivery of bonds is being applied for) with which it would have to comply to obtain such authentication and delivery, shall pay over to the Company or upon its order, in lieu of each bond or fraction thereof to the authentication and delivery of which the Company shall then be so entitled, a sum in cash equal to the principal amount of each such bond or fraction thereof; provided, however, that for the purpose of withdrawing cash pursuant to the provisions of this Section, it shall in no case be necessary for the Company to deliver to the Trustee the resolution such as is described in subdivision (1) of Section 3.06, or the net earnings certificate provided for in Section 3.05 and subdivision (6) of Section 3.06, or such parts of the opinions described in subdivision (7) of
Section 3.06 and in subdivision (3) of Section 3.07 and in subdi-vision (d) of Section 3.11 as relate to the authorization by gov-ernmental authorities and by the Company of such issuance of bonds, and as relate to tax laws applicable to the issuance of bonds, or to comply with any earnings requirements.

   Sec. 3.10. Any sums deposited with the Trustee under the pro-visions of Section 3.08 in respect of which no application under the provisions of Section 8.09 shall have been made within three
(3) years from the date of the deposit thereof and in respect of which notice in writing of intention to make such application upon the basis of property additions being constructed by or on behalf of the Company and then in progress and uncompleted shall not have been given to the Trustee by the Company within such three-year period, or in respect of which the Company shall at any time notify the Trustee that no application is to be made under Section 3.09, shall be used for or applied to the purchase or (at the election of the Trustee) to the redemption of bonds in the manner and subject to the conditions provided in subdivisions
(2) and/or (3) of Section 8.11. Bonds so purchased or redeemed shall not thereafter be made the basis for the issue of bonds, or the withdrawal of cash or the taking of a credit under any of the provisions of this Indenture.

   Sec. 3.11. At any time after any outstanding prior lien bonds shall have been deducted in connection with any application for authentication and delivery of bonds on the basis of property additions or for the release of property, or for the withdrawal of cash, or deducted in the computation of net property additions taken as a credit under Section 4.10, or have been the cause of a waiver of the authentication and delivery of bonds pursuant to the provisions of Subdivision (A) of Section 4.16, the Company may (subject to the provisions of Section 4.18), execute and deliver to the Trustee, and the Trustee shall thereupon authenti-cate and deliver to or upon the order of the Company, bonds for an aggregate principal amount equal to the aggregate principal amount of such prior lien bonds, deducted or causing a waiver as aforesaid, which after such deduction or causing a waiver, shall have been deposited with the Trustee or paid or redeemed (other-wise than by the use of trust moneys) or ascertained by a final judicial determination to be invalid, or for the payment, retire-ment or redemption of which moneys in the necessary amount shall be deposited with the trustee or other holder of the prior lien securing the same concurrently with the action requested (with irrevocable direction and authorization, satisfactory to the Trustee, to the trustee or other holder of the prior lien so to apply the same, and, as regards prior lien bonds to be redeemed, either with proof satisfactory to the Trustee and the trustee or other holder of the prior lien that notice of redemption has been duly given or irrevocable authorization given to the trustee or other holder of such prior lien to give such notice of redemp-
tion), but only upon receipt by the Trustee of:

      (a) A certified resolution such as is described in subdi-vision (1) of Section 3.06;

      (b)  Either

         (1) prior lien bonds, not theretofore funded, then or theretofore delivered (either uncancelled and pledged under this Indenture pursuant to the provisions of Section 4.21, to be held and dealt with by the Trustee in the manner and subject to the provisions of Article 7, or cancelled at maturity or under the redemption or other provisions of the mortgage or other lien securing the same), or

         (2) a certificate of the Company, accompanied by a con-curring opinion of counsel, to the effect that specified prior lien bonds have been paid or ascertained by final judicial determination to be in whole or in part invalid, or constitute redeemed prior lien bonds, and specifying the amount of payment, or the extent of invalidity, or the amount of bonds redeemed, as the case may be, or stating that moneys in the necessary amount for the payment, retirement or redemption of specified prior lien bonds have been or will be, concurrently with the action requested, deposited with the trustee or other holder of the prior lien securing the same (with irrevocable direction and authorization, satisfactory to the Trustee, to the trustee or other holder of the prior lien so to apply the same, and, as regards bonds to be redeemed, with proof satisfac-tory to the Trustee and the trustee or other holder of the prior lien that notice of redemption has been duly given or irrevocable authorization given to the trustee or other holder of such prior lien to give such notice of redemp-
      tion);

      (c)  A certificate of the Company stating in substance:

         (1) That the prior lien bonds, made the basis for the application, have theretofore been deducted in connection with applications (specifying the dates thereof) for authentication and delivery of bonds on the basis of property additions, or for the withdrawal of cash, or for the release of property, or have been deducted in the com-putation of net property additions taken as a credit under
      Section 4.10 or have been the cause of a waiver under sub-divtsion (A) of Section 4.16;

         (2) That no part of the prior lien bonds, made the basis for the application, has theretofore been funded;

         (3) That the Company is not and, upon the granting of the application then being made, will not be in default in the performance of any of the terms or covenants of Section
      4.18 or Section 4.21;

         (4) That the Company is not, to the knowledge of the signers, in default in the performance of any of the other terms or covenants of this Indenture;

      (d)  An opinion of counsel stating

         (1) That such uncancelled prior lien bonds, if any, which have been deposited with the Trustee pursuant to this
      Section 3.11 have been legally and validly pledged under this Indenture;

         (2) That he has examined the application and other documents being furnished in connection with the authenti-cation and delivery of the bonds applied for; that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under the Indenture for the Trustee to authenticate and deliver such bonds; and

         (3) that the issue of said bonds has been duly autho-rized by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds specifying any duly certified documents by which such con-sent is or may be evidenced or that no such consent is requisite, that the Company is duly authorized and entitled to issue such bonds in accordance with the provisions of this Indenture and the laws of the Commonwealth of Pennsyl-vania, and the applicable laws of any other jurisdiction, that the issue of such bonds has been duly authorized by the Company, that upon the issue of such bonds, such bonds will be the valid and binding obligations of the Company, and that the aggregate principal amount of bonds then out-standing under this Indenture will not exceed the amount at the time permitted by law, and specifying the certificate or other evidence which will be sufficient to show compli-ance with the requirements, if any, of any mortgage re-cording tax law or other tax law applicable to the issuance of such bonds, or stating that there are no such legal requirements;

      (e) A net earnings certificate showing the net earnings of the Company to be as required by Section 3.05, but only if

         (1) the Trustee is requested to authenticate and de-liver additional bonds bearing interest at a higher rate per annum than the prior lien bonds on the basis of which such additional bonds are to be authenticated and de-livered, or

         (2) additional bonds shall have been authenticated and delivered and a net earnings certificate shall have been filed with the Trustee as a basis therefor, pursuant to any provision of this Article, between the date of the deposit, payment, or ascertainment of invalidity, redemption, or the making of provision for the payment, retirement or redemp-tion of the prior lien bonds on the basis whereof addi-tional bonds are then applied for under this Section 3.11 and the date such additional bonds are so applied for;

   provided that no such net earnings certificate need be filed when the Trustee is requested to authenticate and deliver additional bonds pursuant to the provisions of this Section
   3.11 on the basis of prior lien bonds which by their terms mature within two years from the date of such request;

      (f) The officially authenticated certificates, or other documents, if any, specified in the opinion of counsel required to be filed pursuant to the provisions of subdivision
   (d) of this Section 3.11; and

      (g) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

   Redeemed prior lien bonds shall be deemed to have been paid and cancelled within the meaning of this Section 3.11.

   Whenever the mortgage or other instrument securing any prior lien bonds shall have been discharged of record, additional bonds for an aggregate principal amount equal to the total principal amount of prior lien bonds secured by such prior lien theretofore deducted in connection with applications for the authentication and delivery of bonds, or for the withdrawal of cash, or for the release of property, or taken as a credit under any of the provi-sions of this Indenture, less the sum of (1) the total principal amount of such prior lien bonds theretofore funded, and (2) the total principal amount of such prior lien bonds which the Company has agreed will not be funded, as provided in Section 4.21, shall thereafter be authenticated by the Trustee and delivered to or upon the order of the Company, but only upon receipt by the Trustee of:

      (aa) Certificates of the Company, opinion of counsel, and documents, all in form as prescribed in subdivisions (a), (c),
   (d), (e), (f) and (g) of this Section 3.11;

      (bb)  A certificate of the Company stating:

         (1) The total principal amount of prior lien bonds secured by such prior lien theretofore deducted in connec-tion with applications (specifying the dates thereof) for the authentication and delivery of bonds, or for the with-drawal of cash, or for the release of property, or taken as a credit under any of the provisions of this Indenture;

         (2) The total principal amount of prior lien bonds secured by such prior lien theretofore funded; and

         (3) The total principal amount of prior lien bonds which the Company has agreed will not be funded; and

      (cc) An opinion of counsel to the effect that such prior lien has been discharged of record.


                            ARTICLE 4
                PARTICULAR COVENANTS OF COMPANY

   The Company hereby covenants as follows:

   Sec. 4.01. That (a) it hereby does and will forever warrant and defend the title to the mortgaged property described in the Granting Clauses hereof against the claims and demands of all persons whatsoever; that (b) it is lawfully seized and possessed of all the real property described in the Granting Clauses here-of; that (c) it will maintain and preserve the lien of this Indenture on the mortgaged property so long as any of the bonds issued hereunder are outstanding; that (d) it has good right and lawful authority to mortgage the mortgaged property, as provided in and by this Indenture; and that (e) the mortgaged property is free and clear of all liens, charges or encumbrances thereon or affecting the title thereto prior to the lien of this Indenture; excepting (as to each of the foregoing covenants (a), (b), (c), (d), and (e)) permitted encumbrances, and the property specifi-cally excepted from the lien hereof; and provided that nothing in this Indenture contained shall prevent the Company from hereafter acquiring any property subject to a prior lien, but only to the extent permitted by Section 4.16.

   Sec. 4.02. That it will duly and punctually pay the princi-pal of and interest on, and premium, if any, upon all the bonds at any time outstanding hereunder, according to the terms there-of. The interest on all coupon bonds shall, until maturity of such bonds, be payable only upon presentation and surrender of the several coupons for such interest as they respectively mature, and, when paid, such coupons shall forthwith be canceled. The interest on fully registered bonds without coupons shall be paid to or upon the order of the registered owners thereof. The principal of each bond shall be payable only upon presentation and surrender of the bond. The Company reserves the right to determine its duties and liabilities, and to act in accordance with such determination, with respect to any taxes, assessments or governmental charges which it may be required to deduct or withhold, from the principal of or interest on any bond or coupon issued hereunder, under any present or future law of the United States of America or of any state, county, municipality or taxing authority therein on the basis of any presumption created by any such law, unless the holder of such bond or coupon presents at the office or agency of the Company at which such bond or coupon shall be payable, a certificate in such form as the Company may from time to time prescribe, giving, among other information, the identity and residence of the owner or holder of such bond or coupon, in which event the Company shall be entitled to determine its duties and liabilities, and to act in accordance with such determination, with respect to such deduction or withholding on the basis of the information contained in such certificate. The Company will not directly or indirectly extend or assent to the extension of the time for the payment of any coupon or claim for interest upon any of the bonds secured hereby and will not directly or indirectly become a party to any such extension or approve any arrangement therefor by purchasing or funding said coupons or claims or in any other manner. Neither any such coupon or claim so extended, nor any coupon or claim for interest belonging to any bond outstanding hereunder which in any way at or after maturity shall have been transferred or pledged, sepa-rate or apart from the bond to which it relates, shall be entitled in case of a default hereunder, to any benefit of or from this Indenture, except after the prior payment in full of the principal of the bonds outstanding hereunder, and of all coupons and claims for interest not so transferred, pledged, kept alive or extended, but this provision shall not be applicable to any coupon or claim for interest, the time for the payment of which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of bonds then outstanding and accepted by and binding upon the holder of such coupon or claim for interest.

   Sec. 4.03. That, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of the last paragraph of this Section 4.03, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest (and premium, if any) on the bonds outstanding under this Indenture, whether received from the Company or any other obligor upon the bonds; and (2) that such paying agent shall give the Trustee notice of any default by the Company or any other obligor upon the bonds in the making of any deposit with it for the payment of the principal of or interest (and premium, if any) on the bonds, and of any default in the making of any such pay-ment.

   That, if it acts as its own paying agent, it will, on or be-fore each due date of each installment of principal of or interest on the bonds, set apart and segregate and hold in trust for the benefit of the holders of such bonds, or of the Trustee, a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on the bonds and will notify the Trustee of such action or of any failure to take such action.

   Anything in this Section 4.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other rea-son, pay or cause to be paid to the Trustee all sums held in trust as required by this Section 4.03, such sums to be held by the Trustee upon the trusts herein contained.

   Anything in this Indenture to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section
4.03 is subject to the provisions of the last paragraph of
Article 16.

   Sec. 4.04. That it will keep an office or agency in the Borough of Manhattan, The City of New York, where notices, presentations and demands to or upon the Company in respect of the bonds or their coupons or this Indenture may be given or made, and will keep at said office or agency books for the regis-tration and transfer of bonds issued hereunder, which books, at all reasonable times, shall be open for inspection by the Trustee and will also keep an office or agency in said Borough of Man-hattan for the payment of the principal of and interest on the bonds issued hereunder, but which office for such purpose need not be at the same location as the office or agency hereinbefore specified for the same city, and that it will keep an office or agency where notices, presentations and demands to or upon the Company in respect of the bonds or their coupons or this Inden-ture may be given or made at such other place or places, if any, as shall be specified in any series of bonds outstanding here-under as a place or places at which the principal of or the interest on such bonds Is payable, and will likewise keep books for the registration and transfer of bonds issued hereunder at such other place or places, if any, as shall be specified in any series of bonds outstanding hereunder as a place or places at which said bonds are registerable, which books, at all reasonable times, shall be open for inspection by the Trustee. The Company will from time to time give the Trustee written notice of the location of each such office or agency, and in case the Company shall fail to maintain any such office or agency or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of the bonds or coupons or this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its principal office in the Borough of Manhattan, The City of New York, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in such event, and the principal of and interest on the bonds shall in such event be payable at said office of the Trustee.

   Subject to the provisions of the last paragraph of Article 16 any moneys which at any time shall be deposited by the Company or on its behalf with the Trustee or any other depositary for the purpose of paying any of the bonds which shall have become due and payable, whether at maturity thereof or upon call for redemp-tion or otherwise, or for the purpose of paying any premium thereon or any coupons or claims for interest appertaining to any of the bonds, shall be and are hereby assigned, transferred and set over to the Trustee or such depositary, to be held in a special account and in trust for the respective holders of the bonds or coupons or claims for interest for the purpose of paying which said moneys shall have been deposited. Interest, if any, accruing on such moneys during the period the same shall remain on deposit shall belong to the Company and shall be paid to it from time to time upon written request of its Treasurer or one of its Assistant Treasurers.

   Sec. 4.05. That it will pay all taxes and assessments law-fully levied or assessed upon the mortgaged property, or upon any part thereof or upon any income therefrom, or upon the interest of the Trustee in the mortgaged property, or upon the Company, before the same shall become delinquent, and will duly observe and conform to all valid requirements of any governmental autho-rity relative to any of the mortgaged property, and all cove-nants, terms and conditions upon or under which any of the mortgaged property is held; that it will not suffer any lien to be hereafter created upon any part of the mortgaged property now owned or hereafter acquired, or the income therefrom, prior to the lien of this Indenture, except permitted encumbrances and prepaid liens, and except (subject to the provisions of Section 4.16) prior liens; and within three (3) months after the accruing of any lawful claims or demands for labor, materials, supplies or other objects which if unpaid might by law be given precedence over or parity with the lien of this Indenture as a lien or charge upon any of the mortgaged property or the income thereof, it will pay or cause to be discharged or make adequate provision to satisfy or discharge the same and will not suffer any other matter or thing whereby the lien hereby created might be im-paired; provided, however, that nothing in this Section 4.05 con-tained shall require the Company to observe or conform to any requirement of governmental authority or to pay, or cause to be paid or discharged, or make provision for, any such tax, assess-ment, prior lien or charge, so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, unless thereby any of the mortgaged property will be lost or for-feited; and provided further, that nothing in this Indenture con-tained shall prevent the Company from subjecting to any prior lien hereby permitted any property acquired as betterments, ex-tensions, improvements, repairs, renewals, replacements, substi-tutions or alterations to, upon, for and of property subject to such prior lien, but only to the extent that the after-acquired property or other provisions of such prior lien attach thereto. The Company will duly and punctually perform all the conditions and obligations on it imposed by the terms of any lien that may hereafter be a prior lien on any of the mortgaged property to such extent as shall be necessary to keep the security afforded by tbis Indenture substantially unimpaired, and will not permit any default under any prior lien to occur and continue for the period of grace, if any, specified therein, if thereby the security afforded by this Indenture be materially impaired or endangered.

   Sec. 4.06. That it will keep all the insurable mortgaged property insured against fire and other risks to the extent usually insured against by companies owning and operating similar property, by reputable insurance companies or, at the Company's election, with respect to all or any part of the property, by means of an insurance fund set aside and maintained by it out of its own earnings or in conjunction with other companies through an insurance fund, trust or other agreement (the adequacy of such insurance fund, trust or other agreement, to be evidenced by a certificate, to be filed with the Trustee, of an actuary or other qualified person selected by the Company and satisfactory to the Trustee), the loss, if any, except to the person or property of others, and except as to merchandise, materials and supplies, and except any loss less than $25,000, to be made payable to the Trustee hereunder as interest may appear and to be paid to the Trustee, to he held and applied as hereinafter provided (unless required by the terms of any prior lien to be paid to the trustee or other holder thereof). As soon as practicable after the exe-cution of this Indenture, but not later than July 1, 1946, and once in each calendar year thereafter, and at any other time upon the written request of the Trustee, the Company will furnish to the Trustee a certificate of the Company stating in substance that the Company has complied with all the terms and conditions of this section and with the terms and conditions of any and all insurance policies, containing a statement of the insurance then in effect upon the property of the Company on a date therein specified (which date shall be within thirty (30) days of the filing of such certificate) and, except in respect of property insured by means of an insurance fund, trust or other agreement as permitted by this Section, showing the numbers of the policies of insurance in effect and the names of the issuing companies, the amounts of such policies, and the property covered by such policies; and, in case any of the property shall at the time be insured by means of an insurance fund, trust or other agreement, as permitted by this Section, the Company shall, at the time of furnishing each such certificate of the Company, also furnish to the Trustee a certificate, as described above, with respect to the adequacy of such insurance fund, trust or other agreement. The Trustee shall, subject to the provisions of Section 13.02 and
Section 13.03, be entitled to accept any such certificate of the Company and, if required, any such other certificate above described, as satisfactory evidence of compliance by the Company with the provisions of this Section, and shall, subject to the provisions of Section 13.02 and Section 13.03, be under no duty with respect to any such certificate of the Company or any such other certificate, except to exhibit the same to any bondholder upon request.

   All moneys received by the Trustee as proceeds of any insur-ance against loss or damage by fire shall be held by the Trustee, as trustee, and shall be paid by it to the Company, at any time within two (2) years after the receipt thereof, to reimburse the Company for an equal amount spent in replacing or rebuilding or in renewal of the property destroyed or damaged, upon receipt by the Trustee of (i) a certified resolution requesting such reim-bursement and a certificate of the Company setting out in reason-able detail the amount so expended, the nature of such replacing, renewal or rebuilding, and the fair value to the Company of such replacing, renewal or rebuilding, (ii) a certificate of an engi-neer as to the fair value of such replacing, renewal or re-building and, if such fair value as set forth in such certificate is not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of bonds at the time outstanding, then such certificate shall be made by an independent engineer, and (iii) an opinion of counsel to the effect that such new or rebuilt property is subject to the lien of this Indenture free from all other liens, charges or encumbrances prior to the lien of this Indenture, except prior liens to which the lost or damaged property shall have been subject, and permitted encum-brances.

   Any such moneys may also be withdrawn, used, or applied in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 8.11, provided that any such moneys not applied to the work of replacing, rebuilding or renewal as aforesaid within two (2) years after their receipt by the Trustee, or in respect of which notice in writing of inten-tion to apply the same to the work of replacing, rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such two (2) years, or which the Company shall at any time notify the Trustee are not to be so applied, shall thereafter be withdrawn, used or applied only in the manner, to the extent and for the purposes and sub-ject to the conditions provided in Section 8.11, and such moneys shall be deemed to have been deposited as trust moneys within the meaning of said Section 8.11 at the expiration of such two-year period, or at such earlier time as the Company may notify the Trustee that such moneys are not to be applied to the work of replacing, rebuilding or renewal, as the case may be.

   Sec. 4.07. That it will, subject to the provisions of Article 12 hereof and of this Section, at all times maintain its corpo-rate existence and right to carry on business and that its busi-ness will be continuously carried on and conducted in an efficient manner; that it will in good faith use its best efforts to preserve, maintain and renew all the rights, privileges and franchises pertaining to the water and gas business to it granted and upon it conferred and it will at all times maintain, preserve and keep the mortgaged property with the appurtenances thereto and every part and parcel thereof, in thorough repair, working order and condition, and from time to time make all needful and proper repairs and renewals, so that its properties mortgaged or intended to be mortgaged hereunder shall at all times be main-tained as an operating system or systems in good repair, working order and condition, and so that at all times the value of the security for the bonds issued hereunder and the efficiency of the plants and properties of the Company shall be fully preserved and maintained.

   Nothing in this Section contained shall be held to prevent the Company from discontinuing the operation of any of its plants, works or properties, if, in the judgment of the Board of Direc-tors, it is no longer advisable to operate the same, or if the Company intends to sell or dispose of the same and within a rea-sonable time shall endeavor to effectuate such sale or dispsi-tion; nor shall anything in this Section contained be considered to prevent the Company from taking such action with respect to its plants, works and properties as is proper under the circum-stances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the judg-ment of the Board of Directors, can no longer be profitably exer-cised or availed of.

   Sec. 4.08. That, whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Company will, in the manner provided in Section 13.18, appoint a Trustee so that there shall at all times be a Trustee hereunder which shall at all times be a bank or trust company having an office and place of business in the Borough of Manhattan, The City of New York, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with a capital and surplus of at least $2,000,000, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.

   Sec. 4.09. That the Company will at all times keep or cause to be kept proper books of record and account in which full, true and correct entries will be made of all dealings and transactions of or in relation to the plants, properties, business and affairs of the Company.

   Sec. 4.10. That, so long as any of the bonds of the 2 7/8% Series due 1976 shall remain outstanding, the Company will, for each calendar year, beginning January 1, 1946 (hereinafter some-times called the "accounting period"), pay to the Trustee on or before the 1st day of May next succeeding the close of each accounting period, as a Maintenance and Replacement Fund, an amount in cash (herein after sometimes called the "Standard of Expenditure") not less than a sum equal to twelve and one-half per centum (12 1/2%) of the gross water operating revenues (as hereinafter defined) and fifteen per centum (15%) of the gross gas operating revenues (as hereinafter defined) derived from the mortgaged property during the accounting period, less, however, to the extent that the Company desires to take the same, the fol-lowing credits stated in the certificate of the Company herein-after in this Section provided for:

      (1) All amounts expended during the accounting period for repairs and maintenance of the mortgaged property;

      (2) The cost of property additions (not theretofore funded) acquired, made or constructed during the accounting period (less one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of any outstanding prior lien bonds which are secured by a lien on such property addi-tions and have not theretofore been deducted in computing the amount of net property additions which have been funded) to renew or replace, or in renewal, replacement or substitution for, or in lieu of any of the mortgaged property retired or abandoned since March 15, 1946 up to the close of the accounting period, and not renewed or replaced prior to the beginning of the accounting period, and for this purpose any property additions made, acquired or constructed during the accounting period shall be deemed to be in renewal, replace-ment or substitution for or in lieu of such property so retired or abandoned and not so renewed or replaced to an amount equivalent to the property retirements resulting from the retirement or abandonment of such property (and for this purpose the certificate of the Company hereinafter required shall set forth the amount of such property retirements and the cost of such property additions deemed to be in renewal, replacement, or substitution or in lieu of such property retirements).

      The taking of a credit under this subdivision (2), although the property additions forming the basis of such credit there-by become funded, shall not prevent or preclude the use of the amount of such credit as an offset or reduction of property retirements for the purpose of the computation of net property additions, such use being expressly granted hereby; or, stated alternatively, the amount of the property additions forming the basis of the credit under this subdivision (2), although such property additions thereby become funded, are neverthe-less additions from which retirements are deducted in the com-putation of net property additions; for example, if the Company should take a credit under this subdivision (2) in the amount of $100,000 by reason of having expended $200,000 for property additions and retired property having a cost of $100,000 the net property additions would be $100,000.

      (3) The principal amount of all bonds hereby secured and one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of all prior lien bonds, retired or redeemed and cancelled and for which no bonds have been or will be issued or other credit taken or cash withdrawn under any of the provisions of this Indenture; and

      (4) Any net property additions which, under the provisions of Article 3 hereof, might otherwise be made the basis of the issue of bonds hereunder and which the Company elects to make the basis of a credit under this Section. In case credit under this Section 4.10 is taken in whole or in part upon the basis of net property additions, the Company shall comply with all provisions of this Indenture which would be applicable if such net property additions were made the basis of an applica-tion for the authentication of bonds (except that credit on the basis of net property additions shall be to the extent of one hundred per centum (100%) thereof instead of sixty per centum (60%) as provided in Section 3.04). In any such case the Company shall file with the Trustee appropriate documents evidencing compliance with all such applicable provisions, provided, however, that in no such case shall the Company be required (a) to deliver to the Trustee any resolution or docu-ments such as are described in subdivisions (1), (2) and (6) of Section 3.06 or any opinions with respect to the authoriza-tion by governmental authorities or by the Company of the issue of bonds or with respect to tax laws applicable to the issue of bonds, or to comply with any earnings requirements.

   On or before the first day of May next succeeding each accounting period, the Company shall file with the Trustee a cer-tificate of the Company, stating (a) the amount of the gross water operating revenues of the mortgaged property during such accounting period; (b) the amount of the gross gas operating revenues of the mortgaged property during such accounting period;
(c) the Standard of Expenditure during such accounting period;
(d) to the extent that the Company desires to take the same, the credits provided for under subdivisions (1), (2), (3) and (4) of this Section separately stated; (e) the excess credit, if any, hereinafter in this Section 4.10 defined, shown by the last pre-ceding certificate of the Company filed hereunder and (f) the amount of the balance, if any, of the amount set forth under (c) remaining after deducting the credits set forth under (d) and
(e).

   The Company shall at the time of delivery of such certificate of the Company pay to the Trustee as additional security for the bonds issued and to be issued hereunder the amount of the balance, if any, shown under (f) of such certificate. The delivery by the Company to the Trustee of outstanding bonds, either secured hereby or secured by a prior lien, in each case with their appurtenant unmatured coupons if such bonds be coupon bonds, shall be deemed equivalent under this Section to the pay-ment of cash to an amount equal to the aggregate principal amount of bonds so delivered in the case of bonds outstanding hereunder, and to an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the aggregate principal amount of out-standing prior lien bonds so delivered.

   Any moneys constituting any part of the Maintenance and Replacement Fund, at the option and upon the request of the Com-pany, expressed by a certified resolution, shall be applied by the Trustee to the purchase or redemption of any bonds issued hereunder of such series as may be designated by the Company, such purchase to be in the manner and as provided in Section 8.12 and such redemption to be in the manner and as provided in
Article 5 hereof. Any moneys constituting any part of the Maintenance and Replacement Fund may be withdrawn by the Company upon the delivery to the Trustee of bonds outstanding hereunder or outstanding prior lien bonds, with their appurtenant unmatured coupons if such bonds be coupon bonds, in an amount equal to the aggregate principal amount of bonds outstanding hereunder, so delivered or one hundred sixty-six and two-thirds per centum
(166 2/3%) of the aggregate principal amount of prior lien bonds so delivered. All bonds issued hereunder, purchased or other wise acquired by or delivered to the Trustee for the Maintenance and Replacement Fund, shall forthwith be cancelled, and the Trustee shall thereupon deliver such bonds to or upon the order of the Company. Any bonds so cancelled shall not thereafter be made the basis for the issue of bonds or the withdrawal of cash or the taking of a credit under any of the provisions of this Indenture.

   Any moneys constituting any part of the Maintenance and Replacement Fund may be withdrawn from time to time by the Com-pany to reimburse it for net property additions acquired or con-structed by the Company, which under the provisions of Section 3.02, Section 3.03, Section 3.04, Section 3.05 and Section 3.06 might otherwise be made the basis of the issue of bonds here-under, except that such monies shall be withdrawn to the extent of one hundred per centum (100%) thereof instead of sixty per centum (60%) as provided in Section 3.04, upon delivery to the Trustee of the written request of the Company, expressed by a certified resolution, and such certificates, opinions, instru-ments and other documents as would be necessary to comply with all applicable provisions of this Indenture relating to the authentication and delivery of bonds (with such omissions and variations as may be appropriate by reason of the fact that the withdrawal of cash under this Section rather than the authentica-tion and delivery of bonds is being applied for); provided, how-ever, that in no such case shall the Company be required to comply with any earnings requirements; and provided further, that in no such case shall the Company be required to deliver to the Trustee any such resolution or certificate as is described in subdivisions (1) and (6)of Section 3.06 hereof, or any opinions with respect to the authorization by governmental authorities or by the Company of the issue of bonds or with respect to tax laws applicable to the issue of such bonds; and provided further, that in the computation of such net property additions for the purpose of withdrawal of cash under this Section (and irrespective of the computation contained in the engineer's certificate hereinafter in this paragraph referred to) (1) there shall not be deducted property retirements as specified in paragraph (A) (1) of the definition of "net property additions" contained in Section 1.05 and (2) there shall not be added the amount provided to be added by paragraph (B) of said definition. Nevertheless, the engineer's certificate described in subdivision (3) of Section 3.06, shall include, for the purpose of determining the amount of unapplied balance of property additions referred to in Clause (A) of said subdivision (3) to be carried forward into any subsequent engineer's certificate, the statements called for by said subdivision (3).

   If the total amount of credits specified in any certificate of the Company filed for such accounting period shall exceed the Standard of Expenditure during such accounting period, the excess, if any, shall be available as a credit in any subsequent certificate of the Company, or, at the option of the Company, if any property additions have previously been used as a credit to, or if any property additions have previously been used for the withdrawal of cash from, the Maintenance and Replacement Fund, such property additions, to the amount of such excess only, may thereafter be used, anything in this Indenture to the contrary notwithstanding, for any purpose for which the same might have been used hereunder, whereupon the amount of such excess avail-able for any such use shall be decreased accordingly.

   The terms "gross water operating revenues" and "gross gas operating revenues" for the purposes of this Section and of Sec-tion 4.11 are hereby defined as the amount received or accrued from the sale of water or gas service (as the case may be), after deducting an amount equal to the cost of water or gas (as the case may be) purchased for exchange or resale and rentals paid or incurred for water or gas (as the case may be) properties leased, and adding thereto the amounts received or accrued as rentals or fixed charges for the use by others (or the use by the Company for the account of others) of water or gas (as the case may be) properties owned by the Company (with all interdepartmental items eliminated); provided, however, that there shall be excluded from such operating revenues any revenue derived from the sale or lease of goods, wares and merchandise, equipment, materials or supplies acquired by the Company for the purpose of sale or resale or leasing to its customers in the ordinary course and conduct of its business; and further provided, that any such operating revenues which are in controversy as a result of any litigation, or which have been impounded in such litigation, shall be included in the gross operating revenues for the purpose of this computation only after, and in the year in which, any such operating revenues in controversy or impounded are recovered or, at the option of the Company, after, and in the year in which, it shall have been finally determined that such operating revenues belong to the Company.

   The Company further covenants that it will promptly classify as retired for the purpose of any computation of net property additions hereunder all mortgaged property that (a) has perma-nently ceased to be used or useful in the business of producing, manufacturing, transmitting, distributing or supplying water or gas, or (b) has been abandoned.

   Sec. 4.11. That, so long as any of the bonds of the 2 7/8% Series due 1976 shall be outstanding, the Company will not de-clare or pay any dividends on its common stock (other than divi-dends payable in shares of its common stock), or make any other distribution on any shares of its common stock, or purchase any shares of its common stock if, as a result thereof, the amount of such dividends, distributions and purchases exceeds the amount of the earned surplus of the Company, determined in accordance with accepted accounting practice; provided, however, that, for the purposes of this Section 4.11, in determining at any time or from time to time the amount of earned surplus there shall be included in operating expenses an amount for maintenance and repairs to, and as provision for reserves for renewals and replacements, retirements or depreciation of the Company's water and gas properties, equivalent to the Standard of Expenditure, as said term is defined in Section 4.10.

   Sec. 4.12. That it will execute and deliver such further in-struments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, and to make subject to the lien hereof any property hereafter acquired and intended to be subject to the lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees the estate, powers, instruments or funds held in trust hereunder.

   Sec. 4.13. That it will cause this Indenture, and each sup-plemental indenture or instrument purporting to create a lien upon mortgaged property to secure the bonds, to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places as may be required by law in order fully to make effective and maintain the lien intended to be created thereby and to preserve and protect the security of the bond-holders and all rights of the Trustee, and that it will furnish to the Trustee:

      (a) Promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery here-after of each indenture supplemental hereto, an opinion of counsel (who may be of counsel to the Company) either stating that in the opinion of such counsel this Indenture, or such supplemental indenture, as the case may be, has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. It shall be a compliance with this subdivision (a) if (1) the opinion of counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture, as the case may be, has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by this Indenture or such supple-mental indenture, as the case may be, and (2) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such sup-plemental indenture, as the case may be, as shall be practic-able having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture, as the case may be, is required to be recorded or filed; and

      (b) On or before March 15, 1947, and on or before each March 15 thereafter, an opinion of counsel (who may be of counsel to the Company), either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of this Inden-ture and any indentures supplemental hereto as is necessary to maintain the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

   Sec. 4.14. That it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and the agreements in that be-half herein contained, and will not suffer or permit any default to occur under this Indenture or any indenture supplemental here-to, but will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of any indenture supplemental hereto and of the bonds issued hereunder.

   Sec. 4.15. That if the Company shall fail to perform any of the covenants contained in Section 4.05, Section 4.06, Section
4.07 or Section 4.13, the Trustee may make advances in order to perform the same in its behalf; and all sums so advanced shall be at once repayable by the Company as provided in Section 13.10.

   Sec. 4.16. That it will not acquire, by purchase or other-wise, any property (other than property of the character excepted from the lien of this Indenture by the last paragraph of the Granting Clauses hereof) subject to a prior lien or prior liens

      (A) if at the time of the acquisition by the Company of any such property, the principal amount of outstanding indebtedness secured by such prior lien or prior liens shall exceed sixty per centum (60%) of the sum of (1) an amount equal to the then fair value of the property subject to such prior lien or prior liens plus (2) an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the aggregate principal amount of all bonds to the authentication and delivery of which the Company would, at the time of such acquisition, be entitled under the provisions of this Inden-ture upon the basis of property additions by virtue of compli-ance with all applicable provisions of this Indenture (except as otherwise in this Section set forth) relating to such authentication and delivery, provided, however, that if any such indebtedness so secured by prior lien shall exceed sixty per centum (60%) of the then fair value of the property sub-ject to such prior lien or prior liens, then the acquisition thereof shall, to the extent of an aggregate principal amount of bonds equal to such excess of prior lien, operate as a waiver by the Company of the right to the authentication and delivery of such aggregate principal amount of bonds, and to such extent no such bonds may thereafter be authenticated and delivered hereunder; and

      (B) unless the net earnings of the Company, determined in the manner provided in Section 1.06, but including therein the net earnings or net losses of the property so to be acquired, shall, for some period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the 1st day of the month in which such property is to be acquired have been in the aggregate equal to at least two (2) times time annual interest requirements of the Company as specified in subdivision (B) of Section 1.06 plus the annual interest requirements on all indebtedness secured by such prior lien or prior liens, after deducting, however, from such latter requirements, the annual interest requirements on all such indebtedness, if any, held by the Company immediately prior to such acquisition.

In case the Company shall propose to acquire any property subject to a prior lien, as permitted by this Section, it will prior to, or simultaneously with, the acquisition of any such property file within the Trustee:

      (1) An engineer's certificate made and dated not more than sixty (60) days prior to the date as of which such property is to be acquired,

         (a) stating that the Company proposes to acquire cer-tain property subject to a prior lien or prior liens,

         (b) describing in reasonable detail the property so to be acquired,

         (c) specifying the nature and extent of all prior liens, and the principal amount of all indebtedness secured thereby, existing upon any of the property so to be acquired, and

         (d) stating that the fair value to the Company of such property, as of the proposed date of acquisition thereof, will be equal to or more than an amount stated in such cer-tificate; in determining such fair value, it shall be proper in the case of any water or gas utility system included in such property to include as an element of the value thereof an amount deemed proper by the signers for any rights and intangible property (except going concern value or good will) simultaneously acquired with such sys-tem for which no separate or distinct consideration shall have been paid or apportioned.

         (2) A net earnings certificate, with such appropriate modifications or additions thereto as may be necessary to show compliance with the provisions of subdivision (B) of this Section.

         (3) An opinion of counsel to the effect that the nature and extent of the prior lien or prior liens on the property so to be acquired are correctly stated in said engineer's certificate, and that upon the acquisition thereof by the Company all such property of the character intended to be subjected to the lien hereof will be subject to the lien of this Indenture, free from all liens and encumbrances except the prior lien or prior liens specified in said engineer's certificate and except prepaid liens and permitted encum-brances.

         (4) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

   In case, in connection with any such acquisition of property subject to a prior lien, the indebtedness secured by prior lien shall exceed sixty per centum (60%) of the then fair value of the property subject thereto and the Company's right to make such acquisition shall, accordingly, be based in part on the waiver as aforesaid of the right to the authentication and delivery of bonds hereunder, the Company shall evidence such waiver by a certifled resolution, and shall comply with all applicable provi-sions of this Indenture relating to such authentication and delivery (except as hereinafter in this Section provided, and with such omissions and variations as may be appropriate in the light of the fact that a waiver of the right to the authentica-tion and delivery of bonds is required); provided, however, that in no such case shall the Company be required to deliver to the Trustee the resolution and certificate such as are described in subdivisions (1) and (6) of Section 3.06 (but in lieu of the cer-tificate described in said subdivision (6) of said Section 3.06 the Company shall deliver the certificate described in subdivi-sion (2) of this Section 4.16) or such parts of the opinion described in subdivision (7) of Section 3.06 as relate to the authorization by governmental authorities and by the Company of the issue of bonds and as relate to tax laws applicable to the issue of bonds, or to comply with any earnings requirements except as set forth in subdivision (2) of this Section.

   Anything herein contained to the contrary notwithstanding, the right of the Company to acquire water or gas equipment from the manufacturers thereof or from others subject to any chattel mort-gage, conditional sales agreement or equipment trust agreement shall not be in any respect limited or restricted by the provi-sions of this Section, and such provisions shall have no applica-tion to any such acquisition.

   Sec. 4.17. That, if a default as defined in Section 9.01 shall occur and be continuing, it will not sell, pledge or otherwise dispose of any bonds issued hereunder then held by it or on its behalf.

   Sec. 4.18.  The term "restricted property", as used in this
Section 4.18, shall at any time mean (1) property additions theretofore or then being funded and not theretofore released from the lien hereof, which were at the time of funding thereof and continue to be subject to a prior lien, and (2) prior lien bonds theretofore or then being funded, provided that the prior lien securing such bonds shall not have been cancelled.

   The Company covenants and agrees that it will not apply for or obtain the authentication and delivery of any additional bonds, or the withdrawal of any cash, or the release of any property under any provision of this Indenture if as a result of such authentication and delivery of bonds, or withdrawal of cash, or release of property, as shall be stated in an engineer's certifi-cate accompanying the application, the aggregate of:

      (A) The principal amount of all additional bonds thereto-fore authenticated and delivered and then outstanding
   (including any bonds then to be authenticated and delivered) upon the basis of property additions, or prior lien bonds, which then constitute restricted property;

      (B) The principal amount of all prior lien bonds out-standing; and

      (C) The total amount of all cash which has been deposited with the Trustee under any provision of this Indenture (other than cash representing the proceeds of insurance on property additions subject to prior lien) and subsequently withdrawn (including any such cash then to be withdrawn) upon the basis of property additions, or prior lien bonds, which then consti-tute restricted property;

would exceed ten per centum (10%) of the sum of the aggregate principal amount of (1) all bonds then outstanding, including the bonds then to be authenticated and delivered, and (2) all prior lien bonds then outstanding.

   Sec. 4.19. The Company covenants and agrees that it will pay or cause to be paid when due and payable the principal of, or will acquire and pledge hereunder, all outstanding prior lien bonds not at the time deposited hereunder; that until paid or discharged at maturity or otherwise, it will pay or cause to be paid the interest thereon at the time and at the place or places therein, or in the coupons attached thereto, set forth; and that it will prevent any default or other thing from happening whereby the right might arise to enforce by foreclosure or otherwise time prior lien securing the same.

   Sec. 4.20. The Company covenants that if at any time here-after it shall acquire property subject to a prior lien it will not permit the principal amount of any indebtedness secured by such lien to be increased at any time thereafter, unless the evidences of such increased indebtedness are forthwith deposited with the Trustee, to be held subject to the provisions of Article 7 (except in accordance with any applicable provisions with respect to substituting new instruments evidencing any such indebtedness in place of other such instruments which may have become mutilated, lost, stolen or destroyed).

   Sec. 4.21. A. The Company covenants and agrees that it will forthwith pledge and deposit with the Trustee, uncanceled, all prior lien bonds which may hereafter be acquired uncanceled by the Company, whether or not such bonds have theretofore become due and payable, unless the Company shall, by the terms of a prior lien, be required to cancel such bonds or deliver or pledge them to or with the trustee or other holder of any prior lien. All such bonds deposited with the Trustee shall be received and held by the Trustee, as further security for the bonds issued hereunder, in the manner provided in Article 7; provided, how-ever, that any such prior lien bonds so deposited and pledged with the Trustee may, if not theretofore funded, be made the basis, then or from time to time thereafter, for the authentica-tion and delivery of bonds, the withdrawal of cash, the release of property, or a credit to the extent, in the manner and subject to the conditions in this Indenture provided.

   B. The Company covenants and agrees that, upon the satisfac-tion of any prior lien, all prior lien bonds secured by other prior liens, which are then held by the trustee or other holder of such satisfied prior lien, shall be delivered to the Trustee to be held subject to the provisions of Article 7, or, if so required by the terms of any other prior lien or liens, to the trustee or other holder of the mortgage or other lien or liens, securing such prior lien bonds or securing other prior lien bonds, to be canceled or to be held in pledge or for the purpose of any sinking fund or analogous fund for the retirement of bonds for which provision may have been made in the instrument evi-dencing such mortgage or other lien; and that the Company will not obtain or apply for the authentication and delivery of any bonds under the provisions of Section 3.11, or the withdrawal of cash, the release of property, or a credit under any provision of this Indenture, upon the basis of any prior lien bonds deposited with the Trustee pursuant to the provisions of this subdivision B.

   C. The Company further covenants and agrees that all prior lien bonds, proceeds of property, considerations for property taken by the exercise of the power of eminent domain or purchased by a municipality in the exercise of any right, considerations for property released, proceeds of insurance, and moneys, in lieu of which, in each case, the Trustee shall have received a cer-tificate that the same have been deposited with the trustee or other holder of a prior lien in pursuance of any provision of this Indenture, and which in each case are held by the trustee or other holder of a prior lien, at the time of the satisfaction of such prior lien, shall thereupon be paid or delivered to the Trustee (to be held subject to the provisions of this Indenture as though originally received by the Trustee) or to the trustee or other holder of a prior lien if required by the terms of such prior lien; and that the Company will not obtain any withdrawal of any such prior lien bonds or any such cash or any such pro-ceeds or considerations from any such trustee or holder on the basis of any prior lien bonds deposited with the Trustee pursuant to any provisions of this Indenture and theretofore funded, except for the purpose of depositing such prior lien bonds, cash, or proceeds or considerations so withdrawn with the Trustee here-under; and that the Company will not apply for or obtain the authentication and delivery of any bonds under the provisions of
Section 3.11 or the withdrawal of cash or the release of property or take a credit under any provisions of this Indenture on the basis of any prior lien bonds used to withdraw any such cash, prior lien bonds, or proceeds or considerations from any such trustee or holder which are not deposited with the Trustee here-under.

   D. The Company further covenants and agrees that it will not apply for or obtain the release of any cash received or held by a trustee or other holder under any prior lien except upon compli-ance with the terms of Section 8.11, unless such cash shall thereupon be deposited with the Trustee to be held and applied by it as though such cash had originally been deposited with the Trustee.

   Sec. 4.22. That, on or before December 31, 1946, and on or before December 31 in each calendar year thereafter, or on or be-fore such other day in each calendar year as the Company and the Trustee may from time to time agree upon, it will deliver to the Trustee a certificate of the Company complying with the provi-sions of subdivision (i) of Section 1.03 in respect of compliance or non-compliance by the Company with the covenants contained in
Section 4.02, Section 4.03, Section 4.05, Section 4.06, Section 4.07, Section 4.09, Section 4.11, Section 4.12, Section 4.14,
Section 4.16, Section 4.17, Section 4.18, Section 4.19, Section 4.20, Section 4.21 and Section 8.05.

   Sec. 4.23. (a) The Company covenants and agrees that, so long as any bonds of the 2 7/8% Series due 1976 remain out-standing, it will, on or before February 1, 1947, and on or before February 1 in each year thereafter, to and including the year 1975, pay to the Trustee cash in an amount sufficient to redeem, at the redemption price applicable on the next succeeding March 15, together with interest accrued to such March 15, pursu-ant to the provisions of Section 5.01 (1) with respect to redemp-tion of bonds pursuant to this Section 4.23, the principal amount of bonds of the 2 7/8% Series due 1976 indicated in the following schedule:

   Sinking Fund Payment Date                      Amount

       February 1, 1947                          $100,000
       February 1, 1948                           102,000
       February 1, 1949                           104,000
       February 1, 1950                           107,000
       February 1, 1951                           110,000
       February 1, 1952                           113,000
       February 1, 1953                           116,000
       February 1, 1954                           119,000
       February 1, 1955                           122,000
       February 1, 1956                           125,000
       February 1, 1957                           128,000
       February 1, 1958                           132,000
       February 1, 1959                           136,000
       February 1, 1960                           140,000
       February 1, 1961                           144,000
       February 1, 1962                           148,000
       February 1, 1963                           152,000
       February 1, 1964                           156,000
       February 1, 1965                           160,000
       February 1, 1966                           164,000
       February 1, 1967                           169,000
       February 1, 1968                           174,000
       February 1, 1969                           179,000
       February 1, 1970                           184,000
       February 1, 1971                           189,000
       February 1, 1972                           194,000
       February 1, 1973                           199,000
       February 1, 1974                           205,000
       February 1, 1975                           211,000

and it will pay the Trustee on or before February 1, 1976 the sum of $218,000; provided, however, that if additional bonds of the 2 7/8% Series due 1976 are authenticated and delivered by the Trustee and are outstanding, the amount payable on each of the above Sinking Fund payment dates after the date on which such additional bonds are authenticated and delivered, shall be increased by an amount with respect to each such additional prin-cipal amount of bonds computed as follows: the amount of the increase with respect to each such additional principal amount of bonds shall be the amount which is the integral multiple of One Thousand Dollars ($1,000) nearest to the amount which bears the same ratio to the aggregate principal amount of such additional bonds (i.e., the amount thereof originally authenticated and delivered) as the original Sinking Fund payment (disregarding any such increases) due under this Section 4.23 on each such respec-tive subsequent Sinking Fund payment date bears to the amount remaining after deducting from Twenty-three Million Five Hundred Thousand Dollars ($23,500,000) the aggregate amount of all Sinking Fund payments (disregarding any such increases) that shall have become due under this Section 4.23 prior to the authentication and delivery of such additional principal amount of bonds.

   (b) In lieu of cash the Company may deliver to the Trustee, to satisfy the Sinking Fund, in whole or in part, bonds of the 2 7/8% Series due 1976 taken at their principal amount, provided, however, that the bonds so delivered shall not have previously been made the basis for the issue of bonds, or the withdrawal of cash, or the taking of a credit under any of the provisions of this Indenture. Bonds of the 2 7/8% Series due 1976, together with coupons appertaining thereto, delivered by the Company to the Trustee in lieu of cash as above stated, shall be accompanied by a written statement to the effect that the same are delivered by the Company in lieu of cash as provided in this subdivision
(b).

   (c) All cash paid to the Trustee on or before February 1, 1975 pursuant to the above provisions shall be applied by the Trustee, without any further action on the part of the Company, to the redemption on the next succeeding March 15, of bonds of the 2 7/8% Series due 1976, at the redemption price then in effect pursuant to the provisions of subdivision (1) of Section
5.01 with respect to redemption of bonds pursuant to the provi-sions of this Section, together with accrued interest thereon, in the manner and on the conditions provided in Article 5; and the Company hereby irrevocably authorizes the Trustee, in the name of and at the expense of the Company and on its behalf, to give notice of the call of such bonds for redemption in the manner and with the effect specified in Article 5; provided, however, that the Trustee shall not be required to make any such redemption unless furnished with an opinion of counsel that all authoriza-tions, approvals or consents of any governmental bodies at the time having jurisdiction in the premises to such redemption have been obtained or that no authorization, approval or consent of any governmental body is required. The Company covenants and agrees that it will make timely application for any authoriza-tion, approval or consent of any governmental body, at the time having jurisdiction in the premises, which may be required for any redemption pursuant to the provisions of this Section and will do all other things necessary on its part to be done to effect any such redemption. The Sinking Fund payment due February 1, 1976 shall be applied to the payment of the bonds of the 2 7/8% Series due 1976 at maturity.

   (d) Any cash balance at any time in the Sinking Fund amounting to less than the amount of $10,O00 shall not be applied by the Trustee to the redemption of bonds of the 2 7/8% Series due 1976, unless the Company shall in writing so request, but shall be added to any succeeding Sinking Fund cash payment or payments, and be applied to such redemption along with such succeeding payment or payments.

   (e) Bonds of the 2 7/8% Series due 1976 redeemed by the Trustee, or delivered to the Trustee by the Company in lieu of cash, as provided in subdivision (b) or this Section 4.23, together with all interest coupons appertaining thereto maturing on and after the date of such redemption or delivery, shall be cancelled by the Trustee and disposed of as provided in Section 5.05, and no bonds or coupons shall be issued in lieu of the bonds and coupons so canceled.


                           ARTICLE 5
                     REDEMPTION OF BONDS

   Sec. 5.01. (1). The bonds of the 2 7/8% Series due 1976 shall be redeemable in whole or in part, at any time and from time to time pursuant to the provisions of Section 4.23 or
Section 8.13, in each case at the redemption price at the time applicable as set forth in the following schedule, together with interest accrued to the date fixed for redemption:

                                               Redemption
                                                 Price
                                              (Percentage
                                                   of
                   Period                      Principal
      Both dates inclusive, in each period      Amount)

        March 15, 1946 to March 14, 1947        102.5%
        March 15, 1947 to March 14, 1948        102.5%
        March 15, 1948 to March 14, 1949        102.5%
        March 15, 1949 to March 14, 1950        102.5%
        March 15, 1950 to March 14, 1951        102.375%
        March 15, 1951 to March 14, 1952        102.25%
        March 15, 1952 to March 14, 1953        102.25%
        March 15, 1953 to March 14, 1954        102.125%
        March 15, 1954 to March 14, 1955        102.125%
        March 15, 1955 to March 14, 1956        102%
        March 15, 1956 to March 14, 1957        102%
        March 15, 1957 to March 14, 1958        101.875%
        March 15, 1958 to March 14, 1959        101.75%
        March 15, 1959 to March 14, 1960        101.75%
        March 15, 1960 to March 14, 1961        101.625%
        March 15, 1961 to March 14, 1962        101.625%
        March 15, 1962 to March 14, 1963        101.5%
        March 15, 1963 to March 14, 1964        101.375%
        March 15, 1964 to March 14, 1965        101.25%
        March 15, 1965 to March 14, 1966        101.25%
        March 15, 1906 to March 14, 1967        101.125%
        March 15, 1967 to March 14, 1968        101%
        March 15, 1968 to March 14, 1969        101%
        March 15, 1969 to March 14, 1970        100.875%
        March 15, 1970 to March 14, 1971        100.75%
        March 15, 1971 to March 14, 1972        100.625%
        March 15, 1972 to March 14, 1973        100.5%
        March 15, 1973 to March 14, 1974        100.5%
        March 15, 1974 to March 14, 1975        100%
        March 15, 1975 to March 14, 1976        100%

   (2) The bonds of the 2 7/8% Series due 1976 shall also be redeemable in whole or in part, at any time and from time to time at the option of the Company, or pursuant to any provisions of this Indenture, other than Section 4.23 or Section 8.13, at the redemption price at the time applicable as set forth in the following schedule, together with interest accrued to the date fixed for redemption:

                                               Redemption
                                                 Price
                                              (Percentage
                                                   of
                   Period                      Principal
      Both dates inclusive, in each period      Amount)

        March 15, 1946 to March 14, 1947        105.5%
        March 15, 1947 to March 14, 1948        105.5%
        March 15, 1948 to March 14, 1949        105.5%
        March 15, 1949 to March 14, 1950        105.5%
        March 15, 1950 to March 14, 1951        104.625%
        March 15, 1951 to March 14, 1952        104.625%
        March 15, 1952 to March 14, 1953        104.625%
        March 15, 1953 to March 14, 1954        104.625%
        March 15, 1954 to March 14, 1955        103.75%
        March 15, 1955 to March 14, 1956        103.75%
        March 15, 1956 to March 14, 1957        103.75%
        March 15, 1957 to March 14, 1958        103.75%
        March 15, 1958 to March 14, 1959        103.75%
        March 15, 1959 to March 14, 1960        102.75%
        March 15, 1960 to March 14, 1961        102.75%
        March 15, 1961 to March 14, 1962        102.75%
        March 15, 1962 to March 14, 1963        102.75%
        March 15, 1963 to March 14, 1964        102.75%
        March 15, 1964 to March 14, 1965        101.875%
        March 15, 1965 to March 14, 1966        101.875%
        March 15, 1966 to March 14, 1967        101.875%
        March 15, 1967 to March 14, 1968        101.875%
        March 15, 1968 to March 14, 1069        101.875%
        March 15, 1969 to March 14, 1970        101%
        March 15, 1970 to March 14, 1971        101%
        March 15, 1971 to March 14, 1972        101%
        March 15, 1972 to March 14, 1973        101%
        March 15, 1973 to March 14, 1974        101%
        March 15, 1974 to March 14, 1975        100%
        March 15, 1975 to March l4, 1976        100%

   Any redemption of bonds of the 2 7/8% Series due 1976 shall be effected in accordance with the provisions of Article 5.

   Sec. 5.02. Such of the bonds of any other series issued here-under as are, by their terms, redeemable before maturity, may, at the option of the Company, be redeemed at such times, in such amounts and at such prices (herein referred to as the redemption price) as may be specified therein and in accordance with the provisions hereinafter set forth in this Article.

   Sec. 5.03. If the Company shall elect or be required to ef-fect such redemption, it shall give notice thereof in accordance with this Section. If a11 bonds outstanding, of all series of which any bonds are to be redeemed, shall be fully registered bonds without coupons or coupon bonds registered as to principal, notice of redemption shall be sufficiently given if mailed, postage prepaid, by registered mail, at least thirty (30) days prior to the date on which such redemption is to be made, to all registered owners of bonds to be redeemed, at their addresses as the same shall appear on the bond registry of the Company; other-wise notice of redemption shall be given by publication thereof once in each of any four (4) successive calendar weeks prior to the date on which such redemption is to be made, in at least one authorized newspaper in the Borough of Manhattan, The City of New York (in each instance upon any day of the week, but the publica-tion in the first calendar week to be made not less than thirty
(30) and not more than sixty (60) days prior to such redemption date). If notice by publication shall be required, notice shall also be mailed as aforesaid to each registered owner of bonds to be redeemed, but in such case neither failure so to mail such notice to any such registered owner or owners nor any imperfec-tion or defect in such notice shall affect the validity of the proceedings for redemption. Each notice of redemption shall state such election on the part of the Company or such require-ment and shall specify, in case less than all of the bonds of a series are to be redeemed, the distinctive numbers of the bonds to be redeemed, and shall also state that the interest on the bonds in such notice designated for redemption shall cease to accrue on such redemption date and that on said date there will become due and payable upon each of said bonds the redemption price therein specified, at the principal office of the Trustee.

   Any election of the Company to redeem bonds may be rescinded by the Company at any time prior to the first publication or the mailing of the notice of redemption.

   In case the Company shall have elected to redeem less than all the outstanding bonds of any series, it shall, in each such in-stance, notify the Trustee in writing of such election and of the aggregate principal amount of bonds of such series to be re-deemed.

   The selection of bonds to be redeemed shall, in case less than all of the outstanding bonds of any series are to be redeemed, be made by the Trustee either (a) in accordance with the provisions of any agreement, satisfactory to the Trustee, duly executed by the registered owners of all of the bonds of such series if at the time of selection all of the outstanding bonds of such series shall be either fully registered bonds without coupons or coupon bonds registered as to principal and shall all be registered in the names of one or more parties to said agreement and an exe-cuted counterpart of said agreement shall have been filed with the Trustee at or prior to the time of selection, or (b) if the provisions of the preceding Clause (a) shall not be applicable by drawing the bonds to be redeemed by lot, from the bonds of such series theretofore authenticated and delivered hereunder and not previously canceled by the Trustee or called for redemption in any manner deemed by the Trustee to be fair and proper. The Trustee shall promptly notify the Company in writing of the dis-tinctive numbers of the bonds so selected for redemption.

   In case any fully registered bond without coupons shall be redeemed in part only, said notice shall specify the principal amount thereof to be redeemed and shall state that, upon the presentation of such fully registered bond for partial redemp-tion, a new bond or bonds of the same series of an aggregate principal amount equal to the unredeemed portion of such fully registered bond will be issued in lieu thereof; and in such case the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the registered owner of any such fully registered bond, at the expense of the Company, a bond or bonds of the same series, and in either coupon or fully registered form (but only in authorized denominations) for the principal amount of the unredeemed portion of such fully regis-tered bond, or, the Trustee may, upon presentation thereof for the purpose, make a notation thereon of the payment of the por-tion thereof so called for partial redemption.

   Notice having been given as aforesaid, the bonds (or the specified portion of fully registered bonds without coupons) so to be redeemed shall on the date designated in such notice become due and payable at the redemption price so specified including interest accrued to the date fixed for redemption); and from and after the date so designated for redemption (unless the Company shall make default in the deposit with the Trustee of moneys suf-ficient to redeem such bonds) interest on the bonds so designated for redemption (or in the case of partial redemption of a fully registered bond without coupons, on the portion thereof to be redeemed) shall cease to accrue, and the coupons for interest maturing subsequent to such date shall be void, and upon sur-render at the office of the Trustee, in accordance with said notice, of any bond specified therein, together with all coupons thereto appertaining maturing after the date fixed for redemp-tion, such bond (or the portion thereof to be redeemed) shall be paid by the Company at the redemption price aforesaid, including accrued interest to the date fixed for redemption. In the case of a coupon bond, the interest due on the date of redemption (if it be an interest date) and the interest which shall have matured prior to the redemption date shall continue to be payable (but without interest thereon, unless the Company shall make default in the payment thereof upon demand) to the respective bearers of the coupons therefor, upon the presentation and surrender there-of. If, due to the default of the Company, the said bonds are not so paid upon surrender thereof, said bonds shall continue to bear interest at the rate therein specified until paid.

   The Company shall deposit in trust with the Trustee, prior to the date designated for redemption, an amount of money sufficient to pay the redemption price of all the bonds which the Company has elected to redeem on such date, including accrued interest, and premium, if any.

   Sec. 5.04. If and so soon as the Company shall have duly elected to redeem any bonds pursuant to the provisions of Section
5.03, and shall have delivered to the Trustee

      (1) a certificate of the Company and an opinion of counsel to the effect that notice of redemption thereof has been duly published and/or mailed pursuant to the provisions of Section
   5.03 or pursuant to the provisions of any sinking, amortiza-tion, improvement or other analogous fund, if any, which may hereafter be created as in Section 2.02 provided, or

      (2) a written instrument executed by the Company under its corporate seal and expressed to be irrevocable, authorizing the Trustee to give such notice on behalf of the Company;

and shall have deposited with the Trustee an amount of money suf-ficient to pay the redemption price of such bonds, and shall have made proper provision for the payment of all interest on any such bonds payable on or before the date designated for redemption thereof which is not included in the redemption price thereof; then and in every such case

      (a) the moneys held by the Trustee for the redemption of such bonds shall, without further act, be deemed forthwith to be reserved for the benefit of the holders of such bonds and shall constitute a trust fund for them, and

      (b) upon and after the date fixed for redemption (notice of such redemption having been given as hereinbefore provided and such deposit having been made as aforesaid), or upon and after such deposit with the Trustee together with irrevocable instructions to the Trustee to give notice of such redemption, and to give notice that moneys to effect such redemption have been deposited with the Trustee and are immediately available to the holders or registered owners of such bonds upon presen-tation and surrender thereof, all such bonds (or in case of partial redemption of a fully registered bond without coupons, the portion thereof to be redeemed) shall be excluded from participation in the lien and security afforded by this Indenture, and as between the Company and the holder thereof all such bonds or portions thereof shall, upon and after the date upon which such notice is first pub-lished, be deemed to have been paid. Moneys held in trust by the Trustee for the redemption of any bonds shall not be deemed to be a part of the trust estate.

   Sec. 5.05. All bonds redeemed pursuant to Section 5.03 and the appurtenant coupons shall be canceled by the Trustee, and shall thereafter be cremated if in coupon form or delivered to the Company if in fully registered form. All interest coupons maturing subsequent to the date so designated for redemption appurtenant to bonds so redeemed shall be null and void.

   Sec. 5.06.  The holder of each and every bond of the 2 7/8%
Series due 1976 hereby agrees to accept payment thereof prior to maturity on the terms and conditions in this Article 5 and in
Section 4.23 and Section 8.13 provided.


                             ARTICLE 6
  BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

   Sec. 6.01. The Company covenants and agrees that it will fur-nish or cause to be furnished to the Trustee between November 15 and December 1, 1946 and between May 15 and June 1 and between November 15 and December 1 in each year, beginning with 1947, and at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of such re-quest, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of any of its paying agents (other than the Trustee), as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than thirty (30) days prior to the time such information is furnished or caused to be furnished and need not include informa-tion received after such date.

   Sec. 6.02. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds outstanding under this Indenture (1) contained in the most recent list furnished to it as provided in Section 6.01, (2) received by it in the capa-city of paying agent hereunder, if and when acting in such capa-city, and (3) filed with it within two preceding years pursuant to the provisions of paragraph (2) of subsection (c) of Section
6.04. The Trustee may (1) destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished;
(2) destroy any information received by it as paying agent for any series of bonds upon delivering to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the bonds of such series, a list containing the names and addresses of the holders of bonds of such series obtained from such information since the delivery of the next previous list, if any, with respect to such series; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as such paying agent upon the receipt of a new list so delivered with respect to the same series; and (4) destroy any information received by it pursuant to the provisions of para-graph (2) of subsection (c) of Section 6.04, but not, until two years after such information has been filed with it.

   (b) In case three or more holders of bonds outstanding under this Indenture (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned one or more bonds out-standing under this Indenture for a period of at least six (6) months preceding the date of such application, and such applica-tion states that the applicants desire to communicate with other holders of bonds with respect to their rights under this Inden-ture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

      (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section; or

      (2) inform such applicants as to the approximate number of holders of bonds whose names and addresses appear in the in-formation preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

   If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each bondholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of the Section, a copy of the form of proxy or other communica-tion which is specified in such request, with reasonable prompt-ness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the bondholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such ob-jections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sus-tained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bond-holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

   (c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under subsection (b) of this Section 6.02 or the disclosure of any information as to the names and addresses of the holders of bonds in accordance with the provisions of subsection (b) of this Section 6.02 regardless of the source from which such information was derived.

   Sec. 6.03.  The Company covenants and agrees

      (1) to file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual re-ports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Com-mission may from time to time by rules and regulations pre-scribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections of the Securities Exchange Act of 1934, then to file with the Trustee and the Securities and Exchange Commission, in accordance with such rules and regula-tions as may be prescribed from time to time by said Commis-sion, such of the supplementary and periodic information, documents and reports which may be required pursuant to Sec-tion 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

      (2) to file with then Trustee and the Securities and Exchange Commission, in accordance with the rules and regula-tions prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

      (3)  to transmit to the holders of bonds, within thirty
   (30) days after the filing thereof with the Trustee (or at such other time as shall be fixed by the Securities and Ex-change Commission) and in the manner and to the extent pro-vided in subsection (c) of Section 6.04, with respect to reports pursuant to subsections (a) of Section 6.04, such sum-maries of any information, documents and reports required to be filed by the Company pursuant to subsections (1) and (2) of this Section 6.03 as may be required by the rules and regula-tions prescribed from time to time by the Securities and Exchange Commission.

   Sec. 6.04. (a) The Trustee shall transmit, on or before January 1, in each year beginning with the year 1947, to the bondholders as hereinafter in this Section provided, a brief report dated as of a date not more than sixty (60) days prior to the date of such transmission, with respect to

      (1) its eligibility and its qualifications under Section 4.08, Section 13.01 and Section 13.14, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

      (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, which remain unpaid on the date of such report, and for the reimbursement of which the Trustee claims or may claim a lien or charge prior to that of the bonds on the trust estate, including property or funds held or collected by it as Trustee, provided that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than one-half of one per centum (1/2%) of the aggregate principal amount of the bonds outstanding on the date of such report;

      (3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company or any other obligor upon the bonds to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subsection (b) of Section 13.15;

      (4) the property and funds physically in the possession of the Trustee, or of a depositary for the Trustee, on the date of such report;

      (5) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported; pro-vided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centum (1%) of the aggregate principal amount of bonds then out-standing, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash and obligations secured by purchase money mortgages received and the aggregate value of property received in substitution therefor as shown by the release papers;

      (6) any additional issue of bonds since the original issue of bonds of the 2 7/8% Series due 1976 which it has not previously reported; and

      (7) any action taken by the Trustee in the performance of its duties under this Indenture which the Trustee has not previously reported and which in the opinion of the Trustee materially affects the bonds or the trust estate, except action in respect of a default notice of which has been or is to be withheld by the Trustee in accordance with the provi-sions of Section 9.02.

   (b) The Trustee shall transmit to the bondholders as herein-after provided, within ninety (90) days after the making of any release, release and substitution, or advance as hereinafter specified, a brief report with respect to

      (1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of property, as shown by the certificates or opinions required by Section 8.02, Sec-tion 8.03 or Section 8.04, is less than ten per centum (10%) of the aggregate principal amount of bonds outstanding under this Indenture at the time of such release, or such release and substitution; and

      (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee since the date of the last report transmitted pursuant to the provisions of subsection
   (a) of this Section 6.04 (or if no such report has yet been so transmitted, then since March 15, 1946), for the reimbursement of which the Trustee claims or may claim a lien or charge, prior to that of the bonds on the trust estate, including property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this para-graph, provided that the Trustee shall not be required (but may elect) to state such advances, if such advances so remaining unpaid at any time aggregate not more than ten per centum (10%) of the aggregate principal amount of bonds out-standing at such time.

   (c) Reports pursuant to this Section 6.04 shall be trans-mitted by mail --

      (1) to all registered holders of bonds outstanding under this Indenture, as the names and addresses of such holders appear upon the registration books of the Company;

      (2) to such holders of bonds outstanding under this Inden-ture, as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that pur-pose; and

      (3)  except in the case of reports pursuant to subsection
   (b) of this Section 6.04, to each bondholder whose name and address are preserved at the time by the Trustee, as provided in subsection (a) of Section 6.02.

   (d) A copy of each such report shall, at the time of such transmission to bondholders be filed by the Trustee with each stock exchange upon which the bonds of any series are listed and with the Securities and Exchange Commission. The Company will notify the Trustee of the name and address of each stock exchange upon which the bonds of any series are listed.

   (e) For the purpose of this Section 6.04, all bonds which have been authenticated and delivered shall be deemed to be out-standing, except bonds which have been returned to the Trustee and canceled and bonds which, pursuant to the provisions of Sec-tion 5.04 hereof, have been excluded from participation in the lien and security afforded by this Indenture except the right to receive funds deposited as provided in said Section 5.04.


                           ARTICLE 7
        CONCERNING PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE

   Sec. 7.01. Each prior lien bond in coupon form deposited with the Trustee shall when so deposited have attached thereto all unmatured coupons, or shall be accompanied by evidence satisfac-tory to the Trustee (which may be a certificate of the trustee or other holder of the prior lien securing the same) that the dis-charge of the lien securing such prior lien bond may be obtained without the production of any coupon or coupons that may be missing; and each prior lien bond so deposited shall be uncan-celed. Each prior lien bond deposited hereunder shall be in bearer form or accompanied by appropriate instruments of trans-fer; and the Trustee may cause any or all registered prior lien bonds to be registered in its name as Trustee hereunder, or otherwise, or in the name or names of its nominee or nominees.

   Sec. 7.02. All prior lien bonds received by the Trustee for the purpose of this Article 7 shall be held by it as part of the trust estate and without impairment of the obligation represented thereby or the lien thereof, for the protection and further security of the bonds issued hereunder. Unless a default as defined in Section 9.01 shall have occurred and shall be con-tinuing, no payment by way of interest or otherwise on any of the prior lien bonds held by the Trustee shall be made or demanded, and the coupons thereto appertaining shall, as they mature, be canceled by the Trustee and delivered so canceled to the Company, unless the Company shall direct, with respect to any of such bonds, that such payments be made and demanded, in which event the Company shall, subject to the provisions hereinafter in this
Section 7.02 contained, be entitled to receive all such payments. In any event, unless such a default shall have occurred and shall be continuing as aforesaid, all moneys received by the Trustee
(a) on account of the principal of or interest or premium on said prior lien bonds, or (b) by reason of the sale or delivery of any of said bonds to any sinking fund or other similar device for the retirement of bonds provided for in any prior lien securing the same (as to both (a) and (b) above to the extent that a certifi-cate of the Company delivered to the Trustee shall state that such moneys do not represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain or purchase of, or of the other disposition or change of, property in respect of which the Company might be entitled to the authentication and delivery of bonds hereunder, including any property and substi-tutes arising from any of the foregoing), shall be paid over by the Trustee to or upon the written order of the Company; provided that if and to the extent that such certificate of the Company fails to state that such moneys do not represent any such pro-ceeds, or substitutes therefor, the same shall be retained by the Trustee and held as part of the trust estate, and may be with-drawn, used or applied, in the manner, for the purposes, and sub-ject to the conditions provided in Section 8.11.

   Sec. 7.03. Unless a default as defined in Section 9.01 shall have occurred and shall be continuing, the Trustee, if so directed by the Company, shall cause any prior lien bonds held by it to be canceled, and the obligation thereby evidenced to be satisfied and discharged, provided, however, that it shall have received notice from the trustee or other holder of the lien securing the same that such trustee or other holder, on receipt of the prior lien bonds so held by the Trustee, will cause the lien securing the same to be satisfied and discharged of record, and provided further, that the Trustee shall not be required to cause any bonds so held by it to be canceled or to be surrendered for cancellation pursuant to the provisions of this Section 7.03, unless and until the Trustee shall have received an opinion of counsel to the effect that there is no outstanding lien (other than permitted encumbrances) covering any part of the property upon which such lien exists junior to or on a parity with such lien and senior to the lien of this Indenture; and upon similar direction, the Trustee shall sell or surrender any prior lien bonds held by it subject to this Article 7 to the trustee or other holder of the prior lien securing the same for cancella-tion, or to be held uncanceled for the purposes of any sinking fund or other similar device for the retirement of bonds for which provision may have been made in the prior lien securing the prior lien bonds so sold or surrendered, provided, however, that no such prior lien bonds shall be sold or surrendered except for cancellation as aforesaid, until the Trustee shall have received

      (i) an opinion of counsel to the effect (a) that the pro-visions of the prior lien securing the prior lien bonds so to be sold or surrendered are such that no transfer of ownership or possession of such prior lien bonds by the trustee or other holder of such prior lien is permissible thereunder except to the Trustee hereunder, to be held subject to the provisions of this Article 7, or to the trustee or other holder of a prior lien upon the same property, for cancellation or to be held uncanceled under the terms of such prior lien under like con-ditions, or (b) that all of the property subject to the prior lien with respect to which such prior lien bonds have been deposited with the Trustee has been released from the lien of this Indenture, which shall be stated in any event if such be the fact; and

     (ii) a certificate of the Company stating that all condi-tions precedent, specified in this Indenture, to the right of the Company to have said prior lien bonds so sold or sur-rendered have been complied with;

and provided further that if all of the property subject to the prior lien securing prior lien bonds deposited with the Trustee shall be released from the lien of this Indenture, such prior lien bonds shall be canceled or surrendered to the trustee or other holder of such prior lien for cancellation.

   Sec. 7.04. Unless a default as defined in Section 9.01 shall have occurred and shall be continuing, the Trustee may exercise, but only with the consent of the Company, and upon the occurrence and continuance of any such default, the Trustee may exercise in its absolute discretion, without the consent of the Company, any and all rights of a bondholder with respect to the prior lien bonds then held by the Trustee or may take any other action which shall in its Judgment be desirable or necessary to avail of the security created for such bonds by the prior liens securing the same. The Trustee shall be reimbursed from the mortgaged property for all expenses by it properly incurred by reason of any such action taken, without negligence or bad faith, with interest upon all such expenditures at the current rate for time loans; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged property prior to the lien of the bonds and coupons issued hereunder.


                           ARTICLE 8
       POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

   Sec. 8.01. Unless a default as defined in Section 9.01 shall have occurred and shall be continuing, the Company shall be suf-fered and permitted to possess, use and enjoy the mortgaged property (except any cash or other personal property pledged or deposited with or required to be pledged or deposited with the Trustee hereunder), and to receive and use the rents, issues, income, product and profits thereof, with power, in the ordinary course of business, freely and without let or hindrance on the part of the Trustee, or the bondholders, to use and consume sup-plies, stores, materials, tools and appliances, and to exercise any and all rights under choses in action and contracts.

   Sec. 8.02. In the event of (a) any taking of any part of the mortgaged property by the exercise of the power of eminent domain, or the sale or conveyance by the Company in lieu of such taking and in reasonable anticipation thereof, where proceedings therefor might lawfully be taken to vest such property in the grantee for the same purposes, or (b) the exercise by any munici-pality or other governmental subdivision or agency of any right which it may have or may hereafter acquire to purchase any part of the mortgaged property, the Trustee shall execute and deliver a deed of release of the mortgaged property so taken, sold, pur-chased or otherwise disposed of upon receipt of

      (1) a certificate of the Company and an opinion counsel to the effect that such property has been

         (A) taken by the valid exercise of the power of eminent domain, or

         (B) sold in anticipation of such taking, and that such property could have been taken lawfully by the grantee in the exercise of the power of eminent domain, or

         (C) purchased by a municipality or other governmental subdivision or agency in the valid exercise of a right which it had to purchase the same;

      (2) if sold in lieu of and in reasonable anticipation of such taking by exercise of the power of eminent domain,

         (A) a certified resolution stating that in the opinion of the Directors such sale was in lieu of and in reasonable anticipation of such taking and was for the best interest of the Company, having in view such forcible taking, and

         (B) an engineer's certificate stating the fair value of the property;

      (3) a sum equal to the amount of the award, the fair value of the property as appraised, or sales price, whichever is greater, if sold in anticipation of such taking or the pur-chase price paid by the municipality or other governmental subdivision or agency, which may consist of cash or other property, or both;

      (4) a certificate of the Company and an opinion of counsel as to compliance with conditions precedent; and

      (5) a certificate signed by an engineer (or an independent engineer, in case the fair value of the property in question and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to this provision, and any similar certificates pursuant to this provision and any other sections of Article 8, is ten per centum (10%) or more of the aggregate principal amount of bonds at the time out-standing, unless the fair value of the property in question, as set forth in the certificate, is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of bonds at the time outstanding) stating the fair value, in his opinion, of the property in question, as of the date of the application. If a sale in lieu of and in reasonable anticipa-tion of any of the aforesaid events is involved, the Trustee shall be furnished an engineer's or independent engineer's certificate as aforesaid, which certificate shall also state that in the opinion of the signer such sale and release will not impair the security hereunder in contravention of the pro-visions hereof.

   Subject to the provisions of Section 8.09, the proceeds of all property so sold, taken or disposed of shall be paid over to the Trustee hereunder to be held and applied as a part of the mort-gaged property, in the manner provided in Section 8.11; subject, however, to the provisions of Section 8.13.

   Anything herein to the contrary notwithstanding, in case the property so to be released is subject to a prior lien, the Trustee shall at any time, upon the request of the Company, such request to be evidenced by a certified resolution containing recitals showing that the case is one to which the provisions of the Section apply, release such property upon receipt of a cer-tificate of the trustee or other holder of such prior lien to the effect that old property has been released from such prior lien and that the proceeds thereof have been received by the trustee or other holder of such prior lien pursuant to the requirements thereof. Subject to the provisions of Section 13.02 and Section 13.03, the Trustee shall be fully protected in acting upon such request and certificate without further or other compliance with any provisions hereof.

   Sec. 8.03. The Company shall have the right at any time and from time to time, unless, to the knowledge of the Trustee, a default as defined in Section 9.01 shall have happened and shall be continuing, to sell or exchange any part of the mortgaged property (except any cash or prior lien bonds held by the Trustee) which shall no longer be advantageous in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company. The consideration received for such property so sold or exchanged may be (i) cash, and/or (ii) obligations secured by purchase money mortgage on such property, but such obligations shall not exceed in aggregate principal amount sixty per centum (60%) of the then fair value of the property to be released (as established either by the engi-neer's certificate referred to in sub-paragraph (C) below or the independent engineer's certificate referred to in sub-paragraph
(D) below, whichever shall be the higher), and the aggregate principal amount of such obligations at any time held as a part of the mortgaged property shall not exceed ten per centum (10%) of the aggregate principal amount of bonds at the time out-standing under this Indenture, and/or (iii) any additional property of such character as would be included in the definition of property additions contained in Section 1.05. The Trustee shall, from time to time, release such property so sold or exchanged from the operation and lien of this Indenture, but only upon receipt of:

      (A) A written request of the Company, evidenced by a cer-tified resolution of the Board, requesting such release and describing the property so to be released;

      (B) A certificate of the Company stating that no default as defined in Section 9.01 has happened and is continuing;

      (C) An engineer's certificate, made and dated not more than sixty (60) days prior to the date of such application, setting forth in substance as follows:

         (1) that the Company has sold or exchanged or has con-tracted to sell or exchange the property so to be released for a consideration described, in reasonable detail, in said certificate, and that such sale or exchange is desirable in the conduct of the business of the Company, and that the property to be released is no longer advan-tageous in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company;

         (2) the then fair value, in the opinion of the signers, of the property to be released;

         (3) in case the consideration for the property to be released consists, in whole or in part, of additional property, stating that all such additional property is of such character as would be included in the definition of property additions contained in Section 1.05, and setting forth the then fair value to the Company, in the opinion of the signers, of all such additional property; and if such additional property is subject to a prior lien, showing that the application satisfies the requirements of Section
      4.16 and Section 4.18;

         (4) that the consideration described in said certifi-cate has a then fair value at least equal to the then fair value of the property to be released, in each case after deducting the principal amount of any indebtedness secured by prior liens on such property (if an independent engi-neer's certificate as provided for in the following sub-paragraph (D) is required, either with respect to the property to be released or additional property included in the consideration therefor, the then fair value of the property to be released and/or of any such additional property shall be as stated in such engineer's certificate or in such independent engineer's certificate, which ever shall be the higher); and

         (5) that such release is, in the opinion of the signer, desirable in the conduct of the business of the Company and will not impair the security under this Indenture in con-travention of the provisions hereof.

      (D) In case, as shown by said engineer's certificate, the fair value of the property to be released and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to sub-paragraph (C), and any similar cer-tificates pursuant to sub-paragraph (C) and any other sections of this Article 8, is ten per centum (10%) or more of the aggregate principal amount of bonds at the time outstanding, unless the fair value of the property to be released, as set forth in the certificate, is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of bonds at the time outstanding, an independent engineer's certifi-cate, made and dated not more than sixty (60) days prior to the date of such application, stating that the signer has examined the written request furnished to the Trustee; stating as to such property the then fair value thereof in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value; stating that such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of the pro-visions hereof; and in case, as shown by said engineer's cer-tificate, the consideration for the property to be released includes additional property of a fair value to the Company not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time out-standing, and if such property has, within six months prior to the date of acquisition thereof by the Company, been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, a similar independent engineer's certificate with respect to the then fair value to the Company of such additional property shall also be furnished to the Trustee;

      (E) Any and all money and obligations stated in said engi-neer's certificate to be consideration for the property so to be released; provided, however, that if the property to be released shall be subject to any prior lien, the cash or obli-gations otherwise deliverable to the Trustee in accordance with the provisions of the Section in respect of the release of such property shall, to the extent required by reason of the existence of such prior lien, as shall be stated in the opinion of counsel referred to in sub-paragraph (G) below, be paid or delivered to the trustee or other holder of such prior lien, and, in such event, there shall be delivered to the Trustee hereunder, in lieu of such cash or obligations, a cer-tificate or receipt of such trustee or other holder that such cash or obligations have been paid or delivered to it or them.

      (F) The mortgages, deeds, conveyances, assignments, trans-fers and instruments of further assurance, if any, specified in clause (4) of the opinion of counsel referred to in the following sub-paragraph (G);

      (G)   An opinion of counsel:

         (1) stating that the instruments which have been or are therewith delivered to the Trustee conform to the require-ments of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested, and that, upon the basis of the con-sideration described in the engineer's certificate de-livered to the Trustee pursuant to sub-paragraph (C) of this Section, the property so sold or exchanged may be released from the operation of the lien of this Indenture pursuant to the provisions of this Section;

         (2) stating that any obligations included in the con-sideration for such release are valid obligations and are duly secured by a valid purchase money mortgage constitu-ting a direct lien upon the property so to be released, subject to no lien prior thereto except such liens, if any, as shall have existed thereon just prior to such release as liens prior to the lien of this Indenture; and, in case any such prior lien shall have so existed on such property, stating the extent, if any, to which the trustee or other holder of such prior lien is entitled to the money and obligations stated in said engineer's certificate to be consideration for such property;

         (3) stating, in case the Trustee is requested to release any franchise, that such release will not impair the right of the Company to operate any of its remaining properties;

         (4) in case the consideration for the property to be released consists, in whole or in part, of additional property, specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance which will be sufficient to subject to the direct lien of this Indenture the additional property described in the above-mentioned engineer's certificate, or stating that said additional property is then subject to the direct lien of this Indenture and that no such mortgage, deed, con-veyance, assignment, transfer or instrument of further assurance is necessary for such purpose; and

         (5) in case the consideration for the property to be released consists, in whole or in part, of additional property, stating that the Company has acquired a good and valid legal title to such additional property, and that the same and every part thereof is free and clear of all liens, charges or encumbrances prior to the lien of the Indenture, except specified prior liens, prepaid liens and permitted encumbrances; and stating also that the Company has lawful power to acquire, own and use said additional property in its business;

      (H) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

   The fact that the mortgaged property consists of water and gas properties shall not be deemed to prevent the Company from selling or otherwise disposing of its gas properties although the effect of such sale or other disposition is to divest the Company of all interest in the gas business.

   Sec. 8.04. Unless a default in Section 9.01 shall have occurred and shall be continuing, the Trustee shall, whenever from time to time requested by the Company, such request to be evidenced by a certified resolution delivered to the Trustee, and without requiring compliance with any of the foregoing provisions of Section 8.03, release from the lien hereof any mortgaged property which in the opinion of the Board of Directors, as stated in said resolution, is no longer useful or desirable in the conduct of the business of the Company, provided the Company has sold or agreed to sell such property for a cash considera-tion, and provided the aggregate value of such property so released without such compliance as shown by the engineer's cer-tificate in this Section 8.04 referred to, in any period of twelve (12) consecutive calendar months shall not exceed the sum of $50,000; such release to be made upon receipt by the Trustee of

     (1) a written request of the Company for the release of any property, describing the same in reasonable detail, and stating that the same is no longer useful or desirable in the conduct of the business of the Company;

     (2) an engineer's certificate, made and dated not more than ninety (90) days prior to the filing of such written request, stating (a) the then fair value, in the opinion of the signer, of the property to be released, and (b) that such release is, in the opinion of the signer, desirable in the conduct of the business of the Company and will not impair the security under this Indenture in contravention of the provisions hereof;

      (3) In case, as shown by said engineer's certificate, the fair value of the property to be released and all other property or securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to sub-paragraph (2), and any similar cer-tificates pursuant to sub-paragraph (2) and any other sections of this Article 8, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time out-standing, unless the fair value of the property to be released as set forth in the certificate, is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of bonds at the time outstanding, an independent engineer's cer-tificate made and dated not more than sixty (6O) days prior to the date of such application, stating that the signer has examined the written request furnished to the Trustee; stating as to such property the then fair value thereof in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value; and stating that such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of the provisions hereof;

      (4) a certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

The Company covenants that it will forthwith deposit with the Trustee the consideration received by it from the sale of any property so released, to be held and applied as a part of the mortgaged property, in the manner provided in Section 8.11, or with the trustee or other holder of a prior lien, if required by the terms thereof, as evidenced by an opinion of counsel.

   Sec. 8.05. Unless a default as defined in Section 9.01 shall have happened and shall be continuing, the Company shall have the right at any time, and from time to time, without any release or consent by the Trustee:

      (1) To sell or dispose of, according to its discretion, free from the lien of this Indenture, such portion of the machinery, tools, implements or equipment which shall at any time be acquired or held for the use of the Company, as shall have become unfit or unnecessary for use, but any and all new or other machinery, tools, implements, or equipment, which may be acquired for the use of the Company in substitution for any so sold or disposed of shall by virtue and force hereof become and immediately upon the acquisition thereof subject to the lien and operation of the Indenture without any new conveyance or transfer or other act or proceeding whatsoever; and the proceeds of all sales of machinery, tool, implements or equip-ment acquired or held for use by said Company, which may not be invested in real estate or in new or other machinery, tools, implement equipment improvements or other property for use in connection with the mortgaged property, shall be paid over to the Trustee to be by it applied as provided in Section 8.11;

      (2) To abandon, terminate, cancel, release or make changes or alterations in or substitutions of any leases, rights of way, agreements or contracts subject to the lien of this Indenture, provided that any changed, altered or substituted leases, rights of way, agreements or contracts shall forthwith become subject to the lien of this Indenture to the same extent and in the same manner as those previously existing;

      (3) To surrender or assent to or procure a modification of any franchise, license, authority or permit under which it operates any of its properties, which it may now or hereafter hold or under which it may now or hereafter operate, if in the opinion of the Board of Directors, such surrender or modifica-tion is in the best interests of the Company and will not im-pair its right to operate any of its remaining properties, and the value and efficiency generally of the mortgage property as an entirety and the value of the security for the bonds will not thereby be materially impaired, and the Trustee shall con-sent thereto, if requested, upon receipt of a certified reso-lution evidencing the opinion of the Board of Directors as aforesaid;

      (4) To alter, repair, replace, change the location or position of and add to its plants, works, buildings, struc-tures, systems, machinery, transmission and distribution systems, equipment, apparatus, other fixtures and appurte-nances, in such manner as the Company shall deem expedient, except that the location of none of the mortgaged property may be changed so as to impair the lien of this Indenture thereon unless such property is sold or otherwise disposed of as per-mitted by this Section or released or abandoned as provided by Section 8.02, Section 8.03 or Section 8.04;

      (5) To enter into agreements for the joint use of poles and equipment, and similar agreements; and to assume the burdens created under any law or governmental regulation or permit requiring the Company to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters or bridge or highway.

   Upon receipt by the Trustee of a written request of the Com-pany, and a certificate of the Company and an opinion of counsel as to compliance with conditions precedent, and, in the case of the surrender or modification of a franchise, a resolution of the Board of Directors authorizing such request, the Trustee shall execute any release and/or consent which may be therein requested to confirm any action taken by the Company pursuant to this Sec-tion 8.05, in which event the Trustee may, to the extent per-mitted by Section 13.02 and Section 13.03, accept as conclusive evidence of compliance with the foregoing provisions the appro-priate statements contained in such instruments, and the Trustee in so doing shall be without liability.

   Sec. 8.06. In case the Company proposes to sell or has sold any property of the character excepted from the lien hereof and the purchaser thereof requests the Company to furnish a written disclaimer or quit claim by the Trustee of any interest in such property under this Indenture, the Trustee shall execute such an instrument without substitution of other property or cash upon receipt by the Trustee of

      (1) a certificate of the Company reciting the sale or pro-posed sale, describing in reasonable detail the property sold or to be sold, stating that such property is excepted from the lien hereof, and stating that the purchaser has requested a written disclaimer or quit claim by Trustee, and stating com-pliance with conditions precedent; and

      (2) an opinion of counsel stating that such property is excepted from the lien hereof, and stating compliance with conditions precedent.

   Sec. 8.07.  The Trustee, subject to the provisions of Section
13.02 and Section 13.03, may in its absolute discretion (but shall not be bound to) execute any release or consent under the provisions of Section 8.02 to Section 8.05, inclusive, notwith-standing that interest on any bonds then outstanding shall be due and unpaid or that a default exists.

   Sec. 8.08. Any obligation received or to be received by the Trustee pursuant to the provisions of Section 8.02 or Section
8.03 may be released upon payment by the Company to the Trustee of the principal amount of such obligation or any unpaid portion thereof. The principal of and interest on any such obligation shall become payable, and the Trustee as and when the same shall become payable, and the Trustee may take any action which in its judgment may be desirable or necessary for the collection thereof or the enforcement of the security therefor. Unless a default as defined in Section 9.01 shall have happened and shall be continu-ing, the interest received by the Trustee on any such obligation shall be promptly paid over to the Company.

   Any new property acquired by exchange or purchase to take the place of any property released under any provision of this Article shall forthwith and without further action become subject to the lien of this Indenture as a part of the mortgaged property; but the Company covenants that if so requested by the Trustee it will convey, assign or transfer the same, or cause the same to be conveyed, assigned or transferred, to the Trustee by appropriate instruments and upon the trusts and for the purposes of this Indenture, and will cause such instruments to be recorded or filed in such manner as appropriately to secure and continue the lien of this Indenture on such property.

   Sec. 8.09. In case, in the opinion of counsel, the provisions of any prior lien, whether or not a prepaid lien, existing on any of the mortgaged property shall require the deposit with the trustee or other holder of such prior lien of the cash or obliga-tions constituting any part of such consideration received in payment for any part of such property released from this Inden-ture or taken by the exercise of the power of eminent domain or the proceeds of any insurance on such property, the Company may deposit the same with the trustee or other holder of such prior lien to the extent that the same may be required to be so deposited, and shall furnish the Trustee with a certificate or receipt of such trustee or other holder to the effect that it has received the same with irrevocable authority to pay over the same to Trustee upon the release thereof from such prior lien.

   Except as in this Section otherwise expressly provided, moneys at any time deposited with the Trustee for the payment, satisfac-tion or redemption of any indebtedness secured by prior lien on any of the mortgaged property, for the purpose of causing such prior lien to become a prepaid lien as defined in Section 1.04, shall not be deemed to be trust moneys within the meaning of Sec-tion 8.11 but shall be applied by the Trustee from time to time to the payment of the principal and interest or to the redemption of such indebtedness, or shall be repaid to the Company propor-tionately as such indebtedness shall be paid or reduced out of other funds (except the proceeds of the release or the taking by eminent domain of or the proceeds of insurance upon, any of the property securing such prepaid lien) or shall be ascertained by judicial determination or otherwise to be in whole or in part invalid, upon the filing with the Trustee of a certificate of the Company, to the effect that the indebtedness secured by such prepaid lien has been paid or reduced out of other funds (except as aforesaid) or has been ascertained by judicial determination or otherwise to be in whole or in part invalid and specifying the amount of payment or reduction or the extent of the invalidity, as the case may be, accompanied by a concurring opinion of counsel; provided, however, that in case moneys shall have been deposited with the Trustee for the payment or satisfaction, other than by redemption prior to maturity, of any indebtedness secured by a prepaid lien, and in case any of the property subject to such prepaid lien shall have been released from the lien of this Indenture or shall be taken by eminent domain in accordance with the provisions of this Article, or in case there shall become available any proceeds of insurance on any such property, prior to the actual payment or satisfaction of such indebtedness, then and in that event the moneys so deposited with and remaining in the hands of the Trustee upon the satisfaction and discharge of such indebtedness shall be deemed to be trust moneys within the meaning of Section 8.11.

   Sec. 8.10. No purchaser in good faith of property purporting, to have been released herefrom shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to the existence of any conditions required by the provisions hereof for the exercise of such authority, or be bound to see to the application of the purchase moneys; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged or otherwise disposed of, nor any party to any contract permitted to be changed, be under any obli-gation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition.

   Sec. 8.11. All moneys received by the Trustee in considera-tion of any release by the Trustee under this Article, including payment on account of the principal of any obligations secured by purchase money mortgage, and all moneys elsewhere herein provided to be held and applied as in this Section provided, and all moneys, if any, received by the Trustee the disposition of which is not elsewhere herein specifically otherwise provided for, -- (herein sometimes referred to as "trust moneys") shall be held by the Trustee as a part of the mortgaged property, and, upon default in the payment of the principal of any of the bonds when and as the same shall become due and payable, whether by the terms thereof or by declaration or otherwise, as herein provided, said moneys shall be forthwith applicable to the purposes speci-fied in, and in accordance with the provisions of Section 9.09; but, unless a default as defined in section 9.01 shall have hap-pened and shall be continuing, all or any part of said trust moneys, at the request and election of the Company, shall, sub-ject to the provisions of this Section 8.11, and subject also to the provisions of Section 8.13, be applied by the Trustee from time to time as follows:

      (1) Trust moneys may be withdrawn from time to time by the Company (a) in an amount equal to the cost of property addi-tions (not theretofore funded) acquired, made or constructed subsequent to or concurrently with the receipt by the Trustee of the trust moneys then being withdrawn, and/or (b) in an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall then be entitled under the provisions of
   Section 3.02, Section 3.03, Section 3.04, Section 3.05 and
   Section 3.06, and/or (c) in an amount equal to the principal amount of bonds to the authentication and delivery of which the Company shall be entitled under the provisions of Section
   3.07 and Section 3.11, but only to the extent that the right of the Company to such authentication and delivery of bonds under Section 3.07 and Section 3.11 is based upon the payment, retirement or redemption of bonds or prior lien bonds which have theretofore been outstanding as a result of a bona fide sale; and provided, however, that if the application for such withdrawal of cash is based upon the fact that the Company is entitled to the authentication and delivery of bonds, such application shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such cash is withdrawn, and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder; or

      (2) Trust moneys way, upon the written request of the Com-pany, delivered to the Trustee, be applied by the Trustee to the purchase, in accordance with the provisions of Section
   8.12, of bonds issued hereunder; or

      (3) Trust moneys may, upon the written request of the Com-pany, delivered to the Trustee, be applied by the Trustee to the redemption of any bonds issued hereunder which by their terms are redeemable before maturity, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article 5 hereof, but in the case of any such redemption, the Company shall at the time of the delivery of such request to the Trustee (or at any later date satisfac-tory to the Trustee) pay to the Trustee, to be held and applied as trust moneys in accordance with the provisions of said Article 5, an amount in cash equal to the redemption premium, if any, and accrued interest required to be paid upon redemption of the bonds so to be redeemed, to the end that the trust moneys shall not be diminished by the payment therefrom of redemption premium, if any, or interest.

   Trust moneys shall from time to time be paid out or used or applied by the Trustee as aforesaid upon receipt by the Trustee of (a) the written request of the Company; (b) a certificate of the Company and an opinion of counsel as to compliance with con-ditions precedent. In case the withdrawal of trust moneys is, in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under subdivision (1) of this Section) the Company, except as otherwise in this Section pro-vided, shall comply with all applicable provisions of this Inden-ture relating to such authentication and delivery (with such omissions and variations as may be appropriate by reason of the fact that the withdrawal of trust moneys under this Section rather than the authentication and delivery in bonds is being applied for); provided, however, that in no such case shall the Company be required to deliver to the Trustee any such resolution or certificate as is described in subdivision (1) and (6) of Sec-tion 3.06, or the resolution described in subdivision (1) of Sec-tion 3.07, or the net earnings certificate provided for in
Section 3.07 or Section 3.11, or such parts of the opinions described in subdivision (7) of Section 3.06 and in subdivision
(3) of Section 3.07 as relate solely to the authorization by governmental authorities or by the Company of issue of bonds and as relate to tax laws applicable to the issue of bonds, or to comply with any earnings requirements.

   If the amount of the property additions specified in the engi-neer's certificate filed pursuant to this Section as the basis for the application for the withdrawal of trust moneys shall exceed the amount required for the withdrawal of the trust moneys then being withdrawn, the excess, if any, may thereafter be used, anything in this Indenture to the contrary notwithstanding, for any purpose for which the same might have been used if not included in the engineer's certificate filed in connection with the withdrawal of trust moneys from the Trustee. In any case where the property additions being certified include property which, within six months prior to the date of acquisition thereof by the Company, have been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such property is not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, the Trustee shall also be furnished with an independent engineer's certificate as to the fair value to the Company of such property.

   All trust moneys amounting to $25,000 or over remaining in the hands of the Trustee for a period of three years after the deposit thereof as trust moneys and in respect of which no request pursuant to this Section shall have been filed by the Company within said three-year period, shall be applied forthwith by the Trustee to the purchase of bonds in the manner provided in subdivision (2) of this Section or at the election of the Trustee to the redemption of bonds in the manner provided in subdivision
(3) of this Section, choosing for such redemption bonds of the series designated by the Company; and the Company in any such case, upon written notice from the Trustee, shall pay to the Trustee additional cash equal to all accrued interest and premium payable upon any such purchase or redemption, as provided in subdivision (3) of this Section with respect to the redemption of bonds and as provided in Section 8.12 with respect to the pur-chase of bonds. In the event of any election, as aforesaid, by the Trustee to redeem bonds, the Company shall, upon written notice from the Trustee, give or cause to be given the notice required in respect of the redemption of such bonds, and if the Company shall fail to give such notice or cause such notice to be given the Trustee shall have full power and authority to give such notice or cause such notice to be given in the name and on behalf of the Company. The Company shall pay to the Trustee all expenses incurred by the Trustee in connection with any purchase or redemption of bonds pursuant to this Section.

   Any bonds (together with any coupons thereto appurtenant) delivered to the Trustee pursuant to the provisions of this Sec-tion 8.11, and any bonds purchased or redeemed through the appli-cation of trust moneys pursuant to the provisions of this Section 8.11, shall forthwith be cancelled by the trustee, and shall thereafter be cremated if in coupon form or delivered to the Company if in fully registered form.

   Sec. 8.12. Upon the request of the Company, expressed by cer-tified resolution, the Trustee shall, to the extent that such bonds are available for such purchase, apply all or any part of the trust moneys then available for the purpose, or any cash deposited with it by the Company for the purpose, to the purchase of bonds then outstanding hereunder of such series (one or more) as the Company may designate, at a price not exceeding the cur-rent redemption price of, and the accrued interest on, such bonds as shall be by their terms redeemable at the option of the Com-pany before maturity, and at a price not exceeding the principal amount of, plus accrued interest on, bonds not so redeemable. Such purchases may be made from the Company or others upon tender or upon the open market or at private sale or upon any exchange or in any one or more of said ways, according as the Trustee, in its uncontrolled discretion, shall determine. Before making any such purchase upon tender, the Trustee may, and upon request of the Company shall, by notice published once in each of two successive calendar weeks (in each case on any day in the week) in an authorized newspaper in the Borough of Manhattan, The City of New York, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date bonds of the series designated by the Company then outstanding hereunder; and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the price or prices deemed by it most favor-able to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the bonds whose proposals may be accepted. The Trustee may also in its discretion, and upon request of the Company so to do, invite offers of bonds for sale to it in any other usual manner. The Trustee may reject any or all proposals in whole or in part if it can at the time of opening said proposals purchase the requisite amount of such bonds at a more favorable price than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers, and all advertisements for written proposals shall so state.

   Upon the purchase of or upon the election of the Trustee to purchase any bond as hereinabove provided, the Trustee shall notify the Company in writing thereof, specifying the principal amount of the bonds purchased or to be purchased and the amount of the accrued interest, if any, thereon paid or to be paid by the Trustee on such purchase, and also specifying the amount of the premium, if any, in excess of the principal amount of any bond paid or to be paid by the Trustee on such purchase, and the Company covenants that it will, from time to time, upon the receipt by it of any such notice, immediately pay to the Trustee, to be held and applied as trust moneys, an amount in cash equal to such accrued interest and such premium on the bonds so pur-chased or to be purchased, as specified in such notice, to the end that the trust moneys shall not be diminished by the payment therefrom of interest or premium.

   The term "current redemption price" as used in this Section
8.12 with respect to the bonds of any particular series shall be deemed to be the current redemption price at which bonds of such series are redeemable solely at the option of the Company except as otherwise provided with respect to bonds of such series.

   Sec. 8.13. If, so long as any bonds of the 2 7/8% Series due 1976 are outstanding, any part of the mortgaged property is at any one time for a consideration consisting of cash in the amount of, and/or obligations or other property having a fair value of, five million dollars ($5,000,000) or more either (a) taken or acquired by the exercise of the power of eminent domain, or (b) sold or conveyed by the Company in lieu of such taking and in reasonable anticipation thereof, where proceedings therefor might lawfully be taken to vest such property in the grantee for the same purposes, or (c) taken by any municipally or other govern-mental subdivision or agency in the exercise by it of any right which it may have or may hereafter acquire to purchase such property, and such property is released pursuant to the provi-sions of Section 8.02, any cash deposited with the Trustee upon such release, and any cash received by the Trustee upon the pay-ment or redemption of any such obligations or upon the sale or other disposition of any such property, shall (if and to the extent that it is not, within a period of one year from its receipt by the Trustee, withdrawn against property additions pur-suant to the provisions of subdivision (1) of Section 8.11), be applied by the Trustee, within one hundred twenty (120) days after the expiration of said period of one year, to the extent practicable and without any further action on the part of the Company, to the redemption of bonds of each series then out-standing hereunder and subject to redemption, pro rata on the basis of the respective principal amounts of bonds of all series then outstanding hereunder, at the redemption price then in effect with respect to the redemption of bonds redeemed pursuant to the provisions of this Section 8.13, in the manner and on the conditions provided in Article 5 of this Indenture, and the Com-pany hereby irrevocably authorizes the Trustee, in the name of and at the expense of the Company and on its behalf, to give notice of the call of such bonds for redemption in the manner and with the effect specified in said Article 5; provided, however, that the Trustee shall not be required to apply such cash to any such redemption unless furnished with an opinion of counsel that all authorizations, approvals or consents of any governmental bodies at the time having jurisdiction in the premises, to such redemption have been obtained, or that no authorization, approval or consent of any governmental body is required. The Company may, however, waive the foregoing period of one year and direct the earlier application of such proceeds as in this Section 8.13 provided.

   Sec. 8.14. In case the mortgaged property shall be in the possession of a receiver or trustee, lawfully appointed, or in case the Company shall be in possession of the mortgaged property under the jurisdiction of some court of competent jurisdiction in proceedings for the reorganization of the Company pursuant to any provision of any bankruptcy or other act the powers hereinbefore in this Article conferred upon the Company with respect to the sale or other disposition of the mortgaged property or the with-drawal of cash may be exercised, with the approval of the Trustee, by said receiver or trustee, or, when duly authorized by order of said court, by the Company, notwithstanding that the Company may be in default, and any request, certificate or appointment made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the mortgaged property under any provision of this Indenture, then such powers may be exercised by the Trustee, in its discre-tion, notwithstanding the Company may be in default.

   Notwithstanding a default as defined in Section 9.01 may have happened and may be continuing hereunder, the Trustee may release from the lien hereof any part of the mortgaged property or permit the withdrawal of cash, upon compliance with the conditions specified in this Article in respect thereof.


                         ARTICLE 9
                         REMEDIES

   Sec. 9.01. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as "defaults":

      (a) Failure to pay interest on any of the bonds for a period of sixty (60) days after such interest shall have become due and payable; or

      (b) Failure to pay the principal of or premium, if any, on any of the bonds when and as the same shall become due and payable as therein expressed, whether at maturity, upon call for redemption, by declaration as herein provided or other-wise; or

      (c) Failure to pay any interest upon or principal (whether at maturity as therein expressed or by declaration, or other-
   wise) of any outstanding prior lien bonds continued beyond the expiration of the period of grace, if any, specified in the prior lien securing the same; or

      (d) Failure to pay any installment of any fund required to be applied to the purchase or redemption of any of the bonds hereby secured for a period of sixty (60) days after the same shall have become overdue and payable;

      (e) The expiration of a period of ninety (90) days fol-lowing:

         (1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction;

         (2) the entry of an order approving a petition seeking reorganization or arrangement of the Company upon the basis of insolvency or inability to pay debts as they mature under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America, or of any State thereof in a manner adversely affecting the holders of the bonds; or

         (3) the appointment upon the basis of insolvency or inability to pay debts as they mature of a trustee or a receiver of all or substantially all of the property of the Company in a manner adversely affecting the holders of the bonds;

   unless during such period such adjudication, order or appoint-ment of a trustee or receiver shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect;

      (f) The filing by the Company of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by the Company to the appointment of a receiver or trustee of all or any part of its property upon the basis of insolvency or inability to pay debts as they ma-ture in a manner adversely affecting the holders of the bonds; the filing by the Company of a petition or answer seeking reorganization or arrangement upon the basis of insolvency or inability to pay debts as they mature, under the Federal Bank-ruptcy Laws or any other applicable law or statute of the United States of America, or of any State thereof in a manner adversely affecting the holders of bonds; or the filing by the Company of a petition to take advantage of any insolvency act; and

      (g) The expiration of a period of ninety (90) days after the mailing by the Trustee to the Company of a written demand, or by the holders of fifteen per centum (15%) in principal amount of the bonds at the time outstanding hereunder to the Company and to the Trustee of a written demand, that the Com-pany perform a specified covenant or agreement contained here-in or in any indenture supplemental hereto or in any bond secured hereby, which specified covenant or agreement the Com-pany shall have failed to perform prior to such mailing, unless the Company during such period shall have performed such specified covenant or agreement.

   If and so long as any such default shall continue to exist, either the Trustee or the holders of not less than twenty-five per centum (25%) in aggregate principal amount of the bonds at the time outstanding may, by notice in writing given to the Com-pany (and to the Trustee if given by the bondholders) declare the principal of all bonds then outstanding, together with all accrued and unpaid interest thereon, if not already due , to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything in this Indenture or in any of the bonds contained to the contrary notwithstanding.

   This provision is subject, however, to the condition that if, at any time after the principal of all the bonds shall have been so declared due and payable, and before any sale of all or any part of the mortgaged property shall have been made, all arrears of interest upon all the bonds, with interest on overdue install-ments of interest at the same rates respectively borne by the bonds the interest on which shall be in default, together with the reasonable charges and expenses of the Trustee, its agents and attorneys, and all other sums which may have become due and payable by the Company under this Indenture, other than the prin-cipal of such bonds as shall not have become due and payable by their terms or upon call for redemption, shall either be paid by the Company to those entitled thereto (or to the Trustee for their account) or be collected out of the income from or earnings of the trust estate, and all other defaults known to the Trustee under the bonds or under this Indenture shall be made good or be secured to the satisfaction of the Trustee, or provision deemed by the Trustee to be adequate shall be made therefor, or shall have been waived as in Section 9.21 provided, then and in every such case the holders of not less than a majority in aggregate principal amount of the bonds then outstanding, by written notice to the Company and to the Trustee, before any sale of all or any part of the mortgaged property pursuant to the provisions of this
Article 9, may annul any such declaration and its consequences under this Indenture; but no such waiver or rescission or annul-ment shall extend to or affect any subsequent default or impair any right consequent thereon. In the event of such waiver, the mortgaged property, if in the hands of the Trustee or of a receiver appointed hereunder, shall be returned to the Company.

   Sec. 9.02. The Trustee shall, within ninety (90) days after the occurrence thereof, give to the bondholders, in the manner and to the extent provided in subsection (c) of Section 6.04, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in subsections (a), (b), (c), (d),
(e), (f) and (g) of Section 9.01 not including any periods of grace provided for in said subsections except that provided for in (g)); provided that, except in the case of default in the payment of the principal, or premium, if any, of or interest on any of the bonds, or in the payment of any purchase or sinking fund installment in respect of bonds of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust com-mittee of directors and/or responsible officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the bondholders.

   Sec. 9.03.  In case one or more of the defaults enumerated in
Section 9.01 shall exist, then and in each and every such case the Trustee, personally or by its attorneys or agents, is hereby authorized and empowered, whether or not the principal of the bonds shall have matured or been declared due, to exercise any one or more of the following remedies, and to do or cause to be done any or all of the following acts and things, namely:

      (1) The Trustee, by its agents or attorneys, shall be entitled to enter and take possession of, all the mortgaged property (with the books, papers and accounts of the Company), and to hold, operate and manage the same, and from time to time to make all needful repairs, and such alterations, addi-tions and improvements as to the Trustee shall seem wise; and to receive the rents, income, issues and profits thereof and out of the same to pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assess-ments and other charges prior to the lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, alterations, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, first, if none of the bonds is due, to the payment of the installments of interest which are due and unpaid, in order of their maturity, with interest after maturity at the respective rates borne by the bonds (except as otherwise provided in Sec-tion 4.02 with respect to extended, pledged and transferred coupons); and next, if the principal of any of said bonds is due, to the payment of said principal and accrued interest thereon pro rata without any preference or priority whatever (except as aforesaid). Whenever all that is due upon such bonds and installments of interest shall have been paid and all other defaults under this Indenture made good, the Trustee shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent default.

      (2) The Trustee, by its agents or attorneys, shall be entitled, with or without entry, to sell, subject to prior liens, if any, then existing thereon or free from such of said liens as the Trustee, in its discretion, may elect to dis-charge, to the highest best bidder, all or any part or parts of the mortgaged property, and of the right, title, interest, claim and demand of the Company therein and thereto, and the right of redemption thereof, at public auction, at such times and places and upon such conditions as to upset or reserve bids or prices and as to terms of payment and other terms of sale as the Trustee may fix and briefly specify in the notice of sale to be given as hereinafter provided, or as may be required by law, including power and authority to the Trustee to rescind or vary any contract of sale that may be entered into and to resell under the powers herein conferred.

      (3) The Trustee may proceed to protect and enforce its rights and the rights of the bondholders under this Indenture by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained in this Indenture, or in aid of the execution of any power granted in this Indenture, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate remedy as the Trustee, being advised by counsel, shall, sub-ject to the provisions of Section 13.02 and Section 13.03, deem most effectually to preserve and enforce any of the rights aforesaid.

   Sec. 9.04. Upon filing a bill in equity or upon other com-mencement of judicial proceedings by the Trustee to enforce any right under this Indenture, the Trustee shall be entitled to exercise any and all other right and powers herein conferred and provided to be exercised by the Trustee upon the occurrence of a default as defined in Section 9.01; and, as a matter of right, without notice or demand and without regard to the adequacy of the security for the bonds, the Trustee shall be entitled to the appointment of a receiver of the trust estate, and of the tolls, earnings, revenues, rents, issues, profits and other income thereof, with all such powers as the court or courts making such appointment shall confer; but, notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of, and to collect and receive the income from, any money, obligations, evidences of indebtedness, and other securi-ties and property deposited or pledged with the Trustee hereunder or agreed or provided to be delivered to or deposited or pledged with it hereunder.

   Sec. 9.05. In the event of any sale under this Article, whether made under the power of sale herein granted or by virtue of judicial proceedings, the whole trust of the estate shall be sold in one parcel and as an entirety, unless such sale as an entirety, in the judgment of the Trustee, shall not be practica-ble or desirable in the interest of the bondholders, or unless the holders of not less than a majority in aggregate principal amount of the bonds then outstanding shall in writing request the Trustee to cause the trust estate to be sold in parcels, in which case the sale shall be made in such parcels as shall be specified in such request, but, if not so specified, as the Trustee in its discretion shall deem most expedient in the interest of the bond-holders. The Company, for itself, its successors and assigns, and for all persons and corporations hereafter claiming through or under it or them or who may at any time hereafter become holders of liens junior to the lien of this Indenture, hereby expressly waives and releases all right to have the trust estate or any part thereof marshalled upon any foreclosure, sale or other enforcement hereof; and the Trustee, or any court in which the foreclosure of this Indenture or the administration of the trusts hereby created is sought, shall have the right as afore-said to sell the entire trust estate as a whole in a single parcel, unless otherwise required by law.

   Sec. 9.06. Notice of any sale pursuant to any provision of this Indenture shall state the time when and there place where the same is to be made, shall contain a brief description of the property to be sold, and shall briefly state the terms of sale, and shall be sufficiently given if published once in each of four successive calendar weeks prior to such sale in an authorized newspaper in the Borough of Manhattan, The City of New York (in each instance upon any day of the week, the first publication to be made not less than thirty (30) days nor more than forty (40) days prior to such sale), and in such other manner as may be required by law.

   Sec. 9.07. The Trustee may from time to time adjourn any sale to be made by it under the provisions of this Indenture, by announcement at time and place appointed for such sale or for any adjournment thereof; and without further notice or publication (unless otherwise required by law), the Trustee may make such sale at the time and place to which the same shall have been so adjourned.

   Sec. 9.08. Upon the completion of any sale or sales under or by virtue of this Indenture, the Trustee shall execute and deliver to the accepted purchaser or purchasers a good and suffi-cient deed or deeds of conveyance, sale and transfer of all the property sold; and the Trustee, or its successor for the time being, is hereby irrevocably appointed the true and lawful attor-ney of the Company, in its name and stead, to make all necessary deeds and conveyances of the property thus sold; and for that purpose it may execute all necessary deeds and instruments of assignment and transfer, and may substitute one or more persons with like power, the Company hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary or, in the judgment of the Trustee, proper for the purpose and as may be designated in any such request.

   Any such sale or sales made under or by virtue of this Inden-ture, whether under the power of sale herein granted or by virtue of judicial proceedings, shall to the extent permitted by law operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company of, in and to the property so sold, and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold, or any part thereof, from, through or under the Company, or its successors or assigns.

   The receipt of the Trustee or of the court officer conducting any such sale, for the purchase money paid at or under any such sale, shall be a full and sufficient discharge to any purchaser of any property sold aforesaid; and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

   Sec. 9.09. The purchase money, proceeds and avails of any such sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, together with any other sums which may then be held by the Trustee as part of the trust estate or proceeds thereof, shall be applied as follows:

      First. To the payment of the costs and expenses of such sale, including the reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advance made or incurred without negligence or bad faith under this Indenture or in executing any trust or power hereunder, and to the payment of all taxes, assessments or liens superior to lien of this Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made;

      Second. To the payment of the whole amount then owing and unpaid upon the bonds then outstanding, for principal, and premium, if any, and interest, with interest (if and to the extent permitted by law) on the overdue installments of interest at the same rates, respectively, as were borne by the respective bonds; and, in case such proceeds shall be insuffi-cient to pay in full the whole amount so due and unpaid upon the bonds, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of the bonds of any series over the bonds of any other series, ratable according to the aggregate so due for such principal and the accrued and unpaid interest, at the date fixed by the Trustee for the dis-tribution of such moneys, subject, however, to the provisions of Section 4.02, and any balance then remaining to the payment ratably of any such premiums; but only upon presentation of the several bonds and coupons, and stamping such payment thereon if partly paid, and upon surrender and cancellation thereof, if fully paid; and

      Third. To the payment of the surplus, if any, to the Com-pany, its successors or assigns, or to whosoever may be law-fully entitled to receive the same, or as a court of competent jurisdiction may direct.

   Sec. 9.10. In case of any sale of the trust estate, or any part thereof, under this Article, whether made under the power of sale herein granted, or by virtue of judicial proceedings, the principal of and accrued interest on all the bonds then out-standing, if not already due, shall immediately become due and payable, anything in the bonds or in this Indenture to the con-trary notwithstanding.

   In case of any sale as aforesaid of the trust estate or any part thereof, any purchaser shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply any bonds then outstanding and any matured and unpaid coupons and claims for sums payable out of the net proceeds of such sale to the holder of such bonds and coupons and claims for interest, subject to the provisions of Section 4.02, as his ratable share of such net proceeds; and thereupon such purchaser shall be credited, on account of such purchase price, with the portion of such net proceeds that shall be applicable to the pay-ment of, and that shall have been credited upon, the bonds and coupons and claims for interest so used and applied; and at any such sale, any bondholder may bid for and purchase the property offered for sale, may make payment on account thereof as afore-said, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

   Sec. 9.11.  The Company covenants that

      (1) in case it shall fail to pay interest on any bond, for a period of sixty (60) days after such interest shall have become due and payable; or

      (2) in case it shall fail to pay the principal, or pre-mium, if any, of any bond when and as the same shall become due and payable, whether by the terms thereof or otherwise as herein provided,

then, and upon demand of the Trustee, the Company will pay to the Trustee at its office for the benefit of the holders of the bonds and coupons then secured hereby, the whole amount due and payable on all such bonds and coupons, for principal, premium (if any) and interest, including the redemption price of any bonds called for redemption, with interest upon the overdue principal and pre-mium and (if and to the extent permitted by law) overdue install-ments of interest at the same rates, respectively, as were borne by the respective bonds; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name, and as trustee of an express trust, shall be entitled to recover judgment against the Company, or any other obligor upon the bonds for the whole amount so due and unpaid.

   The Trustee shall be entitled and empowered either in its own name and as trustee of an express trust, or as attorney-in-fact for the bearers or registered owner of the bonds and coupons, or in any one or more such capacities, to make and file such proofs of debt, amendments to proofs of debts, claims, petitions or other documents as may be necessary or advisable in order to have the claims of the bearers or registered owners of the bonds and coupons allowed in any equity receivership, insolvency, bank-ruptcy, liquidation, readjustment, reorganization or other proceeding involving any distribution of the assets of the Company or any other obligor upon the bonds to its creditors.

   The Trustee is hereby irrevocably appointed (and the succes-sive respective bearers or registered owners of the bonds and coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective bearers and registered owners of the bonds and coupons issued hereunder, with authority to make and file in any judicial proceeding, either in the respective names of the bearers and registered owners of the bonds and/or coupons, or on behalf of all bearers and registered owners of the bonds and/or coupons as a class (subject to deduc-tion from any such claim of the amounts of any claims filed by any of the bearers and registered owners of the bonds and/or coupons themselves), any proof of debt, amendment to proof of debt, claim, petition or other document; to receive payment of any sums becoming distributable on account thereof; and to exe-cute any other papers and documents and to do and perform any and all such acts and things as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the bearers and registered owners of the bonds and/or coupons against the Company or any other obligor upon the bonds allowed in any equity receivership, insolvency, bankruptcy, liquidation, or other proceedings to which the Company or any such obligor shall be a party or which relates to the Company or any such other obligor, or to the creditors or property of the Company or any other such obligor. The Trustee shall have full power of substitution and delegation in respect of any such powers.

   Nothing herein shall be deemed, however, to give power to the Trustee to vote the claims of the holders of the bonds or coupons in any such proceedings, or to accept or consent to any plan of reorganization, readjustment, arrangement, or composition or other like plan, or by other action of any character in any such proceeding to waive or change any right of any holder of the bonds or coupons.

   The Trustee shall be entitle to recover judgment or make or file proof or debt as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, and the right of the Trustee to recover such judgment or make such proof of debt shall not be affected by any entry or sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this In-denture or the foreclosure of the lien hereof. In case of a sale of the mortgaged property and of the application of the proceeds of sale to the payment of the bonds, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the bonds and coupons then out-standing, for the benefit of the holders thereof, and shall be entitled to recover judgment or make or file proof of debt for any portion of the same remaining unpaid, with interest as afore-said. No recovery of any such judgment by the Trustee or any at-tachment or levy of execution under any such judgment upon the trust estate or any part thereof, or upon any manner or to any extent affect the lien of this Indenture upon the mortgaged property or any part thereof or any lien, rights, powers or remedies of the Trustee hereunder or of the holders of the bonds; but such lien, rights, powers and remedies shall continue unimpaired as before.

   All moneys collected by the Trustee under this Section shall be applied as follows:

      First. To the payment of the costs and expenses of the proceedings resulting in the collection of such moneys, the reasonable compensation of the Trustee, its agents, attorneys and counsel and of necessary or proper expenses, liabilities and advances made or incurred by the Trustee, without negli-gence or bad faith, under this Indenture or in executing any trust or power hereunder; and

      Second. To the payment of the amounts then due and unpaid upon the bonds for principal, premium (if any) and interest in respect whereof such moneys shall have been collected, ratably and without any preference or priority of any kind (except as provided in Section 4.02) according to the amounts due and payable upon such bonds and for interest, respectively, to the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several bonds and coupons, if any, and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

   Sec. 9.12. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee being advised by counsel may deem necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, which are in violation of this Indenture or unlaw-ful, or as the Trustee being advised by counsel may deem neces-sary or expedient to preserve or protect its interests and the interests of the bondholders in respect of the trust estate, and in respect of the income, earnings, issues and profits arising therefrom, including the power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative, municipal or other governmental enactment, rule or order that may be unconstitu-tional or otherwise invalid, if the enforcement of, compliance with, or observance of such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the bondholders or of the Trustee.

   Sec. 9.13. Upon failure of the Company so to do, the holders of not less than twenty-five per centum (25%) in aggregate prin-cipal amount of the bonds then outstanding, may make any payment (other than of the principal, premium (if any), interest and/or any sinking or purchase fund in respect of the bonds of any series) which the Company by any provision of this Indenture agrees to make, or cause to be made, and the Company covenants and agrees that it will forthwith repay to the bondholders all moneys with which the bondholders shall so pay, and will pay interest thereon from the date of such payment by the bondholders until the repayment thereof, at the current rate for time loans; and until so paid such advances shall be secured by a lien under and by virtue of this Indenture upon the trust estate, in preference to the bonds and coupons issued hereunder. No such payment by the bondholders shall be deemed to relieve the Company from the consequence of any default hereunder.

   Sec. 9.14. The Company and any one claiming through or under it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any appraise-ment, valuation, stay, extension or redemption law now or here-after in force, in order to prevent or hinder the enforcement or foreclosure of this Indenture or the absolute sale of the trust estate or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Company, for itself and all who may claim through or under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

   If any law in this Section referred to and now in force, of which the Company or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section.

   Sec. 9.15. The personal property and chattels mortgaged, pledged, and transferred pursuant to the provisions hereof, or intended so to be, both those now held and those hereafter acquired, shall be deemed real estate for all the purposes of this Indenture and shall be held and taken to be fixtures and appurtenances of the Company's real estate and, in case of a sale of the property hereunder, whether by legal process, judicial sale or under the powers hereof or otherwise, the same may be sold therewith and in the same manner and not separate therefrom, except as herein otherwise provided.

   Sec. 9.16. Anything in this Indenture to the contrary not-withstanding, the holders of not less than a majority in aggre-gate principal amount of bonds at the time outstanding shall, if they so elect and manifest such election by an instrument or con-current instruments in writing executed and delivered to the Trustee, have the right (1) to require the Trustee to proceed to enforce the lien of this Indenture, either by suit or suits at law or in equity for the enforcement of the payment of the bonds, then outstanding hereunder or for the foreclosure of this Inden-ture or for the sale of the trust estate under the judgment decree of a court of competent jurisdiction, or at the election of the Trustee by exercise of its powers with respect to entry or sale, and (2) to direct and control the time, method and place of conducting any and all proceedings hereby authorized for any sale of the trust estate, or any adjournment thereof, or for the fore-closure of this Indenture, or for the appointment of a receiver, or any other action or proceeding hereunder instituted by the Trustee, provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture, and the Trustee shall not be responsible to any one for any action taken or omitted by it good faith and without negligence pursuant to any such direction; and provided further, that subject to the provisions of Section 13.02 and Section 13.03, the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in personal liability or be unjustifiably prejudicial to the non-assenting bondholders, or that it will not be reason-ably indemnified for any expenditures in any action or proceeding so directed.

   Sec. 9.17. No holder of any bond or coupon issued hereunder shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust or power hereof, or for the appoint-ment of receiver, or for the enforcement of any other remedy under or upon this Indenture, unless

      (1) such holder shall have previously given to the Trustee written notice of some existing default, as hereinbefore pro-vided;

      (2) the holders of not less that twenty five per centum (25%) in aggregate principal amount of the bonds at the time outstanding shall, after the right to exercise such powers, or right of action, as the case may be, shall have accrued, have requested the Trustee in writing to act;

      (3) such holder or holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, without negligence or bad faith; and

      (4) the Trustee shall have refused or neglected to comply with such request for a period of sixty (60) days.

   Such notification, request and offer of indemnity are hereby declared, at the option of the Trustee, to be conditions precedent to the execution by it of the powers and trusts of this Indenture and to the exercise by it of any action or cause of action or remedy hereunder.

   Notwithstanding any other provision of this Indenture, the right of any holder of any bond, which is absolute and uncondi-tional, to receive payment of the principal of and interest on such bond, on or after the due date thereof as therein expressed, or to institute suit for the enforcement of any such payment on or after such due date, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest on each of the bonds to the respective holders thereof at the time and place in said bonds and the appurtenant coupons expressed, shall not be impaired or affected without the consent of such holder.

   Sec. 9.18. The Company, by vote of its Board of Directors, may waive any period of grace provided for in this Article 9.

   Sec. 9.19. Except as herein expressly provided to the con-trary, no remedy herein conferred upon or reserved to the Trustee or to the holders of the bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute; and the employment of any remedy hereunder or otherwise shall not prevent the concurrent employment of any other appropriate remedy or remedies.

   Sec. 9.20. No delay or omission of the Trustee or of any holder of bonds to exercise any right or power arising upon the happening of any default (as defined in Section 9.01) shall impair any right or power or shall be construed to be a waiver of any such default or an acquiescence therein, nor shall the action of the Trustee or of the bondholders, in case of any default and the subsequent waiver of such default, affect or impair the rights of the Trustee, or of such holders, in respect of any sub-sequent default on the part of the Company or impair any right resulting therefrom; and every right, power and remedy given by this Article to the Trustee, or to the bondholders, respectively, may, subject to the provisions of Section 9.17, be exercised from time to time and as often as may be deemed expedient by the Trustee, or by the bondholders.

   All rights of action under this Indenture (including the making and filing of proofs of debt, and taking any action neces-sary or advisable in order to have the claims of bearers and registered owners of bonds allowed in any proceedings) may be enforced by the Trustee without the possession of any of the bonds or coupons or the production thereof on the trial or other proceedings, and any such suit or proceedings instituted by the Trustee may be brought in its name.

   Sec. 9.21. Anything elsewhere in this Indenture to the con-trary notwithstanding, the holders of seventy-five per centum (75%) or more in aggregate principal amount of the bonds then outstanding (including, if more than one series of bonds be at the time outstanding, not less than sixty per centum (60%) in aggregate principal amount of the bonds of each such series) may, by written instrument or instruments, signed by such bondholders and delivered to the Trustee and to the Company, waive any past default hereunder and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the bonds as and when the same shall become due by the terms of such bonds, and except a default arising from the creation of any lien prior to or on a parity with the lien of this Indenture, and upon such waiver such default shall be deemed not to exist for any purpose of this Indenture.

   Sec. 9.22. All of the rights, remedies and powers provided for in this Article 9 may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law in the premises, and all of the provisions of this Article 9 are intended to be subject to all applicable mandatory provi-provisions of law that may be controlling in the premises and to be limited to the extent necessary in order that they shall not render this Indenture invalid or unenforceable in whole or in part or prevent the recording or filing thereof under the provi-sions of any applicable law.

                           ARTICLE 10
    EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

   Sec. 10.01. Any request, notice, declaration or other instru-ment, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and may be signed or executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, may be accepted by the Company or by the Trustee, as sufficient for any purpose of this Indenture if made in the following manner:

      (a) The fact and date of the execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer autho-rized to take acknowledgments of deeds to be recorded in the jurisdiction wherein he purports to act, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution;

      (b) The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder, and the series and serial numbers thereof and the date of his holding the same, may be proven by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depository, the bonds described in such certificate, and such holding may be deemed by the Trustee and the Company to con-tinue until written notice to the contrary is served upon the Trustee. The Company and the Trustee may nevertheless in their separate discretion require further proof in cases where they deem further proof desirable. The ownership of registered bonds (whether fully registered, or registered as to principal only) shall be proved by the registry books.

   Any request, notice, consent or vote of the holder of any bonds shall bind all future holders of the same bond or any bond or bonds issued in lieu thereof, in respect of anything done or suffered by the Company or by the Trustee in pursuance thereof or in reliance thereon.

   Sec. 10.02. The Company and the Trustee and any paying agent may deem and treat the bearer of any coupon bond outstanding hereunder, which shall not at the time be registered in the name of the owner thereof as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

   The Company and the Trustee may deem and treat the person in whose name any fully registered bond without coupons outstanding hereunder shall be registered upon the books of the Company as hereinbefore provided, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered owner or upon his order, shall be valid and effectual to satisfy and discharge the liability upon such bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

   Neither the Company nor the Trustee shall be bound to recog-nize any person as the holder of a bond outstanding hereunder unless and until his bond is submitted for inspection, if required, and title thereto satisfactorily established, if dis-puted except as may otherwise be provided by regulations made under Section 15.03.


                          ARTICLE 11
 IMMUNITY OF INCORPORATIONS, STOCKHOLDERS, OFFICERS AND DIRECTORS

   No recourse under or upon any obligation, covenant or agree-ment contained in this Indenture, or in any bond or coupon hereby secured, shall be had against any incorporator, stockholder, sub-scriber to capital stock, officer or director, as such, former, present or future, of the Company, or of any successor corpora-tion, either directly, or indirectly through the Company or the Trustee, by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution, statute, con-tract of subscription, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company, based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders); it being expressly agreed and understood that this Indenture, and the obligations hereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, the incor-porators, stockholders, subscribers to capital stock, officers or directors, as such, of the Company, or of any successor corpora-tion, or any of them, on account of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the bonds or coupons hereby secured, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, stockholder, subscriber to capital stock, officer or director, as such, whether arising at common law or in equity, or created by constitution, statute, contract of subscription, or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and issue of the bonds and interest obligations secured hereby.


                           ARTICLE 12
            EFFECT OF MERGER, CONSOLIDATION, ETC.

   Sec. 12.01. Nothing in this Indenture or in any bond out-standing hereunder shall prevent any consolidation or merger of the Company or of any successor company with or into which it has been lawfully consolidated or merged, with or into any corpora-tion having corporate authority to carry on the business men-tioned in Section 1.05, or any conveyance, transfer or lease, subject to this Indenture, of the mortgaged property as an entirety or substantially as an entirety to any corporation law-fully entitled to acquire or lease and operate the same; or to prevent successive similar consolidations, mergers, conveyances, transfers and leases to which the Company or its successor or successors shall be a party or parties; provided, however, and the Company covenants and agrees, that every such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the lien, efficiency or security of this Indenture, or any of the rights or powers of the Trustee or the bondholders hereunder; and provided further that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a default hereunder, and also by the purchaser of the property so leased at any sale thereof here-under, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided further that, upon any such consolidation, merger, conveyance or trans-fer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds then outstanding hereunder, the due and punctual payment of the principal of and interest on all of said bonds according to their tenor, and the due and punctual performance and observance of all the covenants and con-ditions of this Indenture to be kept or performed by the Company, shall be assumed by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring the mortgaged property as aforesaid, or by the lessee under any each lease the term of which extends beyond the date of maturity of the bonds secured hereby; and provided further that no such con-solidation, merger, conveyance, transfer or lease shall be made except upon such terms as shall fully preserve and protect the then existing franchises of the Company, subject, however, to the provisions of subsection (3) of Section 8.05.

   Sec. 12.02. In case the Company, pursuant to Section 12.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of this Inden-ture, the mortgaged property as aforesaid, the successor corpora-tion formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid -- upon executing and causing to be recorded a supplemental indenture with the Trustee, satisfactory to the Trustee, whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal and interest of the bonds issued hereunder in accordance with the provisions of said bonds and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this In-denture binding upon the Company -- shall succeed to and be sub-stituted for the Company, with the same effect as if it had been named herein as the mortgagor company, and, without prejudice to the generality of the foregoing, such successor corporation thereupon may cause to be executed, authenticated and delivered, either in its own name or in the present name of the Company or its name as lawfully changed, such bonds as could or might have been executed, issued and delivered by the Company under any pro-vision of this Indenture, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, con-cerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any of such bonds which shall have been previously signed and delivered by the officers of the Company to the Trustee for authentication, and any of such bonds which such successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and deliver to the Trustee for such purpose, and such successor corporation shall have and may exercise, in respect of the issue of bonds on the basis of property additions, cash or prior lien bonds, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash or otherwise, the same powers and rights which the Company might or could exercise had it acquired such property additions, cash or prior lien bonds, by purchase on or after the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued shall in all respects have the same legal right and security as the bonds theretofore issued in accordance with the terms of this Indenture as if all of said, bonds had been authenticated and delivered at the date of the execution hereof. Provided, however, that as a condition precedent to the execution by such successor corporation and the right of such successor corporation to procure the authentication and delivery by the Trustee of any such additional bonds in respect of the construction or acquisition by the successor corporation of improvements, extensions and additions to the mortgaged property or plants or properties additional thereto, the supplemental indenture with the Trustee to be executed and caused to be recorded by the successor corporation, as in this
Section 12.02 provided, shall contain a conveyance or transfer and mortgage in terms sufficient to include and subject to lien of this Indenture the properties and franchises described in subdivisions (1), (2) and (3) of Section 12.03, and provided further, that the lien created thereby shall have similar force, effect and standing as the lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, the mortgaged property as aforesaid to such suc-cessor corporation and should itself acquire or construct all said property and request the authentication and delivery of bonds under the provisions of this Indenture in respect thereof; but the inclusion in said supplemental indenture of such con-veyance or transfer and mortgage shall not (except as may be required in any opinion of counsel called for by the applicable provisions hereof) be a condition precedent to the exercise hereunder by such successor corporation of the other powers and rights conferred upon the Company, including the right to procure the withdrawal of cash or the release of property upon the basis of property additions.

   Subject to the provisions of Section 13.02 and Section 13.03, the trustee may receive the opinion of counsel (who may be of counsel to the Company) as conclusive evidence that any such sup-plemental indenture, or any such merger, consolidation, con-veyance, transfer or lease, complies with the conditions and provisions of this Article.

   Sec. 12.03. In case the Company, pursuant to Section 12.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to this Indenture, the mortgaged property as aforesaid, neither this Indenture nor the supplemental indenture with the Trustee to be executed and caused to be recorded as provided in Section 12.02, shall become and be a lien upon any of the properties and franchises of the successor corporation except those acquired by it from the Company and except:

      (1) All betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alteration to, upon, for and of the mortgaged property and all property (including rights, franchises, licenses, easements, leases and contract) held or acquired for use or used upon or in connec-connection with or appertaining to the mortgaged property or any part thereof;

      (2) All property made the basis of the withdrawal of cash or the release of property from the lien of this Indenture, and all property acquired or constructed with the proceeds of any insurance on any part of the mortgaged property or with the proceeds of any part of the mortgaged property released from the lien of this Indenture or taken by the exercise of the power of eminent domain; and

      (3) All property acquired in pursuance of the covenants herein contained to maintain and preserve and keep the mort-gaged property in good repair, working order and condition, or in pursuance of some other covenant or agreement herein con-tained to be kept or performed by the Company.

   Sec. 12.04. The word "Company" whenever used in this Inden-ture shall include such successor corporation so complying with the provisions hereof, and in such case the certificates or resolutions of the Board of Directors or officers of the Company required by the provisions of this Indenture may be made by like officials of such successor corporation.

   Any net earnings certificate, as provided in Section 3.05, executed on behalf of such successor corporation shall however, relate and be limited to the earnings the mortgaged property, and the provisions of Section 4.10 shall relate and be limited to the mortgaged property and the earnings thereof.

   Sec. 12.05. At any time prior to the exercise of any power by this Article 12 reserved to the Company or a purchasing or suc-cessor corporation, the Company may surrender any such power by delivering to the Trustee an instrument in writing executed by its President or a Vice-President under its corporate seal attested by its Secretary or an Assistant Secretary, accompanied by the affidavit of its Secretary or an Assistant Secretary that the execution of such instrument was duly authorized by the vote of two-third of its Board of Directors and thereupon the power so surrendered shall cease.


                        ARTICLE 13
                  CONCERNING THE TRUSTEE

   Sec. 13.01. There shall be at all times be a Trustee here-under which shall be a bank or trust company eligible under Sec-tion 4.08 and having a combined capital and surplus of at least $2,000,000. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in Section 4.08, then for the purpose of this Section 13.01 and Section 4.08 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provi-sions of this Section, it shall resign immediately in the manner and with the effect specified in Section 13.14.

   Sec. 13.02. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to default and after the curing of all defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the cir-cumstances in the conduct of his own affairs.

   The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Inden-ture, shall examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

   For the purposes of this Section 13.02 and of Section 13.03, a default shall be deemed cured when the act or omission or other event giving rise to such default shall have been cured, remedied or terminated. If a default is waived as provided in Section 9.21, such default shall be deemed to have been cured.

   Sec. 13.03. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful mis-conduct, except that

      (a) prior to the occurrence of a default hereunder and after the curing of all defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, but the duties and obligations of the Trustee, prior to default and after the curing of all defaults which may have occurred, shall be determined solely by the express provisions of this Indenture;

      (b) prior to the occurrence of a default hereunder and after the curing of all defaults which may have occurred, and in the absence of bad faith on part of the Trustee, the Trustee may conclusively rely as to the truth of the state-ments and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture;

      (c) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers of the Trust, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the bonds at the time outstanding (such percentage being deter-mined as provided in Section 1.03) related to the time, method and placed of conducting any proceeding for any remedy avail-able to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

   Sec. 13.04. The recitals contained herein and in the bonds shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the mortgaged and pledged property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and by this Indenture, or as to the validity of this Indenture or of the bonds or coupons issued hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the bonds or of the proceeds of such bonds.

   Sec. 13.05. The Trustee shall not be personally liable in case of entry by it upon the mortgaged and pledged property for debts contracted or liability or damages incurred in the manage-ment or operation of said property.

   Sec. 13.06.  To the extent permitted by Section 13.02 and
Section 13.03:

      (1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (2) The Trustee may consult with counsel and the opinion of such counsel shall be full and complete authorization and pro-tection in respect of any action taken or suffered by it here-under in good faith and in accordance with the opinion of such counsel; and

      (3) The Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or power conferred upon it by this Indenture.

   Sec. 13.07. The Trustee shall not be under any responsibility for the selection or approval of any engineer, accountant or other expert for any of the purposes expressed in this Indenture, except that nothing in this Section 13.07 contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to the selection or approval of independent expert who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

   Nothing contained in this Section 13.07 shall be deemed to modify the obligation of the Trustee to exercise after and during the continuance of any default the rights and powers vested in it by this Indenture with the degree of care and skill specified in
Section 13.02.

   None of the provisions in this Indenture contained shall require the Trustee, to advance or expend or risk its own funds or otherwise incur personal financial liability in the per-formance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it by the security afforded to it by the terms of this Indenture.

   Sec. 13.08.  Subject to the provisions of Section 13.14 and
Section 13.15 the trustee or any paying agent may buy, sell or deal in the bonds and coupons, and other securities of the Com-pany or of any obligor upon the bonds, and may engage or be interested in any financial or other transaction with the Company or of any obligor on the bonds, as freely as if it were not the Trustee or paying agent hereunder.

   Sec. 13.09. Subject to the provisions of the last paragraph of Article 16, all moneys received by the Trustee, whether as Trustee or paying agent, shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any moneys received, by it hereunder at such rate, if any, as may be agreed upon with the Company from time to time and as may be permitted by law.

   Sec. 13.10. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all serviced rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee for all appro-priate advances made by the Trustee and will pay to the Trustee from time to time its expenses and disbursements, including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ. The Com-pany also covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The Company further covenants and agrees to pay interest at the current rate for time loans upon all amounts paid, advanced or disbursed by the Trustee for which it is entitled to reimbursement or indemnity as herein provided. The obligations of the Company to the Trustee under this Section
13.10 shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the bonds upon the trust estate, including all property or funds held or collected by the Trustee as such.

   Sec. 13.11. In order further to assure the Trustee that it will be compensated and reimbursed as provided in Section 13.10 and that the prior lien provided for in Section 13.10 upon the trust estate to secure the payment of such compensation and reim-bursement will be enforced for the benefit of the Trustee, all parties to this Indenture agree, and each holder or owner of any bond by his acceptance thereof shall be deemed to have agreed that in the event of

      (1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction,

      (2) the filing of any petition seeking the reorganization of the Company or other similar relief under the Federal Bank-ruptcy Laws or any other applicable law or statute of the United States of America or of any State thereof,

      (3) the appointment of one or more trustees or receivers of all or substantially all of the property of the Company,

      (4)  the filing of any bill to foreclose this Indenture,

      (5) the filing by the Company of a petition to take advantage of any insolvency act, or

      (6) the institution of any other proceeding wherein it shall become necessary or desirable to file or present claims against the Company,

the Trustee may file from time to time in any such proceeding or proceedings one or more claims, supplemental claims and amended claims as a secured creditor for its reasonable compensation for all services rendered by it (including services rendered during the course of any such proceeding or proceedings) and for reim-bursement of all expenses, liabilities and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts created by this Indenture and in the exercise and performance of any of the powers and duties of the Trustee under this Indenture and for all amounts to which a Trustee is entitled as indemnity as provided in Section 13.10; and the Trustee and its counsel and agents may file, in any such proceeding or proceedings, applications or petitions for compensation for such services rendered, and for reimbursement for such expenses, liabilities, indemnity and advances. The claim or claims of the Trustee filed in any such proceeding or proceedings shall be reduced by the amount of com-pensation for services, and reimbursement for expenses, liabili-ties and advances paid to it following final allowance to it and to its counsel and agents by the court in any such proceeding as an expense of administration or in connection with a plan of reorganization or readjustment. Each holder of any bond shall be deemed to have agreed that to the extent that an allowance out of the estate in any such proceeding with respect to such reason-able compensation, expenses, liabilities, indemnity and advances may be denied to the Trustee or to its counsel or other agents for any reason, the court may nevertheless allow such claim, as supplemented and amended, in any such proceeding, and for the purposes of any plan of reorganization, readjustment, arrangement or composition or other like plan, may classify the Trustee as a secured creditor of a class separate and distinct from that of other creditors and of a class having priority over the class in which the holders of bonds are placed, and that the Trustee also, for the purpose of such claim, in priority to the holders of the bonds,

      (a) shall be entitled to receive and collect such claim out of all distributions of securities, dividends or other disbursements which would otherwise be made to the holders of the bonds in any such proceeding, and

      (b) shall have a lien upon all securities and other con-siderations to which the holders of the bonds may become entitled pursuant to any such plan in any such proceeding,

and the Court may determine the method and conditions under which any such distributions may be made and such lien enforced.

   Sec. 13.12. Whenever in the administration of the trusts of this Indenture, prior to a default hereunder and after the curing of all defaults, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suf-fering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, sub-ject to the provisions of Section 13.02 and Section 13.03, be deemed to be conclusively proved and established by a certificate of the Company delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

   Sec. 13.13. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a speci-fied event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

   Sec. 13.14. (a) If the Trustee has or acquires any con-flicting interest, as defined by subsection (c) of this Section, the Trustee shall within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such con-flicting interest or resign by giving written notice to the Com-pany, but such resignation shall not become effective until the appointment of a successor trustee and such successor's acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner herein-after provided in Section 13.18. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in an authorized newspaper in each city in which the principal of any of the bonds shall be payable, once in each of three (3) suc-cessive calendar weeks, in each case on any business day of the week. If the resigning Trustee fails to publish such notice within (10) days after giving written notice of its resignation to the Company, the Company shall publish such notice.

   (b) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section, it shall within (10) days after the expiration of such ninety
(90) day period transmit notice of such failure to the bond-holders, in the manner, and to the extent provided in subsection
(c) of Section 6.04 with respect to reports pursuant to subsec-tion (a) of Section 6.04.

   Subject to the provisions of Section 17.04, any bondholder who has been a bona fide holder of a bond or bonds for at least six
(6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection(a) of this Section.

   (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if --

      (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of an obligor upon the bonds are outstanding, unless such other indenture is a col-lateral trust indenture under which the only collateral con-sists of bonds issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, or certificates of interest or participation in other securi-ties, of an obligor upon the bonds are outstanding, if the Company, pursuant to Section 310(b) of the Trust Indenture Act of 1939, shall have sustained the burden of proving, on appli-cation to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it neces-sary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

      (2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for such an obligor;

      (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an obligor upon the bonds or an underwriter for such an obligor;

      (4) the Trustee or any of its directors or executive offi-cers is a director, officer, partner, employee appointee, or representative of an obligor upon the bonds, or of an under-writer (other than the Trustee itself) for such an obligor who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of such obligor, but may not be at the same time and executive officer of both the Trustee and of such obligor; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of such obligor; and (C) the Trustee may be desig-nated by any such obligor or by any underwriter for any such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity, or subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

      (5) ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an obligor upon the bonds or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for any such obligor or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

      (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as in this subsection (c) defined, (A) five per centum (5%) or more of the voting securities, or ten per centum (10%) or more of any other class of security, of an obligor upon the bonds, not including the bonds issued under this Indenture and secur-ities issued under any other indenture under which the Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for any such obligor;

      (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as in this subsection (c) defined, five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum (10%) or more of the voting securities of or controls directly or indirectly or is under the direct or indirect common control with, an obligor upon the bonds;

      (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as in this subsection (c) defined, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty (50) per centum or more of the voting securities of an obligor upon the bonds; or

      (9) the Trustee owns, on May 15 in any calendar year, beginning with the calendar year 1947, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership, through becoming executor, administrator or testamentary trustee of an estate, which included them, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company or any other obligor fails to make payment in full of principal or interest upon the bonds when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control of such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c).

   The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indi-cating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or
(7) of this subsection (c).

   For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c), (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this inden-ture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

   The percentages of voting securities and other securities specified in this subsection (c) shall be calculated in accordance with the following provisions:

      (a) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in Sec-tion (each of whom is referred to as a "person" in this para-graph and in the following paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate vote, which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

      (b) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

      (c) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units, if relating to any other kind of security.

      (d) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definit-tion:

         (1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

         (2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

         (3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

         (4) Securities held in escrow if placed in escrow by the issuer thereof;

   provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

      (e) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single inden-ture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to con-stitute such series different classes, and provided further, that, in the case of unsecured evidences of indebtedness, dif-ferences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of dif-ferent classes, whether or not they are issued under a single indenture.

   For the purposes of the Section 13.14, the term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person; the term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated; the term "executive officer" means the president, every Vice-President, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorpo-rated, but shall not include the chairman of the board of directors; and the term "underwriter" when used with reference to an obligor upon the bond means every person who, within three years prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such under-taking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

   Sec. 13.15. (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of an obligor upon the bonds, within four (4) months prior to a default (as defined in the last paragraph of this subsection), or subse-quent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the bond-holders, and the holders of other indenture securities (as defined in the last paragraph of this subsection)

      (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against such obligor and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection (a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against such obligor upon the date of such default; and

      (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four (4) months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of such obligor and its other creditors in such property or such proceeds.

   Nothing herein contained, however, shall affect the right of the Trustee

      (A) to retain for its own account (i) payments made on account of any such claim by any person (other than such obligor) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against such obligor in bankruptcy or receivership or in proceedings for reorgani-zation pursuant to the Bankruptcy Act or applicable State law;

      (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four (4) months' period;

      (c) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four (4) months' period and such property was received as security therefore simul-taneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this sub-section (a) would occur within four (4) months; or

      (D) to receive payment on any claim referred to in para-graph (B) or (C) of this subsection (a) against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, of this subsection
   (a), to the extent of the fair value of such property.

For the purposes of paragraph (B), (C) and (D) of this subsection
(a), property substituted after the beginning of such four (4) months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any c1aim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

   If the Trustee shall be required to account, the funds and property held in such special account and proceeds thereof shall be apportioned between the Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reor-ganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured be-fore crediting to the claim of the Trustee anything on account of the receipt by it from such obligor of the funds and property in such special account and before crediting to the respective claims of the Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against such obli-gor in bankruptcy or receivership or in proceedings for reorgani-zation pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebted-ness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any dis-tribution with respect to such claim, in bankruptcy or receiver-ship or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured por-tion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bond-holders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

   Any Trustee who has resigned or been removed after the beginning of such four (4) months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four (4) months' period, such Trustee shall be subject to the provisions of this subsec-tion if and only if the following conditions exist --

      (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four (4) months' period; and

     (ii) such receipt of property or reduction of claim occurred within four (4) months after such resignation or removal.

   As used in this subsection (a), the term "default" means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term "other indenture securities" means securities upon which the Com-pany is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substan-tially similar to the provisions of this subsection, and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

   (b)  There shall be excluded from the operation of subsection
(a) of this Section a creditor relationship arising from --

      (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

      (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subsections (a), (b) and (c) of Section 6.04 hereof with respect to advances by the Trustee as such;

      (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or deposi-tary, or other similar capacity;

      (4) an indebtedness created as a result of services ren-dered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subsection;

      (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the bonds; or

      (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subsection (b).

   As used in this Section 13.15, the term "security" shall have the meaning assigned to such term in the Securities Act of 1933, as approved May 27, 1933 and amended June 6, 1934; the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and the term "se1f-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, nego-tiated or incurred by an obligor upon the bonds for the purpose of financing the purchase, processing manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee, simultaneously with the creation of the creditor relationship with such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term "Trustee" shall include any separate or co-trustee appointed pursuant to Section 13.20.

   Sec. 13.16. The Trustee may at any time resign and be dis-charged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in an authorized newspaper in each city in which the principal of any of the bonds shall be payable, once in each of three (3) succes-sive calendar weeks, in each case on any business day of the week, and such resignation shall take effect upon the day speci-fied in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the man-ner hereinafter provided in Section 13.18 and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section 13.16 shall not be appli-cable to resignations pursuant to Section 13.14.

   Sec. 13.17. The Trustee may be removed at any time by an in-strument or concurrent instruments in writing filed with the Trustee and the Company and signed and acknowledged by the holders of a majority in aggregate principal amount of the bonds then outstanding (such percentage being determined as provided in Section 1.03) or by their attorneys in fact duly authorized.

   In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 4.08 and Section 13.01, then the Trustee shall resign immediately in the manner and with the effect specified in Section 13.16; and in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the President or a Vice-President of the Company with its corporate seal attested by a Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in aggregate principal amount of the bonds then out-standing (such percentage being determined as provided in Section 1.03) or by their attorneys in fact duly authorized.

   Sec. 13.18. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in the second paragraph of subsection (b) of Section 13.14, in which event the vacancy shall be filled as provided in said sub-section) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in aggregate principal amount of the bonds then outstanding hereunder, by an instrument or concurrent in-struments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and delivered to such new trustee, notification thereof being given to the Company and the retiring Trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its President or a Vice-President, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the bondholders as herein autho-rized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 13.16. Any new Trustee appointed by the Company shall, immediately and without further act, be superseded by a Trustee appointed by the bond-holders, as above provided, if such appointment by the bond-holders be made prior to the expiration of one year after the first publication of notice of the appointment of the new trustee by the Company.

   If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Sec-tion within six (6) months after a vacancy shall have occurred in the office of Trustee, the holder of any bond outstanding here-under or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

   If the Trustee resigns because of a conflict of interest as provided in subsection (a) of Section 13.14 and a successor has not been appointed by the Company or the bondholders or, if appointed, has not accepted the appointment within thirty (30) days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appoint-ment of a successor trustee.

   Any trustee appointed under the provisions of this Section
13.18 in succession to the Trustee shall be a bank or trust com-pany eligible under Section 4.08 and Section 13.01 and not dis-qualified under Section 13.14.

   Any trustee which has resigned or been removed shall neverthe-less retain the lien upon the trust estate, including all property or funds held or collected by the trustee as such (except funds held in trust for the benefit of particular bonds or coupons), to secure the amounts due to such trustee as compen-sation, reimbursement, expenses and indemnity, afforded to it by
Section 13.10 and retain the rights afforded to it by Section
13.11.

   Section 13.19. If at any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any state or jurisdiction in which any part of the mortgaged and pledged property then subject to this Indenture may be located, or if the Trustee shall deem it necessary or prudent in the interest of the bondholders so to do, or if the holders of a majority in aggregate principal amount of the bonds at the time outstanding shall in writing request the Trustee and the Company so to do, the Company and the Trustee shall have the power to appoint and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint another corporation or one or more persons approved by the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees, of all or any of the property subject to the lien hereof, jointly with the Trustee originally named herein or their successors, or to act as sepa-rate trustee or trustees of any of such property; and the Corpo-ration and its successors through consolidation, merger or otherwise -- or the person or persons so appointed, shall be such co-trustee or co-trustees, or separate trustee or separate trustees, with such powers and duties as shall be specified in such instruments and agreements to be executed as aforesaid. In case the Company shall not have joined in the execution of such instruments or agreements within fifteen (15) days after the receipt by it of a written request so to do, or in case any default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

   Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as succes-sor to the Original Trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the follow-ing provisions and conditions, namely:

      (1) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the instruments and agreements appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or sepa-rate trustees or co-trustee or co-trustees; provided, that any such separate trustee or co-trustee shall be subject or entitled, in any event, to the rights, powers, duties and obligations conferred or imposed upon trustees, in compliance with the Trust Indenture Act of 1939, by this Indenture and particularly Section 6.04 and all sections of this Article.

      (2) The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by the Original Trustee or its successors in the trust hereunder; and

      (3) The Company and the Trustee, at any time by an instru-ment in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise, and, upon the re-quest of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and perfor-mance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fif-teen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A suc-cessor to a separate trustee or co-trustee so resigned or re-moved may be appointed in the manner provided in this Section.

   Any notice, request or other writing, by or on behalf of the holders of the bonds delivered to the Original Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the Original Trustee shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with the Original Trustee, or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with the Original Trustee or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute the Original Trustee or its suc-cessor in the trust hereunder his, their or its agent or attorney in fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exer-cise any and all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustee, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Original Trustee or its successor in the trust hereunder, without the appointment, of a new trustee as successor to such separate trustee or co-trustee.

   Sec. 13.20. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

   Sec. 13.21. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust here-under, with like effect as if originally named as a trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten per centum (10%) in aggregate principal amount of the bonds then outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the mortgaged and pledged property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property which may then be in its possession subject to the lien of this Indenture. Should any deed, con-veyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and con-firming to such new trustee such estates, properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

   Sec. 13.22. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, shall be the successor trustee under this Indenture, without the execu-tion of filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding, provided such corporation shall be eligible under the provisions of Section 14.08 and Section 13.01, and that, if such corporation shall not be qualified under the provisions of Section 13.14, such corporation shall, within ninety (90) days after becoming such successor trustee, either become qualified under the provisions of said Section 13.14 or resign in the manner and with the effect provided in said Section
13.14. In case any of the bonds contemplated to be issued here-under shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the Original Trustee or of any successor to it as trustee hereunder, and deliver the said bonds so authenticated; and in case any of said bonds sha11 not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, how-ever, that the right to authenticate bonds in the name of the Original Trustee shall apply only to its successor or successors by merger or consolidation or transfer as aforesaid.


                            ARTICLE 14
                     SUPPLEMENTAL INDENTURES

   Sec. 14.01. The Company, when authorized by a resolution of its Board of Directors, and the Trustee from time to time and at any time, may enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof, for one or more of the following purposes:

      (a) To correct the description of any property hereby mortgaged or pledged or intended so to be, or to convey, transfer and assign to the Trustee and to subject to the lien of this Indenture, with the same force and effect as though specifically described in the Granting Clauses hereof, addi-tional property then owned by the Company, acquired by it through purchase, consolidation, merger, donation or other-wise;

      (b) To add to the limitations specified herein on the authorized amount, issue and purposes of issue of the bonds, or of any series thereof, other limitations thereafter to be observed, including any limitations upon such authorized amount (as well as the method or measure of determining such limitations) that the Company may deem to be advisable;

      (c) To provide for the creation of any series of bonds (other than the 2 7/8% Series due 1976), designating the series to be created and specifying the form and provisions of bonds of such series as hereinbefore provided or permitted;

      (d) To provide for the creation of a sinking, amortiza-tion, improvement or other analogous fund for the benefit of all or any of the bonds of any one or more series, of such character and of such amount and upon such terms and condi-tions as shall be contained in such supplemental indenture;

      (e) To vary the provisions contained in Article 5 of this Indenture, or to fix new provisions, in respect of the redemp-tion of bonds of any series other than the 2 7/8% Series due
   1976;

      (f) To evidence the succession of another corporation to the Company, or successive successions, and assumption by a successor corporation of the covenants and obligations of the Company under this Indenture;

      (g) To provide for the issue under this Indenture, when duly authorized, of particular series of bonds convertible, at the option of the holders thereof, into other obligations or into capital stock of any class of the Company, within such period or periods and upon such terms and conditions as in such supplemental indenture shall be provided and as shall be appropriately expressed in the bonds of such particular series;

      (h) To add to the covenants of the Company such further covenants as its Board of Directors shall consider to be for the protection of the mortgaged premises and of the holders of bonds issued or issuable under this Indenture, and to make the occurrence and continuance of a default in any of such addi-tional covenants a default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, such supplemental indenture may pro-vide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default, or may limit the remedies available to the Trustee upon such default;

      (i) To cure any ambiguity, or correct or supplement any inconsistent or defective provision contained herein or in any Indenture supplemental hereto;

      (j) To make such provision in regard to matters or ques-tions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture;

      (k) To give effect to action taken by bondholders pursuant to the provisions of Article 15 hereof;

      (1) To modify any of the provisions of this Indenture, provided (i) that no such modification (unless made pursuant to Article 15) shall be or become operative or effective, or in any manner impair any of the rights of the bondholders or of the Trustee, while any bonds of the 2 7/8% Series due 1976 or of any other series established prior to the execution of such supplemental indenture shall remain outstanding, (ii) that such supplemental indenture shall be specifically referred to in the text of a11 bonds of any series established after the execution of such supplemental indenture, (iii) that the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative, and (iv) that no such modifi-cations shall be made unless the same conform to the require-ments of the Trust Indenture Act of 1939.

   Sec. 14.02. The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, and to accept the conveyance, transfer and assignment of any property thereunder. Any supplemental in-denture executed in accordance with any of the provisions of this Article shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provision authorized to be contained therein shall be and be deemed to be part of the terms and conditions of this Indenture for any part of the terms and conditions of this Indenture for any and all purposes, and, if deemed necessary or desirable by the Trustee, any of such terms or conditions may be set forth in reasonable and customary manner in the bonds of the series to which such supplemental indenture shall apply. In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the bonds of any series authenticated and delivered thereafter, if deemed necessary or desirable by the Trustee.

   Sec. 14.03. In each and every case provided for in this Article, the Trustee shall be entitled to exercise its discretion in determining whether or not any proposed supplemental inden-ture, or any term or provision therein contained, is proper or desirable, having in view the purposes of such instrument, the needs of the Company, and the rights and interests of the bond-holders, and the Trustee shall be under no responsibility or liability to the Company or to any bondholder or to anyone whom-soever, for any act or thing which it may do or decline to do in good faith and without negligence, subject to the provisions of this Article, in the exercise of such discretion. The Trustee shall be entitled to receive, and (subject to the provisions of Section 13.02 and Section 13.03) shall be fully protected in relying upon, an opinion of counsel, as conclusive evidence that any such supplemental indenture complies with the provisions of this Indenture, and that it is proper for the Trustee, under the provisions of this Article, to join in the execution of such sup-plemental indenture.


                           ARTICLE 15
               BONDHOLDERS' MEETINGS AND CONSENTS

   Sec. 15.01. The Trustee may at any time, and shall from time to time on being served with notice, stating that a meeting of the bondholders is desired and setting forth the purpose of such meeting in reasonable detail, signed by the Company or by bond-holders representing a majority in aggregate principal amount of the bonds outstanding, convene a meeting of bondholders. In the event of the Trustee's failing for ten (10) days to call a meeting after being thereunto required as above set forth, the Company or the holders of at least ten per centum (10%) in aggre-gate principal amount of bonds may themselves call such meeting. Every such meeting shall be held in the Borough of Manhattan, The City of New York. For the purposes of this Article, the amount of bonds outstanding shall be determined in the manner provided in Section 1.03, and no bond excluded or disregarded under the provisions of said Section 1.03 in computing or determining a required percentage of the aggregate principal amount of bonds, shall be entitled to vote or consent under the provisions of this Article.

   Sec. 15.02. Notice of every meeting of bondholders called by the Trustee or the Company, setting forth the purpose of such meeting in reasonable detail, and the place and time of such meeting, and in general terms the business to be transacted, shall be mailed by the Trustee not less than thirty (30) days be-fore such meeting (a) to each registered holder (whether fully registered, or registered as to principal only) of outstanding bonds affected by the business to be submitted to the meeting addressed to him as his address appearing on the registration books of the Company, (b) to each holder of any such bond payable to bearer who shall within two years have filed with the Trustee an address for notices to be addressed to him, (c) to each other holder of any other bond affected by the business to be submitted to the meeting whose name and address appear on the latest infor-mation furnished to the Trustee as provided in Section 6.01, and
(d) to the Company or the Trustee, as the case may be; and shall be published at least four (4) times, at intervals of not less than five (5) days, in an authorized newspaper in the Borough of Manhattan, The City of New York, the first publication in each such newspaper to be not less than sixty (60) and not more than ninety (90) days prior to the date fixed for the meeting; pro-vided that such first publication may be less than sixty (60) but not less than thirty (30) days prior to the date fixed for the meeting if the Trustee in its absolute discretion deems such shorter notice advisable; provided, however, that the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at any such meeting, and neither failure so to mail such notice to any such holder or holders nor any defect in such notice shall affect the validity of the proceedings taken at such meeting. The cost of publishing and/or mailing any such notice or notices shall be paid by the Company. Any meeting of bondholders shall be valid without notice, if the holders of all bonds then outstanding hereunder are present in person, or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds outstanding hereunder or by such as are not present in person or by proxy, and by the Trustee.

   Sec. 15.03. The Trustee may (for the purpose of enabling the bondholders to be present and vote at any meeting without pro-ducing their bonds, and of enabling them to be present and vote at any such meeting by proxy) make, and may from time to time vary, such regulations at it shall think fit for the deposit of unregistered bonds with or the exhibition thereof to any bank, banker or trust company or corporation, firm or person, approved by the Trustee, and for the issue, to the person so depositing or exhibiting the same, of certificates by such bank, trust company or corporation, firm or person entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same way as if the persons so present and voting either personally or by proxy were the actual bearers of the bonds in respect of which such certificates shall have been issued, and any regulations to made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Any such certificate which does not require such bond or bonds to be deposited and remain on deposit until after the meeting or until surrender of such certificate, shall either (a) recite that the bond or bonds in, respect of which such certificate was issued have been endorsed by any such bank, banker, trust company or corporation, firm or person, with a notation as to the issuance of such certificate (and all such bonds shall be so endorsed), or (b) shall entitle the holder thereof or his proxy to vote at any meeting only if the bond or bonds in respect of which it was issued are not produced at the time of the meeting by any person and are not at the time of the meeting registered in the name of any person or exchanged for a registered bond or bonds without coupons. In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certifi-cates previously issued in respect of such bond or bonds. If any such meeting shall have been called by bondholders or by the Company as aforesaid, upon failure of the Trustee to call the same after having been so requested to do under the provisions of
Section 15.01, regulations to like effect for such deposit of bonds with, and issue of certificates by, any bank, banker or trust company organized under the laws of the United States of America, or of any State thereof, having a capital of not loss than $500,000, shall be similarly binding and effective for all purposes hereof, if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee. Owners of fully registered bonds without coupons and coupon bonds registered as to principal may, by proxy duly constituted in writing, appoint any person to vote at any meeting for them. Each such writing shall state the aggregate principal amount of bonds in respect of which the person autho-rized thereby is entitled to vote. Save as in this Section otherwise expressly provided, the only persons who shall be recognized at any meeting as holders of any bonds, or as entitled to vote or be present at the meeting in respect thereof, shall be the persons who produce unregistered bonds at the meeting and the registered bondholders (whether fully registered or regis-tered as to principal only).

   Sec. 15.04. The quorum at any such meeting shall be persons holding or representing by proxy at least seventy-five per centum (75%) in aggregate principal amount of the bonds outstanding; but less than a quorum may adjourn the meeting from time to time and the meeting may be held as adjourned, whether such adjournment shall have been had by a quorum or by less than a quorum; pro-vided, however, that if such meeting is adjourned by less than a quorum for more than fourteen (14) days, notice thereof shall forthwith be mailed by the Trustee, if such meeting shall have been called by the Trustee, to each registered owner of bonds (whether fully registered or registered as to principal only) then outstanding, addressed to him at his address appearing an the registry books of the Company and to the Company, and shall be published at least once in each fourteen-day period of such adjournment in an authorized newspaper in the Borough of Man-hattan, The City of New York, but the failure to mail any such notice to any such bondholder as aforesaid shall in no case affect the validity of any action taken at any meeting held pur-suant to such adjournment. If such meeting shall have been called by the bondholders or by the Company, after the failure of the Trustee to call the same after being requested so to do afore-said, notice of such adjournment shall be given by the permanent Chairman and permanent Secretary of the meeting in the newspapers and for the number of times above specified in this Section 15.04 and shall be sufficient if so given.

   Persons named by the Trustee, if represented at the meeting, shall act as temporary Chairman and temporary Secretary of the meeting; but if the Trustee shall not be present or shall fail to nominate such persons or if such persons nominated shall not be present, the bondholders and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancies. The meeting shall be organized, irrespective of whether a quorum is present, by the election of a permanent Chairman and a permanent Secretary of such meeting from those present by the bondholders and proxies present by a majority vote, according to principal amount. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes, who shall count all votes cast at such meeting except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid, and who shall make and file with the permanent Secretary of the meeting their veri-fied written report in triplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting, or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting. The Chairman of the meeting shall have no right to vote other than by virtue of bonds held by him or by instru-ments in writing as aforesaid duly designating him as the person to vote on behalf of other bondholders.

   Sec. 15.05. Any representative of the Trustee, and its counsel, and any representative of the Company, and its counsel, may attend and speak at any such meeting, but shall not be entitled to vote thereat other than by virtue of bonds held by them (subject to the provision of Section 1.03) or by instruments in writing as aforesaid duly designating them as the persons to vote on behalf of other bondholders.

   Sec. 15.06. A meeting of the bondholders shall have the power, by resolution affirmatively voted for by the holders of at least seventy-five per centum (75%) in aggregate principal amount of the bonds then outstanding, to

      (a) sanction any change or alteration of any provision in this Indenture and any modification or compromise of the rights of the bondholders against the Company or against its property (including those pertaining to any sinking or other fund), whether such rights shall arise under the provisions of this Indenture or otherwise, provided that no such change or alteration which, in the opinion of the Trustee, affects the rights, duties or immunities of the Trustee under this Inden-ture, may be made without the consent of the Trustee;

      (b) require the Trustee on having entered into or taken possession of the mortgaged premises, or any part thereof, to restore the same to the Company upon such conditions as the bondholders may direct;

      (c) require the Trustee to exercise or refrain from exer-cising any of the powers conferred upon it by this Indenture and to direct the manner of the exercise of any such power or waive any default on the part of the Company other than the non-payment of any principal moneys at maturity or the non-payment of interest when and as the same may become due and payable, upon such terms as may be decided upon;

      (d) authorize the Trustee in its discretion to bid at any sale of the mortgaged premises, or any part thereof, and to tender in payment or part payment on account of any property so purchased, all or any part of the bonds then outstanding which may be placed at its disposal for that purpose and to give the Company a valid discharge in respect of the amount of bonds so tendered, and to hold any property so purchased in trust for all of the holders of outstanding bonds pro rata in proportion to the amounts held by them respectively before making such tender.

Provided, however, that any resolution affecting one or more (but less than all) series of bonds issued hereunder shall be required to be adopted only by the affirmative vote of the holders of seventy-five per centum (75%) in aggregate principal amount of outstanding bonds of such one or more series so affected; and

Further provided, that the foregoing enumeration of specific powers shall not restrict the powers of a meeting of bondholders to make any modifications thereof which they may deem necessary, but that, anything in this Article 15 to the contrary notwith-standing, the bondholders, without the consent of the holder of each bond affected, shall have no power to extend the time of payment of the principal of or the interest of any bonds, or to reduce the principal amount thereof or the rate of interest thereon, or otherwise to modify the terms of payment of such principal or interest, or to permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any of the mortgaged property, or to deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of his bonds (subject only to permitted encumbrances and to any other liens existing upon said property which are prior hereto at the date of the calling of any such bondholders' meeting or of the giving of written consent under the provisions of Section 15.10) or to reduce the percentage of bondholders authorized to take action under the provisions of this Article; provided, however, that the prohibition against the modification of the terms of payment of the principal or interest of any bonds hereinabove contained shall not prevent the change or alteration of provisions of the Indenture, which such changes or alterations effect a waiver, abolition, reduction or increase of any sinking or other fund, or change or alter the method of its operation or application. For all purposes of this Article, the Trustee shall, subject to the provisions of Section 13.02 and
Section 13.03, be entitled to rely upon an opinion of counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights, under this Indenture or under any indenture supplemental hereto, of any holders of bonds then outstanding hereunder.

   Sec. 15.07. Any such resolution so passed at a meeting of the bondholders duly convened and held shall be binding upon all bondholders, whether present or not at such meeting, and each of the bondholders shall be bound to give effect thereto accordingly, and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof, the intention being that it shall rest with the meeting to determine without appeal whether or not the circumstances justify the passing of such resolution; provided, however, that no such resolution relating to matters set forth in subdivision
(a) of Section 15.06 so passed at a meeting of bondholders shall be binding unless and until there shall have been delivered to the Trustee a certified resolution of the Board of Directors approving in form or in substance such bondholders' resolution, and adopted either before or after the adoption of such bond-holders' resolution.

   Sec. 15.08. A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secre-tary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required, and showing that said notices were mailed and published as provided in this Article. Such records shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting (and a duly authorized representative of the Trustee if such a representative was present at the meeting) and one duplicate thereof shall be delivered to the Company and one to the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved and such meeting shall be deemed conclusively to have been convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken at such meeting.

   Sec. 15.09. Bonds authenticated and delivered after the date of any bondholders' meeting may bear a notation, in form approved by the Trustee, as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond our-standing at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified that they will, in the opinion of the Trustee and the Board of Directors, conform to such bondholders' resolutions, shall be prepared, authenticated and delivered, and such new bonds shall be exchanged for bonds of the same series and maturity then outstanding hereunder, upon demand of, and without cost to, the holders thereof, upon sur-render of such bonds, and, if coupon bonds, with all unmatured coupons appertaining thereto. The Company of the Trustee may require bonds to be presented for notation or exchange as afore-said, if either shall see fit to do so. Instruments supplemental to this Indenture, embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders' meeting, may be executed by the Trustee and the Company; and upon demand of the Trustee, or if so specified in any resolution adopted by any such bondholders' meeting, shall (subject to the provisions of sub-paragraph (a) of Section 15.06) be executed by the Company and the Trustee. The Trustee shall, subject to the provisions of Section 13.02 and Section 13.03, be fully protected in relying upon an opinion of counsel as conclu-sive evidence that any such supplemental indenture complies with the provisions of this Indenture and that it is proper for the Trustee, under the provisions of this Article, to join in the execution thereof.

   Sec. 15.10. Any action which can be taken pursuant to a bond-holders' meeting as in this Article 15 provided may also be taken without such meeting, provided that the written consent of the holders (or the persons entitled to vote the same) of the per-centages of bonds specified in this Article 15 to such action is given and that the approval of the Board of Directors of the Com-pany, and, if required by this Article 15, the written consent of the Trustees is given as provided by this Article 15.


                          ARTICLE 16
                          DEFEASANCE

   If the Company shall pay and discharge the entire indebtedness on all bonds outstanding hereunder in any one or more of the following ways, to wit:

      A. By well and truly paying or causing to be paid the principal of (including redemption premium, if any) and interest on bonds outstanding hereunder, as and when the same become due and payable;

      B. By depositing with the Trustee, in trust, at or before maturity, cash sufficient to pay or redeem the bonds out-standing hereunder, with irrevocable directions so to apply the same (subject to the provisions of Section 5.04), pro-vided, however, that in case of redemption the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and/or

      C. By delivering to the Trustee, for cancellation by it, all the bonds outstanding hereunder, together with all unpaid coupons thereto belonging;

and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company (except in respect of any refund or reimbursement of taxes, assessments or other governmen-tal charges as to bonds of any series, for which the holders of bonds shall look only to the Company), then and in that case this Indenture and the lien, rights and interests hereby granted shall cease, determine, and become null and void, and thereupon the Trustee shall, upon demand of the Company, forthwith execute and deliver appropriate instruments of satisfaction and discharge of this Indenture at the cost and charge of the Company, and forth-with the estate, right, title and interest of the Trustee in and to any cash (except cash deposited for the benefit of the holders of particular bonds or coupons) and other personal property held by it under this Indenture shall thereupon cease, determine, and become null and void, and the Trustee shall in such case trans-fer, deliver and pay the same to or upon the written order of the Company.

   In any such case the Company shall furnish to the Trustee a certificate of the Company and an opinion of counsel as to com-pliance with conditions precedent.

   Any bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and which it shall at any time surrender to the Trustee for cancell-tion, together with any coupons thereto appertaining, shall upon the surrender and cancellation of such bonds and coupons be deemed to be paid and retired.

   Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it and thereupon such paying agent shall be released from all further liability with respect to such moneys.

   At the expiration of six years following the due date of coupons or the maturity date of bonds (original or accelerated by redemption or otherwise) the trust established by the terms of this Indenture on moneys deposited for the payment of interest on or of principal (and premium if any) of the bonds, as the case may be, shall automatically cease and terminate and any moneys deposited for such purposes then remaining on deposit with the Trustee unclaimed by the holders entitled thereto may be repaid by the Trustee to the Company and shall be repaid to the Company by the Trustee on written demand made after such date; and the holder of any of the bonds or coupons entitled to receive such moneys shall thereafter look only to the Company for he payment thereof; provided, however, that the Trustee, before being required to make any such repayment, shall at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in an authorized newspaper in the Borough of Manhattan, The City of New York, a notice to the effect that said moneys have not been applied to the purpose for which they were deposited, that said trust has terminated and that after a date named therein, which shall be not less than ten days after the date of first publication of said notice, any unclaimed balance of said moneys then remaining in the hands of the Trustee will be returned to the Company.


                            ARTICLE 17
                           MISCELLANEOUS

   Sec. 17.01. Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon or to give to any person or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding hereunder.

   Sec. 17.02. Except as otherwise provided herein, whenever in this Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements, in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee, shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

   Sec. 17.03. Any notice or demand by any bondholder to or upon the Trustee shall be due and sufficient notice or demand for each and every purpose hereunder if made by written instrument delivered to the Trustee at its principal office in the Borough of Manhattan, The City of New York. Any notice or demand which by any provision of this Indenture is required or provided to be given or served upon the Company shall be deemed to have been sufficiently given or served for all purposes if mailed as regis-tered mail matter, postage prepaid, addressed as follows:

          SCRANTON-SPRING BROOK WATER SERVICE COMPANY,
      30 NORTH FRANKLIN STREET, WILKES-BARRE, PENNSYLVANIA

or addressed to the Company at any other address which it may file with the Trustee as the address to which notices or demands may be mailed.

   Sec. 17.04. All parties to this Indenture agree, and each holder or owner of any bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bond-holder, or group of bondholders, holding in the aggregate more than ten per centum (10%) in aggregate principal amount of the bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bonds, on or after the respective due dates expressed in such bond.

   Sec. 17.05. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with any other provi-sion included herein that is required to be included herein by the Trust Indenture Act of 1939, such required provision shall control.

   Sec. 17.06. This Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

   Scranton-Spring Brook Water Service Company does hereby con-stitute and appoint FRANK R. WALLACE to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and Guaranty Trust Company of New York does hereby constitute and appoint W. W. MERKER to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

   IN WITNESS WHEREOF, Scranton-Spring Brook Water Service Com-pany, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice-President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and Guaranty Trust Company of New York in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice-President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf, all on this 8th day of May, 1946.

          SCRANTON-SPRING BROOK WATER SERVICE COMPANY,
                               By RULISON EVANS
                                       President.
[CORPORATE SEAL]

Attest:

    FRANK R. WALLACE,
         Secretary.
  Signed, sealed and delivered by SCRANTON-SPRING
    BROOK WATER SERVICE COMPANY in the presence of

        RUSSELL H. NEILSON
        HUBERT W. HOFMANN

              GUARANTY TRUST COMPANY OF NEW YORK
                          By HENRY A. THEIS
                               Vice-President.
[CORPORATE SEAL]

Attest:

   W.W. MERKER
     Assistant Secretary.

Signed, sealed and delivered by GUARANTY TRUST
  COMPANY OF NEW YORK in the presence of

     E. CONLON
     F. J. MURPHY

STATE OF NEW YORK,      SS.:
COUNTY OF NEW YORK,     SS.:

   BE IT REMEMBERED that on the 8th day of May, A. D. 1946, before me LOUISE J. UHL, a Notary Public in and for said County and State, commissioned for and residing in the County of Bronx, personally came FRANK R. WALLACE, who, being duly sworn according to law, doth depose and say that he was personally present and did see the common or corporate seal of the above named SCRANTON-SPRING BROOK WATER SERVICE COMPANY affixed to the foregoing Indenture; that the seal so affixed is the common or corporate seal of said SCRANTON-SPRING BROOK WATER SERVICE COMPANY, and was so affixed by the authority of said corporation as the act and deed thereof; that the above named RULISON EVANS is the President of said corporation, and did sign the said Indenture as such in the presence of this deponent; that this deponent is the Secretary of the said corporation and that the name of this deponent, above signed in attestation of the due execution of the said Indenture, is in this deponent's own proper handwriting.

                                        FRANK R. WALLACE

Sworn and subscribed before me the day and year aforesaid.

      LOUISE J. UHL

            LOUISE J. UHL
      Notary Public, Bronx County
   Bronx Co. Clk's No. 1, Bronx Reg. No. 11-U-7
New York Co. Clk's No. 11, New York Reg. No. 17-U-7
        Commission Expires March 30, 1947

[NOTARIAL SEAL]

   STATE OF NEW YORK,    SS.:
   COUNTY OF NEW YORK,   SS.:

   I HEREBY CERTIFY that on this 8th day of May, A. D. 1946, before me, the subscriber, a Notary Public in and for said County and State, commissioned for and residing in the County of Bronx, personally appeared FRANK R. WALLACE, the attorney named in the foregoing Indenture, and by virtue and in pursuance of the authority therein conferred upon him, acknowledged said Indenture to be the act and deed of the said SCRANTON-SPRING BROOK WATER SERVICE COMPANY.

   WITNESS my hand and notarial seal the day and year aforesaid.


                                  LOUISE J. UHL

                  LOUISE J. UHL
             Notary Public, Bronx County
          Bronx Co. Clk's No. 1, Bronx Reg. No. 11-U-7
        New York Co. Clk's No. 11, New York Reg. No. 17-U-7
           Commission Expires March 30, 1947

                                     [NOTARIAL SEAL]

STATE OF NEW YORK,     SS.:
COUNTY OF NEW YORK,    SS.:

   BE IT REMEMBERED that on the 8th day of May, A.D. 1946 before me, WM. J. BURNHAM, a Notary Public in and for said County and State, commissioned for and residing in the County of West-chester, personally came W. W. MERKER, who, being duly sworn according to law, doth depose and say that he was personally present and did see the common or corporate seal of the above named Guaranty Trust Company of New York affixed to the foregoing Indenture; that the seal so affixed is the common or corporate seal of said Guaranty Trust Company of New York, and was so affixed by the authority of said corporation as the act and deed thereof; that the above named HENRY A. THEIS is a Vice-President of said corporation, and did sign the said Indenture as such in the presence of this deponent; that this deponent is an Assistant Secretary of the said corporation and that the name of this deponent, above signed in attestation of the due execution of the said Indenture, is in this deponent's own proper handwriting.

                                               W. W. MERKER

Sworn and subscribed before me
  the day and year aforesaid.

    Wm. J. BURNHAM

          WM. J. BURNHAM
   Notary Public, Westchester County
 Certificates filed in New York County
Clerk's No. 1046, Register's No. 543-B-8
 Commission expires March 30, 1948

[NOTARIAL SEAL]

STATE OF NEW YORK,   SS.:
COUNTY OF NEW YORK,  SS.:

   I HEREBY CERTIFY that on this 8th day of May, A. D. 1946, before me, the subscriber, a Notary Public in and for said County and State, commissioned for and residing in the County of West-chester, personally appeared W. W. MERKER, the attorney named in the foregoing Indenture, and by virtue and in pursuance of the authority therein conferred upon him, acknowledged said Indenture to be the act and deed of said GUARANTY TRUST COMPANY OF NEW YORK.

   I FURTHER CERTIFY that I am not a stockholder, director or officer of said GUARANTY TRUST COMPANY OF NEW YORK.

   WITNESS my hand and notarial seal the day and year aforesaid.

                                           [NOTARIAL SEAL]

                                   WM. J. BURNHAM

                                     WM. J. BURNHAM
                            Notary Public, Westchester County
                           Certificates filed in New York County
                         Clerk's No. 1046, Register's No. 543-B-8
                             Commission expires March 30, 1948

GUARANTY TRUST COMPANY OF NEW YORK hereby certifies that its precise name and address as Trustee hereunder are: GUARANTY
TRUST COMPANY OF NEW YORK, 140 Broadway, New York 15, New York.

                                   By K. R. HENRICH
                                      Assistant Trust Officer.

   (New York County Clerk's Certificates, as to authority of
Notary Publics, were attached to acknowledgments on the counter-parts of the Indenture filed for recordation in Pennsylvania.)